Exhibit (a)-(1)

Bona Film Group Limited

February 1, 2016

Shareholders of Bona Film Group Limited

Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend an extraordinary general meeting of shareholders of Bona Film Group Limited (the “Company”) to be held on March 4, 2016 at 10:00 a.m. (Beijing Time). The meeting will be held at the Company’s office at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China. The attached notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be considered and voted on at the extraordinary general meeting, including at any adjournment thereof.

On December 15, 2015, the Company entered into an agreement and plan of merger (the “merger agreement”) with Mountain Tiger International Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”) and Mountain Tiger Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”) and cease to exist, with the Company continuing as the surviving corporation (the “surviving corporation”) and becoming a wholly owned subsidiary of Parent. At the extraordinary general meeting you will be asked to consider and vote upon a proposal to authorize and approve the merger agreement, the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands in connection with the merger (the “plan of merger”), and the transactions contemplated by the merger agreement, including the merger. Copies of the merger agreement and the plan of merger are attached as Annex A to the accompanying proxy statement.

Each of Parent and Merger Sub is a Cayman Islands exempted company formed solely for purposes of the merger. Parent, at the effective time of the merger, will be beneficially owned by Mr. Dong Yu, the founder, chairman of the board of directors of the Company (the “Board”) and chief executive officer of the Company (the “Chairman”), Skillgreat Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Skillgreat”); Vantage Global Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Vantage”, and collectively with the Chairman and Skillgreat, the “Chairman Parties”); Fosun International Limited, a limited company incorporated under the laws of Hong Kong S.A.R. (“Hong Kong”) (“Fosun”); Orrick Investments Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Orrick”, together with “Fosun”, the “Fosun Entities”); Sequoia Capital China I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia”); Sequoia Capital China Partners Fund I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia Partners”); Sequoia Capital China Principals Fund I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia Principals”, and collectively with Sequoia and Sequoia Partners, the “Sequoia Entities”); Sequoia Capital China Management I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia Capital”); SC China Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“SC China”); SNP China Enterprises Limited, a business company with limited liability incorporated under the laws of British Virgin Islands (“SNP China”); Nan Peng Shen, a Hong Kong citizen and the sole owner of SNP China, which in turn is the sole owner of SC China, which in turn is the general partner of Sequoia Capital, which in turn is the general partner of the Sequoia Entities (“Mr. Shen”, and collectively with Sequoia Entities, Sequoia Capital, SC China and SNP China, the “Sequoia Filing Persons”); SAIF Partners IV L.P., an exempted limited partnership registered in the Cayman Islands (“SAIF”); Uranus Connection Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Uranus”); Alibaba Pictures Group Limited, a company with limited liability incorporated under the laws of Bermuda (“Alibaba Pictures”); SAC Finance Company Limited, a company with limited liability incorporated under the laws of Hong Kong (“SAC Finance”, and collectively with Alibaba Pictures, the “Alibaba Entities”); Tencent Holdings Limited, a Cayman Islands Company (“Tencent”); Oriental Power Holdings Limited, a company with limited liability incorporated under the laws of Hong Kong (“Oriental Power”); Willow Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly-owned subsidiary of Oriental Power (“Willow”, and collectively with Oriental Power and Tencent, the “Tencent Entities”), Mr. Zhanshan Xie (“Mr. Xie”); and All Gain Ventures Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“All Gain”, and collectively with Mr. Xie, the “All Gain Parties”). Mr. Xie, the Chairman, Uranus, Alibaba Pictures and Oriental Power are collectively referred to as the “Sponsors”. The Chairman Parties, Fosun Entities, Sequoia Entities, SAIF and Uranus are collectively referred to as the “Rollover Shareholders”. Parent, Merger Sub, the Chairman Parties, Fosun Entities, Sequoia Filing Persons, SAIF, Uranus, Alibaba Entities, Tencent Entities and All Gain Parties are collectively referred to as the “Buyer Group”.

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As of the date of this proxy statement, the Rollover Shareholders collectively beneficially own, in the aggregate, 63.0% of the total issued and outstanding ordinary shares of the Company, par value $0.0005 per share (each, a “Share”), including Shares represented by ADSs, (collectively, the “Rollover Shares”). If the merger is completed, the Company will continue its operations as a privately held company and will be beneficially owned by the Buyer Group and, as a result of the merger, the American depositary shares, each two of which represent one Share (the “ADSs”), will no longer be listed on The NASDAQ Select Global Market (“NASDAQ”) and the American depositary shares program for the ADSs will terminate.

If the merger is completed, at the effective time of the merger (the “Effective Time”), each Share (including Shares represented by ADSs) issued and outstanding immediately prior to the Effective Time, other than (a) the Rollover Shares, (b) Shares (including Shares represented by ADSs) owned by Parent, Merger Sub or the Company (as treasury, if any), or by any direct or indirect wholly-owned subsidiary of Parent, Merger Sub or the Company, (c) Shares (including Shares represented by ADSs) reserved (but not yet allocated) by the Company for settlement upon exercise or vesting of Company Share Awards (as defined below), and (d) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the “Dissenting Shares”) (Shares described under (a) through (d) above are collectively referred to herein as the “Excluded Shares”), shall be cancelled in exchange for the right to receive $27.40 in cash per Share without interest and net of any applicable withholding taxes, and for the avoidance of doubt, because each two ADSs represent one Share, each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) shall be cancelled in exchange for the right to receive $13.70 in cash per ADS without interest and net of any applicable withholding taxes (less up to $0.05 per ADS cancellation fees pursuant to the terms and conditions of the deposit agreement, dated as of December 8, 2010, by and among the Company, Deutsche Bank Trust Company Americas (the “ADS depositary”) and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the “Deposit Agreement”)). The Excluded Shares other than Dissenting Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the Cayman Islands Companies Law.

In addition, at the Effective Time, the Company will terminate the Company’s 2009 Stock Incentive Plan and the 2010 Stock Incentive Plan (collectively, the “Share Incentive Plans”), terminate all relevant award agreements entered into under the Share Incentive Plans, cancel all options to purchase Shares or ADSs (the “Company Options”) and all restricted shares (the “Restricted Shares”, collectively with the Company Options, the “Company Share Awards”) granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

At the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Company Option vested on or prior to the Effective Time (a “Vested Company Option”) will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Company Option not vested on or prior to the Effective Time (an “Unvested Company Option”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of ordinary shares of Parent (the “Parent Shares”) equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

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At the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each outstanding Restricted Share vested on or prior to the Effective Time (a “Vested Restricted Share”) will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each outstanding Restricted Share not vested on or prior to the Effective Time (an “Unvested Restricted Share”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

The Buyer Group intends to fund the merger consideration through equity financing provided by the Chairman, Uranus, Oriental Power, Alibaba Pictures and Mr. Xie in an aggregate amount equal to $365,976,730.70 pursuant to equity commitment letters issued by the Chairman, Uranus, Oriental Power, Alibaba Pictures and Mr. Xie. In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement.

The Independent Committee, consisting of three independent directors, Dr. Daqing Dave Qi, Mr. Jie Lian and Mr. Zhong Jiang (the “Independent Committee”) reviewed and considered the terms and conditions of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. On December 15, 2015, the Independent Committee unanimously (a) determined that the merger agreement and the plan of merger are fair to and in the best interests of the Company and its security holders unaffiliated to the Buyer Group (the “unaffiliated security holders”), (b) declared it advisable to enter into the merger agreement, (c) recommended that the Board approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (d) recommended that the Board submit the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

On December 15, 2015, the Board, after carefully considering all relevant factors, including the unanimous determination and recommendation of the Independent Committee, (a) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and the unaffiliated security holders, and declared it advisable, to enter into the merger agreement and the transaction agreements contemplated by the merger agreement, (b) authorized and approved the execution, delivery and performance of the merger agreement and the transaction agreements contemplated by the merger agreement and the consummation of the contemplated transactions, including the merger, and (c) resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

After careful consideration and upon the unanimous recommendation of the Independent Committee composed solely of directors unrelated to any of the management members of the Company or any member of the Buyer Group, the Board authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

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The accompanying proxy statement provides detailed information about the merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the United States Securities and Exchange Commission, (referred to herein as the “SEC”), which are available for free at the SEC’s website www.sec.gov.

Regardless of the number of Shares you own, your vote is very important. In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. In considering the recommendation of the Independent Committee and the Board, you should be aware that some of the Company’s directors or executive officers have interests in the merger that are different from, or in addition to, the interests of the shareholders generally. As of the date of this proxy statement, the Chairman Parties and other Rollover Shareholders beneficially own approximately 38.1% and 24.8%, respectively, of the total issued and outstanding Shares of the Company entitled to vote. Whether or not you plan to attend the extraordinary general meeting, please complete the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is March 2, 2016 at 10:00 a.m. (Beijing Time). Each shareholder has one vote for each Share held as of the close of business in the Cayman Islands on February 11, 2016.

Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Board has undertaken to demand poll voting at the meeting.

As the registered holder of the Shares represented by ADSs, the ADS depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions, the form of which is attached as Annex G to the accompanying proxy statement, timely received from holders of ADSs at the close of business in New York City on January 28, 2016, the ADS record date. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on February 24, 2016. If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder’s ADSs, or if holders of ADSs do not timely deliver specific voting instructions to the ADS depositary, they will, under the terms of Deposit Agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the “Designee”) to vote the Shares represented by such holder’s ADSs, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the adjournment of the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

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Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become registered in the Company’s register of members as the holders of Shares prior to the close of business in the Cayman Islands on February 11, 2016, the Share record date. ADS holders who wish to cancel their ADSs need to make arrangements to deliver the ADSs to the ADS depositary for cancellation before 5:00 p.m. (New York City Time) on February 9, 2016 together with (a) delivery instructions for the corresponding Shares (name and address of the person who will be the registered holder of the Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled pursuant to the terms of the Deposit Agreement), and any applicable taxes, and (c) a certification that the ADS holder either (i) held the ADSs as of the applicable ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting, or (ii) did not hold the ADSs as of the applicable ADS record date for the extraordinary general meeting and undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the Deutsche Bank AG Hong Kong Branch, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If, after the registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the Cayman registrar of the Shares, to issue and mail a certificate to your attention. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the NASDAQ. The Company’s Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the Deposit Agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the Deposit Agreement.

Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the registered holder a proxy issued in your name. If you submit a signed proxy card without indicating how you wish to vote, the Shares represented by your proxy card will be voted FOR the resolution to authorize and approve the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, FOR the resolution to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the resolution to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies, in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares in accordance with Section 238 of the Cayman Islands Companies Law if the merger is completed, but only if they deliver to the Company, before the vote to authorize and approve the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights, a copy of which is attached as Annex C to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

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ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE 5:00 P. M. (NEW YORK CITY TIME) ON FEBRUARY 9, 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN FEBRUARY 11, 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE Nasdaq. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE Nasdaq, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE DEPOSIT AGREEMENT.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

Thank you for your cooperation and continued support.

Sincerely,	Sincerely,

/s/ Daqing Dave Qi	/s/ Dong Yu
Dr. Daqing Dave Qi	Dong Yu
Chairman of the Independent Committee	Chairman of the Board

The accompanying proxy statement is dated February 1, 2016, and is first being mailed to the Company’s shareholders and ADS holders on or about February 3, 2016.

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Bona Film Group Limited

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 4, 2016

Dear Shareholder:

Notice is hereby given that an extraordinary general meeting of shareholders of Bona Film Group Limited (the “Company”) will be held on March 4, 2016 at 10:00 a.m. (Beijing Time) at the Company’s office at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China.

Only registered holders of ordinary shares of the Company, par value $0.0005 per share, (each, a “Share”), at the close of business in the Cayman Islands on February 11, 2016 or their proxy holders are entitled to attend or to vote at this extraordinary general meeting or any adjournment thereof. At the extraordinary general meeting, you will be asked to consider and vote upon the following resolutions:

•      as special resolutions:

THAT the agreement and plan of merger, dated as of December 15, 2015 (the “merger agreement”), among the Company, Mountain Tiger International Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”) and Mountain Tiger Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Merger Sub”) (such merger agreement being in the form attached to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the “plan of merger”) among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being substantially in the form attached to the merger agreement and which will be produced and made available for inspection at the extraordinary general meeting), and any and all transactions contemplated by the merger agreement, including the merger (the “merger”) and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the merger, a copy of which is attached as Appendix II to the plan of merger, be authorized and approved;

THAT each of the members of the Independent Committee (as defined below) be authorized to do all things necessary to give effect to the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•      if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Please refer to the accompanying proxy statement, which is attached to and made a part of this notice. A list of the Company’s shareholders will be available at its principal executive offices at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

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If you own American depositary shares, each two of which represent one Share (the “ADSs”), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on February 24, 2016 in order to vote the underlying Shares at the extraordinary general meeting. Alternatively, you may vote directly at the extraordinary general meeting if you surrender your ADSs to the ADS depositary, pay the ADS depositary’s fees required for the cancellation of the ADSs ($0.05 per ADS to be cancelled pursuant to the terms of the ADS deposit agreement) and any applicable taxes, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or alternatively, you will not vote the Shares) before 5:00 p.m. (New York City Time) on February 9, 2016, and become a registered holder of Shares by the close of business in the Cayman Islands no later than the Share record date. In addition, if you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote at the extraordinary general meeting. Furthermore, if holders of ADSs do not timely deliver specific voting instructions to the ADS depositary, or if holders of ADSs do not timely deliver specific voting instructions to the ADS depositary, they will, under the terms of ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the “Designee”) to vote the Shares represented by such holder’s ADSs, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the adjournment of the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

After careful consideration and upon the unanimous recommendation of the Independent Committee of the Board consisting of three independent directors Dr. Daqing Dave Qi, Mr. Jie Lian and Mr. Zhong Jiang (the “Independent Committee”), the Board authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting.

In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

As of the date of this proxy statement, the Rollover Shareholders beneficially own approximately 58.8% of the total issued and outstanding Shares of the Company entitled to vote.

Regardless of the number of Shares that you own, your vote is very important. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card, which is attached as Annex G to the accompanying proxy statement, as promptly as possible. To be valid, your proxy card must be completed, signed and returned to the Company’s offices at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China, attention: Ms. Menglei Zou so that the proxy card is received by the Company no later than March 2, 2016 at 10:00 a.m. (Beijing Time) (being not less than forty-eight (48) hours before the time appointed for holding the meeting). The proxy card is the “instrument of proxy” as referred to in the Company’s articles of association. Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Board has undertaken to demand poll voting at the meeting. Each holder has one vote for each Share, in each case held as of the close of business in the Cayman Islands on February 11, 2016. If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on the proxy card.

Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the registered holder a proxy issued in your name.

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If you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

When proxies are properly dated, executed and returned by holders of Shares, the Shares they represent will be voted at the extraordinary general meeting in accordance with the instructions of the shareholders. If no specific instructions are given by such shareholders, such Shares will be voted FOR the proposals as described above, unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares in accordance with Section 238 of the Cayman Islands Companies Law if the merger is consummated, but only if they deliver to the Company, before the vote to authorize and approve the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights, a copy of which is attached as Annex C to the accompanying proxy statement. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if they do not exercise dissenter rights with respect to their Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE 5:00 P. M. (NEW YORK CITY TIME) ON FEBRUARY 9, 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN FEBRUARY 11, 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE Nasdaq SELECTED Global Market. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE Nasdaq SELECTED Global Market, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

PLEASE DO NOT SEND YOUR SHARE CERTIFICATES OR CERTIFICATES EVIDENCING YOUR ADSs (“ADRs”) AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES or ADRs.

If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

The merger agreement, the plan of merger and the transactions, including the merger are described in the accompanying proxy statement. A copy of the merger agreement and a copy of the plan of merger are included as Annex A to the accompanying proxy statement. We urge you to read the entire accompanying proxy statement carefully.

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Notes:

1.             Where there are joint holders of any Share any one of such joint holders may vote, either in person or by proxy, in respect of such Share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

2.             The instrument appointing a proxy must be in writing under the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney or other person duly authorized to sign the same.

3.             A proxy need not be a member (registered shareholder) of the Company.

4.             The chairman of the extraordinary general meeting may at his or her discretion direct that a proxy card shall be deemed to have been duly deposited where sent by telefax upon receipt of telefax confirmation that the signed original thereof has been sent. A proxy card that is not deposited in the manner permitted shall be invalid.

5.             Votes given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share or Shares in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer was received by the Company at the Company’s offices at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China, attention: Ms. Menglei Zou, no later than the commencement of the extraordinary general meeting, or adjourned meeting at which such proxy is used.

BY ORDER OF THE BOARD,

/s/ Dong Yu
Dong Yu
Chairman of the Board

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PROXY STATEMENT

Dated February 1, 2016

SUMMARY VOTING INSTRUCTIONS

Ensure that your Shares or ADSs of Bona Film Group Limited can be voted at the extraordinary general meeting by submitting your proxy card or ADS voting instructions card, or by contacting your broker, bank or other nominee.

If your Shares are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your Shares are voted at the extraordinary general meeting.

If your Shares are registered in your name: submit your proxy as soon as possible by signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope, so that your Shares can be voted at the extraordinary general meeting.

If you submit your signed proxy card without indicating how you wish to vote, the Shares represented by your proxy will be voted in favor of the resolutions to be proposed at the extraordinary general meeting.

If your ADSs are registered in the name of a broker, bank or other nominee: check the ADS voting instructions card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that the Shares represented by your ADSs are voted at the extraordinary general meeting.

If your ADSs are registered in your name: submit your ADS voting instructions card as soon as possible by signing, dating and returning the enclosed ADS voting instructions card in the enclosed postage-paid envelope, so that the Shares represented by your ADSs can be voted at the extraordinary general meeting on behalf of the ADS depositary, as the registered holder of the Shares represented by your ADSs.

If you submit your ADS voting instructions card without indicating how you wish to vote, the Shares represented by your ADSs will be voted in favor of the resolutions to be proposed at the extraordinary general meeting.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

Litigation Related to the Merger	67
Accounting Treatment of the Merger	67
Regulatory Matters	67
Dissenters Rights	67
Material U.S. Federal Income Tax Consequences	67
Material PRC Income Tax Consequences	70
Material Cayman Islands Tax Consequences	71
MARKET PRICE OF THE ADSs, DIVIDENDS AND OTHER MATTERS	72
Market Price of the ADSs	72
Dividend Policy	72
THE EXTRAORDINARY GENERAL MEETING	73
Date, Time and Place of the Extraordinary General Meeting	73
Proposals to be Considered at the Extraordinary General Meeting	73
Our Board’s Recommendation	74
Quorum	74
Record Date; Shares and ADSs Entitled to Vote	74
Vote Required	74
Shareholders and ADS Holders Entitled to Vote; Voting Materials	75
Proxy Holders for Registered Shareholders	76
Voting of Proxies and Failure to Vote	76
Revocability of Proxies	76
Rights of Shareholders Who Object to the Merger	77
Whom to Call for Assistance	77
Solicitation of Proxies	78
Other Business	78
THE MERGER AGREEMENT AND PLAN OF MERGER	79
Structure and Completion of the Merger	79
Memorandum and Articles of Association; Directors and Officers of the Surviving Corporation	79
Merger Consideration	79
Treatment of Company Options	79
Treatment of Restricted Shares	80
Exchange Procedures	80
Representations and Warranties	81
Conduct of Business Pending the Merger	84
Shareholders’ Meeting	85
No Solicitation	86
Directors’ and Officers’ Indemnification and Insurance	87
Financing	87
Other Covenants	87
Conditions to the Merger	88
Termination of the Merger Agreement	89
Termination Fee	90
Remedies	91
Amendment	91
PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS	92
DISSENTER RIGHTS	93
Requirements for Exercising Dissenter Rights	93
FINANCIAL INFORMATION	95
Ratio of Earnings to Fixed Charges	96
Net Book Value per Share of the Shares	97
TRANSACTIONS IN THE SHARES AND ADSs	98
Purchases by the Company	98
Purchases by the Buyer Group	98
Prior Public Offerings	98
Transactions in Prior 60 Days	98
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY	99
FUTURE SHAREHOLDER PROPOSALS	101
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	102
WHERE YOU CAN FIND MORE INFORMATION	103

SUMMARY TERM SHEET

This “Summary Term Sheet,” together with the “Questions and Answers about the Extraordinary General Meeting and the Merger,” highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 103. In this proxy statement, the terms “we,” “us,” “our,” and the “Company” refer to Bona Film Group Limited and its subsidiaries. All references to “dollars”, “US$”and “$” in this proxy statement are to U.S. dollars and all references to “RMB” in this proxy statement are to Renminbi, the lawful currency of the People's Republic of China (“PRC” or “China”).

The Parties Involved in the Merger

The Company

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a leading vertically integrated film company in China. The Company operates in multiple stages of the film industry value chain, including film distribution, film investment and production, talent agency services and movie theater operations.

Our principal executive offices are located at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China. The Company’s telephone number at this address is +86-10-5631-0700 and fax number is +86-10-5631-0828.

For a description of the Company’s history, development, business and organizational structure, see the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 filed on April 30, 2015, which is incorporated herein by reference. Please see “Where You Can Find More Information” beginning on page 103 for a description of how to obtain a copy of the Company’s Annual Report.

Parent

Mountain Tiger International Limited (“Parent”) is an exempted company incorporated with limited liability under the laws of the Cayman Islands. Parent was formed solely for the purpose of entering into the merger agreement and the related financing agreements and consummating the transactions contemplated by such agreements. The registered office of Parent is located at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands, and its telephone number is +86-10-8525-5529.

Merger Sub

Mountain Tiger Limited (“Merger Sub”) is an exempted company with limited liability under the laws of the Cayman Islands. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by such agreements. The registered office of Merger Sub is located at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands, and its telephone number is +86-10-8525-5529.

The Chairman Parties

Mr. Yu

Mr. Dong Yu (the “Chairman”) is the founder, chairman of the board of directors (the “Board”) and chief executive officer of the Company. His business address is 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China, and his telephone number is +86-10-5631-0700. He is a citizen of the People’s Republic of China and his principal occupation is the chairman and chief executive office of the Company.

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Vantage

Vantage Global Holdings Ltd (“Vantage”) is a company with limited liability incorporated under the laws of the British Virgin Islands. It’s registered address is Portcullis TrustNet (BVI) Limited of Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, and its telephone number is +852-2525-9991. Vantage is wholly-owned by the Chairman.

Skillgreat Limited

Skillgreat Limited (“Skillgreat”, and together with the Chairman and Vantage, the “Chairman Parties”) is a company with limited liability incorporated under the laws of British Virgin Islands. Its registered address is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands, and its telephone number is +86-10-8525-5529. Skillgreat is wholly-owned by Vantage which is wholly-owned by the Chairman.

Fosun Entities

Fosun

Fosun International Limited (“Fosun”) is a company organized under the laws of Hong Kong S.A.R. (“Hong Kong”). Its principal businesses include integrated finance (insurance, investment, asset management and banking and other financial business) and industrial operations (health, happy lifestyle, steel, property development and sales and resources). Fosun mainly operates its business through its subsidiaries. As of December 31, 2015, Fosun was owned as to 71.37% by Fosun Holdings Limited, which in turn is a wholly-owned subsidiary of Fosun International Holdings Ltd. Its principal business address is at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong, and its telephone number is +852-2509-3228.

Orrick

Orrick Investments Limited (“Orrick” and, together with Fosun, the “Fosun Entities”) is a limited liability company organized under the laws of the British Virgin Islands. It is principally engaged in investment holding. Orrick Investments Limited is wholly owned by Fosun Industrial Holdings Limited, which in turn is a wholly-owned subsidiary of Fosun. Its registered office is located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and its telephone number is +852-2509-3228.

Sequoia Filing Persons

Sequoia Entities

Each of Sequoia Capital China I, L.P. (“Sequoia”), Sequoia Capital China Partners Fund I, L.P. (“Sequoia Partners”) and Sequoia Capital China Principals Fund I, L.P. (“Sequoia Principals”, and together with Sequoia and Sequoia Partners, the “Sequoia Entities”) is an exempted limited partnership organized under the laws of the Cayman Islands, with its principal business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its business telephone number is +852-2501-8989. The general partner of each Sequoia Entity is Sequoia Capital (as defined below).

Sequoia Capital

Sequoia Capital China Management I, L.P. (“Sequoia Capital”) is an exempted limited partnership organized under the laws of the Cayman Islands, with its principal business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its business telephone number is +852-2501-8989. The general partner of Sequoia Capital is SC China (as defined below).

SC China

SC China Holding Limited (“SC China”) is an exempted company organized under the laws of the Cayman Islands, with its principal business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its business telephone number is +852-2501-8989. SC China is wholly and directly owned by SNP China (as defined below).

SNP China

SNP China Enterprises Limited (“SNP China”) is a business company organized under the laws of the British Virgin Islands, with its principal business address at Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and its business telephone number is +852-2501-8989. SNP China is wholly and directly owned by Mr. Shen (as defined below).

Mr. Shen

Nan Peng Shen (“Mr. Shen” and, together with and collectively with Sequoia Entities, Sequoia Capital, SC China and SNP China, the “Sequoia Filing Persons”) is a Hong Kong citizen and serves as the director and whole owner of SNP China. His business address is Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong and business telephone number +852-2501-8989.

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SAIF

SAIF Partners IV L.P. (“SAIF”) is an exempted limited partnership under the laws of the Cayman Islands, with the registered address at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its business telephone number is +852-2918-2200. The principal business of SAIF is to make investment in companies based in or having a principal place of business in the Asia-Pacific region.

Uranus

Uranus Connection Limited (“Uranus”) is a company incorporated with limited liability under the laws of the British Virgin Islands. The business address of Uranus is c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the People’s Republic of China. Uranus’s business telephone number is +86-10-6083-7800.

Alibaba Entities

Alibaba Pictures

Alibaba Pictures Group Limited (“Alibaba Pictures”) is a company incorporated in Bermuda and listed on both the Main Board of The Hong Kong Stock Exchange Limited (stock code: 1060) and the Singapore Exchange Securities Trading Limited (stock code: S91). The registered office of Alibaba Pictures is situated at 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong and its business telephone number is +852-2215-5428. Alibaba Pictures is a flagship unit of Alibaba Group’s movie, television and other entertainment businesses and its core businesses includes four main segments: film and television production centred on intellectual property; internet-based promotion and distribution combining internet technologies and traditional off-line distribution; the building and operation of e-commerce platforms for entertainment as an extension of the Alibaba Group ecosystem; and international operations that consolidate global resources, technologies and talents in order to compete in the global entertainment industry.

SAC Finance

SAC Finance Company Limited (“SAC Finance”) is a private limited company incorporated in Hong Kong. The registered office of SAC Finance is situated at 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong and its business telephone number is +852-2215-5428.

Tencent Entities

Tencent

Tencent Holding Limited (“Tencent”) is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The business address of Tencent is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong and its business telephone number is +86-755-8601-3388 ext 72000. Tencent is an internet service portal in China providing value-added internet, mobile and telecom services and online advertising and has been listed on the Main Board of The Hong Kong Stock Exchange Limited since June 16, 2004 (stock code: 700).

Oriental Power

Oriental Power Holdings Limited (“Oriental Power”) is a company with limited liability incorporated under the laws of Hong Kong. The business address of Oriental Power is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong and its business telephone number is +86-755-8601-3388 ext 72000. Oriental Power is principally engaged in providing management and marketing consultancy services, internet value-added services and telecommunications services.

Willow

Willow Investment Limited (“Willow”) is a company incorporated with limited liability under the laws of the British Virgin Islands. The business address of Willow is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong and its business telephone number is +86-755-8601-3388 ext 72000. Willow is principally engaged in holding securities in companies in which Tencent invests.

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All Gain Parties

Mr. Xie

Mr. Zhanshan Xie (“Mr. Xie”) is a businessman, whose business address is c/o Global Incorporations Limited, Suite 1107, Office Tower C1, Oriental Plaza, No.1 East Chang An Avenue, Beijing 100738, the People’s Republic of China. He is a citizen of the People’s Republic of China and his telephone number is +86-10-8525-5529.

All Gain

All Gain Ventures Limited (“All Gain”), and together with Mr. Xie, the “All Gain Parties”) is a company with limited liability incorporated under the laws of the British Virgin Islands. The address of its principal office is c/o Global Incorporations Limited, Suite 1107, Office Tower C1, Oriental Plaza, No.1 East Chang An Avenue, Beijing 100738, the People’s Republic of China, and its telephone number is +86-10-8525-5529.

Throughout this proxy statement, the Chairman Parties, Fosun Entities, Sequoia Entities, SAIF and Uranus are collectively referred to as the “Rollover Shareholders”. The Chairman, Uranus, Alibaba Pictures, Oriental Power and Mr. Xie are collectively referred to as the “Sponsors”. Parent, Merger Sub, the Chairman Parties, Fosun Entities, Sequoia Filing Persons, SAIF, Uranus, Alibaba Entities, Tencent Entities and All Gain Parties are collectively referred to as the “Buyer Group”.

During the last five years, none of the persons referred to above under the heading titled “The Parties Involved in the Merger,” or the respective directors or executive officers of the Company, members of the Buyer Group and their affiliates as listed in Annex D to this proxy statement has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Merger (Page 79)

You are being asked to vote to authorize and approve the agreement and plan of merger, dated as of December 15, 2015 (the “merger agreement”), among the Company, Parent and Merger Sub, the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Exhibit A to the merger agreement (the “plan of merger”), and the transactions contemplated in the merger agreement, including the merger (the “merger”). Once the merger agreement and plan of merger are authorized and approved by the requisite vote of the shareholders of the Company and the other conditions to the consummation of the transactions contemplated by the merger agreement are satisfied or waived in accordance with the terms of the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger (“surviving corporation”) under the laws of the Cayman Islands as a wholly-owned subsidiary of Parent. The Company, as surviving corporation, will continue to do business under the name “Bona Film Group Limited” following the merger. If the merger is completed, the Company will cease to be a publicly traded company. Copies of the merger agreement and the plan of merger are attached as Annex A to this proxy statement. You should read the merger agreement and the plan of merger in their entirety because they, and not this proxy statement, are the legal documents that govern the merger.

Merger Consideration (Page 79)

Under the terms of the merger agreement, if the merger is completed, at the effective time of the merger (the “Effective Time”), each of the Company’s ordinary shares, par value $0.0005 per share (each a “Share”), including Shares represented by American Depositary Shares, each two representing one Share (the “ADSs”), issued and outstanding immediately prior to the Effective Time, other than (a) Shares (including Shares represented by ADSs) owned by Parent, Merger Sub or the Company (as treasury, if any), or by any direct or indirect wholly-owned subsidiary of Parent, Merger Sub or the Company, (b) Shares (including Shares represented by ADSs) reserved (but not yet allocated) by the Company for settlement upon exercise or vesting of Company Share Award (as defined below), (c) Shares owned by shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Islands Companies Law (the “CICL”) (the “Dissenting Shares”), and (d) Shares (including Shares issuable under the Company Options (as defined below), the Restricted Shares (as defined below) and Shares represented by ADSs) beneficially owned by the Rollover Shareholders (the “Rollover Shares”) (Shares described under (a) through (d) above are collectively referred to herein as the “Excluded Shares”), will be cancelled in exchange for the right to receive $27.40 in cash per Share without interest and net of any applicable withholding taxes.

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Each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive $13.70 in cash per ADS without interest and net of any applicable withholding taxes (less $0.05 per ADS cancellation fees pursuant to the terms and conditions of the deposit agreement, dated as of December 8, 2010, by and among the Company, Deutsche Bank Trust Company Americas (the “ADS depositary”) and the holders and beneficial owners from time to time of ADSs issued thereunder, as may be amended from time to time (the “Deposit Agreement”)). The Excluded Shares other than Dissenting Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the CICL. Please see “Dissenter Rights” beginning on page 93 for additional information.

Treatment of Company Options (Page 79)

At the Effective Time, the Company will terminate the Company’s 2009 Stock Incentive Plan and the 2010 Stock Incentive Plan (collectively, the “Share Incentive Plans”), terminate all relevant award agreements entered into under the Share Incentive Plans, cancel all options to purchase Shares or ADSs (the “Company Options”) and all restricted shares (the “Restricted Shares”, collectively with the Company Options, the “Company Share Awards”) granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

At the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Company Option vested on or prior to the Effective Time (a “Vested Company Option”) will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Company Option not vested on or prior to the Effective Time (an “Unvested Company Option”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of ordinary shares of Parent (the “Parent Shares”) equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

Treatment of Restricted Shares (Page 80)

At the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each outstanding Restricted Share vested on or prior to the Effective Time (a “Vested Restricted Share”) will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each outstanding Restricted Share not vested on or prior to the Effective Time (an “Unvested Restricted Share”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

Support Agreement (Page 57)

Concurrently with the execution and delivery of the merger agreement, the Rollover Shareholders entered into a support agreement (the “Support Agreement”) with Parent. Pursuant to the Support Agreement, at the closing of the merger, the Rollover Shares will be cancelled for no consideration. Immediately prior to the closing of the merger, each Rollover Shareholder will subscribe, or will cause its affiliate to subscribe, and Parent shall issue to such Rollover Shareholder or its affiliate, as the case may be, for consideration of par value for the number of ordinary shares and/or option to purchase ordinary shares of Parent set forth in the Support Agreement.

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Pursuant to the terms of the Support Agreement, the Rollover Shares and all other Shares acquired by the Rollover Shareholders after the date of the Support Agreement will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company.

Record Date and Voting (Page 74)

You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name in the Company’s register of members at the close of business in the Cayman Islands on February 11, 2016, the Share record date for voting at the extraordinary general meeting. If you own ADSs as of the close of business in New York City on January 28, 2016, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS Depositary (as the holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than 10:00 a.m. (New York City Time) on February 24, 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before 5:00 p.m. (New York City Time) on February 9, 2016 and becoming a registered holder of Shares prior to the close of business in the Cayman Islands not later than February 11, 2016, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote for each Share on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 32,402,346 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is March 2, 2016 at 10:00 a.m. (Beijing Time). Please see “Summary Term Sheet– Voting Information” below.

Shareholder Vote Required to Authorize and Approve the Merger Agreement and Plan of Merger (Page 74)

In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, must be authorized and approved by the affirmative vote of holders of Shares representing at least two-thirds of the voting rights of the Shares present and voting in person or by proxy as a single class at an extraordinary general meeting of shareholders (the “Requisite Company Vote”) in accordance with Section 233(6) of the CICL.

As of the date of this proxy statement, the Rollover Shareholders beneficially own approximately 63.0% of the total issued and outstanding Shares of the Company and approximately 58.8% of the total issued and outstanding Shares of the Company entitled to vote. Please see “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 99 for additional information. Pursuant to the terms of the Support Agreement, the Rollover Shares and all other Shares acquired by the Rollover Shareholders after the date of the Support Agreement will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of shareholders of the Company.

If your Shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not vote your Shares in the absence of specific instructions from you. These non-voted Shares are referred to as “broker non-votes.”

Voting Information (Page 75)

Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting even in the event that you are unable to attend, please complete the enclosed proxy card in accordance with the instructions set forth on the proxy card as soon as possible. The deadline for you to lodge your proxy card is March 2, 2016 at 10:00 a.m. (Beijing Time).

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If you own ADSs as of the close of business in New York City on January 28, 2016, the ADSs record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on February 24, 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands not later than February 11, 2016. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before 5:00 p.m. (New York City Time) on February 9, 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that you held the ADS as of the ADS record date and you have not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled or have given voting instructions to the ADS depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the Deutsche Bank AG Hong Kong Branch, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder’s ADSs, or if an ADS holder does not timely deliver specific voting instructions to the ADS depositary, the depositary will, under the terms of Deposit Agreement, deemed such ADS holder to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the “Designee”) to vote the Shares represented by such holder’s ADSs, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs, FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the adjournment of the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Dissenter Rights (page 93)

Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the CICL for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE 5:00 P. M. (NEW YORK CITY TIME) ON FEBRUARY 9, 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN FEBRUARY 11, 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE NASDAQ SELECT GLOBAL MARKET (“NASDAQ”). THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE Nasdaq, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS, HER OR ITS SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

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We encourage you to read the section of this proxy statement entitled “Dissenter Rights” as well as Annex C to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenter rights.

Purposes and Effects of the Merger (page 51)

The purpose of the merger is to enable Parent to acquire 100% control of the Company in a transaction in which the Company’s shareholders other than the holders of Excluded Shares will be cashed out in exchange for $27.40 in cash per Share or $13.70 in cash per ADS, so that Parent will bear the rewards and risks of the sole ownership of the Company after the merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. Please see “Special Factors – Buyer Group’s Purpose of and Reasons for the Merger” beginning on page 51 for additional information.

ADSs representing Shares of the Company are currently listed on The NASDAQ Select Global Market (“NASDAQ”) under the symbol “BONA.” It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately-held company beneficially owned by the Buyer Group. Following the completion of the merger, the ADSs will cease to be listed on the NASDAQ, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 registered holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley Act, applicable to public companies. After the completion of the merger, the Company’s shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company. Furthermore, following the completion of the merger, the ADS program of Shares will terminate. Please see “Special Factors – Effect of the Merger on the Company” beginning on page 51 for additional information.

Plans for the Company after the Merger (Page 55)

After the Effective Time, the Buyer Group anticipates that the Company’s operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. Please see “Special Factors – Plans for the Company after the Merger” beginning on page 55 for additional information.

Recommendations of the Independent Committee and the Board (Page 35)

The Independent Committee unanimously (a) determined that the merger agreement and the plan of merger are fair to and in the best interests of the Company and its security holders unaffiliated to the Buyer Group (the “unaffiliated security holders”), (b) declared it advisable to enter into the merger agreement, (c) recommended that the Board approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (d) recommended that the Board submit the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, to the shareholders of the Company for approval and authorization at an extraordinary general meeting of the shareholders of the Company, with the recommendation of the Board that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

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The Board, acting upon the unanimous recommendation of the Independent Committee, (a) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and the unaffiliated security holders, and declared it advisable, to enter into the merger agreement and the transaction agreements contemplated by the merger agreement, (b) authorized and approved the execution, delivery and performance of the merger agreement and the transaction agreements contemplated by the merger agreement and the consummation of the contemplated transactions, including the merger, and (c) resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE EACH OF THE MEMBERS OF THE INDEPENDENT COMMITTEE TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO MERGER AGREEMENT, THE PLAN OF MERGER, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO INSTRUCT THE CHAIRMAN OF THE EXTRAORDINARY GENERAL MEETING TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

For a detailed discussion of the material factors considered by the Independent Committee and the Board in determining to recommend the approval of the merger agreement and the approval of the transactions, including the merger, and in determining that the merger is fair to and in the best interest of the unaffiliated security holders, see “Special Factors—Reasons for the Merger and Recommendation of the Independent Committee and the Board” beginning on page 35 and “Special Factors—Effect of the Merger on the Company—Primary Benefits and Detriments of the Merger” beginning on page 52. The foregoing summary is qualified in its entirety by reference to these sections.

Position of Buyer Group as to the Fairness of the Merger (Page 40)

Each member of the Buyer Group believes that the merger is substantively and procedurally fair to the unaffiliated security holders. Their belief is based upon the factors discussed under the caption “Special Factors—Position of the Buyer Group as to the Fairness of the Merger” beginning on page 40.

Each member of the Buyer Group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the Buyer Group as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company as to how that shareholder should vote on the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Financing of the Merger (Page 56)

The Company and the Buyer Group estimate that the total amount of funds necessary to complete the merger and the related transactions is approximately $375 million (assuming no exercise of dissenter rights by shareholders of the Company). In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement. This amount includes (i) the cash to be paid to the Company’s unaffiliated shareholders and holders of the ADSs, Vested Company Options and Vested Restricted Shares (except for any Company Share Awards held by the Rollover Shareholder), and (ii) the related costs and expenses, in connection with the merger and related transactions. The merger and the related transactions are expected to be funded by equity contributions contemplated by the equity commitment letters (each such equity commitment letter, and “Equity Commitment Letter” and, together, the “Equity Commitment Letters”), by and between Parent and each of the Sponsors. Under the terms and subject to the conditions of the Equity Commitment Letters, the Sponsors will contribute equity financing in an aggregate amount of $365,976,730.70 to Parent to complete the merger. Pursuant to these Equity Commitment Letters, each of the Chairman Parties, Uranus, Alibaba Pictures, Oriental Power and Mr. Xie has committed to contribute, or will cause to be contributed, as an equity contribution to Parent, an amount, equal to $125,697,403.80, $79,904,208.80, $85,982,898.80, $60,188,018.20 and $14,204,201.10, respectively, subject to the terms and conditions therein, in each case in exchange for proportionate newly issued equity interests in Parent to be held by such Sponsor or its affiliate. Such funds are to be used solely for the purpose of completing the merger and the other transactions in accordance with the merger agreement. Such funds are to be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations.

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Interim Investors Agreement (Page 57)

Concurrently with the execution and delivery of the merger agreement, Uranus, SAC Finance, Willow, All Gain, the Rollover Shareholders, Parent and Merger Sub entered into an interim investors agreement (as may be amended from time to time in accordance with its terms, the “Interim Investors Agreement”) which governs the relationship among the parties thereto with respect to the merger agreement and matters relating thereto until the earlier of the termination of the merger agreement or consummation of the merger. The Interim Investors Agreement provides for, among other things and, subject to certain limitations or exceptions therein, (i) the mechanism for making decisions relating to the merger agreement and ancillary agreements pending consummation of the merger, (ii) the mechanism for making decisions relating to the equity financing pending consummation of the merger, and the right of Parent at the direction of the parties thereto representing at least 75% of the aggregate commitments under the Interim Investors Agreement to enforce (including by specific performance) the provisions of each Equity Commitment Letter and the Support Agreement, (iii) the entrance into, concurrent with the consummation of the merger, a shareholders agreement of Parent by all parties to the Interim Investors Agreement, and (iv) certain fee and expense sharing arrangements among Uranus, SAC Finance, Willow, All Gain and the Rollover Shareholders.

Limited Guarantees (Page 57)

Concurrently with the execution of the merger agreement, each of the Sponsors entered into a limited guarantee (each such limited guarantee, a “Limited Guarantee” and, together, the “Limited Guarantees”). Under the Limited Guarantees, the Sponsors have collectively guaranteed in favor of the Company the entire portion of the Parent’s payment obligations with respect to the termination fee, if and when required under the merger agreement, up to a defined maximum amount. Each Limited Guarantee will terminate on the earliest of (a) the Effective Time, (b) the payment in full of the guaranteed obligation under such Limited Guarantee, (c) any termination of the Sponsor’s obligation under the Equity Commitment Letter as a result of the making of the contribution by such Sponsor pursuant to the Equity Commitment Letter, and (d) the termination of the merger agreement in accordance with its terms by mutual consent of Parent and the Company or under circumstances in which Parent and Merger Sub would not be obligated to pay the termination fee in accordance with the merger agreement.

Share Ownership of the Company Directors and Officers and Voting Commitments (Page 99)

As of the Share record date, we expect that the Buyer Group will beneficially own, in the aggregate, approximately 63.0% of the issued and outstanding Shares. Please see “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 99 for additional information.

Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

Opinion of the Independent Committee’s Financial Advisor (Page 44)

Pursuant to an engagement letter dated July 13, 2015, the Independent Committee retained Barclays Bank PLC (“Barclays”) to act as its financial advisor to provide financial advice and related assistance to the Independent Committee in connection with the merger. Barclays is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and private placements of securities, and other investment banking services.

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On December 15, 2015, at a meeting of the Independent Committee to evaluate the merger, Barclays rendered its oral opinion to the Independent Committee, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Barclays’ written opinion, the merger consideration to be paid to the holders of Shares (other than holders of Excluded Shares) and the holders of ADSs (other than holders of ADSs representing Excluded Shares) in the merger was fair, from a financial point of view, to those holders.

The full text of Barclays’ written opinion, dated as of December 15, 2015, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Barclays’ opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read the Barclays opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Barclays in connection with the opinion.

Barclays’ engagement and opinion were for the benefit of the Independent Committee, in its capacity as such, and its opinion was rendered to the Independent Committee in connection with its consideration of the merger. Barclays’ opinion was not intended to and does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any matter relating thereto.

See “Special Factors—Opinion of the Independent Committee’s Financial Advisor” beginning on page 44 for additional information.

Interests of the Company’s Executive Officers and Directors in the Merger (Page 58)

In considering the recommendations of the Board with respect to the merger, the Company’s shareholders should be aware that certain of the Company’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of the Company’s shareholders generally. These interests include, among others:

•	the beneficial ownership of equity interests in Parent by the Chairman;

•	the potential enhancement or decline of share value of Parent’s shares directly or indirectly held by the Chairman as a result of the merger and future performance of the surviving corporation;

•	either the cash-out of or replacement of Vested Company Options and Vested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than the Chairman) by a grant of equity incentive awards of Parent with substantially the same economic value, as agreed upon by the holders thereof and Parent;

•	the replacement of Unvested Company Options and Unvested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than the Chairman) by a grant of equity incentive awards of Parent with substantially the same economic value;

•	continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving corporation to former directors and officers of the Company;

•	the monthly compensation of $10,000 of members of the Independent Committee in exchange for their services in such capacity (or, in the case of the chairman of the Independent Committee, monthly compensation of $15,000) (the payment of which is not contingent upon the completion of the merger or the Independent Committee’s or the Board’s recommendation of the merger); and

•	the continuation of service of the executive officers of the Company with the surviving corporation in positions that are substantially similar to their current positions.

As of the date of this proxy statement, the Chairman, being a member of the Buyer Group, beneficially owns 11,015,387.5 issued and outstanding Shares entitled to vote. All such Shares held by the Chairman will be cancelled in the merger and not be converted into the right to receive the merger consideration at the Effective Time. Instead, the Chairman directly and/or indirectly receives newly issued ordinary shares of Parent.

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As of the date of this proxy statement, the directors and executive officers of the Company (as set forth in “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 99), as a group and other than the members of the Buyer Group, beneficially own an aggregate of 1,148,914 Shares. These consist of (i) 946,192 issued and outstanding Shares, (ii) outstanding and unexercised Company Options to purchase 171,110 Shares issued pursuant to the Share Incentive Plans and exercisable within 60 days from the date of this proxy statement, and (iii) 31,612 Restricted Shares that will vest within 60 days from the date of this proxy statement. The options to purchase Shares issued pursuant to the Company Share Incentive Plan and held by each of our directors and executive officers have a weighted average exercise price of $$9.19 per Share. After the completion of the merger, the maximum amount of cash payments our directors and executive officers (other than the Chairman being a member of the Buyer Group) may receive in respect of their Shares, Company Options and Restricted Shares is approximately $29.9 million, including approximately $25.9 million in respect of Shares and approximately $4.0 million in respect of outstanding and unexercised Company Options that are exercisable within 60 days from the date of this proxy statement and Vested Restricted Shares and Restricted Shares that will vest within 60 days from the date of this proxy statement.

The Independent Committee and the Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. Please see “Special Factors – Interests of Certain Persons in the Merger” beginning on page 58 for additional information.

Conditions to the Merger (Page 88)

The obligations of the Company, Parent, and Merger Sub to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction or waiver at or prior to the closing of the merger (the “Closing”) of the following conditions:

•	the merger agreement, the plan of merger and the transactions contemplated by the merger agreement being approved by a special resolution by holders of Shares constituting the Requisite Company Vote at the extraordinary general meeting of shareholders; and

•	no governmental entity or court of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order that has the effect of prohibiting or making the merger illegal.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	(i) other than those regarding capitalization, Company Share Awards, corporate authority and fairness and inapplicability of anti-takeover provisions, the representations and warranties of the Company contained in the merger agreement being true and correct as of the date of the merger agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), in each case, disregarding for this purpose any limitation or qualification by materiality or Company Material Adverse Effect, except to the extent such failures to be true and correct would not have a Company Material Adverse Effect; (ii) the representations and warranties regarding corporate authority and fairness being true and correct in all respects as of the date of the merger agreement and as of the Closing, as though made on such date; and (iii) the representations and warranties regarding capitalization, Company Share Awards and inapplicability of anti-takeover provisions being true and correct in all respects (except for de minimus inaccuracies) as of the date of the merger agreement and as of the Closing, as though made on such date;

•	the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the Closing;

•	since the date of the merger agreement, there not having occurred a Company Material Adverse Effect;

•	the amount of Dissenting Shares being less than 15% of the total outstanding Shares immediately prior to the Effective time; and

•	the Company having delivered to Parent a certificate of an executive officer of the Company confirming the above conditions have been satisfied.

The obligations of the Company to consummate the merger are also subject to the satisfaction or waiver at the Closing of the following conditions:

•	the representations and warranties of Parent and Merger Sub contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), disregarding for this purpose any limitation or qualification by materiality, except to the extent such failures to be true and correct would not prevent or materially delay the consummation of any transactions contemplated under the merger agreement by Parent and Merger Sub;

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•	Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the Closing; and

•	the Company having received a certificate of an executive officer of Parent confirming the above conditions have been satisfied.

No Solicitation (Page 86)

From the date of the merger agreement until the earlier of the Effective Time or the valid termination of the merger agreement, the Company will not, will instruct its subsidiaries and their respective representatives not to:

•	initiate, solicit, propose, encourage or take other actions to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in discussions or negotiations with, or provide any non-public information concerning the Company or its subsidiary to any person with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist any acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement to which the Company is a party or any anti-takeover law, or otherwise knowingly facilitate any effort or attempt by any person to make an acquisition proposal;

•	approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, or that conflicts with or is inconsistent with the merger agreement or requires the Company to abandon the merger agreement or the merger; or

•	resolve, propose, agree or publicly announce an intention to do any of the above actions.

The Company will immediately cease and cause to be terminated all discussion with any third parties existing as of the date of the merger agreement regarding an acquisition proposal.

Prior to obtaining the Requisite Company Vote, if the Company receives an unsolicited, written and bona fide acquisition proposal from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (i) the Independent Committee may directly or indirectly through the Company and its representatives contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or is reasonably expected to result in a superior proposal, and (ii) if the Independent Committee determines in good faith, after consultation with and based upon the advice of its financial advisor and outside legal counsel, that such proposal constitutes or is reasonably likely to result in a superior proposal, then the Independent Committee may directly or indirectly through the Company and its representatives, pursuant to an executed confidentiality agreement on terms no less favorable to the Company in the aggregate than those contained in the confidentiality agreements between the Company, the Chairman, Skillgreat, Fosun and Sequoia, furnish information to the person who has made such proposal, provided that the Company will concurrently make available to Parent any material information provided to such person that was not previously made available to Parent.

Prior to obtaining the Requisite Company Vote, (a) if the Company has received a written bona fide acquisition proposal that did not arise or result from a breach of the Company’s “no solicitation” obligations described above that is not withdrawn and that the Board determines, upon the recommendation of the Independent Committee and in its good faith judgment, that (i) such acquisition proposal constitutes a superior proposal, and (ii) the failure to change its recommendation to the Company’s shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), the Board may change its recommendation and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal. However, prior to taking any such action, the Board must give Parent at least five business days’ prior written notice of its intention to take such action and a description of the material terms and conditions of such proposal and identifying the person making such proposal. Further, the Company must provide to Parent any confidential information disclosed to the person making the superior proposal but not previously disclosed to Parent, negotiate in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of the merger agreement, so that the proposal would cease to constitute a superior proposal, and permit Parent to make a presentation of any amendments to the Board and the Independent Committee (to the extent Parent wishes to make such presentation).

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Termination of the Merger Agreement (Page 89)

The merger agreement may be terminated at any time prior to the Effective Time:

•	by mutual written consent of Parent and the Company;

•	by either Company or Parent, if:

•	the merger is not consummated by 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that this termination right is not available to a party if the failure to consummate the merger by such date was primarily caused by such party’s breach of the merger agreement;

•	any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order that has or would have the effect of enjoining the transactions contemplated by the merger agreement or making the merger illegal, which shall have become final and non-appealable, or there is any law that makes the consummation of the merger illegal or prohibited, provided that this termination right is not be available to a party if the circumstances described in the foregoing are caused by such party’s breach of the merger agreement; or

•	the merger agreement is not approved by Requisite Company Vote at the extraordinary general meeting or any adjournment thereof.

•	by the Company, if:

•	Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 30 calendar days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that, the Company will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the merger agreement that would result in the failure to satisfy the corresponding condition to Closing;

•	prior to obtaining the Requisite Company Vote, (i) the Board determines (in its good faith judgment upon the recommendation of the independent committee), that failure to enter into a definitive agreement relating to a superior proposal would violate its fiduciary duties under applicable law, and authorizes the Company to enter into such definitive agreement, (ii) the Company, concurrently with the termination of the merger agreement, enters into such definitive agreement, (iii) such superior proposal did not result from any breach by the Company’s non-solicitation obligations under the merger agreement, (iv) the Company has delivered notice of such superior proposal to Parent, and if requested by Parent, has made its representatives available to Parent to discuss proposed changes to the merger agreement, and (v) the Company pays in full a termination fee to Parent concurrently with such termination; or

•	(i) all of the conditions to the merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

•	by Parent, if:

•	the Company has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured: (i) (x) within 5 calendar days following receipt of written notice by the Company from Parent or Merger Sub of such breach with respect to the “no solicitation” obligations, or (y) within 30 calendar days following receipt of written notice by the Company from Parent or Merger Sub of such breach with respect to any other representation, warranty or covenant, or (ii) any shorter period of time that remains between the date Parent or Merger Sub provides written notice of such breach and 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that, Parent will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the merger agreement that would result in the failure to satisfy the corresponding condition to Closing;

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•	the Board has changed its recommendation to the shareholders of the Company relating to the approval of the merger in a manner adverse to Parent or Merger Sub;

•	the Board has approved any acquisition proposal or fails to publicly recommended against any acquisition proposal;

•	the Board has failed to include the recommendation to the shareholders of the Company to approve the merger agreement, the plan of merger and the transaction contemplated under the merger agreement in this proxy statement;

•	the Board has entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or has authorized the Company to enter into a definitive agreement with respect to such proposal; or

•	the Board has taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the merger.

Termination Fee (Page 90)

The Company will pay to Parent or its designees a termination fee of $15.0 million, if the merger agreement is terminated:

•	by Parent where (i) the Company has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period, or (ii) the Board (a) has changed its recommendation to the shareholders of the Company relating to the approval of the merger in a manner adverse to Parent or Merger Sub, (b) has approved any acquisition proposal or fails to publicly recommended against any acquisition proposal, (c) has failed to include the recommendation to the shareholders of the Company to approve the merger agreement, the plan of merger and the transaction contemplated under the merger agreement in this proxy statement, (d) has entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or has authorized the Company to enter into a definitive agreement with respect to such proposal, or (e) or has taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the merger;

•	by the Company where, prior to obtaining the Requisite Company Vote, (i) the Board has determined (in its good faith judgment upon the recommendation of the independent committee), that failure to enter into a definitive agreement relating to a superior proposal would violate its fiduciary duties under applicable law, and authorized the Company to enter into such definitive agreement, (ii) the Company, concurrently with the termination of the merger agreement, has entered into such definitive agreement, (iii) such superior proposal did not result from any breach by the Company’s non-solicitation obligations under the merger agreement, and (iv) the Company has delivered notice of such superior proposal to Parent, and if requested by Parent, has made its representatives available to Parent to discuss proposed changes to the merger agreement;

•	by the Company or Parent where either (i) the merger is not consummated by 11:59 p.m. on June 30, 2016 (Hong Kong Time), or (ii) the Requisite Company Vote is not obtained, and where (a) neither Parent nor Merger Sub has breached any representation, warranty or covenant under the merger agreement in any material respect, and (b) at or prior to the time of such termination, the Company has received a bona fide acquisition proposal from a third party that is not withdrawn and enters into a definitive agreement with respect to such acquisition proposal within 12 months following such termination; or

Parent will pay to the Company a termination fee of $30.0 million, if the merger agreement is terminated:

•	by the Company where Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period; or

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•	by the Company where (i) all of the conditions to the merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

If Parent decides not to proceed to consummate the merger due to the fact that the amount of Dissenting Shares represent no less than 15% of the total outstanding Shares immediately prior to the Effective Time, then Parent will pay to Company or its designees a termination fee of $15.0 million.

Material U.S. Federal Income Tax Consequences (Page 67)

For a U.S. Holder (as defined under “Special Factors – Material U.S. Federal Income Tax Consequences), the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. Please see “Special Factors – Material U.S. Federal Income Tax Consequences” beginning on page 67 for additional information. The U.S. federal income tax consequences of the merger to you will depend upon your personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the merger to you.

Material PRC Income Tax Consequences (Page 70)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain recognized on the receipt of cash for the Company’s Shares or ADSs should otherwise be subject to PRC tax to holders of such Shares or ADSs that are not PRC tax residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise or that PRC tax would otherwise apply. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise then the gain recognized on the receipt of cash for the Company’s Shares or ADSs by the holders of such ADSs or Shares that are not PRC tax residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any). Furthermore, even in the event that the Company is not considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. However, neither Parent nor Merger Sub intends to withhold any PRC taxes on the consideration provided to non-PRC resident shareholders of the Company in connection with the Merger. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences. Please see “Special Factors – Material PRC Income Tax Consequences” beginning on page 70 for additional information.

Material Cayman Islands Tax Consequences (Page 71)

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for Shares and ADSs under the terms of the merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Registrar of Companies of the Cayman Islands to register the plan of merger and (iii) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the merger in the Cayman Islands Government Gazette. Please see “Special Factors – Material Cayman Islands Tax Consequences” beginning on page 71 for additional information.

Regulatory Matters (Page 67)

The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than (i) the approvals, filings or notices required under the federal securities laws, and (ii) the registration of the plan of merger (and supporting documentation as specified in the CICL) with the Registrar of Companies of the Cayman Islands and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub at the time of the filing of the plan of merger, and notification of the merger being published in the Cayman Islands Government Gazette.

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Accounting Treatment of the Merger (Page 67)

The merger is expected to be accounted for, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

Market Price of the Shares (Page 72)

The closing price of the ADSs on the NASDAQ on June 11, 2015, the last trading date immediately prior to the Company’s announcement on June 12, 2015 that it had received a going-private proposal, was $12.86 per ADS. The merger consideration of approximately $27.40 per Share, or $13.70 per ADS, to be paid in the merger represents a premium of approximately 6.53% to that closing price.

Fees and Expenses (Page 66)

Except for the circumstances where either the Company or Parent is required to pay a termination fee as appropriate under the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated.

Remedies (Page 91)

The parties to the merger agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent’s and Merger Sub’s obligation to cause the equity financing for the merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent’s and Merger Sub’s obligations to consummate the merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) the Company has irrevocably confirmed in writing that if the equity financing is funded, then the Closing will occur, and (iii) the equity financing has not been funded and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to the merger agreement.

While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and monetary damages until such time as the other party pays a termination fee (as applicable under the merger agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and monetary damages.

Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the merger agreement are limited to the Parent termination fee of $30.0 million and the Company termination fee of $15.0 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the merger agreement, as the case may be.

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QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND THE MERGER

The following questions and answers briefly address some questions you may have regarding the extraordinary general meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On December 15, 2015, we entered into the merger agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to authorize and approve the merger agreement, the plan of merger and the transactions, including the merger, at an extraordinary general meeting or at any adjournment of such extraordinary general meeting.

Q:	When and where will the extraordinary general meeting be held?

A:	The extraordinary general meeting will take place on March 4, 2016, at 10:00 a.m. (Beijing Time) at the Company’s office at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China.

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals: (a) as a special resolution, to authorize and approve the merger agreement, the plan of merger and the transactions, including the merger; (b) as a special resolution, to authorize each of the members of the Independent Committee of the Board (the “Independent Committee”) to do all things necessary to give effect to the merger agreement, the plan of merger and the transactions, including the merger; and (c) if necessary, as an ordinary resolution, to approve that the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:	What is the merger?

A:	The merger is a going-private transaction pursuant to which Merger Sub will merge with and into the Company. Once the merger agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation after the merger. If the merger is completed, the Company will be a privately held company beneficially owned by the Buyer Group, and as a result of the merger, the ADSs will no longer be listed on the NASDAQ, and the Company will cease to be a publicly traded company.

Q:	What will I receive in the merger?

A:	If you own Shares and the merger is completed, you will be entitled to receive $27.40 in cash for each Share (other than the Rollover Shares) you own as of the effective time of the merger (unless you validly exercise and have not effectively withdrawn or lost your dissenter rights under Section 238 of the Cayman Islands Companies Law with respect to the merger, in which event you will be entitled to the fair value of each Share pursuant to the Cayman Islands Companies Law).

If you own ADSs (other than ADSs which represent Rollover Shares) and the merger is completed, you will be entitled to receive $13.70 per ADS (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement) in cash, without interest, for each ADS you own as of the effective time of the merger unless you (a) surrender your ADS to the ADS depositary, pay the ADS depositary’s fees required for the cancellation of ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, you will not vote the Shares) before 5:00 p.m. (New York City Time) on February 9, 2016 and become a registered holder of Shares before February 11, 2016 and (b) comply with the procedures and requirements for exercising dissenter rights for the Shares under Section 238 of the Cayman Islands Companies Law.

Please see “Special Factors – Material U.S. Federal Income Tax Consequences,” “Special Factors – Material PRC Income Tax Consequences” and “Special Factors – Material Cayman Islands Tax Consequences” beginning on page 71 for a more detailed description of the tax consequences of the merger. You should consult with your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local, non-U.S. and other taxes.

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Q:	How will the Company’s options be treated in the merger?

A:	If the merger is completed, at the Effective Time, the Company will terminate the Company’s 2009 Stock Incentive Plan and the 2010 Stock Incentive Plan (collectively, the “Share Incentive Plans”), terminate all relevant award agreements entered into under the Share Incentive Plans, cancel all options to purchase Shares or ADSs (the “Company Options”) and all restricted shares (the “Restricted Shares”, collectively with the Company Options, the “Company Share Awards”) granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

If the merger is completed, at the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Company Option vested on or prior to the Effective Time (a “Vested Company Option”) will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Company Option not vested on or prior to the Effective Time (an “Unvested Company Option”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

If the merger is completed, at the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of ordinary shares of Parent (the “Parent Shares”) equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

Q:	How will the Company’s restricted shares be treated in the merger?

A:	If the merger is completed, at the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each outstanding Restricted Share vested on or prior to the Effective Time (a “Vested Restricted Share”) will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each outstanding Restricted Share not vested on or prior to the Effective Time (an “Unvested Restricted Share”) will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

If the merger is completed, at the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

Q:	After the merger is completed, how will I receive the merger consideration for my Shares?

A:	If you are a registered holder of Shares, promptly after the effective time of the merger (in any event within five business days after the Effective Time), a paying agent appointed by Parent will mail you (a) a letter of transmittal specifying how the delivery of the merger consideration to you will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. You will receive cash for your Shares from the paying agent after you comply with these instructions. Upon surrender of your share certificates or a declaration of loss or non-receipt, you will receive an amount equal to the number of your Shares multiplied by $27.40 in cash, without interest and net of any applicable withholding tax, in exchange for the cancellation of your Shares. The merger consideration may be subject to U.S. federal income tax backup withholding if the paying agent has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-8 or W-9.

If your Shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the merger consideration for those Shares.

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Q:	After the merger is completed, how will I receive the merger consideration for my ADSs?

A:	If your ADSs are evidenced by certificates, also referred to as American depositary receipts (the “ADRs”), unless you have surrendered your ADRs to the ADS depositary for cancellation prior to the effective time of the merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS depositary after the Effective Time), the ADS depositary will send you a check for the per ADS merger consideration of $13.70 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest, for each ADS evidenced by the ADRs, in exchange for the cancellation of your ADRs after the completion of the merger. If you hold your ADSs in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS depositary for cancellation prior to the Effective Time, the ADS depositary will automatically send you a check for the per ADS merger consideration of $13.70 (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding taxes, in exchange for the cancellation of each of your ADSs after the completion of the merger. The per ADS merger consideration may be subject to U.S. federal income tax backup withholding if the ADS depositary has not received from you a properly completed and signed U.S. Internal Revenue Service Form W–8 or W–9.

In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS depositary, the check for any cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable. The per ADS merger consideration may be subject to U.S. federal income tax backup withholding if the ADS depositary has not received from the transferee a properly completed and signed U.S. Internal Revenue Service Form W–8 or W–9.

If your ADSs are held in “street name” by your broker, bank or other nominee, you will not be required to take any action to receive the net merger consideration for your ADSs as the ADS depositary will arrange for the surrender of the ADSs and the remittance of the per ADS merger consideration with The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the per ADS merger consideration, please contact your broker, bank or nominee.

Q:	What vote of our shareholders is required to authorize and approve the merger agreement and the plan of merger?

A:	In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. At the close of business in the Cayman Islands on February 11, 2016, the Share record date for the extraordinary general meeting, we expect that there will be 32,402,346 Shares issued and outstanding and entitled to vote at the extraordinary general meeting. Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Shares beneficially owned by them in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. As of the date of this proxy statement, the Rollover Shareholders beneficially own approximately 58.8% of the total issued and outstanding Shares of the Company entitled to vote.

Q:	What vote of our shareholders is required to approve the proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies?

A:	The authorization and approval of the merger agreement, the plan of merger and the merger must be authorized and approved by a special resolution of the Company passed by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. If there are insufficient votes at the time of the extraordinary general meeting to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, you will also be asked to vote on the proposal to adjourn the extraordinary general meeting to allow us to solicit additional proxies.

The proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of the majority of such shareholders of the Company as, being entitled to do so, vote in person or by proxy as a single class at the extraordinary general meeting.

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Q:	How does the Board recommend that I vote on the proposals?

A:	After careful consideration and upon the unanimous recommendation of the Independent Committee, our Board recommends that you vote:

•	FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger;

•	FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger; and

•	FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:	Who is entitled to vote at the extraordinary general meeting?

A:	The Share record date is February 11, 2016. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share record date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof. The record date for ADS holders entitled to instruct the ADS depositary to vote at the extraordinary general meeting is January 28, 2016. Only ADS holders of the Company at the close of business in New York City on the ADS record date are entitled to instruct the ADS depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs before 5:00 p.m. (New York City Time) on February 9, 2016 and become a holder of Shares by the close of business in the Cayman Islands on the Share record date.

Q:	What constitutes a quorum for the extraordinary general meeting?

A:	The presence, in person or by proxy, of two or more shareholders holding not less than one-third in nominal value of the total issued and outstanding Shares on the Share record date will constitute a quorum for the extraordinary general meeting.

Q:	What effects will the merger have on the Company?

A:	As a result of the merger, the Company will cease to be a publicly-traded company and will be beneficially owned by the Buyer Group. Your Shares and/or ADSs in the Company will be cancelled, and you will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of our Shares and ADSs and our reporting obligations with respect to our Shares and ADSs under the Exchange Act, will be terminated upon application to the SEC. In addition, upon completion of the merger, our ADSs will no longer be listed or traded on any stock exchange, including the NASDAQ and the American depositary shares program for the ADSs will terminate.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect the merger to close in the second quarter of 2016. In order to complete the merger, we must obtain the Requisite Company Vote of the merger at the extraordinary general meeting and the other closing conditions under the merger agreement must be satisfied or waived in accordance with the merger agreement.

Q:	What happens if the merger is not completed?

A:	If our shareholders do not authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Shares or ADSs pursuant to the merger agreement nor will the holders of any options or restricted shares receive payment pursuant to the merger agreement. In addition, the Company will remain a publicly traded company. The ADSs will continue to be listed and traded on the NASDAQ, provided that the Company continues to meet the NASDAQ’s listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares or ADSs.

Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption “The Merger Agreement and Plan of Merger – Termination Fee” beginning on page 90.

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Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:	How do I vote if my Shares are registered in my name?

A:	If Shares are registered in your name (that is, you do not hold ADSs) as of the Share record date, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible but in any event at least 48 hours before the time of the extraordinary general meeting so that your Shares will be represented and may be voted at the extraordinary general meeting.

Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the Shares represented by your proxy will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:	How do I vote if I own ADSs?

A:	If you own ADSs as of the close of business in New York City on January 28, 2016, the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instructions card and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the ADS depositary no later than 10:00 a.m. (New York City Time) on February 24, 2016. The ADS depositary will endeavor, in so far as practicable, to vote or cause to be voted the number of Shares represented by your ADSs in accordance with your voting instructions. If the ADS depositary timely receives valid voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by ADSs held by such ADS holder, or if holders of ADSs do not timely deliver specific voting instructions to the ADS depositary, they will, under the terms of ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the “Designee”) to vote the Shares represented by such holder’s ADS, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs in favor of the items set forth in the voting instructions.

Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs before 5:00 p.m. (New York City Time) on February 9, 2016 and become a registered holder of Shares by the close of business in the Cayman Islands on February 11, 2016, the share record date. If you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote. If your ADSs are held by your broker, bank or other nominee, see below.

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If you wish to cancel your ADSs for the purpose of voting the corresponding Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before 5:00 p.m. (New York City Time) on February 9, 2016 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that the ADS holder held the ADSs as of the ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for the Deutsche Bank AG Hong Kong Branch, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder. If after registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Q:	If my Shares or ADSs are held in a brokerage or other nominee account, will my broker vote my Shares on my behalf?

A:	Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to vote your Shares. If you do not instruct your broker, bank or other nominee how to vote your Shares that it holds, those Shares may not be voted.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder’s ADSs, or if an ADS holder does not timely deliver specific voting instructions to the ADS depositary, the depositary will, under the terms of Deposit Agreement, deemed such ADS holder to have instructed the ADS depositary to give a discretionary proxy to the Designee to vote the Shares represented by such holder’s ADSs, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs, FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the adjournment of the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Q:	May I change my vote?

A:	Yes, you may change your vote in one of three ways:

•	first, you may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China;

•	second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

•	third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City Time) on February 24, 2016. A holder of ADSs can do this in one of two ways:

•	first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; and

•	second, a holder of ADSs can complete, date and submit a new ADS voting instructions card to the ADS depositary bearing a later date than the ADS voting instructions card sought to be revoked.

If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card that you receive.

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Q:	If I am a holder of certificated Shares or ADRs, should I send in my share certificates or my ADRs now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that evidence your ADSs at this time. Promptly after the merger is completed, the ADS depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS depositary relating to the foregoing.

All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their cash consideration shortly after the merger is completed without any further action required on the part of such holders. If your Shares or your ADSs are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:	What happens if I sell my Shares or ADSs before the extraordinary general meeting?

A:	The share record date for determining shareholders entitled to vote at the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date that the merger is expected to be consummated. If you transfer your Shares after the share record date but before the extraordinary general meeting, you will retain your right to vote at the extraordinary general meeting unless you have given, and not revoked, a valid proxy to the person to whom you transfer your Shares, but will transfer the right to receive the merger consideration in cash without interest to such person, so long as such person is registered as the owner of such Shares when the merger is consummated. In such case, your vote is still very important and you are encouraged to vote.

The ADS record date is the close of business in New York City on January 28, 2016. If you transfer your ADSs after the ADS record date but before the extraordinary general meeting, you will retain your right to instruct the ADS depositary to vote at the extraordinary general meeting, but will transfer the right to receive the merger consideration in cash without interest to the person to whom you transfer your ADSs, so long as such person owns such ADSs when the merger is consummated.

Q:	Am I entitled to dissenter rights?

A:	Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and they subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law for the exercise of dissenter rights. The fair value of their Shares as determined under that statute could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to their Shares.

ADS holders will not have the right to dissent from the merger and receive payment of the fair value of the Shares underlying their ADSs. The ADS depositary will not attempt to exercise any dissenter rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS depositary to do so. ADS holders wishing to exercise dissenter rights must surrender their ADSs to the ADS depositary, pay the ADS depositary’s fees required for such surrender and any applicable taxes, provide instructions for the registration of the corresponding Shares, and certify that they have not given, and will not give, voting instructions as to the ADSs (or alternatively, they will not vote the Shares) before 5:00 p.m. New York City on February 9, 2016, and become registered holders of Shares by the close of business in the Cayman Islands before February 11, 2016. Thereafter, such former ADS holders must also comply with the procedures and requirements for exercising dissenter rights with respect to the Shares under Section 238 of the Cayman Islands Companies Law.

Q:	If I own ADSs and seek to exercise dissenter rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:	If you own ADSs and wish to exercise dissenter rights, you must surrender your ADSs to the ADS depositary (in the case of a certificated ADS by delivering the certificate to Deutsche Bank Trust Company Americas at 60 Wall Street, New York, NY 10005, United States of America). Upon your payment of its fees, including the applicable ADS cancellation fee ($0.05 per ADS) and any applicable taxes, and a certification that you have not given, and will not give, voting instructions to the ADS depositary in respect of the ADSs being cancelled (or, alternatively, that you will not vote the Shares), the ADS depositary will transfer the Shares and any other deposited securities underlying the ADSs to such ADS holder or a person designated by such ADS holder. The deadline for surrendering ADSs to the ADS depositary for these purposes is the close of business in New York City on February 9, 2016.

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You must become a registered holder of your Shares and lodge a written notice of objection to the merger prior to the vote on the merger being taken at the extraordinary general meeting.

We encourage you to read the information set forth in this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenter rights. Please see “Dissenter Rights” beginning on page 93 as well as “Annex C – Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) – Section 238” to this proxy statement for additional information.

Q:	Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:	No. The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies.

Q:	Do any of the Company’s directors or executive officers have interests in the merger that may differ from those of other shareholders?

A:	Yes. Some of the Company’s directors or executive officers have interests in the merger that may differ from those of other shareholders, including:

•	the beneficial ownership of equity interests in Parent by Mr. Dong Yu, the chairman of the Board and chief executive officer of the Company;

•	the potential enhancement or decline of share value of Parent’s shares directly or indirectly held by Mr. Dong Yu as a result of the merger and future performance of the surviving corporation;

•	either the cash-out of or replacement of Vested Company Options and Vested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Dong Yu) by a grant of equity incentive awards of Parent with substantially the same economic value, as agreed upon by the holders thereof and Parent;

•	the replacement of Unvested Company Options and Unvested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than Mr. Dong Yu) by a grant of equity incentive awards of Parent with substantially the same economic value;

•	continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving corporation to former directors and officers of the Company;

•	the monthly compensation of $10,000 of members of the Independent Committee in exchange for their services in such capacity (or, in the case of the chairman of the Independent Committee, monthly compensation of $15,000) (the payment of which is not contingent upon the completion of the merger or the Independent Committee’s or the Board’s recommendation of the merger); and

•	the continuation of service of certain executive officers of the Company with the surviving corporation in positions that are substantially similar to their current positions.

Please see “Special Factors – Interests of Certain Persons in the Merger” beginning on page 58 for a more detailed discussion of how some of our Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally.

Q:	How will our directors and executive officers vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:	Pursuant to the Support Agreement, each of the Rollover Shareholders, including the Chairman Parties, has agreed to vote all of the Shares beneficially owned by it in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. As of the Share record date, we expect that the Chairman Parties will beneficially own approximately 34.0% of the total issued and outstanding Shares of the Company entitled to vote.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

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SPECIAL FACTORS

Background of the Merger

Events leading to the execution of the merger agreement described in this Background of the Merger occurred in China and Hong Kong. As a result, China Standard Time is used for all dates and times given. The term “Consortium” used at various times refers to the consortium consisting of the Chairman Parties, Fosun, the Sequoia Entities, SAIF, Alibaba Pictures, Willow, Uranus, All Gain, as applicable, as the relevant parties formed or joined the Consortium at different times described below.

The Board and senior management of the Company have been reviewing periodically the Company’s long-term strategic plan with the goal of maximizing shareholder value. As part of this ongoing process, the Board and senior management of the Company also have periodically reviewed strategic alternatives that may be available to the Company.

On June 12, 2015, the Chairman, Skillgreat, Sequoia Entities, Fosun Entities, Peak Reinsurance Company Limited (“PeakRe”) and Fidelidade-Companhia de Seguros, S.A. (“Fidelidade”, together with Fosun Entities, the “Fosun Group”, and together with Sequoia Entities, Fosun Entities and PeakRe, the “Sponsor Group”) entered into a consortium agreement (the “Consortium Agreement”), pursuant to which the Chairman, Skillgreat and the Sponsor Group submitted to the Board a preliminary non-binding proposal (the “Proposal Letter”) to acquire the Company in a going private transaction for $27.40 in cash per Share (or $13.70 in cash per ADS, on the basis that two ADSs shall represent one Share), other than any Shares or ADSs beneficially held by the Consortium that may be rolled over in connection with the proposed transaction. The Consortium Agreement provided, among other things, for coordination in (a) the evaluation of the Company, including conducting due diligence of the Company and its business, (b) discussions regarding the proposed transaction with the Company, and (c) the negotiation of the terms of definitive documentation in connection with the proposed transaction. In connection with finalizing the Consortium Agreement and preparing for the proposed transaction, the Consortium retained Kirkland & Ellis International LLP (“Kirkland & Ellis”) as its U.S. legal advisor.

On June 15, 2015, the Board held a telephonic meeting to discuss, among other things, the Proposal Letter. During the meeting, Simpson Thacher & Bartlett LLP, the Company’s outside U.S. legal counsel provided the Board with an overview of the procedures, process and duties of directors under applicable law in connection with the Proposal Letter and the possibility of establishing a committee of independent directors to evaluate the proposed transaction. After the presentation and a thorough discussion, the Board determined that it was in the best interests of the Company to establish the Independent Committee consisting of Dr. Daqing Dave Qi, Mr. Jie Lian and Mr. Zhong Jiang, with Dr. Daqing Dave Qi serving as chairman of the Independent Committee. The Independent Committee was granted, by way of unanimous written resolutions by the Board on July 9, 2015, the power and authority to (i) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of the proposed transaction and any alternative transaction, including the authority to determine not to proceed with any such process, procedures, review or evaluation; (ii) respond to any communications, inquiries or proposals regarding the proposed transaction or any alternative transaction; (iii) review, evaluate, investigate, pursue and negotiate the terms and conditions of the proposed transaction or any alternative transaction; (iv) solicit expressions of interest or other proposals for alternative transactions to the extent the Independent Committee deems appropriate; (v) recommend to the Board and the Company whether the proposed transaction or any alternative transaction is advisable and is fair to, and in the best interests of, the Company and its shareholders (or any subset of the shareholders of the Company that the Independent Committee determines to be appropriate); (vi) recommend rejection or approval of the proposed transaction or any alternative transaction to the Board; (vii) effect or recommend to the Board the consummation of the proposed transaction or any alternative transaction; (viii) review, analyze, evaluate and monitor all proceedings and activities of the Company related to the proposed transaction or any alternative transaction; (ix) take such actions as the Independent Committee may deem to be necessary or appropriate in connection with anti-takeover provisions, including, without limitation, actions with respect to the adoption, amendment or redemption of a shareholder rights plan; (x) investigate the Company and any prospective acquirers, the proposed transaction or alternative transaction and matters related thereto as it deems appropriate; (xi) review and comment upon any and all documents and other instruments used in connection with the proposed transaction or any alternative transaction, including any and all materials to be filed with the SEC and other governmental and non-governmental persons and entities; (xii) authorize the issuance of press releases and other public statements, including filings with the SEC and other governmental and non-governmental persons and entities as the Independent Committee considers appropriate regarding the proposed transaction or any alternative transaction or consideration thereof; and (xiii) take such other actions as the Independent Committee may deem to be necessary or appropriate for the Independent Committee to discharge its duties.

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On June 16, 2015, the Company issued a press release regarding its receipt of the Proposal Letter and the proposed transaction dated as of June 12, 2015, and furnished the press release as an exhibit to its current report on Form 6-K.

From June 17, 2015 to June 19, 2015, the Chairman, Skillgreat, Fosun Group and Sequoia Entities filed with the SEC their respective Schedule 13D or Schedule 13D amendment announcing (i) the execution of the Consortium Agreement and (ii) the execution and the submission of the Proposal Letter to the Board. According to their respective Schedule 13D or Schedule 13D amendment, as of June 12, 2015, the Chairman, Skillgreat, Fosun Group and Sequoia Entities beneficially owned approximately 28.7%, 20.1% and 5.1%, respectively, of the outstanding Shares, respectively.

On June 18, 2015, after considering proposals from multiple prospective U.S. legal advisors, the Independent Committee determined to retain Shearman & Sterling (“Shearman & Sterling”) as its U.S. legal advisor to assist the Independent Committee in evaluating and negotiating the proposed transaction or any alternative transaction. The Independent Committee’s decision was based on, among other factors, Shearman & Sterling’s qualifications, extensive experience with mergers and acquisitions transactions, including representation of independent committees in going private transactions, and its significant history of working with China-based companies.

Later that day, the Independent Committee authorized Shearman & Sterling to contact four investment banks that had expressed interest in being considered for the role of financial advisor to the Independent Committee and to request that they submit detailed proposals, including their qualifications, advisory experience and a fee proposal for consideration by the Independent Committee.

On June 22, 2015, the Independent Committee convened an organizational meeting by telephone with Shearman & Sterling. During the meeting, the Independent Committee ratified the retention of Shearman & Sterling as its U.S. legal advisor. Shearman & Sterling then led the Independent Committee in a discussion of its key duties and responsibilities in the context of a going private transaction and suggested key guidelines for the Independent Committee to consider in this context. Thereafter, the Independent Committee engaged in a discussion with Shearman & Sterling regarding establishing a process and adopting a strategy and practices designed to maximize shareholder value.

During the meeting, the Independent Committee also discussed draft communications and confidentiality guidelines prepared by Shearman & Sterling for directors, officers and employees of the Company to follow in light of and in connection with the proposed transaction and any alternative transaction, including guidelines on what information can and should be provided to the Consortium and to third parties involved in or potentially interested in pursuing an alternative transaction, and the circumstances and conditions under which such information should be provided. After discussion, the Independent Committee decided to provide the guidelines to management. The guidelines were subsequently delivered to the management on July 23, 2015.

During the meeting, the Independent Committee also considered the proposal of each candidate investment bank, including their experience with similar transactions, reputation, knowledge of the relevant industry, fee proposals, relevant qualifications of team members and potential conflicts of interests. After discussion, the Independent Committee decided to engage Barclays Bank PLC (“Barclays”) as its financial advisor. Among the reasons for Barclays’s selection were their extensive experiences in mergers and acquisitions transactions, its strong reputation, its significant experience dealing with China-based companies, and its lack of existing material relationships with the Company or the Consortium. The Independent Committee, on behalf of the Company, subsequently entered into an engagement letter with Barclays on July 13, 2015.

During the meeting, the Independent Committee also authorized Shearman & Sterling to contact reputable Cayman Islands counsel to submit credentials and proposal for its consideration.

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On July 3, 2015, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays. During the meeting, Barclays gave the Independent Committee an overview of the Proposal Letter. Thereafter, the Independent Committee engaged in a discussion with its advisors regarding adopting practices throughout its work that are designed to maximize shareholder value in light of the circumstances, including the fact that the Consortium collectively held approximately 53.9% voting power in the Company. The Independent Committee requested that its advisors (i) seek to obtain clarification from the members of the Consortium as to whether and under what circumstances they might be willing to support an alternative transaction, including but not limited to a potential sale of their shares held in the Company; and (ii) engage in discussion with the Consortium to better understand their financing plan and corresponding timing in connection with their proposal. The Independent Committee also approved Barclays to commence its due diligence on the Company as necessary for Barclays to conduct its valuation for the Company. Then the Independent Committee engaged in a discussion with its advisors regarding the communication protocol with respect to potential investor questions and market inquires. After discussion, the Independent Committee decided that all questions from external parties should be addressed to Barclays who should consult the Independent Committee and Shearman & Sterling in responding to such questions. The Independent Committee also concluded that it was in the best interests of the Company at that stage to enter into a confidentiality agreement with the Consortium and authorized Shearman & Sterling to negotiate such confidentiality agreement on behalf of the Company. Finally, after considering the relevant experience and credentials of Maples and Calder, the Independent Committee determined to retain Maples and Calder as its Cayman Islands legal advisor.

On July 6, 2015, Shearman & Sterling sent a confidentiality agreement to Kirkland & Ellis.

During the ensuing days, Shearman & Sterling and Kirkland & Ellis negotiated and finalized the terms of the confidentiality agreement through several telephonic meetings.

On July 13, 2015, the Company issued a press release regarding the formation of the Independent Committee and the Independent Committee’s appointment of Barclays as its financial advisor and Shearman & Sterling as its U.S. legal advisor and furnished the press release as an exhibit to its current report on Form 6-K.

On July 21, 2015, Fosun International Holdings Limited (“Fosun International Holdings”), an indirect controlling shareholder of Fosun, executed a deed of release to discharge 2,250,711 Shares of the Company from the security created by a prior mortgage deed executed by Skillgreat in favor of Fosun International Holdings. The execution of this deed of release followed Fosun International Holdings’ receipt from Skillgreat of a series of payments in satisfaction of all outstanding principal and interest under a loan agreement dated as of July 23, 2014, by and among the Chairman, Skillgreat and Fosun International Holdings.

On July 22, 2015, Barclays and Shearman & Sterling held a telephonic meeting with the Chairman in order to explore the Chairman’s willingness to consider potential alternatives to the transaction proposed by the Consortium in the Proposal Letter. During the meeting, the Chairman confirmed that he would not sell his Shares in the Company nor participate in any alternative transaction. The Chairman also indicated that the Consortium had not yet determined a specific transaction timetable to submit a binding proposal, which would largely be driven by the financing timetable, and that he was in discussions with a number of banks regarding debt financing. The Chairman said he was not in a position to represent the Sequoia Entities and Fosun regarding their intentions with respect to the proposed transaction.

On July 23, 2015, representatives of Tencent spoke with the Chairman’s representatives, regarding the possibility of Tencent joining the Consortium. During the preliminary discussions at that time, however, no agreement, arrangement or understanding was reached with the Chairman and no confidential information was shared with Tencent.

On July 28, 2015, Barclays held an initial due diligence session with the Company regarding the Company’s strategy and operations.

On July 30, 2015, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays. During the meeting, Barclays reported to the Independent Committee a summary of its discussion with the Chairman on July 22, 2015. Shearman & Sterling and Barclays also provided the Independent Committee with an update of various work streams. Shearman & Sterling noted that the Consortium had yet to enter into a confidentiality agreement with the Company, and as a result, no confidential information had been shared with the Consortium. After discussion, the Independent Committee requested that Barclays reach out to the Sequoia Entities and Fosun to clarify their respective intentions with respect to the proposed transaction.

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As instructed by the Independent Committee, Barclays made enquires to each of the Sequoia Entities and Fosun as to whether such entity would consider selling its shares in the Company and/or taking part in any alternative transactions. On August 8, 2015, the Sequoia Entities replied to Barclays that they would not sell their shares in the Company. The Sequoia Entities also mentioned that they did not have any plan for, but they were open to consider, any transactions alternative to the proposed transaction. On August 11, 2015, Fosun replied to Barclays that it intended to comply with its contractual obligations under the Consortium Agreement; and subject to those contractual obligations, Fosun remained open to considering all options available to it.

On August 5, 2015, the Independent Committee, on behalf of the Company, entered into the confidentiality agreement with the Consortium, pursuant to which the Consortium would need to seek the Independent Committee’s consent to allow the Consortium to bring in potential additional equity investors in connection with the proposed transaction. The Consortium commenced due diligence shortly after executing the confidentiality agreement.

In early August 2015, Goldstone Investment Co., Ltd. (“Goldstone”) noted the public disclosure of the going private transaction as proposed in the Proposal Letter and voluntarily reached out to the Chairman for a discussion on the potential investment opportunity. Due to the uncertainties in the proposed transaction, Goldstone and the Chairman did not reach any agreement, arrangement or understanding in connection with Goldstone’s proposed participation in the Consortium and no confidential information was shared with Goldstone.

During the period from early August through late September 2015, Kirkland & Ellis, the members of the Consortium and their respective advisors had several weekly telephonic meetings to review term sheets prepared by Kirkland & Ellis and discussed various aspects of the proposed transaction, including the deal structure, financing and process related matters. No decision, arrangement or agreement was made with respect to the proposed transaction. The Consortium suspended the weekly telephonic meetings among all members in early October, 2015.

In September 2015, through Fosun, PeakRe and Fidalidade raised to the Chairman that they might consider transferring the Shares and ADSs held by them.

On October 8, 2015, the Chairman approached Goldstone on a proposed transaction for the acquisition by the Chairman Parties of 13.94% of the then issued and outstanding Shares of the Company in aggregate from two affiliates of Fosun Entities (PeakRe and Fidalidade). Goldstone decided not to engage in such transactions after considering the regulatory burden under the PRC law and introduced its indirect wholly-owned subsidiary, Uranus, to the Chairman. After intensive negotiation with the Chairman, Uranus generally agreed to extend loans to the Chairman to fund the proposed acquisition and retain the rights to join the Consortium, as appropriate, at a later time subject to any contractual restrictions or procedures applicable to the Consortium. Uranus and the Chairman also agreed in principle that Uranus could, subject to applicable contractual restrictions, participate in the follow-up transactions relating to the merger.

On October 12, 2015, (i) the Chairman Parties and (ii) PeakRe and Fidelidade entered into a Securities Purchase Agreement (the “Fosun SPA”), pursuant to which the Skillgreat Limited acquired all of the 663,201 ADSs owned by PeakRe and all of the 39,116 ADSs and 4,165,926 Shares owned by Fidelidade, at a price of $13.70 per ADS or $27.40 per Share, for an aggregate purchase price of $123,768,115.3 (the “Fosun Transfer”).

On October 19, 2015, the Chairman Parties and Uranus entered into an Investment Agreement (the “Uranus Investment Agreement”), pursuant to which, among other things, Skillgreat issued two notes to Uranus, one in the principal amount of $68,072,463.42 with simple interest rate of 9.25% per year and another 0% interest rate exchangeable note in the principal amount of $55,695,651.88 that would allow Uranus to, at its election under certain circumstances, convert to equity interests (the “Exchange Right”) in the Company (before the closing of the going-private transaction) or Parent (after the closing of the going-private transaction) at the proposed going-private valuation ($13.70 per ADS or $27.40 per Share). The aggregate proceeds from the issuance of the two notes amounted to $123,768,115.30, which were used by the Chairman Parties to finance the Fosun Transfer.

On October 26, 2015, Skillgreat, PeakRe and Fidelidade completed the Fosun Transfer pursuant to the terms of the Fosun SPA.

On October 27, 2015, Skillgreat agreed to pledge an aggregate of 4,517,085 Shares to Uranus to secure Skillgreat’s obligations under the two notes issued pursuant to the Uranus Investment Agreement.

From late October 2015 to late November 2015, the Consortium received inquiries about the status of the proposed transaction from certain parties who were interested in potentially joining or financing the proposed transaction. During the preliminary discussions at that time, however, no agreement, arrangement or understanding was reached with any of these parties and no confidential information was shared with these parties.

On October 28, 2015, representatives of Alibaba Pictures met with the Chairman’s representatives to discuss the possibility of Alibaba Pictures joining the Consortium, subject to any contractual restrictions or procedures applicable to the Consortium. No agreement, arrangement or understanding was reached with the Chairman’s representatives and no confidential information was shared with Alibaba Pictures.

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On November 11, 2015, representatives of Alibaba Pictures discussed with the Chairman regarding the possible participation in the proposed transaction, subject to any contractual restrictions and procedures applicable to the Consortium.

On November 13, 2015, the representatives of Alibaba Pictures and the representatives of the Chairman discussed the expected timetable of the proposed transaction.

On November 25, 2015, after careful consideration, Uranus internally decided, subject to any contractual restrictions and procedures applicable to the Consortium, to join the Consortium and participate in the proposed transaction with other members of the Consortium.

On the same day, the Chairman Parties entered into a loan agreement with Uranus pursuant to which Skillgreat issued to Uranus, and Uranus subscribed from Skillgreat, a loan note in an aggregate principal amount of $97,660,641.80. The aggregate proceeds from the issuance of the loan note will be used to finance the Chairman Parties’ commitment under the applicable equity commitment letter. To secure Skillgreat’s obligation under the loan note, Skillgreat pledged a total of 3,564,257 Shares pursuant to a share charge dated as of November 30, 2015.

Also on November 25, 2015, representatives of the Chairman discussed with Kirkland & Ellis possible changes to the timetable and the transaction structure, including potential admission of new members to the Consortium. Later on the same day, Kirkland & Ellis prepared an amended and restated consortium agreement draft in anticipation of the potential structure change to facilitate the discussions among the members of the Consortium.

Throughout the night of November 25, 2015 to November 26, 2015, Kirkland & Ellis discussed with various members of the Consortium issues under the amended and restated consortium agreement and alternative structures to the proposed transaction.

On November 27, 2015, Kirkland & Ellis, the existing members of the Consortium, Alibaba Pictures and their respective advisors had a telephonic meeting to discuss status of the proposed transaction, including possibility of bringing in new members to the Consortium, and an updated and accelerated timetable to negotiate and finalize definitive documents.

On November 27, 2015 and November 28, 2015, Freshfields Bruckhaus Deringer, counsel to Alibaba Pictures, provided comments on the draft amended and restated consortium agreement to Kirkland & Ellis. Late on November 28, 2015, the draft announcement of Alibaba Pictures regarding its participation in the proposed transaction, subject to any contractual restrictions and procedures applicable to the Consortium, was shared with the Company and the Company provided comments.

On November 28, 2015, Kirkland & Ellis discussed the proposed timetable and transaction structure with Shearman & Sterling, including potential changes to the composition of the Consortium pending confirmation from existing members of the Consortium.

On December 1, 2015, PeakRe and Fidelidade, in light of the completion of the Fosun Transfer, delivered to the rest of the Consortium a withdrawal notice to terminate their participation in the proposed transaction.

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Also on December 1, 2015, Tencent contacted a representative of the Chairman to discuss Tencent joining the Consortium and the potential amount of Tencent’s equity investment in the proposed transaction. Later on that day, representatives of the Consortium provided Tencent with a draft amended and restated consortium agreement for discussion purposes, with the understanding that there would be no need to sign such amended and restated consortium agreement if an interim investors agreement would be signed soon at the same time of the signing of the merger agreement.

On December 2, 2015, Kirkland & Ellis sent an initial draft of the merger agreement to Shearman & Sterling with an offer price of $13.70 per ADS.

Later on December 2, 2015, the Consortium decided to retain Conyers Dill & Pearman as its Cayman Islands legal advisor.

Also on December 2, 2015, representatives of Tencent and Kirkland & Ellis held a conference call to discuss the process and timing for reaching definitive agreements regarding Tencent’s participation in the transaction, subject to any contractual restrictions and procedures applicable to the Consortium.

On December 3, 2015, Kirkland & Ellis sent drafts of the ancillary documents to Shearman & Sterling.

On December 4, 2015, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays. During the meeting, Barclays provided the Independent Committee with an update on the proposed transaction and that it expected to receive the Company’s financial projections prepared by Company’s management shortly which would facilitate finalization of its valuation analyses. Shearman & Sterling then summarized for the Independent Committee the key issues contained in the initial draft of the merger agreement, including among other things, (i) the Consortium’s plan to finance the proposed transaction through a combination of rollover financing from the rollover shareholders and equity financing provided by the Sponsor Group and potential additional equity investors, (ii) the inability of the Company to solicit any acquisition proposal following the execution of a definitive agreement, (iii) the inability of the Company to terminate the agreement if it received a superior proposal following the execution of a definitive agreement, (iv) the closing condition for the benefit of the Consortium that shareholders representing no more than 5% of the outstanding shares had exercised dissenters rights, and (v) certain trigger events for the termination of the merger agreement and the payment of termination fees. After lengthy discussion and considering the views of its advisors, the Independent Committee agreed on a proposed response to the key issues in the merger agreement, including, among other things, rejecting the closing condition relating to the exercise of dissenters rights, adding termination for failing to close by the Consortium if all conditions to close are satisfied as another trigger for payment of the termination fee by the Consortium, requesting the ability for the Company to terminate the agreement if it received a superior proposal following execution of a definitive agreement, requesting the ability for the Company to change its recommendation in the absence of a superior proposal if the Independent Committee determines that failure to do so would be inconsistent with its fiduciary duties, and requesting the Consortium to provide drafts of its proposed form of equity commitment letter, limited guarantee, and support agreement. The Independent Committee then engaged in a discussion with its advisors regarding (i) whether to perform an active market check or otherwise conduct a broader sale process and (ii) whether to request the Consortium to increase the offer price. The Independent Committee, after discussions with its financial and legal advisors, resolved that it would evaluate and revisit options available to it subject to the outcome of the valuation analysis.

Also on December 4, 2015, Kirkland & Ellis sent a written request to Shearman & Sterling, seeking the Independent Committee’s written consent to allow the Consortium to bring in Uranus, Alibaba Pictures, Tencent, SAIF and All Gain in connection with the proposed transaction. During the course of the next few days, Shearman & Sterling and Kirkland & Ellis negotiated a draft acknowledgement letter, pursuant to which the Chairman requested the Company to acknowledge and agree to treat such potential additional equity investors as representatives of the Chairman under the Confidentiality Agreement and to provide such investors with the Company’s confidential information in connection with such investors’ evaluation of the proposed transaction. On December 8, 2015, Shearman & Sterling and Kirkland & Ellis finalized the terms of the acknowledgement letter, following which the Independent Committee, on behalf of the Company, executed the acknowledgement letter with the Chairman on the same day.

Also on December 4, 2015, representatives of Tencent spoke with representatives of the Chairman to discuss the level of Tencent’s proposed participation in the transaction, subject to any contractual restrictions and procedures applicable to the Consortium.

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On December 6, 2015, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), counsel to Tencent, spoke by phone with representatives of Kirkland & Ellis regarding the status of negotiations with the Independent Committee and the expected timeline for Tencent to join the proposed transaction.

On the same day, the representatives of the Chairman had a discussion with the representatives of Alibaba Pictures regarding the change to the level of Alibaba Pictures’ proposed participation in the proposed transaction, subject to any contractual restrictions and procedures applicable to the Consortium.

Also on December 6, 2015, the Company provided management financial projections to Barclays. Barclays reviewed the financial projections and on the same day conducted a due diligence call with the Company to go through the management financial projections as well as certain aspects of the proposed transaction, such as the final consortium structure and funding plan. Over the following few days, Barclays had a number of follow-up discussions with the Company.

On December 7, 2015, Shearman & Sterling delivered its initial comments to the merger agreement, equity commitment letter, limited guarantee and support agreement to Kirkland & Ellis.

Also on December 7, 2015, representatives of Tencent spoke with representatives of the Chairman to discuss the level of Tencent’s participation in the proposed transaction.

On December 7 and December 8, 2015, representatives of Paul Weiss provided Kirkland & Ellis with comments on the transaction agreements relating to Tencent’s investment in the proposed transaction. Paul Weiss and Kirkland & Ellis, as well as other members of the Consortium and their respective advisors, continued to negotiate intensively those agreements between December 8, 2015 and the execution of such documents on December 15, 2015.

On December 8, 2015, pursuant to discussions between Tencent and representatives of All Gain, Willow subscribed for notes in the aggregate principal amount of $14,204,201.10 issued by All Gain for the sole purpose of All Gain’s financing the acquisition of its interest in the proposed transaction. Following the completion of the merger, the obligations under such notes will be secured by a share charge granted by All Gain to Willow in respect of the shares of Parent held by All Gain.

On December 9, 2015, Kirkland & Ellis sent to Shearman & Sterling a revised draft of the merger agreement.

Later that day, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays, during which meeting Shearman & Sterling summarized the key issues in the revised draft of the merger agreement, including, among other things, (i) the inability of the Company to terminate the agreement if it received a superior proposal, (ii) the closing condition for the benefit of the Consortium that shareholders representing no more than 10% of the outstanding shares had exercised dissenters rights, and (iii) the equal amount of termination fee payable of $9,000,000 by the Company and the Consortium under the applicable trigger events.

At the same meeting, Barclays and the Independent Committee also discussed the financial projections provided by the Company’s management, including the assumptions underlying the financial projections and key line items in the projections. Barclays also verbally discussed its valuation approach and preliminary observations. The Independent Committee also discussed with Barclays and Shearman & Sterling the email Barclays had received from a certain shareholder of the Company (“Shareholder A”), regarding Shareholder A’s view with respect to the valuation of the offer. The Independent Committee concluded that it would consider the views expressed by Shareholder A and any other shareholders of the Company in its evaluation of the proposed transaction. Please see “Special Factors — Reasons for the Merger and Recommendation of the Independent Committee and the Board” beginning on page 35 for more information on the substantive factors considered and the procedures exercised by the Independent Committee and the Board when evaluating the proposed transaction. After discussion, the Independent Committee concluded that there was basis for the Consortium to consider seeking an improvement on the current offer price and instructed Barclays and Shearman & Sterling to communicate the same to the Consortium. The Independent Committee further resolved to reject certain changes to the merger agreement proposed by the Consortium and instructed Shearman & Sterling to convey this response to Kirkland & Ellis.

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On December 10, 2015, Barclays and Shearman & Sterling delivered the request to increase the offer price to CITIC Securities Co., Ltd.

Later that day, Kirkland & Ellis, after several telephonic meetings with members of the Consortium and CITIC Securities Co., Ltd, sent a letter on behalf of the Consortium to Barclays and Shearman & Sterling, confirming that the Consortium would not be able to raise the offer price. The Consortium explained in the letter that the Consortium was unable to raise the offer price because of a multitude of factors, including that the offer price was higher than the trading price of the Company’s ADSs at any time during the entire period that the Company had been listed on the NASDAQ, the substantial uncertainty in the nature of the Company’s business and a slowdown of the overall Chinese economy, the rising costs and increasing competition in the Company’s businesses and the depreciation of Renminbi against the US dollar that had a significant negative effect on the valuation of the Company and the acquisition costs for the Consortium.

Also on December 10, 2015, Shearman & Sterling and Kirkland & Ellis had a lengthy telephonic meeting on remaining major issues under the revised drafts of the merger agreement and the ancillary documents. After the discussion, Shearman & Sterling delivered its comments to the merger agreement and ancillary documents to Kirkland & Ellis.

During the course of next few days, Shearman & Sterling and Kirkland & Ellis, through exchange of multiple drafts and telephonic meetings, continued to negotiate intensively the terms of the merger agreement, equity commitment letter, limited guarantee, support agreement and related documentation.

On December 12, 2015, Barclays conducted a follow-up due diligence call with the Company in relation to the management’s financial projections, particularly around the management’s view of the nature of the film business and some practical issues around developing the Company’s business plan.

On December 13, 2015, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays. After a brief update from its advisors regarding ongoing work streams, Barclays and the Independent Committee discussed the Company’s financial projections and additional information provided by the management, and Barclays presented its valuation analyses of the Company based on the management financial projections. The financial projections are summarized under “Special Factors — Certain Financial Projections” beginning on page 42 in its financial analysis.

The Independent Committee then engaged in a discussion with its advisors regarding whether to perform an active market check or otherwise conduct a broader sale process. After discussion with its legal and financial advisors, and taking into consideration all available facts, including (i) the fact that, given the Consortium’s beneficial ownership of approximately 53.9% of the Company's total issued and outstanding Shares (as of June 12, 2015), and they have agreed to vote for the proposal transaction and vote against any competing proposal pursuant to the Consortium Agreement (ii) the absence of any indication of interest to Barclays or the Independent Committee by any potential bidder in making an alternative offer since the public announcement of the Proposal Letter on June 12, 2015 and (iii) the significant disruption to the operations of the Company that a pre-signing market check may cause, the Independent Committee concluded that reaching out to third parties to assess their interest in an alternative transaction would be futile and would not be in the best interests of the Company or its shareholders because it would be unlikely to produce a competing offer on terms better than Consortium’s offer and therefore, although the Independent Committee would not pursue an active market check at that stage, it would remain open to any competing bids received. The Independent Committee then resolved to seek to negotiate the best deal available with the Consortium.

At the same meeting, Shearman & Sterling then reviewed with the Independent Committee the revised terms of the merger agreement, including (i) the ability of the Company to terminate the agreement if it received a superior proposal, (ii) the termination for failing to close by the Consortium if all conditions to close are satisfied as a trigger for payment of the termination fee by the Consortium, (iii) the closing condition for the benefit of the Consortium that shareholders representing no more than 15% of the outstanding shares had exercised dissenters rights, and (iv) the termination fee payable of $15,000,000 by the Company and the termination fee payable of $30,000,000 by the Consortium under the applicable trigger events (or $15,000,000 if the Consortium chose not to close the proposed transaction if 15% or more of the outstanding shares had exercised dissenters rights).

During the ensuing days, Shearman & Sterling and Kirkland & Ellis continued to vigorously negotiate the merger agreement and related documentation.

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On December 14, 2015, the Chairman Parties and Uranus entered into a side letter in connection with the Uranus Investment Agreement, pursuant to which the Chairman Parties agreed that Uranus may exercise the Exchange Right by delivering a notice and the exchange note to the Chairman Parties at any time on or after the earlier of (i) the execution of the interim investors agreement by, among others, Uranus or its affiliates; or (ii) the execution of the merger agreement but in each case of (i) and (ii), on or before the tenth business day following the execution thereof, so that upon Uranus’ exercise of the Exchange Right, the Chairman Parties would, as contemplated under the support agreement, transfer 2,032,689 Shares to Uranus.

On December 15, 2015, the Independent Committee held a telephonic meeting with Shearman & Sterling and Barclays. Shearman & Sterling reviewed the fiduciary duties applicable to the Independent Committee in connection with the proposed transaction and the key terms in the merger agreement and the related transaction documents. Barclays then presented its financial analyses to the Independent Committee and provided its oral opinion, which was subsequently confirmed in writing and attached hereto as Annex B, to the effect that, as of December 15, 2015, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the $27.40 per Share (or $13.70 per ADS) cash merger consideration to be received by the holders of Shares and ADSs, respectively (other than holders of Excluded Shares or ADSs representing Excluded Shares), pursuant to the merger agreement was fair, from a financial point of view, to such holders. Please see “Special Factors – Opinion of the Independent Committee’s Financial Advisor” beginning on page 44 for additional information regarding the financial analysis performed by Barclays and the opinion rendered by Barclays to the Independent Committee. The full text of the written opinion of Barclays to the Independent Committee, dated December 15, 2015, is attached as Annex B to this proxy statement. After considering the presentations of Shearman & Sterling and Barclays, including Barclays’s fairness opinion, and taking into account the other factors described below under the heading titled “– Reasons for the Merger and Recommendation of the Independent Committee and the Board” the Independent Committee then unanimously determined that the merger agreement and the transaction agreements contemplated by the merger agreement were fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated security holders and declared it advisable for the Company to enter into the merger agreement and the transaction agreements contemplated by the merger agreement and recommended that the Board adopt a resolution approving the merger agreement, the transaction agreements contemplated by the merger agreement and the other contemplated transactions, including the merger, and recommending that the shareholders of the Company authorize and approve the merger agreement, the plan of merger and the merger.

Following the meeting of the Independent Committee, the Board (without the participation of the Chairman and Mr. Donghui Pan) convened a meeting with Shearman & Sterling, Maples and Calder and Barclays. The Chairman and Mr. Donghui Pan did not attend, participate in or vote upon any matters discussed during the meeting. The Independent Committee then provided to the Board an overview of the proposed transaction and presented its recommendation to the Board. After considering the proposed terms of the merger agreement, the other transaction agreements and the recommendation of the Independent Committee, the Board (i) determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated security holders, and declared it advisable, to enter into the merger agreement and the transaction agreements contemplated by the merger agreement, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the transaction agreements contemplated by the merger agreement and the consummation of the contemplated transactions, including the merger, and (iii) resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger. See “Special Factors – Reasons for the Merger and Recommendation of the Independent Committee and the Board” beginning on page 35 for a full description of the resolutions of the Board at this meeting.

Later in the evening on December 15, 2015, the Company, Parent and Merger Sub executed the merger agreement. Other transaction documents, including the limited guarantees, the support agreement, the equity commitment letters and the interim investors agreement (which would be deemed to terminate and supersede the Consortium Agreement upon execution) were also executed on December 15, 2015. The Company then issued a press release announcing the execution of the merger agreement and the ancillary documents, and furnished the press release as an exhibit to its current report on Form 6-K.

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Later on December 15, 2015, after the execution of the merger agreement and other transaction documents, Uranus exercised the Exchange Right so that, as contemplated under the support agreement, the Chairman Parties would transfer 2,032,689 Shares to Uranus within forty-five (45) days after the date of the support agreement and Uranus would release the share charge on such Shares immediately before or upon the registration of such Shares under the name of Uranus in the register of members of the Company.

On December 23, 2015, the transfer of 2,032,689 Shares from the Chairman Parties to Uranus was completed and the share charge on such Shares was released and discharged.

Reasons for the Merger and Recommendation of the Independent Committee and the Board

The Independent Committee and the Board believe that, as a privately-held entity, the Company’s management may have greater flexibility to focus on improving the Company’s long term financial performance without the pressures caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance.

Additionally, as an SEC-reporting company, the Company’s management and accounting staff, which comprises a handful of individuals, must devote significant time to SEC reporting and compliance. The Company is also required to disclose a considerable amount of business information to the public, some of which would otherwise be considered proprietary and competitively sensitive and would not be disclosed by a non-reporting company. As a result, the Company’s actual or potential competitors, customers, suppliers, lenders and vendors all have access to this information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

Our Board, acting upon the unanimous recommendation of the Independent Committee, which the Independent Committee acted with the advice and assistance of our management (other than Mr. Dong Yu, a member of the Buyer Group, and Mr. Donghui Pan, a director of the Company appointed by Fosun, owing to their respective interests in the proposed transaction) and its financial and legal advisors, evaluated the merger, including the terms and conditions of the merger agreement.

At a meeting on December 15, 2015, the Independent Committee unanimously recommended that the Company’s Board adopt resolutions that:

•	determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and the unaffiliated security holders, and declared it advisable, to enter into the merger agreement and the transaction agreements contemplated by the merger agreement;

•	authorized and approved the execution, delivery and performance of the merger agreement and the transaction agreements contemplated by the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and

•	resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

On December 15, 2015, the Board (other than Mr. Dong Yu, a member of the Buyer Group, and Mr. Donghui Pan, a director of the Company appointed by Fosun, who did not attend, participate in or vote upon any matters discussed during the Board meeting, owing to their respective interests in the proposed transaction) approved and adopted the resolutions recommended by the Independent Committee.

In the course of reaching their respective determinations, the Independent Committee and the Board considered the following substantive factors and potential benefits of the merger, each of which the Independent Committee and the Board believed supported their respective decisions, but which are not listed in any relative order of importance:

•	the current and historical market prices of the ADSs, including the fact that per Share merger consideration of $27.40 and the per ADS merger consideration of $13.70 representing a premium of 6.5% over the Company’s closing price of $12.86 per ADS on June 11, 2015, the last trading day prior to June 12, 2015, the date that it announced that it had received a going-private proposal, and a premium of 28.7% over the 60 trading day volume-weighted average trading price prior to June 12, 2015;

•	the Company’s ADSs traded between $5.70 and $12.86 per ADS during the 52-week period prior to June 12, 2015, the date that it announced that it had received a going-private proposal;

•	the fact that per Share merger consideration of $27.40 and the per ADS merger consideration of $13.70 represent a premium of 6.5% over the Company’s highest ADSs closing price, since Company’s initial public offering and prior to the date that it announced that it had received a going-private proposal, at $12.86 per ADS on June 11, 2015;

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•	the possibility that it could take a considerable period of time before the trading price of the ADSs would reach and sustain a per ADS price equal to or greater than the per ADS merger consideration of $13.70, as adjusted for present value, particularly in light of (i) the trading price of the Company’s ADSs prior to announcing the receipt of the going-private proposal, and (ii) the Board’s recognition of the challenges involved in increasing shareholder value as an independent publicly traded company;

•	the all-cash merger consideration, which will allow the unaffiliated security holders to immediately realize liquidity for their investment and provide them with a specific amount of cash consideration for their Shares or ADSs;

•	the negotiations with respect to the merger consideration and the Independent Committee’s determination that, following negotiations with the Buyer Group, $27.40 per Share or $13.70 per ADS was the highest price that the Buyer Group would agree to pay, with the Independent Committee basing its belief on a number of factors, including the process of negotiations and the experience of the Independent Committee’s advisors;

•	the fact that the Chairman and certain Rollover Shareholders (including Skillgreat, Sequoia Entities and Fosun Entities), who collectively own approximately 55.5% of the outstanding Shares, entered into the Consortium Agreement together with PeakRe and Fidelidade on June 12, 2015; pursuant to which, the parties agreed, (i) to participate in the proposed transaction, (ii) to vote for the proposed transaction and vote against any competing proposal, and (iii) not to sell their respective shares in the Company;

•	the financial analysis reviewed and discussed with the Independent Committee by representatives of Barclays, as well as the oral opinion of Barclays to the Independent Committee on December 15, 2015 (which was subsequently confirmed by delivery of a written opinion of Barclays dated the same date) with respect to the fairness, from a financial point of view, the $27.40 per Share (or $13.70 per ADS) cash merger consideration to be received by the holders of Company’s Shares and ADSs, respectively (other than holders of Excluded Shares), pursuant to the merger agreement, as of December 15, 2015, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Barclays in preparing their opinion. Please see “Special Factors – Opinion of the Independent Committee’s Financial Advisor” beginning on page 44 for additional information;

•	potential adverse effects on the Company’s business, financial condition and results of operations caused by recent economic conditions in the PRC, which have resulted in reduced liquidity, greater volatility, widening of credit spreads, lack of price transparency in credit markets, a reduction in available financing and reduced market confidence;

•	estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with the Company’s management’s view of the Company’s financial condition, results of operations, business and prospects, including, without limitation, the fact that the Company’s net revenues increased by approximately 70.1% from 2013 to 2014, compared to a projected increase in net revenues of 31.3% from 2014 to 2015, indicating that the Company may face uncertain business conditions in China, which made the transaction desirable at this time as compared with other times since the Company’s initial public offering in 2010;

•	the increased costs of regulatory compliance for public companies;

•	the trends in the Company’s industry, including competition;

•	the recognition that, as a privately-held entity, the Company’s management may have greater flexibility to focus on improving the Company’s long term financial performance without the pressures caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance;

•	the recognition that, as an SEC-reporting company, the Company’s management and accounting staff, which comprises a handful of individuals, must devote significant time to SEC reporting and compliance;

•	the recognition that, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would otherwise be considered proprietary and competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help our actual or potential competitors, customers, lenders and vendors compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be;

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•	the belief of the Independent Committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

•	the absence of a financing condition in the merger agreement;

•	the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion; and

•	the fact the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Parent will pay the Company a $30.0 million termination fee and the guarantee of such payment obligation by the Chairman, Uranus, Oriental Power, Alibaba Pictures and Mr. Xie pursuant to the Limited Guarantees;

•	since the announcement of the proposed transaction on June 12, 2015 and prior to the entry into the merger agreement, no party other than the members of the Buyer Group had contacted the Company or the Independent Committee expressing an interest in exploring an alternative transaction with the Company; and

•	the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the Independent Committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Independent Committee’s authority.

In addition, the Independent Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to the unaffiliated security holders and to permit the Independent Committee and the Board to represent effectively the interests of such unaffiliated security holders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•	in considering the merger with the Buyer Group, the Independent Committee, which consists of three independent directors, acted solely to represent the interests of the unaffiliated security holders, and the Independent Committee had independent control of the negotiations with the Buyer Group and its legal advisor on behalf of such unaffiliated security holders;

•	all of the directors serving on the Independent Committee during the entire process were and are independent directors and free from any affiliation with the Buyer Group. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the merger that is different from that of the unaffiliated security holders other than (i) the director’s receipt of board compensation in the ordinary course, (ii) Independent Committee members’ compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the Independent Committee’s or Board’s recommendation of the merger), and (iii) the director’s indemnification and liability insurance rights under the merger agreement;

•	following its formation, the Independent Committee’s independent control the sale process with the advice and assistance of Barclays as its financial advisor, and Shearman & Sterling and Maples and Calder, as its legal advisors, each reporting solely to the Independent Committee;

•	the Independent Committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the Buyer Group and the transactions contemplated thereby from the date the Independent Committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by the Board for authorization and approval unless the Independent Committee had recommended such action to the Board;

•	there are no limitations placed on the Independent Committee’s authority, including the authority to reject the terms of any strategic transaction, including the merger;

•	the Independent Committee held telephonic meetings to consider and review the terms of the merger agreement and the merger;

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•	the recognition by the Independent Committee and the Board that it had no obligation to recommend the authorization and approval of the proposal from the Buyer Group or any other transaction;

•	the recognition by the Independent Committee and the Board that, under the terms of the merger agreement, it has the ability to consider any proposal regarding a competing transaction that is reasonably likely to lead to a “superior proposal” (as defined in the merger agreement and further explained under the caption “The Merger Agreement and Plan of Merger – No Solicitation” beginning on page 86) until the date the Company’s shareholders vote upon and authorize and approve the merger agreement;

•	the ability of the Company to terminate the merger agreement in connection with a “superior proposal” (as defined in the merger agreement and further explained under the caption “The Merger Agreement and Plan of Merger – No Solicitation” beginning on page 86) subject to compliance with the terms and conditions of the merger agreement; and

•	the availability of dissenter rights to the shareholders, other than the Rollover Shareholders, who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands.

The Independent Committee and the Board also considered a variety of potentially negative factors discussed below concerning the merger agreement and the merger, which are not listed in any relative order of importance:

•	the fact that authorization and approval of the merger agreement are not subject to the authorization and approval of holders of a majority of the Company’s outstanding Shares and ADSs unaffiliated with the Buyer Group;

•	the fact that the Company’s shareholders, other than the Rollover Shareholders, will have no ongoing equity participation in the Company following the merger, and that they will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Shares, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company which could include a dividend to shareholders;

•	the restrictions on the conduct of the Company’s business prior to the completion of the merger. See “The Merger Agreement and Plan of Merger – Conduct of Business Pending the Merger” beginning on page 84 for additional information;

•	the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the Company will be required to, under certain circumstances, pay Parent a termination fee of $15.0 million in connection with the termination of the merger agreement;

•	the fact that Parent and Merger Sub are newly formed corporations with essentially no assets, and that the Company’s legal remedy in the event of breach of the merger agreement by Parent or Merger Sub is limited to receipt of a termination fee of $30.0 million, and that the Company may not be entitled to a termination fee at all if, among other things, the Company’s shareholders do not approve the merger agreement at the extraordinary general meeting. See “The Merger Agreement and Plan of Merger – Termination of the Merger Agreement” beginning on page 89 and “The Merger Agreement and Plan of Merger – Termination Fee” beginning on page 90 for additional information;

•	the merger agreement precludes the Company from actively soliciting alternative transaction proposals;

•	the fact that Mr. Dong Yu may have interests in the transaction that are different from, or in addition to, those of the unaffiliated security holders, as well as the other interests of the Company’s directors and officers in the merger. Please see “Special Factors – Interests of Certain Persons in the Merger” beginning on page 58 for additional information;

•	the rights of Parent under the merger agreement not to consummate the merger and/or to terminate the merger agreement if certain events that are not within the Company’s control take place, including, among other events, the occurrence of any material adverse effect or the holders of more than 15% of the outstanding Share having validly served notice of objection prior to the vote on the merger at the extraordinary general meeting;

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•	that while the Independent Committee expects to complete the merger, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if Company shareholders approve it;

•	the possibility that the merger might not be completed and the negative impact of a public announcement of the merger on the Company’s sales and operating results and the Company’s ability to attract and retain key management, marketing and technical personnel; and

•	the taxability of an all-cash transaction to the unaffiliated security holders.

The forgoing information and factors considered by the Independent Committee and the Board are not intended to be exhaustive, but include the material factors considered by the Independent Committee and the Board. In view of the wide variety of factors considered by the Independent Committee and the Board, neither the Independent Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Independent Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Independent Committee recommended that the Board authorize and approve, and the Board authorized and approved, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, based upon the totality of the information presented to and considered by it.

In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated security holders and its decision to recommend the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, the Independent Committee considered financial analyses presented by Barclays as an indication of the going concern value of the Company. These analyses included, among others, selected public companies analysis, selected transactions analysis and discounted cash flow analysis. All of the material analyses as presented to the Independent Committee on December 15, 2015 are summarized below under the caption “Special Factors – Opinion of the Independent Committee’s Financial Advisor” beginning on page 44. The Independent Committee expressly adopted these analyses and the opinion of Barclays, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, including the merger.

Neither the Independent Committee nor the Board considered the liquidation value of Company’s assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the Independent Committee and the Board believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value on the following grounds: (i) the realization of value in a liquidation would involve selling many distinct operating entities and such a process would likely be complex and time consuming, as buyers for each asset would need to be found, agreements negotiated and various regulatory approvals would be required, which might delay or impede such a process, (ii) a liquidation of some (but not all) assets would risk leaving unattractive, orphaned assets that would be difficult to monetize, (iii) the tax implications in a liquidation are difficult to quantify, and could be significant relative to a sale of the Company as a going concern, (iv) neither the Independent Committee nor the Board were aware of any precedents of U.S.-listed PRC companies liquidating their entire business and returning the proceeds to shareholders and (v) liquidation value analysis does not take into account any value that may be attributed to the Company’s ability to build and attract new business.

Each of the Independent Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company’s going concern value. The Board and management of the Company have been dedicated to maximizing shareholder value. Taking into account the historical trading prices of ADSs and the current condition of the U.S. stock market, each of the Independent Committee and the Board believes that the per Share merger consideration and the per ADS merger consideration offered by the Buyer Group appropriately reflects the intrinsic present value of Shares and ADSs, while allowing sufficient potential for future growth to attract the Buyer Group to enter into the merger agreement and complete the merger. Each of the Independent Committee and the Board also considered the purchase prices paid in previous purchases as described under the caption “Transactions in the Shares and ADSs” beginning on page 98. Neither the Independent Committee nor the Board considered the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company, as a factor. The Independent Committee and the Board believe that net book value is not a material indicator of the value of the Company as a going concern. The Company’s net book value per Share as of September 30, 2015 was $7.20, based on the 32,402,346 issued and outstanding Shares as of September 30, 2015. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry related to film or the business risks inherent in competing with other companies in that industry. The Company is not aware of any firm offers made by any unaffiliated person, other than the filing persons, during the past two years for (i) the merger or consolidation of the Company with or into another company, or vice-versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company’s securities that would enable the holder to exercise control of the Company.

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In reaching its determination that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and the unaffiliated security holders and its decision to authorize and approve the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, and recommend the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, by the Company’s shareholders, the Board, on behalf of the Company, considered the analysis and recommendation of the Independent Committee and the factors examined by the Independent Committee as described above under this section and under “Special Factors – Background of the Merger,” and adopted such recommendations and analysis. During its consideration of the merger agreement, the plan of merger and the consummation of the transactions, including the merger, the Board was also aware that some of the Company’s directors and shareholders, including Mr. Dong Yu, the chairman of the Board and chief executive officer of the Company, and other employees of the Company, have interests with respect to the merger that are, or may be, different from, or in addition to those of the unaffiliated security holders generally, as described under the section entitled “Special Factors —Interests of Certain Persons in the Merger” beginning on page 58. Except as discussed in “Special Factors – Background of the Merger,” “Special Factors – Reasons for the Merger and Recommendation of the Independent Committee and the Board,” and “Special Factors – Opinion of the Independent Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.

For the foregoing reasons, each of the Company and the Board believes that the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, are substantively and procedurally fair to and in the best interests of the Company and the unaffiliated security holders.

Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing “going private” transactions, each member of the Buyer Group is deemed to be an affiliate of the Company and is required to express its beliefs as to the fairness of the merger to the Company’s unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Buyer Group as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company or holder of ADSs as to how to vote on the proposal to authorize and approve the merger agreement, the Plan of Merger and the transactions, including the merger. The Buyer Group has interests in the merger that are different from, and/or in addition to, those of the unaffiliated security holders of the Company by virtue of its continuing interests in the surviving corporation after the consummation of the merger. These interests are described under the caption “— Interests of Certain Persons in the Merger —Interests of the Buyer Group” beginning on page 59.

The Buyer Group believes that the interests of the Company’s unaffiliated security holders were represented by the Independent Committee, which negotiated the terms and conditions of the merger agreement with the assistance of its legal and financial advisors. The Buyer Group did not participate in the deliberations of the Independent Committee regarding, and did not receive any advice from the Independent Committee’s advisors as to, the fairness of the merger to the Company’s unaffiliated security holders. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the Company’s unaffiliated security holders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such holders. The members of the Buyer Group did not perform, or engage a financial advisor to perform, any special valuation or other analysis to assist them in assessing the substantive and procedural fairness of the merger consideration to the Company’s unaffiliated security holders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s management regarding the Company and its business, and the factors considered by, and the conclusions of, the Independent Committee and the Board discussed in “Special Factors — Reasons for the Merger and Recommendation of the Independent Committee and the Board” beginning on page 35, the Buyer Group believes the merger is both substantively and procedurally fair to the Company’s unaffiliated security holders based upon the following factors, which are not listed in any relative order of importance:

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•	in considering the merger with the Buyer Group, the Independent Committee, which consists of three independent directors, acted solely to represent the interests of the unaffiliated security holders, and the Independent Committee had independent control of the negotiations with the Buyer Group and its legal advisor on behalf of such unaffiliated security holders;

•	all of the directors serving on the Independent Committee during the entire process were and are independent directors and free from any affiliation with the Buyer Group. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the merger that is different from that of the unaffiliated security holders other than (i) the director’s receipt of board compensation in the ordinary course, (ii) Independent Committee members’ compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the Independent Committee’s or Board’s recommendation of the merger), and (iii) the director’s indemnification and liability insurance rights under the merger agreement;

•	the Independent Committee retained and was advised by legal and financial advisors experienced in assisting committees such as the Independent Committee in similar transactions;

•	neither the Independent Committee nor the Board had any obligation to recommend authorization or approval of the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, or any other transaction;

•	the current and historical market prices of the ADSs, including the fact that per Share merger consideration of $27.40 and the per ADS merger consideration of $13.70 representing a premium of 6.5% over the Company’s closing price of $12.86 per ADS on June 11, 2015, the last trading day prior to June 12, 2015, the date that it announced that it had received a going-private proposal, and a premium of 23.6% and 28.7% over the 30 and 60 trading day volume-weighted average trading price prior to June 12, 2015, respectively;

•	the fact that the merger consideration is all cash, which provides a specific amount of cash consideration for Shares and ADSs held by, and liquidity to, unaffiliated security holders and allows the unaffiliated security holders not to be exposed to risks and uncertainties relating to the prospects of the Company;

•	the fact that the Independent Committee received from its financial advisor an opinion, dated December 15, 2015, as to the fairness, from a financial point of view and as of such date, of the per Share merger consideration to be received by holders of Shares and the per ADS merger consideration to be received by holders of ADSs (other than holders of Excluded Shares);

•	the fact that, under the terms of the merger agreement, the Company has the ability to consider any proposal regarding a competing transaction that is reasonably likely to lead to a “superior proposal” (as defined in the merger agreement and further explained under the caption “The Merger Agreement and Plan of Merger – No Solicitation” beginning on page 86) until the date the Company’s shareholders vote upon and authorize and approve the merger agreement;

•	the ability of the Company to terminate the merger agreement in connection with a “superior proposal” (as defined in the merger agreement and further explained under the caption “The Merger Agreement and Plan of Merger – No Solicitation” beginning on page 86) subject to compliance with the terms and conditions of the merger agreement;

•	the availability of dissenter rights to the shareholders, other than the Rollover Shareholders, who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenter rights, which allow such holders to receive the fair value of their Shares as determined by the Grand Court of the Cayman Islands;

•	the fact that the authorization and approval of the merger agreement, the plan of merger and the merger is subject to approval by the affirmative vote of at least two-thirds of the shareholders present and voting in person or by proxy as a single class in accordance with the Cayman Islands Companies Law and the Company’s memorandum and articles of association;

•	that the Board was fully informed about the extent to which the interests of the Rollover Shareholders in the merger differed from those of the Company’s unaffiliated security holders; and

•	the fact that none of the directors related to the Rollover Shareholders or the management of the Company participated in or sought to influence the deliberative process of the Independent Committee.

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The Buyer Group did not consider the Company’s net book value, which is defined as total assets minus total liabilities, as a factor because it believed that net book value is not a material indicator of the Company’s value as a going concern.

In its consideration of the fairness of the proposed merger, the Buyer Group did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the Company’s unaffiliated security holders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, since it considered the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the merger.

The Buyer Group did not seek to establish a pre-merger going concern value for the Company’s Shares and ADSs to determine the fairness of the merger consideration to the Company’s unaffiliated security holders because following the merger the Company will have a significant different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company’s ADSs, the merger consideration represented a premium to the going concern value of the Company.

Certain Financial Projections

The Company’s management does not, as a matter of course, make available to the public financial projections. However, in connection with Barclay’s financial analysis of the consideration to be paid in the merger, the Company’s management provided financial projections for the fiscal year ending December 31, 2015 through the fiscal year ending December 31, 2020 to Barclays, as the financial advisor to the Independent Committee, on December 6, 2015. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of the Company.

The financial projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company’s management took into account historical performance, combined with estimates regarding net revenues, EBITDA, adjusted EBITDA, net income and adjusted net income. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by management that management believed were reasonable at the time the projections were prepared. This information is not, however, fact and should not be relied upon as being necessarily indicative of actual future results. Readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for the Company's existing and new products and services, customer behavior and preferences, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of management, may cause actual future results to differ materially from the results forecasted in these financial projections. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to the merger, including, but not limited to, any changes to the projections or the Company's operations or strategy as a result of the merger or any changes to the Company's operations or strategy that may be implemented after the time the projections were prepared. We cannot assure you that the projections will be realized or that actual results will not be significantly different from those contained in the projections.

Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the financial advisor and are not included for the purpose of influencing any shareholders to make any investment decision with respect to the merger, including whether or not to seek appraisal for his, her or its Shares.

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The following table summarizes the financial projections provided by management to Barclays on December 6, 2015:

	For the year ending December 31,
	2015E	2016E	2017E	2018E	2019E	2020E	FY15-20E CAGR%
	RMB	RMB	RMB	RMB	RMB	RMB
	(in millions)

Net Revenues	2,068.0	2,868.4	4,260.6	5,170.3	6,147.6	6,721.0	26.6%

EBITDA (Non-GAAP)(1)	138.9	277.7	496.4	672.1	817.2	909.2	45.6%

Adjusted EBITDA (Non-GAAP)(2)	238.1	376.9	595.6	752.7	897.8	989.8	33.0%

EBIT (Non-GAAP)(1)	98.7	220.8	430.9	601.2	742.4	833.2	53.2%

Net Income Attributable to Bona(3)	9.0	120.9	289.6	429.1	544.2	605.9	132.1%

Adjusted Net Income Attributable to Bona (Non-GAAP)(3)	108.2	220.1	388.8	509.7	624.8	686.5	44.7%

Adjusted Net Income (Non-GAAP)(2)	104.6	216.4	385.2	506.1	621.1	682.9	45.5%

_______________________________

(1)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization. “EBIT” refers to earnings before interest and taxes.

(2)	“Adjusted EBITDA” is adjusted net income adjusted for interests, taxes, depreciation and amortization. “Adjusted net income” is net (loss) income adjusted for share-based compensation expenses.

(3)	“Net income attributable to Bona” is net (loss) income less net loss attributable to noncontrolling interests. “Adjusted net income attributable to Bona” is net income attributable to Bona that is adjusted to exclude share-based compensation expenses.

EBITDA, adjusted EBITDA, EBIT, adjusted net income attributable to Bona and adjusted net income are non-GAAP measures that are used by management as supplemental financial measures to evaluate the Company’s business trends. They are not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and, accordingly, they may not be comparable measurements to those used by other companies. They should not be considered a substitute for or superior to U.S. GAAP results.

In preparing these projections, the Company’s management necessarily made certain assumptions about future financial factors affecting the Company’s business, including, primarily, that (i) box office revenue growth in China would be in line with management’s expectations, (ii) the Company would be able to monetize their film pipeline and expand movie theater network according to management’s plans and schedule, (iii) the Company would continue to be able to successfully co-invest and co-produce Hollywood films with similar commercial terms and market them in China largely in accordance with management’s expectations, (iv) the Company would be able to invest, produce, and market domestic films in China at costs which are in line with management’s expectations, (v) the Company would continue to be able to raise film funds to finance future film investments and productions at broadly similar terms to management’s expectations. The Company's management also assumed that the RMB and the overall economy in China will remain stable, and that there will be no material adverse change in the competition, the industry, and relevant regulations affecting the Company.

For the reasons discussed in this proxy statement, including the bases and assumptions on which the financial projections and forecasts were compiled, the inclusion of specific portions of the financial projections and forecasts in this proxy statement should not be regarded as an indication that the Company, the Independent Committee and its advisors or the Board considers such financial projections or forecasts to be an accurate prediction of future events, and the projections and forecasts should not be relied on as such an indication. No one has made any representation to any shareholders of the Company or anyone else regarding the information included in the financial projections and forecasts discussed above.

The financial projections and forecasts included in this proxy statement should not be considered in isolation or in lieu of the Company’s operating and other financial information prepared in accordance with U.S. GAAP.

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

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BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

The financial projections are forward-looking statements. For information on factors which may cause the Company’s future financial results to materially vary, please see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 102, and “Item 3. Key Information— D. Risk Factors” included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement.

Opinion of the Independent Committee’s Financial Advisor

Pursuant to an engagement letter dated July 13, 2015, the Independent Committee retained Barclays Bank PLC to act as its financial advisor to provide financial advice and related assistance to the Independent Committee in connection with the merger. Barclays is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, underwritings and private placements of securities, and other investment banking services.

On December 15, 2015, at a meeting of the Independent Committee to evaluate the merger, Barclays rendered its oral opinion to the Independent Committee, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Barclays’ written opinion, the merger consideration to be paid to the holders of Shares (other than holders of Excluded Shares) and the holders of ADSs (other than holders of ADSs representing Excluded Shares) in the merger was fair, from a financial point of view, to those holders.

The full text of Barclays’ written opinion, dated as of December 15, 2015, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Barclays’ opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read the Barclays opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Barclays in connection with the opinion.

Barclays’ engagement and opinion were for the benefit of the Independent Committee, in its capacity as such, and its opinion was rendered to the Independent Committee in connection with its consideration of the merger. Barclays has expressly consented to the inclusion of its opinion and presentation to the Independent Committee, dated December 13, 2015, as exhibits to the transaction statement on Schedule 13E-3 filed with the SEC in connection with the merger and the availability of these materials in accordance with the immediately following sentence. These materials will also be available for any interested shareholder of the Company (or any representative of a shareholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours. Shareholders of the Company may consider these materials in connection with their evaluation of the merger. However, neither Barclays’ opinion nor its presentation to the Independent Committee was intended to nor does it constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any matter relating thereto.

Barclays rendered its opinion with respect to, as of the date of the opinion, the fairness, from a financial point of view, to the Company’s shareholders (other than holders of Excluded Shares) and ADS holders (other than holders of ADSs representing Excluded Shares) of the per Share merger consideration and Per ADS Merger Consideration, respectively, to be offered to such shareholders and ADS holders, respectively, in the merger. Barclays was not requested to opine as to, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the per Share merger consideration to be offered to the holders of Shares or the per ADS merger consideration to be offered to the holders of ADSs in the merger.

In arriving at its opinion, Barclays reviewed and analyzed:

•	a draft of the merger agreement dated as of December 14, 2015 and the specific terms of the merger contained therein;

•	certain publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s financial statements as filed with the SEC;

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•	financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including financial projections of the Company prepared by the management of the Company;

•	historical price and trading volume of the ADSs from June 11, 2014 to December 10, 2015;

•	a comparison of the historical financial results and present financial condition of the Company with those of other companies Barclays deemed relevant; and

•	a comparison of the financial terms of the merger with the financial terms of certain other recent transactions Barclays deemed relevant.

In addition, Barclays:

•	had discussions with the management of the Company concerning the Company’s business, operations, assets, financial condition, and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and Barclays has not assumed responsibility or liability for any independent verification of such information) and further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Independent Committee, Barclays assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. Barclays assumes no responsibility for and expresses no view as to any such projections or estimates or the assumptions on which they are based. In arriving at its opinion, Barclay did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays’ opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date on which Barclays rendered its opinion. Barclays assumes no responsibility for updating or revising its opinion based on events or circumstances that may occur after the date of its opinion.

In rendering its opinion, Barclays assumed that the executed merger agreement conformed in all material respects to the last draft dated December 14, 2015 reviewed by Barclays. In addition, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of the Independent Committee and without expressing or implying any opinion on the probability of the same, that all material governmental, regulatory and third party approvals, consents and releases for the merger will be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor does Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understands that the Independent Committee has obtained such advice as it deemed necessary from qualified professionals.

In preparing its opinion, Barclays performed a variety of financial and comparative analyses that it deemed to be appropriate for this type of transaction, including those described below. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete or misleading view of the processes underlying the opinion of Barclays. In arriving at its opinion, Barclays considered the results of all of the analyses as a whole and did not attribute any particular weight to any factor or analysis considered by it. Rather, Barclays made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

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In its analyses, Barclays considered and made numerous assumptions with respect to industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or transaction used in Barclays’ analyses as a comparison is identical or necessarily directly comparable to the Company or the merger. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions analyzed. The estimates contained in Barclays’ analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Barclays does not assume any responsibility if future results are materially different from those forecast. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and estimates are inherently subject to substantial uncertainty.

Barclays’ opinion was one of many factors taken into consideration by the Independent Committee in connection with its consideration of the merger. Consequently, the analyses described below should not be viewed as determinative of the opinion of the Independent Committee with respect to the merger consideration or of whether the Independent Committee would have been willing to determine that a different merger consideration was fair. The merger consideration to be paid to the holders of our Shares and ADSs pursuant to the merger was determined through arm’s length negotiations between the Independent Committee and representatives of Parent and was approved by the Independent Committee and the Board. Barclays did not recommend any specific merger consideration to the Independent Committee or that any given merger consideration constituted the only appropriate consideration for the merger.

In accordance with customary investment banking practice, Barclays employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial and comparative analyses that were performed by Barclays in connection with rendering its opinion and does not purport to be a complete description of the financial analyses performed by Barclays. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Barclays’ financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumption underlying the analyses, could create a misleading impression of Barclays’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 10, 2015, and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Based upon the financial forecasts provided by management of the Company, Barclays performed a discounted cash flow analysis to determine a range of illustrative net present values per ADS as at December 31, 2015. For purpose of this analysis, Barclays applied discount rates ranging from 10.5% to 11.5%, reflecting an estimate of the Company’s weighted average cost of capital (calculated based on macro-economic and industry specific estimate of risk, opportunity cost of capital among other appropriate factors), to (i) the estimated unlevered free cash flows of the Company from 2016 through the end of 2020 and (ii) the terminal value of the Company as of the end of 2020 derived by applying perpetuity growth rates ranging from 3.0% to 4.0% to the Company’s estimated unlevered free cash flow. Unlevered free cash flow was calculated as adjusted earnings before interest and taxes plus depreciation and amortization, less share-based compensation expenses (to the extent that these expenses corresponded to share-based compensation that has not been currently issued and that has not been accounted for in the calculation of the current Shares issued and outstanding, on a fully diluted basis), unlevered tax expenses, capital expenditures and changes in net working capital. The sum of the present value of (i) and (ii) were then adjusted by subtracting total debt outstanding (including minority interest), adding total cash, cash equivalents and restricted cash outstanding, as of September 30, 2015. From these figures, Barclays’ calculations resulted in illustrative net present values per ADS ranging from $11.84 to $14.90.

Selected Transaction Analysis

Barclays reviewed and analyzed certain publicly available information relating to the following completed transactions involving (a) film exhibition companies, (b) production and distribution companies and (c) film exhibition or production and distribution companies located in the PRC, respectively. Barclays compared certain financial information and transaction multiples relating to the target companies in those transactions to the corresponding information for the Company:

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Film Exhibition Target Company Transaction Comparables

Date Announced	Acquiror	Target Company	Target Nationality
13/08/2014	SongLiao Automobile	Jiangsu Yaolai Cinema Management	PRC
10/01/2014	Cineworld Group	Cinema City Holding	Poland
10/06/2013	OMERS Private Equity	Vue Entertainment	UK
19/02/2013	Regal Entertainment	Hollywood Theaters	US
16/11/2012	Cinemark	Rave Cinemas	US
01/10/2012	Carmike Cinemas	Rave Reviews Cinemas (16 Theaters)	US
10/07/2012	Doughty Hanson & Co	CinemaxX AG	Germany
18/05/2012	Dalian Wanda Group	AMC Entertainment	US
05/11/2010	Doughty Hanson & Co	Vue Entertainment	UK

Production and Distribution Target Company Transaction Comparables

Date Announced	Acquiror	Target Company	Target Nationality
21/11/2014	BesTV New Media	SMG Pictures	PRC
29/08/2014	Zhejiang Jinlei Refractories	Perfect Pictures & Media	PRC
24/06/2014	Alibaba Investment	ChinaVision Media Group	PRC
07/08/2013	Jiangsu Hongbao Hardware	Great Wall Film & TV	PRC
22/07/2013	Huace Film & TV	Croton Cultural Media	PRC
20/07/2012	DreamWorks	Classic Media	US
27/07/2011	Walt Disney	UTV Software Communications	India
31/08/2009	Walt Disney	Marvel Entertainment	US
24/01/2006	Walt Disney	Pixar	US
09/12/2005	Viacom / Paramount	DreamWorks	US

PRC Located Film Exhibition Target Company or Production and Distribution Target Company Transaction Comparables

Date Announced	Acquiror	Target Company	Target Nationality
21/11/2014	BesTV New Media	SMG Pictures	PRC
29/08/2014	Zhejiang Jinlei Refractories	Perfect Pictures & Media	PRC
13/08/2014	SongLiao Automobile	Jiangsu Yaolai Cinema Management	PRC
24/06/2014	Alibaba Investment	ChinaVision Media Group	PRC
07/08/2013	Jiangsu Hongbao Hardware	Great Wall Film & TV	PRC
22/07/2013	Huace Film & TV	Croton Cultural Media	PRC

None of the selected transactions or the companies party to the transactions are identical or directly comparable to the proposed merger or to the Company. The selected transactions were identified based on the three groups above which Barclays considered generally relevant for the purpose of its analysis: (a) target companies with film exhibition business operations in common with the Company; (b) target companies operating in the adjacent production and distribution industry verticals to the Company; and (c) target companies located in the PRC with film exhibition business operations or operating in the adjacent production and distribution industry verticals. However, the reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and the Company.

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Based on the management forecast for the Company and publicly announced historical financial information for the target company in each selected transaction, Barclays calculated, among other things, the enterprise value of the Company and each target company, as applicable, as a multiple of such company’s EBITDA for the twelve-month period prior to the date on which the relevant transaction was announced (“LTM”). The results of this analysis are summarized as follows:

Film Exhibition Target Company Comparables
EV / EBITDA Multiple LTM
Mean	9.2x
Median	7.6x

Production and Distribution Target Company Comparables

EV / EBITDA Multiple LTM
Mean	17.6x
Median	15.3x

PRC Located Film Exhibition Target Company or Production and Distribution Target Company Transaction Comparables

EV / EBITDA Multiple LTM
Mean	17.1x
Median	15.4x

Based on the results of the foregoing analysis and Barclays’ professional judgment, Barclays applied multiples ranging from 10.4x to 24.3x, based on the minimum and maximum multiples for the transaction comparables involving PRC located target companies (with the minimum representing the Huace Film-Croton transaction and the maximum representing the Alibaba-ChinaVision transaction), to the Company’s estimated adjusted EBITDA for 2015 and derived illustrative implied values per ADS ranging from $5.40 to $12.80.

In addition, as part of its selected transaction comparable companies analysis, Barclays also performed a premia paid analysis based on the premia paid in 46 previously announced take-private transactions involving U.S.-listed companies with business and operations primarily in the PRC in various industries. For purposes of this analysis, Barclays calculated the premia represented by the acquisition price in each of the transactions to the volume weighted average closing price (“VWAP”) of the applicable target company’s shares as of one day, 30 days, and 90 days prior to the announcement of the receipt of the applicable proposal for a take-private transaction. The results of these calculations are summarized as follows:

	Precedent Transactions
	1-day VWAP	30-days VWAP	90-days VWAP
Mean	31.0%	34.3%	33.7%
Median	26.2%	32.9%	30.8%

Barclays applied premia ranging from 20.7% to 39.9% (representing the 1st and 3rd quartile of the 90-day VWAP premia of such take-private comparable transactions, respectively) over $10.18, the VWAP of the ADSs during the 90 trading days prior to, and including, June 11, 2015, the last trading date before information about a potential proposal for a going private transaction involving the Company became public and derived illustrative prices for the ADSs ranging from $12.30 to $14.20.

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Selected Trading Analysis

Barclays reviewed and analyzed certain publicly available market trading data, financial information and valuation metrics of the following groups of selected publicly traded companies and compared such information to the corresponding information for the Company:

PRC Filmed Entertainment Companies

•	Alibaba Pictures

•	IMAX China

•	SMI

•	Mei Ah

•	Orange Sky

US-Listed Filmed Entertainment Companies

•	Walt Disney

•	Time Warner

•	21st Century Fox

•	Viacom

•	Lionsgate

•	DreamWorks

Global Exhibition Companies

•	Cinemark

•	Regal Entertainment

•	Cineplex Inc

•	CJ CGV

•	Major Cineplex

•	Carmike Cinemas

•	PVR Ltd

The selected companies were chosen based on Barclays’ knowledge of the filmed entertainment and film exhibition industries. Although none of the selected companies is identical or necessarily directly comparable to the Company, the selected companies are publicly traded on exchanges accessible to foreign investors with operations and/or other criteria, such as lines of business, revenue model, markets, business risks, growth prospects, maturity of business and size and scale of business, that Barclays considered generally relevant for purposes of its analysis.

Based on available data with respect to the closing share price as of December 10, 2015, historical financial information contained in public filings and Wall Street research analyst estimates for the selected companies, Barclays calculated, among other things, the enterprise value as a multiple of estimated EBITDA for 2015, 2016, and 2017 for each selected company. The results of this analysis are summarized as follows:

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Enterprise Value / EBITDA

	2015E	2016E	2017E
PRC Filmed Entertainment Companies
Mean	25.7x	15.2x	11.5x
Median	14.5x	8.6x	6.2x

U.S.-Listed Filmed Entertainment Companies
Mean	18.7x	13.4x	12.0x
Median	11.8x	10.6x	9.8x

Global Exhibition Companies
Mean	11.5x	10.0x	8.8x
Median	11.1x	8.6x	7.9x

All Companies
Mean	16.8x	12.2x	10.5x
Median	12.9x	9.6x	8.7x

Based on the results of the foregoing Enterprise Value / EBITDA analysis and Barclays’ professional judgment, Barclays applied multiples ranging from 14.2x to 16.2x (with the range based on the mean of the PRC filmed entertainment comparable companies) to the Company’s estimated adjusted EBITDA for 2016 to derive an illustrative enterprise value of the Company. Barclays derived illustrative enterprise value of the Company implied values per ADS ranging from $11.80 to $13.50.

In addition, Barclays applied multiples ranging from 10.5x to 12.5x (with the range based on the mean of the PRC filmed entertainment comparable companies) to the Company’s estimated adjusted EBITDA for 2017 to derive an illustrative enterprise value of the Company. Using the same methodologies described above, Barclays derived illustrative implied values per ADS ranging from $13.80 to $16.40.

Historical Trading Range

Barclays reviewed the historical price performance of the ADSs for the 52-week period ending June 11, 2015, which represents the last trading day prior to the announcement of receipt of the merger proposal. During this period the range of closing prices of the ADSs was between $5.70 and $12.86. Barclays also observed that the volume weighted average prices of the ADSs for the 1-day, 30-day, 60-day, 90-day, and 180-day periods prior to the announcement of receipt of the merger proposal, dated June 12, 2015, were $12.86, $11.37, $10.64, $10.18 and $9.42 respectively. Based on the offer price and the unaffected share prices, Barclays also observed implied premiums of 20.4% to volume weighted average prices of the ADSs for the 30-day period preceding the announcement date, 28.7% to volume weighted average prices of the ADSs for the 60-day period preceding the announcement date, 34.6% to volume weighted average prices of the ADSs for the 90-day period preceding the announcement date, and 45.5% to volume weighted average prices of the ADSs for the 180-day period preceding the announcement date.

Miscellaneous

Pursuant to the terms of Barclays’ engagement letter, the Company has agreed to pay an opinion fee of $1,000,000 to Barclays, which became payable upon Barclays’ delivery of its opinion to the Independent Committee. In addition, the Company has agreed to pay a discretionary fee of up to $500,000 to Barclays, which shall be payable, in the sole discretion of the Independent Committee, upon the closing of the merger. The Company has also agreed to reimburse Barclays for certain expenses and indemnify Barclays for certain liabilities that may arise out of its engagement.

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Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. Barclays has in the past provided, and is currently providing, investment banking and financial services to the Company and certain investors from which Parent proposes to obtain equity financing for the consummation of the merger or their respective affiliates and we may in the future provide investment banking and financial services to such investors, the Company or any of their respective affiliates. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for Barclay’s own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Buyer Group’s Purpose of and Reasons for the Merger

Under SEC rules governing “going private” transactions, each member of the Buyer Group is deemed to be engaged in a “going private” transaction and is required to express its reasons for the merger to the Company’s unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Buyer Group, the purpose of the merger is to enable Parent to acquire 100% control of the Company, in a transaction in which unaffiliated holders of the Shares and the ADSs will be cashed out in exchange for $27.40 per share or $13.70 per ADS, respectively, without interest and net of any applicable withholding taxes, so Parent will bear the rewards and risks of the sole ownership of the Company after all of the ADSs and Shares are cancelled, including any increases in value of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses.

The Buyer Group believes the operating environment has changed in a significant manner since the Company’s initial public offering. There is greater domestic competition in the businesses in which the Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business and a willingness to make business decisions focused on improving the Company’s long-term profitability. The Buyer Group believes that these strategies would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance.

Further, as a privately held company, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002.

The Buyer Group decided to undertake the “going private” transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above. In the course of considering the “going private” transaction, the Buyer Group did not consider alternative transaction structures because the Buyer Group believed the merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.

Effect of the Merger on the Company

Private Ownership

ADSs representing Shares of the Company are currently listed on the NASDAQ under the symbol “BONA.” It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately-held company beneficially owned by the Buyer Group. Following the completion of the merger, the ADSs will cease to be listed on the NASDAQ, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company’s application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 registered holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the United States federal securities laws, including Sarbanes-Oxley Act, applicable to public companies. After the completion of the merger, the Company’s shareholders will no longer enjoy the rights or protections that the United States federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company. Furthermore, following the completion of the merger, the ADS program of Shares will terminate.

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Under the terms of the merger agreement, if the merger is completed, at the Effective Time, each of the Shares, including Shares represented by ADSs, issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be cancelled in exchange for the right to receive $27.40 in cash per Share without interest and net of any applicable withholding taxes. Each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive $13.70 in cash per ADS without interest and net of any applicable withholding taxes (less $0.05 per ADS cancellation fees pursuant to the terms and conditions of the Deposit Agreement). The Excluded Shares other than Dissenting Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled for their fair value determined in accordance with the CICL.

In addition, at the Effective Time, the Company will terminate the Share Incentive Plans, terminate all relevant award agreements entered into under the Share Incentive Plans and cancel all the Company Share Awards granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

At the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Vested Company Option will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Unvested Company Option will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of Parent Shares equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

At the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each Vested Restricted Share will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each Unvested Restricted Share will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

Memorandum and Articles of Association of the Surviving Corporation; Directors and Management of the Surviving Corporation

If the merger is completed, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Appendix II to the plan of merger (which is substantially the form of the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the merger, except that at the effective time of the merger, the memorandum and articles of association shall refer to the name of the surviving corporation as “Bona Film Group Limited.)” In addition, the directors of Merger Sub immediately prior to the effective time (identified below in “Annex D – Directors and Executive Officers of each Filing Person”) will become the directors of the surviving corporation and the officers of the Company immediately prior to the effective time will become the officers of the surviving corporation.

Primary Benefits and Detriments of the Merger

The primary benefits of the merger to the unaffiliated security holders include, without limitation, the following:

•	the receipt by such security holders of $27.40 per Share or $13.70 per ADS in cash, representing a premium of 6.5% over the Company’s closing price of $12.86 per ADS on June 11, 2015, the last trading day prior to June 12, 2015, the date that it announced that it had received a going-private proposal, and a premium of 28.7% over the 60 trading day volume-weighted average trading price prior to June 12, 2015; and

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•	the avoidance of the risk associated with any possible decrease in the Company’s future revenues and free cash flow, growth or value, and the risks related to the Company’s substantial leverage, following the merger.

The primary detriments of the merger to the unaffiliated security holders include, without limitation, the following:

•	such security holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

•	in general, for a U.S. Holder (as defined under “Special Factors – Material U.S. Federal Income Tax Consequences”), the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. As a result, a U.S. Holder (as defined under “Special Factors – Material U.S. Federal Income Tax Consequences”) of the Shares or ADSs who receives cash in exchange for all of such U.S. Holder’s Shares or ADSs in the merger generally will be required to recognize gain or loss equal to the difference, if any, between the amount of cash received and such U.S. Holder’s aggregate adjusted tax basis in such Shares.

The primary benefits of the merger to the Company’s directors and executive officers (other than the Chairman) include, without limitation, the following:

•	either the cash-out of or replacement of Vested Company Options and Vested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than the Chairman) by a grant of equity incentive awards of Parent with substantially the same economic value, as agreed upon by the holders thereof and Parent;

•	the replacement of Unvested Company Options and Unvested Restricted Shares beneficially held by employees, executive officers and directors of the Company (other than the Chairman) by a grant of equity incentive awards of Parent with substantially the same economic value;

•	continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving corporation to former directors and officers of the Company provided under the merger agreement;

•	the monthly compensation of $10,000 of members of the Independent Committee in exchange for their services in such capacity (or, in the case of the chairman of the Independent Committee, monthly compensation of $15,000) (the payment of which is not contingent upon the completion of the merger or the Independent Committee’s or the board’s recommendation of the merger); and

•	the expected continuation of service of certain executive officers of the Company with the surviving corporation in positions that are substantially similar to their current positions.

The primary detriments of the merger to the Company’s directors and executive officers (other than Mr. Dong Yu) include, without limitation, the following:

•	certain directors and officers, to the extent and in their capacity as shareholders of the Company, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

•	in general, the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws.

The primary benefits of the merger to the Buyer Group include the following:

•	if the Company successfully executes its business strategies, the value of their equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

•	the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholders and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

•	the Company will have more freedom to focus on long-term strategic planning in a highly competitive business;

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•	the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations;

•	the Company will be able to introduce new products or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts; and

•	there will be a reduction of the costs and administrative burden associated with operating the Company as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements. In 2014, such costs that would be reduced as a result of the Company no longer being publicly listed totaled approximately $1.9 million and included, but were not limited to, (i) fees and expenses related to Sarbanes-Oxley compliance and valuation services, (ii) fees and expenses of U.S. securities counsel and investor relations firm, (iii) printing costs and (iv) and directors’ and officers’ liability insurance. Such cost savings will directly benefit the Buyer Group following the closing, and will be recurring in nature if and for so long as the Company remains private.

The primary detriments of the merger to the Buyer Group include the following:

•	all of the risk of any possible decrease in the Company’s revenues, free cash flow or value following the merger will be borne by the Buyer Group;

•	risks associated with pending legal and regulatory proceedings against the Company will be borne by the Buyer Group;

•	the business risks facing the Company will be borne by the Buyer Group;

•	an equity investment in the surviving corporation by the Buyer Group following the merger will involve substantial risk resulting from the limited liquidity of such an investment; and
•	following the merger, there will be no trading market for the surviving corporation’s equity securities.

Effect of the Merger on the Company’s Net Book Value and Net Earnings

Following consummation of the merger, Parent will own 100% of the outstanding share capital of the Company and will have a corresponding interest in our net book value and net earnings.

Our net income attributable to our shareholders for the fiscal year ended December 31, 2014 was approximately $6.4 million and our net tangible book value as of December 31, 2014 was approximately $166.0 million.

The Table below sets out the direct or indirect interest in the Company’s net earnings and net tangible book value for members of the Buyer Group before and immediately after the merger, based on the historical net tangible book value and net earnings of the Company as of and for the year ended December 31, 2014.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Earnings		Net Tangible Book Value		Earnings		Net Tangible Book Value
Name	$’000%		$’000%		$’000%		$’000%
Chairman Parties	2,446.0	38.2	63,474.3	38.2	3,156.8	49.3	81,918.0	49.3
Sequoia Entities	325.1	5.1	8,435.2	5.1	278.1	4.3	7,216.9	4.3
Fosun Entities	394.9	6.2	10,247.0	6.2	337.8	5.3	8,767.1	5.3
SAIF	464.5	7.3	12,053.6	7.3	397.4	6.2	10,312.8	6.2
Uranus	403.4	6.3	10,468.3	6.3	836.0	13.1	21,693.8	13.1
Alibaba Entities	-	-	-	-	530.1	8.3	13,755.9	8.3
Tencent Entities	-	-	-	-	371.1	5.8	9,629.1	5.8
All Gain Parties	-	-	-	-	87.6	1.4	2,272.4	1.4

(1)	Ownership percentages are based on 32,402,346 Shares issued and outstanding as of the date of this proxy statement and taking into consideration Company Options exercisable and Restricted Shares vesting within 60 days from the date of this proxy statement.

(2)	Ownership percentages are subject to adjustment pursuant to the terms and conditions of the merger agreement, the Equity Commitment Letters and the Support Agreement and are on a fully diluted basis.

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Plans for the Company after the Merger

After the effective time of the merger, Parent anticipates that the Company’s operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent.

Other than as described in this proxy statement and transactions already under consideration by the Company, there are no present plans or proposals that relate to or would result in any of the following:

•	an extraordinary corporate transaction involving the Company’s corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations;

•	sale or transfer of a material amount of assets; or

•	any other material changes in the Company’s business.

However, the Buyer Group will continue to evaluate the Company’s entire business and operations from time to time, and may propose or develop plans and proposals which they consider to be in the best interests of the Company and its equity holders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions, including the possibility of relisting the Company or a substantial part of its business on another stock exchange.

Alternatives to the Merger

The Board did not independently determine to initiate a process for the sale of the Company. The Independent Committee was formed on June 15, 2015, in response to the receipt of the going-private proposal letter from the Buyer Group (which at that time comprised of Mr. Dong Yu, the Sequoia Entities and Fosun) on June 12, 2015. In light of (i) the Buyer Group’s intention to work together exclusively in pursuit of any acquisition of the Company and its combined beneficial ownership of approximately 63.0% of the total issued and outstanding Shares (as of the dates of this proxy statement), (ii) no attempt was made to contact third parties who might otherwise consider an acquisition of the Company, and (iii) since the Company’s receipt of the proposal letter from the Buyer Group (which at that time comprised of Mr. Dong Yu, the Sequoia Entities and Fosun) on June 12, 2015, the Company has not received any actionable offer from any third party for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company’s assets or (c) the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company, the Independent Committee determined that there was no viable alternative to the proposed sale of the Company to the Buyer Group.

The Independent Committee also took into account that, prior to the receipt of shareholder approval, the Company, subject to compliance with the terms and conditions of the merger agreement, can terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee to the extent provided in the merger agreement. In this regard, the Independent Committee recognized that it has flexibility under the merger agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a superior proposal, recommend such proposal to the Company’s shareholders).

In addition, the Independent Committee also considered the alternative for the Company to remain as a public company. However, the Independent Committee did not believe such options to be equally or more favorable in enhancing shareholder value, after considering factors such as the forecasts of future financial performance prepared by management, the increased costs of regulatory compliance for public companies, the challenges to the Company's efforts to increase shareholder value as an independent publicly-traded company, and the requirement, as an SEC-reporting company, to disclose a considerable amount of business information to the public which will limit the Company's ability to compete in the market. The Independent Committee has concluded that it is more beneficial to the unaffiliated security holders to enter into the merger agreement and pursue the consummation of the transactions, including the merger, and become a private company rather than to remain a public company.

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Effects on the Company if the Merger is not Completed

If the merger agreement and the plan of merger are not authorized and approved by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Shares or ADSs in connection with the merger. The holders of Vested Company Options and/or Vested Restricted Shares will not receive payment pursuant to the merger agreement or an equity incentive award of Parent. The holders of Unvested Company Options and/or Unvested Restricted Shares will not receive an equity incentive award of Parent. Instead, the Company will remain a publicly traded company, the ADSs will continue to be listed and traded on the NASDAQ, provided that the Company continues to meet the NASDAQ’s listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company’s shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares or ADSs. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee of $15.0 million, or Parent may be required to pay the Company a termination fee of either $30.0 million, in each case, as described under the caption “The Merger Agreement and Plan of Merger—Termination Fee” beginning on page 90.

If the merger is not completed, from time to time, the Board will evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not authorized and approved by the Company’s shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing

The Company and the Buyer Group estimate that the total amount of funds necessary to complete the merger and the related transactions is approximately $375 million (assuming no exercise of dissenter rights by shareholders of the Company). In calculating this amount, the Company and the Buyer Group did not consider the value of the Rollover Shares, which will be cancelled for no consideration pursuant to the merger agreement. This amount includes the cash to be paid to the Company’s unaffiliated shareholders and holders of ADSs, Vested Company Options and Vested Restricted Shares, except for any Company Share Awards held by the Rollover Shareholders, which will be cancelled pursuant to the merger agreement, as well as the related costs and expenses, in connection with the merger and the related transactions.

The merger and the related transactions are expected to be funded by equity contributions contemplated in the equity commitment letters (each such equity commitment letter, and “Equity Commitment Letter” and, together, the “Equity Commitment Letters”), by and between Parent and each of the Sponsors. Under the terms and subject to the conditions of the Equity Commitment Letters, the Sponsors will contribute equity financing in an aggregate amount of $365,976,730.70 to Parent to complete the merger. Pursuant to these Equity Commitment Letters, each of the Chairman Parties, Uranus, Alibaba Pictures, Oriental Power and Mr. Xie has committed to contribute, or will cause to be contributed, as an equity contribution to Parent, an amount, equal to $125,697,403.80, $79,904,208.80, $85,982,898.80, $60,188,018.20 and $14,204,201.10, respectively, subject to the terms and conditions therein, in each case in exchange for proportionate newly issued equity interests in Parent to be held by such Sponsor or its affiliate. Such funds are to be used solely for the purpose of completing the merger and the other transactions in accordance with the merger agreement. Such funds are to be paid from accounts outside China, and such payment will not be subject to any restriction, registration, approval or procedural requirements under applicable PRC laws, rules and regulations.

Each Sponsor’s commitment under its Equity Commitment Letter is conditioned upon (a) the satisfaction or waiver at the closing of the merger of all conditions precedent to the obligations of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement, (b) completion of or contemporaneous funding of the portion of the equity financing that is to be funded by the other Sponsors pursuant to the other Equity Commitment Letters, and (c) either the contemporaneous consummation of the Closing or the obtaining by the Company an order requiring Parent to cause the equity financing to be funded and to consummate the merger.

The obligation of each of the Sponsors to fund the equity commitment under its Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the merger agreement in accordance with its terms; (b) the closing of the merger; (c) the making of the contribution by such Sponsor or its assigns; (d) the Company or any of its affiliates, directly or indirectly, asserting any claim against (i) such Sponsor or other Sponsors under the Limited Guarantees or (ii) the Sponsor or other Sponsors or any related person thereof (other than Parent and Merger Sub) in connection with the merger agreement or any of the transactions contemplated thereby (other than a claim seeking specific performance to fund the contribution); or (e) July 1, 2016.

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The Company is an express third-party beneficiary of each of the Equity Commitment Letters to the extent of its right to seek specific performance of each of the equity commitments under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent and Merger Sub to enforce the equity commitments. Each of the Sponsors may assign or delegate all or a portion of its obligations to fund its equity commitment to any of its affiliates or any other investment fund sponsored or managed by such affiliate.

Interim Investors Agreement

Concurrently with the execution and delivery of the merger agreement, Uranus, SAC Finance, Willow, All Gain, the Rollover Shareholders, Parent and Merger Sub entered into an interim investors agreement (as may be amended from time to time in accordance with its terms, the “Interim Investors Agreement”) which governs the relationship among the parties thereto with respect to the merger agreement and matters relating thereto until the earlier of the termination of the merger agreement or consummation of the merger. The Interim Investors Agreement provides for, among other things and, subject to certain limitations or exceptions therein, (i) the mechanism for making decisions relating to the merger agreement and ancillary agreements pending consummation of the merger, (ii) the mechanism for making decisions relating to the equity financing pending consummation of the merger, and the right of Parent at the direction of the parties thereto representing at least 75% of the aggregate commitments under the Interim Investors Agreement to enforce (including by specific performance) the provisions of each Equity Commitment Letter and the Support Agreement, (iii) the entrance into, concurrent with the consummation of the merger, a shareholders agreement of Parent by all parties to the Interim Investors Agreement, and (iv) certain fee and expense sharing arrangements among Uranus, SAC Finance, Willow, All Gain and the Rollover Shareholders.

Limited Guarantees

Concurrently with the execution of the merger agreement, each of the Sponsors entered into a limited guarantee (each such limited guarantee, a “Limited Guarantee” and, together, the “Limited Guarantees”). Under the Limited Guarantees, the Sponsors have collectively guaranteed in favor of the Company the entire portion of the Parent’s payment obligations with respect to the termination fee, if and when required under the merger agreement, up to a defined maximum amount. Each Limited Guarantee will terminate on the earliest of (a) the Effective Time, (b) the payment in full of the guaranteed obligation under such Limited Guarantee, (c) any termination of the Sponsor’s obligation under the Equity Commitment Letter as a result of the making of the contribution by such Sponsor pursuant to the Equity Commitment Letter, and (d) the termination of the merger agreement in accordance with its terms by mutual consent of Parent and the Company or under circumstances in which Parent and Merger Sub would not be obligated to pay the termination fee in accordance with the merger agreement.

Support Agreement

Concurrently with the execution and delivery of the merger agreement, the Rollover Shareholders entered into the Support Agreement with Parent. Pursuant to the Support Agreement, at the closing of the merger, the Rollover Shares will be cancelled for no consideration. Immediately prior to the closing of the merger, each Rollover Shareholder will subscribe, or will cause its affiliate to subscribe, and Parent shall issue to such Rollover Shareholder or its affiliate, as the case may be, for consideration of par value for the number of ordinary shares and/or option to purchase ordinary shares of Parent set forth in the Support Agreement.

Each Rollover Shareholder further agreed, with respect to the Rollover Shares beneficially owned by such Rollover Shareholder, to vote, (i) in favor of the authorization and approval of the merger agreement, the merger and other transactions contemplated by the merger agreement and any actions required in furtherance thereof, (ii) against any alternative acquisition proposal or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the merger, (iii) against any action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interface with, delay or postpone, discourage or adversely affect the transaction contemplated by the merger agreement or the performance by such Rollover Shareholder of its/his obligations under the Support Agreement, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or other obligation or agreement of the Company contained in the merger agreement, or of any Rollover Shareholder contained in the Support Agreement, (v) in favor of any adjournment or postponement of the extraordinary general meeting of the Company’s shareholders as may be reasonably requested by Parent, and (vi) in favor of any matters necessary for the consummation of the transactions contemplated by the merger agreement. Subject to applicable laws, each Rollover Shareholder irrevocably appoints Parent and any designee of Parent as its proxy and attorney-in-fact in connection with the voting of the Rollover Shares beneficially owned by such Rollover Shareholder.

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In addition, from the date of the Support Agreement until its termination, each Rollover Shareholder will not, without the prior approval of all other Rollover Shareholders, directly or indirectly, (i) sell (constructively or otherwise) or transfer any of the securities of the Company owned by such Rollover Shareholder, or enter into any contract, option or other arrangement or understanding with respect to the sale or transfer of any of the securities of the Company owned by such Rollover Shareholder, including, without limitation, through any derivative transaction that involves any of the securities of the Company owned by such Rollover Shareholder and (x) has, or would reasonably be expected to have, the effect of reducing or limiting such Rollover Shareholder’s economic interest in such securities of the Company owned by such Rollover Shareholder and/or (y) grants a third party the right to vote or direct the voting of such securities of the Company owned by such Rollover Shareholder, (ii) deposit any securities into a voting trust or enter into a voting agreement or grant any voting proxy that is inconsistent with the Support Agreement, (iii) convert or exchange, or take any action which would result in the conversion or exchange, of any of the securities of the Company owned by such Rollover Shareholder, (iv) knowingly take any action that would make any representation or warranty of such Rollover Shareholder set forth in the Support Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Shareholder from performing any of its/his obligations under the Support Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).

The Support Agreement will terminate immediately upon the earlier to occur (a) the closing of the merger, or (b) the valid termination of the merger agreement.

Remedies

The parties to the merger agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent’s and Merger Sub’s obligation to cause the equity financing for the merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent’s and Merger Sub’s obligations to consummate the merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) the Company has irrevocably confirmed in writing that if the equity financing is funded, then the Closing will occur, and (iii) the equity financing has not been funded and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to the merger agreement.

While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and monetary damages until such time as the other party pays a termination fee (as applicable under the merger agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and monetary damages.

Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the merger agreement are limited to the Parent termination fee of $30.0 million and the Company termination fee of $15.0 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the merger agreement, as the case may be.

Interests of Certain Persons in the Merger

In considering the recommendation of the Independent Committee and our Board with respect to the merger, you should be aware that each of the Buyer Group has interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Board and Independent Committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders vote in favor of authorizing and approving the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

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Interests of the Buyer Group

As a result of the merger, Parent will own 100% of the equity interest in the surviving corporation and the Buyer Group will own, directly or indirectly, 100% of the equity interest in Parent immediately following the completion of the merger. The Chairman Parties, Sequoia Entities, Fosun Entities, SAIF, Alibaba Entities, Tencent Entities, Uranus and the All Gain Parties will beneficially hold approximately 49.3%, 4.3%, 5.3%, 6.2%, 8.3%, 5.8%, 13.1% and 1.4% respectively, of the equity interest in Parent immediately following the completion of the merger on a fully diluted basis. Because of Parent’s equity interest in the surviving corporation, each member of the Buyer Group will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company. The Buyer Group will also directly bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. The Buyer Group’s investment in the surviving corporation will be illiquid, with no public trading market for the surviving corporation’s shares and no certainty that an opportunity to sell its shares in the surviving corporation at an attractive price, or that dividends paid by the surviving corporation will be sufficient to recover its investment.

The merger may also provide additional means to enhance shareholder value for the Buyer Group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.

Interests of the Rollover Shareholders

Concurrently with the execution and delivery of the merger agreement, the Rollover Shareholders entered into the Support Agreement with Parent. Pursuant to the Support Agreement, at the closing of the merger, the Rollover Shares will be cancelled pursuant to the merger agreement. Immediately prior to the closing of the merger, each Rollover Shareholder shall subscribe, or shall cause its affiliate to subscribe, and Parent shall issue to such Rollover Shareholder or its affiliate, as the case may be, for consideration of par value for the number of ordinary shares and/or option to purchase ordinary shares of Parent set forth in the Support Agreement. The Chairman Parties, Fosun Entities, Sequoia Entities, SAIF and Uranus will beneficially hold approximately 49.3%, 5.3%, 4.3%, 6.2% and 13.1%, respectively, of the equity interest in Parent immediately following the completion of the merger on a fully diluted basis.

Given the Company will become a privately-held company following the completion of the merger, the Rollover Shareholders’ interests in the surviving corporation will be illiquid, with no public trading market for the surviving corporation’s shares and no certainty of an opportunity to sell their beneficial interests in the surviving corporation at an attractive price, or that any dividends paid by the surviving corporation will be sufficient to recover their investment. Each of the Rollover Shareholders may also enjoy benefits from future earnings and growth of the surviving corporation.

Shares, Company Options, and Restricted Shares Held by Officers and Directors

As of the date of this proxy statement, the Company’s directors and executive officers (as set forth in “Security Ownership of Certain Beneficial Owners and Management of the Company” beginning on page 99), as a group and excluding the Chairman Parties, beneficially own an aggregate of 1,148,914 Shares. These consist of (a) 946,192 issued and outstanding Shares, (b) issued and unexercised options to purchase 171,110 Shares issued pursuant to the Company Share Incentive Plan and exercisable within 60 days from the date of this proxy statement, and (c) 31,612 Company restricted shares that will vest within 60 days from the date of this proxy statement. The options to purchase Shares issued pursuant to the Company Share Incentive Plan and held by each of our directors and executive officers have a weighted average exercise price of $9.19 per Share.

At the Effective Time, the Company will terminate the Share Incentive Plans, terminate all relevant award agreements entered into under the Share Incentive Plans and cancel all the Company Share Awards granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

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At the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Vested Company Option will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Unvested Company Option will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of Parent Shares equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

At the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each Vested Restricted Share will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each Unvested Restricted Share will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

The table below sets forth for each of our directors and officers:

•	the number of issued and outstanding Shares beneficially held by such person as of the date of this proxy statement;

•	the number of Shares issuable under, and the exercise price payable per Share for, the outstanding and unexercised Company Options held by such person that are exercisable within 60 days from the date of this proxy statement;

•	the number of Vested Restricted Shares held by such person and Restricted Shares that will vest within 60 days from the date of this proxy statement; and

•	the maximum amount of cash payment to be received by such person, calculated by adding (a) the product of (i) the number of issued and outstanding Shares beneficially held by such person as of the date of this proxy statement and (ii) $27.40 per Share, (b) the product of (i) the total number of Shares subject to outstanding and unexercised Company Options that are exercisable within 60 days from the date of this proxy statement held by such person and (ii) the excess of $27.40 over the exercise price payable per Share, and (c) the product of (i) the number of such Vested Restricted Shares and Restricted Shares that will vest within 60 days from the date of this proxy statement and (ii) $27.40 per Share.

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Name	Shares	Shares Issuable Under Outstanding and Unexercised Company Options that are exercisable within 60 days from the date of this proxy statement	Exercise Price Payable per Share	Vested Restricted Shares and Restricted Shares that will vest within 60 days from the date of this proxy statement	Maximum Cash Consideration Upon Completion of the Merger
Dong Yu (1)	11,015,387.5	26,991	$6.31	2,400	Nil
		435,774	$6.31	392,528.5
		222,222	$10.96
		277,778	$7.76
Jeffrey Chan	Nil	Nil	Nil	*	*
Donghui Pan	Nil	Nil	Nil	Nil	Nil
Zhong Jiang	*	*	$11.56	Nil	*
		*	$7.76	Nil
Daqing Dave Qi	*	*	$7.76	Nil	*
Jie Lian	*	*	$8.62	Nil	*
		*	$7.76	Nil
Peixin Xu	792,679	Nil	Nil	Nil	$21,719,404.60

Nicolas Zhi Qi	Nil	*	$8.62	*	*
		*	$7.76	*
All directors and executive officers as a group	11,961,579.5	1,133,875	$9.19	426,540.5	$29,924,447.24

(1)	Mr. Dong Yu will rollover all the Shares, Company Options and Restricted Shares beneficially held by him in exchange for a right to receive one Parent Share at the Effective Time.

*	Aggregate Shares, Company Options and Restricted Shares are less than 1% of issued and outstanding Shares as of the date of this proxy statement.

After the completion of the merger, the maximum amount of cash payments our directors and executive officers (other than Mr. Dong Yu being a member of the Buyer Group) may receive in respect of their Shares, Company Options and Restricted Shares is approximately $29.9 million, including approximately $25.9 million in respect of Shares and approximately $4.0 million in respect of outstanding and unexercised Company Options that are exercisable within 60 days from the date of this proxy statement and Vested Restricted Shares and Restricted Shares that will vest within 60 days from the date of this proxy statement.

Indemnification and Insurance

Pursuant to the merger agreement, it has been agreed, among other provisions, that:

•	From and after the Effective Time, the surviving corporation will comply with all of its obligations under the memorandum and articles of association of any Group Company to indemnify and hold harmless the present and former officers and directors thereof against all kinds of liabilities incurred in connection with any action arising out of or relating to the services performed by such officers or directors at request of the Group Company.

•	The memorandum and articles of association of the surviving corporation will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

•	Prior to the Effective Time, the Company will, and, if the Company is unable to, Parent will cause the surviving corporation, as of the Effective Time to, obtain and maintain in effect for six years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring at or prior to the Effective Time, with terms at least as favorable as the coverage provided under the Company’s existing policy, provided that neither Parent or the surviving corporation will be required to expend for such policy an annual premium in excess of 300% of the current annual premium paid by the Company.

The Independent Committee

On June 15, 2015, the Board established an Independent Committee to consider the proposal from the Buyer Group (which at that time comprised of Mr. Dong Yu, the Sequoia Entities and Fosun) and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The Independent Committee is composed of independent directors Dr. Daqing Dave Qi, Mr. Jie Lian and Mr. Zhong Jiang. All such directors are free from any affiliation with the Buyer Group, and none of such directors is or was ever an employee of the Company or any of its subsidiaries or has any financial interest in the merger that is different from that of the unaffiliated security holders other than (i) the director’s receipt of board compensation in the ordinary course, (ii) Independent Committee members’ compensation in connection with its evaluation of the merger (which is not contingent upon the completion of the merger or the Independent Committee’s or Board’s recommendation of the merger), and (iii) the director’s indemnification and liability insurance rights under the merger agreement. The Board did not place any limitations on the authority of the Independent Committee regarding its investigation and evaluation of the merger.

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The Company has compensated the members of the Independent Committee in exchange for their service in such capacity a monthly amount of $10,000 per member (or, in the case of the chairman of the Independent Committee, a monthly amount of $15,000), the payment of which is not contingent upon the completion of the merger or the Independent Committee’s or the Board’s recommendation of the merger.

Position with the Surviving Corporation

After completion of the merger, the Chairman expects to continue to serve as chairman of the board of directors of the surviving corporation and chief executive officer of the surviving corporation. It is anticipated that the other executive officers of the Company will hold positions with the surviving corporation that are substantially similar to their current positions.

Related Party Transactions

Transactions Related to the Company’s Corporate Structure

To comply with the applicable PRC laws, rules and regulations, the Company conducts its operations in China through contractual arrangements between its wholly owned PRC subsidiary, Beijing Bona New World Media Technology Co., Ltd. (“Bona New World”), and its affiliated consolidated entities.

Exclusive technology and consulting service agreements. Under the exclusive technology and consulting service agreements between Bona New World and each of the affiliated consolidated entities as amended and restated, Bona New World provides film investment consulting, operations management and marketing strategy consulting services to the affiliated consolidated entities, in exchange for a service fee to Bona New World that is no less than 100% of their net profit before tax. The service fee is payable at such time as agreed between Bona New World and the affiliated consolidated entity and approved by the board of such affiliated consolidated entity. The term of each exclusive technology and consulting service agreement is from the effective date until the dissolution of either Bona New World or the affiliated consolidated entity. Bona New World has the right to terminate the exclusive technology and consulting service agreement (i) at any time by giving 30 days' prior written notice to the affiliated consolidated entity, or (ii) immediately by sending written notice to the affiliated consolidated entity if either the affiliated consolidated entity is in substantial default of the agreement and has failed to cure such default within 30 days of receipt of notice from Bona New World, or the affiliated consolidated entity enters into liquidation or similar judicial procedures. The affiliated consolidated entity has no right to terminate the exclusive technology and consulting service agreement prior to its expiration date.

Equity pledge agreements. Bona New World has entered into an equity pledge agreement as amended and restated, with the shareholders of each affiliated consolidated entity. Under each equity pledge agreement, the shareholders have pledged their respective equity interests in the affiliated consolidated entity to Bona New World to secure the obligations of the affiliated consolidated entity under its exclusive technology and consulting service agreement with Bona New World. In addition, the shareholders have agreed not to transfer, sell, pledge, or create any encumbrance on their equity interests in the affiliated consolidated entity except for a transfer in accordance with the voting trust and equity purchase option agreement or between shareholders which does not affect the validity of the equity pledge. The term of each equity pledge agreement is from the effective date until the termination of the corresponding exclusive technology and consulting service agreement. In addition, upon full payment of all liabilities and termination of all obligations of the affiliated consolidated entity under the exclusive technology and consulting service agreement, Bona New World shall terminate the agreement as soon as reasonably practicable.

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Voting trust and equity purchase option agreements. The shareholders of each affiliated consolidated entity have signed voting trust and equity purchase option agreements, as amended and restated, pursuant to which the shareholders have granted Bona New World, or a person designated by Bona New World, the right to exercise all of the voting rights of the shareholders of the affiliated consolidated entity. The Company has an exclusive option to purchase, or to designate other persons to purchase, to the extent permitted by applicable PRC laws, rules and regulations, up to 100% of the equity interest in the affiliated consolidated entities from the shareholders. The purchase price for the entire equity interest is the minimum price permitted by applicable PRC laws, rules and regulations, except that the purchase price for the equity interest held by the Chairman in Bona Film Group Co., Ltd. (PRC) shall be equal to the principal of the loan outstanding under the loan agreement described below, unless otherwise required by applicable PRC laws, rules and regulations. Each affiliated consolidated entity covenants that without prior consent of Bona International Film Group Limited, it will not distribute any dividends. The term of each voting trust and equity purchase option agreement is from the effective date until termination of the corresponding exclusive technology and consulting service agreement.

Loan agreement. The Chairman has entered into a loan agreement with Bona New World, under which Bona New World has granted an interest-free loan of RMB10 million to the Chairman solely for purposes of the Chairman's increased capital contributions to Bona Film Group Co., Ltd. (PRC). The loan has a term of 10 years and may be extended upon mutual written consent of the parties. Any proceeds generated from the transfer of equity interests held by the Chairman in Bona Film Group Co., Ltd. (PRC) to the Company shall be used to repay the loan and the loan can only be repaid using such proceeds. The loan agreement contains a number of covenants that restrict the actions that the Chairman may take or cause Bona Film Group Co., Ltd. (PRC) to take. For example, the Chairman (i) shall not transfer, sell, mortgage, dispose of, or encumber his equity interest in Bona Film Group Co., Ltd. (PRC) except in accordance with the Equity Pledge Agreement discussed above, (ii) without Bona New World's prior written consent, shall not take actions or omissions that may have a material impact on the assets, business and liabilities of Bona Film Group Co., Ltd. (PRC), (iii) shall cause the shareholders' meeting and/or the board of directors of Bona Film Group Co., Ltd. (PRC) not to approve the merger or consolidation of Bona Film Group Co., Ltd. (PRC) with any person, or any acquisition or investment in any person, without Bona New World's prior written consent, and (iv) shall appoint any director candidates nominated by Bona New World.

Contractual Arrangement with Cinema Popular Limited

In October 2008, the Company entered into an agreement with Hurry Up Limited, the holder of the remaining 50% equity interest of Cinema Popular Limited, under the terms of which the Company controls the board of directors of Cinema Popular Limited and absorbs all of the expected losses of Cinema Popular Limited. Hurry Up Limited is controlled by Peter Chan, a producer and director of Chinese films. Accordingly, the Company treats Cinema Popular Limited as a variable interest entity and has consolidated its historical financial results in its consolidated financial statements in accordance with U.S. GAAP.

Film Funds

Wuhu Bona Jinyu Film Investment Center, L.P., (the “First Film Fund”), was established on August 1, 2013 and commenced its operation on September 17, 2013. The First Film Fund is a RMB1.0 billion fund that is expected to finance the development and production of the Company’s film and television projects for two years, beginning from September 2013. Projects financed by the First Film Fund are expected to include theatrical releases and television series, and both Bona-produced films as well as films developed through co-production agreements with Fox International Productions, Universal Pictures and Working Title Films. Proceeds from the First Film Fund will be distributed to investors based on their initial investment percentage and each film's profitability. The First Film Fund, which was established by and is managed by Wuhu Bona Film Investment Management Co., Ltd., (the “Film Fund General Partner”), is held by the Company, Sequoia Capital Investment Advisory (Tianjin) LLC and Gopher Asset Management Co., Ltd. The Company holds approximately 29.9% of the equity interest in the First Film Fund. The remaining equity interest is held by outside investors.

Pursuant to a cooperation framework agreement entered in September 2013 by and among the First Film Fund, the Film Fund General Partner, the Company, Tianjin Bona Culture Media Co., Ltd., (“Tianjin Bona), and Zhejiang Bona Film and Television Production Co., Ltd. (together with Company and Tianjin Bona, the “Bona Affiliates”), the First Film Fund authorizes the Bona Affiliates to invest its capital in all types of film and television production projects. The Bona Affiliates are to invest in these projects upon receipt of payment from the First Film Fund, and be in charge of the filming, production and distribution of these projects. The Company solely owns the perpetual copyright and all the intellectual property of these projects globally. During the term of the First Film Fund, all proceeds from these projects globally belong to the First Film Fund. After the term of the First Film Fund, all proceeds from these projects globally belong to the Company. The Company has the right to develop business and put its name on the products of the projects it distributes globally.

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On March 6, 2015, the Company launched Wuhu Bona Boxin Film Investment Center, L.P. (the “Second Film Fund”), a RMB1.7 billion fund that is expected to finance the development and production of its films and television projects for the next two to three years, including Chinese language films and foreign language films. Projects financed by the Second Film Fund are expected to include theatrical releases and television series of Bona as well as those developed through co-production agreements with the Hollywood studios, including Studio 8, Fox International Productions, Universal Pictures and Working Title Films. Proceeds from the Second Film Fund will be distributed to investors based on their initial investment percentage and each film's profitability. The Second Film Fund, which was established by and is managed by the Film Fund General Partner, is held by the Company, Sequoia Capital Investment Advisory (Tianjin) LLC and Gopher Asset Management Co., Ltd. The Company holds approximately 30.0% of the equity interest in the Second Film Fund. The remaining equity interest is held by outside investors.

Agreement with News America Incorporated

On July 13, 2014, the Chairman, Skillgreat and 21st Century Fox America, Inc. (formerly known as News America Incorporated) entered into a stock purchase agreement pursuant to which the Chairman and Skillgreat agreed to purchase an aggregate 6,050,067 ordinary shares from 21st Century Fox America, Inc. for a consideration of $11.80 per ordinary share, or approximately $71.4 million in total. Upon the closing of the transaction, Form F-3 and piggyback registration rights were assigned to the Chairman and Skillgreat. 21st Century Fox America, Inc. (formerly known as News America Incorporated) ceased to be the Company’s shareholder.

Share Purchase Agreement with Fosun Group

On September 30, 2013, the Chairman, Skillgreat and Orrick, which is a wholly-owned indirect subsidiary of Fosun, entered into a share purchase agreement, pursuant to which Skillgreat agreed to sell to Orrick an aggregate of 2,000,000 Shares for an aggregate purchase price of $20,800,000. The closing of the transactions occurred on October 4, 2013.

On July 13, 2014, the Chairman, Skillgreat, Fidelidade and Fosun entered into a share purchase agreement pursuant to which Fidelidade, an indirectly held subsidiary of Fosun, agreed to purchase 4,165,926 Shares from Skillgreat for a consideration of $11.80 per ordinary share, or approximately $49.2 million in total. The transaction was completed on July 24, 2014.

Pursuant to the terms of such share purchase agreement, the Chairman and Skillgreat agreed, for so long as Fosun International beneficially owns at least 5% of the total issued and outstanding Shares on a fully-diluted basis, to use their best efforts to support the election and re-election of an individual designated by Fidelidade to the Board. In addition, under the share purchase agreement, (i) the Chairman granted Fosun a right of first refusal with respect to any voluntary sale of Shares beneficially owned by the Chairman after he is no longer employed by the Company and is no longer a director of the Board due to certain reasons. Such right of first refusal will terminate as soon as Fosun beneficially owns less than 5% of the total and outstanding Shares on a fully-diluted basis; (ii) Fosun and Fidelidade agreed to support the appointment of the Chairman as the chief executive officer and the chairman of the Board and the exercise by the Chairman, as chief executive officer, of management power with respect to the Company, including without limitation supporting the appointment of senior officers nominated by the Chairman; (iii) Fosun and Fidelidade agreed to use their commercially reasonable efforts to support the future debt and equity financing activities of the Issuer; and (iv) with respect to any financing proposals, Fosun (x) will advise each director on the Board nominated by it or any of its affiliates to vote in the same manner as the Chairman, and (y) will cause all voting securities of the Company held or beneficially owned by it to be voted, in the same manner as Skillgreat, which manner shall be, in the Chairman’s best judgment, commercially reasonable to the Company. In August 2014, Mr. Donghui Pan, a representative of Fosun, was appointed to the Company’s board.

In connection with this transaction, on July 23, 2014, Fosun International Holdings Ltd. (“Fosun International Holdings”), which is an indirect controlling shareholder of Fosun, Skillgreat and the Chairman entered into a loan agreement, pursuant to which Fosun International Holdings agreed to make a term loan of $22,232,863.80 to Skillgreat to enable it to acquire Shares from 21st Century Fox America, Inc. The loan bears interest at a rate of 4.5% per annum and has an initial term of one year, which can be extended for six months at the election of Skillgreat. Skillgreat’s obligations under the loan agreement are guaranteed by the Chairman and secured by a mortgage of 2,250,711 Shares owned by Skillgreat pursuant to a share mortgage agreement.

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On October 12, 2015, the Chairman, Skillgreat, PeakRe and Fidelidade entered into a securities purchase agreement, pursuant to which, Skillgreat agreed to purchase from PeakRe an aggregate of 663,201 ADSs and from Fidelidade an aggregate of (i) 39,116 ADSs and (ii) 4,165,926 Shares at a price of $27.40 per Share (equivalent to $13.70 per ADS), for an aggregate purchase price of $123,768,115.30. PeakRe and Fidelidade are both indirectly-held subsidiaries of Fosun. The transaction was completed on October 26, 2015. Pursuant to the terms of the securities purchase agreement, the Chairman and Skillgreat agreed, for as long as Fosun directly or indirectly beneficially owns at least 5% of the total issued and outstanding Shares on a fully-diluted basis, to continue to use their best efforts to support the election and re-election of an individual designated by Orrick to the Board and to one or more committees of the Board, subject to applicable legal limitations.

Related Party Loans and Other Payments

In July 2015, the Company entered into an agreement with Jinhong Culture Communication (Shanghai) Company Limited (“Jinhong”), a noncontrolling interests holder of one of our movie theater companies, for an interest-free loan of RMB2.0 million ($0.3 million). As of the date of this proxy statement, the Company owed payables in the amount of RMB2.0 million to Jinhong.

The Company had amounts due from We Distribution Ltd. of $0.3 million and $0.3 million as of December 31, 2013 and 2014, respectively, in connection with receivables from affiliates for operations.

As of December 31, 2013 and 2014, the Company had amounts outstanding from Tianjin Nongken Group Real Estate Development Co., Ltd., the noncontrolling interests holder of Tianjin Nongken Bona Film Investment Ltd., a subsidiary of one of its affiliated consolidated entities, of $0.001 million and nil respectively, for payments of theater rental fees.

As of December 31, 2013 and 2014, the Company had amounts outstanding from Tianjin Nongken Group Co., Ltd. of $0.06 million and $0.001 million respectively, for payments of theater rental fees. Tianjin Nongken Group Co., Ltd. is a shareholder of Tianjin Nongken Group Real Estate Development Co., Ltd., which is the noncontrolling interests holder of Tianjin Nongken Bona Film Investment Ltd., a subsidiary of one of the Company’s affiliated consolidated entities.

As of December 31, 2013 and 2014, the Company had amounts outstanding from Sanya Beauty Crown Bona International Cinema Co., Ltd., a company in which it has an equity interest, of $0.003 million and nil.

In 2013, the Company entered into a consulting agreement with Wuhu Bona Film Investment Management Co., Ltd., a company in which it has an equity interest. As of December 31, 2013 and 2014, the Company had amounts outstanding from Wuhu Bona Film Investment Management Co., Ltd. of $0.16 million and $0.01 million, respectively, for consulting services provided to it.

As of December 31, 2013 and 2014, the Company had outstanding loan amounts from Hubei Film Distribution, a noncontrolling interests holder of one of its movie theater companies, of $0.5 million and $0.5 million, respectively.

As of December 31, 2013 and 2014, the Company owed payables in the amounts of $0.8 million and nil, respectively, to Wuhan Lianzhong Digital Film Technology Co., Ltd., the Company’s cost method investee, for film projection equipment the Company purchased from it.

As of December 31, 2013 and 2014, the Company had outstanding loan amounts of $0.2 million and $0.2 million, respectively, from Hunan Xiaoxiang Cineplex Investment Management Co., Ltd., a noncontrolling interests holder of Changsha Mango Bona Cineplex Management Co., Ltd.

As of December 31, 2013 and 2014, the Company owed payables of $0.7 million and $1.0 million, respectively, to Film Workshop Co., Ltd. for film production services. Nansun Shi, a consultant and former director of the Company, is a principal shareholder of Film Workshop Co., Ltd.

In April 2012, the Company entered into a rental agreement with Tianjin Nongken Group Culture Investment Co., Ltd., a company in which Tianjin Nongken Group Real Estate Development Co., Ltd. has an equity interest, to lease a piece of property for a movie theater. As of December 31, 2013 and 2014, the Company owed $1.5 million and $1.8 million, respectively, for rental expenses payable to Tianjin Nongken Group Culture Investment Co., Ltd., respectively.

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As of December 31, 2013 and 2014, the Company had outstanding payables in the amount of $2.1 million and $2.5 million, respectively, in respect of a loan from Nongken Group Real Estate Development Co., Ltd.

As of December 31, 2013 and 2014, the Company owed payables of $0.003 million and nil, respectively, to Mr. Guoqiang Lu, a noncontrolling interests holder of Tianjin Bona Guoqiang Film and Culture Media Co., Ltd., a subsidiary of one of the Company’s affiliated consolidated entities.

As of December 31, 2013 and 2014, the Company owed payables of $0.06 million and $0.06 million, respectively, to Beijing Xinliliang Television Culture Co., Ltd., whose founder is the Company’s noncontrolling interests holder, Mr. Guoqiang Lu.

As of December 31, 2014, the Company owed payables of $1.9 million for cineplex construction project by Beijing Shui Shang Quan Jing Cineplex Construction Consultation Co, Ltd., whose founder is related to one director.

As of December 31, 2014, the Company owned payables of $0.4 million for repayment the operations supporting fund, to N&J Partners Ltd, who is a principal shareholder of Distribution Workshop (BVI) Ltd.

From time to time, the Chairman has provided personal guarantees in order to help enable the Company to procure bank borrowings. As of the date of this proxy statement, the Chairman is providing a personal guarantee in respect of a loan facility from Bank of Beijing under which Bona Film Group Co., Ltd. (PRC) has loans with principal amount of approximately RMB145.0 million ($22.4 million) outstanding. This loan facility is jointly guaranteed by Beijing Bona Cineplex, Zhejiang Bona Film and Television Production Co., Ltd. and Tianjin Bona Culture Media Co., together with the Chairman. The Chairman is also providing, as of the date of this proxy statement, a personal guarantee in respect of a fixed asset loan facility provided by Industrial and Commercial Bank of China to Bona Film Group Co., Ltd. (PRC), which has a principal amount of approximately RMB100.0 million ($15.7 million) outstanding. Zhejiang Bona Film and Television Production Co., Ltd. and Tianjin Bona Culture Media Co. are providing a joint guarantee with the Chairman for this loan. The Chairman is further providing, as the date of this proxy statement, a personal guarantee in respect of a loan facility from China Minsheng Bank under which Bona Film Group Co., Ltd. (PRC) has a loan with principal amount of approximately RMB68.12 million ($10.5 million) outstanding. This loan facility is jointly guaranteed by Bona Film Group Co., Ltd. (PRC) and Zhejiang Bona Film and Television Production Co., Ltd. In August 2015, the Chairman provided a personal guarantee in respect of a loan facility from Gopher Investment Fund III SPC under which the Company has loans with principal amount of approximately $25.0 million outstanding. This loan facility is jointly guaranteed by Bona Film Group Co., Ltd. (PRC) and with the Chairman.

Other Related Party Transactions

The Company has adopted an audit committee charter, which requires the audit committee to review and approve all proposed related party transactions as defined in Item 404 of Regulation S-K on an ongoing basis. For a description of our related party transactions, please see “Item 7. Major Shareholders and Related Party Transactions” included in our annual report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement. Please see “Where You Can Find More Information” for a description of how to obtain a copy of our annual report.

Except for the transactions discussed above under this caption titled “Related Party Transactions” and the arrangements in connection with the merger discussed elsewhere in this proxy statement, during the past two years (i) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any member of the Buyer Group, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities; election of the Company’s directors or sale or other transfer of a material amount of assets of the Company; (ii) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of the Company’s consolidated revenues with any member of the Buyer Group, and (iii) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any member of the Buyer Group.

Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the merger.

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Description	Amount
(US$ in ‘000)

Legal fees and expenses	$2,210

Financial advisory fees and expenses	$1,650

Independent Committee fees	$240

Miscellaneous (including printing, filing fees, and mailing costs)	$120

Total	$4,220

These expenses will not reduce the merger consideration to be received by the Company shareholders. If the merger is completed, the party incurring any costs and expenses in connection with the merger and the merger agreement will pay those costs and expenses.

Voting by the Rollover Shareholders at the Extraordinary General Meeting

Pursuant to the Support Agreement, the Rollover Shareholders have agreed to vote all of the Shares they beneficially own in favor of the approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company. As of the Share record date, we expect that the Rollover Shareholders collectively will beneficially own, in the aggregate, approximately 19,047,043.5 outstanding Shares, which represents approximately 58.8% of the total outstanding Shares entitled to vote.

Litigation Related to the Merger

The Company is not aware of any lawsuit that challenges the merger, the merger agreement or any of the transactions contemplated thereby.

Accounting Treatment of the Merger

The merger is expected to be accounted for, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

Regulatory Matters

The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the merger other than (i) the approvals, filings or notices required under the federal securities laws, and (ii) the registration of the plan of merger (and supporting documentation as specified in the CICL) with the Registrar of Companies of the Cayman Islands and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub at the time of the filing of the plan of merger, and notification of the merger being published in the Cayman Islands Government Gazette.

Dissenter Rights

Please see “Dissenter Rights” beginning on page 93.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of material U.S. federal income tax consequences to only U.S. Holders (as defined below) of the exchange of Shares for cash pursuant to the merger agreement. For purposes of this discussion, except as otherwise noted, references to Shares include ownership interests in Shares through ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final and temporary U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and to differing interpretation, which may result in tax consequences different from those described below. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”), and the IRS or a court in the event of an IRS dispute may challenge any of the conclusions set forth below.

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This discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the merger. This discussion is a summary for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders in light of their individual investment circumstances or to certain types of shareholders subject to special tax rules, including (i) holders that are banks, financial institutions, or insurance companies; regulated investment companies, mutual funds, or real estate investment trusts; brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; or tax-exempt organizations, (ii) holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (iii) holders that acquired Shares in connection with the exercise of employee share options or otherwise as compensation for services, (iv) holders that have a “functional currency” other than the U.S. dollar, (v) retirement plans, individual retirement accounts, or other tax-deferred accounts, (vi) U.S. expatriates, (vii) holders that are subject to alternative minimum tax, (viii) holders that actually or constructively own 10% or more of our voting stock or (ix) partnerships or other entities classified as partnerships for U.S. federal income tax purposes. This discussion assumes that Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) at all relevant times. This discussion applies only to U.S. Holders who completely terminate their interest in the Company following the merger, whether such interest is held directly or indirectly, including by application of attribution rules for U.S. federal income tax purposes. Attribution rules may apply, e.g., if such U.S. Holder holds interests in the Company indirectly through an interest owned by a family member (subject to certain exceptions and elective procedures) or a partnership or other related entity.

As used herein, a “U.S. Holder” is any beneficial owner of Shares that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A U.S. Holder that is a partner of a partnership holding Shares is urged to consult its own tax advisor.

ALL HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER LAWS.

Consequences of Participation in the Merger or an Exercise of Dissenter Rights

The receipt of cash, either as consideration in the merger or as a result of a U.S. Holder exercising its Dissenter Rights (as described under the section entitled “Dissenter Rights”), will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who so exchanges Shares for cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in the Shares exchanged therefor. Subject to the discussion under “Passive Foreign Investment Company” below, such recognized gain or loss will generally be capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Shares exchanged is greater than one year at the Effective Time.

Long-term capital gains of non-corporate U.S. Holders are currently subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code. If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares.

Any gain or loss recognized by U.S. Holders will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. However, in the event that we are deemed to be a PRC “resident enterprise” under the PRC tax law and gain from the disposition of Shares is regarded as gain sourced from the PRC and is subject to tax in the PRC (see “—Material PRC Income Tax Consequences”) or you are subject to PRC income tax pursuant to Circular 698 or Bulletin 7 as described below under the “—Material PRC Income Tax Consequences,” you may be eligible to elect to treat such gain as PRC source gain under the income tax treaty between the United States and the PRC (the “Treaty”). If we are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the exchange of Shares pursuant to the merger agreement unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of the Shares, including the availability of the foreign tax credit under their particular circumstances.

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Passive Foreign Investment Company

We believe that we were not a passive foreign investment company or “PFIC” for our taxable year ended December 31, 2014 or any previous taxable years, and we do not expect to be a PFIC in the current taxable year. However, our PFIC status is tested each year and is dependent on the composition of our assets and income and the value of our assets from time to time. Because we currently hold, and expect to continue to hold, a substantial amount of cash and other passive assets, and because the value of our assets is to be determined in large part by reference to the market price of our ADSs and Shares, which is likely to fluctuate over time, there can be no assurance that we will not be a PFIC for 2015.

In general, we will be classified as a PFIC in any taxable year if either (a) the average quarterly value of our gross assets that produce passive income or are held for the production of passive income is at least 50% of the average quarterly value of our total gross assets (the “asset test”) or (b) at least 75% of our gross income for the taxable year is passive income (such as certain dividends, interest or royalties). For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income in any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. For purposes of the asset test: (a) any cash and cash invested in short-term, interest bearing debt instruments or bank deposits that are readily convertible into cash will generally count as producing passive income or held for the production of passive income, and (b) the total value of our assets is calculated based on our market capitalization.

If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares and the U.S. Holder has not made a valid mark-to-market election or qualified electing fund election, any gain recognized by a U.S. Holder on the disposition of a Share generally (a) would be allocated ratably to each day over such U.S. Holder’s holding period for the Share, (b) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (c) the amount allocated to each other taxable year would be subject to tax at the highest applicable marginal rate in effect for that year and (d) an interest charge at the rate for underpayments of taxes would be imposed on the resulting tax allocated to such period.

If we were a PFIC in any year in which a U.S. Holder held Shares and certain conditions relating to the regular trading of the Company’s Shares have been met in the past, a U.S. Holder of Shares may have been able to make a so-called “mark-to-market” election with respect to their Shares. If a U.S. Holder made this election in a timely fashion, then instead of the tax treatment described in the preceding paragraph, any gain recognized by the U.S. Holder in the merger would generally be treated as ordinary income or ordinary loss (limited to the extent of the net amount of previously included income as a result of the mark-to-market election, if any).

We did not and do not intend to provide the information U.S. Holders would need to make a qualified electing fund election for the current taxable year, and as such the qualified electing fund election has not been and will not be available to U.S. Holders.

If we are a PFIC for the current taxable year or have been a PFIC during any prior year in which a U.S. Holder held Shares, a U.S. Holder generally would be required to file IRS Form 8621 with respect to the disposition of Shares. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the applicable consequences of the merger to such U.S. Holder if we are a PFIC or have been a PFIC during any prior year in which a U.S. Holder held Shares.

Information Reporting and Backup Withholding

A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding with respect to the amount of cash received in the merger. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, and otherwise complies with the applicable requirements. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

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Certain U.S. Holders may be required to report information with respect to their investment in our Shares not held through a custodial account with a U.S. financial institution to the IRS. U.S. Holders should consult their tax advisors regarding their reporting obligation with respect to the disposition of their Shares.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) such holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of such holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include gains from the sale or other disposition of capital assets such as the Shares. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares.

Consequences to the Company

No gain or loss is expected to be recognized by the Company.

Material PRC Income Tax Consequences

Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose "de facto management bodies" are located in the PRC are considered "resident enterprises," and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of EIT Tax Law, effective as of January 1, 2008, which defines the "de facto management body" as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in China. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a "non-resident enterprise" from transfer of its equity in a PRC resident enterprise if such gain is regarded as incomes derived from sources within the PRC. The term "non-resident enterprise" means an enterprise established under the laws of a jurisdiction other than the PRC and whose actual administrative organization is not in the PRC, which has established offices or premises in the PRC, or which has not established any offices or premises in the PRC but has obtained income derived from sources within the PRC. Under the Individual Income Tax Law, an individual who disposes a capital asset in China is subject to PRC individual income tax at the rate of 20%. Relief from these taxes may be sought under an applicable income tax treaty with China.

As there has not been a definitive determination of the Company's status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of consideration for Shares would otherwise be subject to PRC tax to holders of such Shares that are not PRC tax residents.

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In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises' Equity Transfer Income (“Circular 698”) issued by the State Administration of Taxation, which became effective as of January 1, 2008, the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises (“Bulletin 24”) issued by the State Administration of Taxation, which became effective as of April 1, 2011, and the Bulletin on Certain Issues Relating to Indirect Transfer of Assets by Non-resident Enterprises (“Bulletin 7”) issued by the State Administration of Taxation, which became effective on February 3, 2015, if any non-resident enterprise transfers equity of a resident enterprise, the non-resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer. In addition, if a non-PRC resident enterprise indirectly transfers so-called PRC Taxable Properties, referring to properties of an establishment or a place of business in China, real estate properties in China and equity investments in a PRC tax resident enterprise, by disposition of the equity interests in an overseas non-resident enterprise without a reasonable commercial purpose and resulting in the avoidance of PRC enterprise income tax, the transfer will be re-characterized as a direct transfer of the PRC Taxable Properties and gains derived from the transfer may be subject to a PRC withholding tax of up to 10%. The transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes. Bulletin 7 has listed several factors to be taken into consideration by the tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, despite these factors, an indirect transfer satisfying all the following criteria will be deemed to lack reasonable commercial purpose and be taxable under the PRC laws: (i) 75% or more of the equity value of the overseas non-resident holding enterprise being transferred is derived directly or indirectly from PRC Taxable Properties; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the overseas non-resident holding (excluding cash) is comprised directly or indirectly of investments in the PRC, or 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the overseas non-resident holding enterprise and any of its subsidiaries that directly or indirectly hold the PRC Taxable Properties are limited and are insufficient to prove their economic substance; and (iv) the tax payable incurred in other jurisdictions other than in the PRC on the gain derived from the indirect transfer of the PRC Taxable Properties is lower than the potential Chinese tax on the direct transfer of those assets. Nevertheless, the indirect transfers falling into the scope of the safe harbor under Bulletin 7 may not be subject to PRC tax. The safe harbor includes qualified group restructurings, exemptions under tax treaties, and public market trades, which refers to a trading of equity interest in which the equity interest to be transferred and the transfer price thereof are determined pursuant to standard trading rules of a public securities market and not by the purchaser and the seller by mutual agreement prior to such transactions. Circular 698 or Bulletin 7 may be determined by the tax authorities to be applicable to the merger where non-PRC resident corporate shareholders or ADS holders were involved, if the merger is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698 or Bulletin 7 and impose tax on the receipt of consideration for Shares or ADSs, then any gain recognized on the receipt of consideration for such Shares or ADSs pursuant to the merger by the Company’s shareholders who are non-PRC resident enterprises could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief). Parent is entitled under the merger agreement to withhold any tax arising in relation to filings required by Circular 698 or Bulletin 7. However, neither Parent nor Merger Sub intends to withhold any PRC taxes on the consideration provided to non-PRC resident shareholders of the Company in connection with the merger.

You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for Shares and ADSs under the terms of the merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Registrar of Companies of the Cayman Islands to register the plan of merger and (iii) fees will be payable to the Cayman Islands Government Gazette Office to publish the notice of the merger in the Cayman Islands Government Gazette.

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MARKET PRICE OF THE ADSs, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

The following table provides the high and low sales prices for the ADSs on the NASDAQ under the symbol “BONA” for the periods indicated:

	Sales Price Per ADS (in $)
	High	Low
Quarterly:
2014
First quarter	8.92	5.60
Second quarter	6.80	5.50
Third quarter	7.69	5.99
Fourth quarter	7.30	5.70
2015
First quarter	7.90	6.15
Second quarter	13.28	7.32
Third quarter	12.38	9.83
Fourth quarter	13.35	11.85
2016
First quarter (through January 29, 2016)	13.47	13.02

On June 11, 2015, the last trading day immediately prior to the Company’s announcement on June 12, 2015 that it had received a preliminary going private proposal, the reported closing price of our ADSs on the NASDAQ was $12.86 per ADS. The merger consideration of $27.40 per Share, or $13.70 per ADS, represents a premium of 6.5% over the closing price of $12.86 per ADS on June 11, 2015, and a 23.6% and 28.7% premium over the Company’s 30 and 60 trading day volume-weighted average closing price as quoted by the NASDAQ on June 11, 2015, respectively. On January 29, 2016, the most recent practicable date before the date of this proxy statement, the high and low reported sales prices of our ADSs were $13.47 and $13.27, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

The Company neither declared nor paid any dividends in 2013, 2014, 2015 or 2016 through the date of this proxy statement to its shareholders, nor does the Company have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. The Company currently intends to retain the Company’s available funds and any future earnings to operate and expand the Company’s business.

Under the terms of the merger agreement, the company is not permitted to pay any dividends or repurchase any of the Shares pending consummation of the merger.

In the event the merger agreement is terminated for any reason and the merger is not consummated, the payment of future dividends will be subject to the discretion of the Board. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company's future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. If the Company pays any dividends, the ADS depositary will distribute such payments to the Company's ADS holders to the same extent as holders of the Shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on the Shares, if any, will be paid in U.S. dollars.

We are a holding company incorporated in the Cayman Islands. We rely substantially on dividends from our subsidiaries in the PRC to fund our payment of dividends, if any, to our shareholders. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its accumulated after-tax profits, if any, based on PRC accounting standards each year to their general reserves until the accumulative amount of such reserves reach a certain percent of their registered capital, to fund certain statutory reserves. These reserves may not be distributed as cash dividends. Further, if our subsidiaries in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Cash transfers from our PRC subsidiaries to us are subject further to the PRC government’s foreign exchange control policy, and our PRC subsidiaries may not be able to obtain the relevant approvals or complete the requisite registrations for distributing dividends to us. Any failure by any of the Company’s shareholders or any beneficial owner of Shares who is a PRC resident to comply with the approval or registration requirements imposed by the State Administration of Foreign Exchange with respect to their investment in us could also subject us to legal sanctions, including a restriction on our PRC subsidiaries’ ability to distribute dividends to us. Furthermore, the EIT Law eliminates the exemption of enterprise income tax on dividends derived by foreign investors from foreign invested enterprises and imposes on our subsidiaries in China an obligation to withhold tax on dividend distributions to their non-PRC shareholders, provided that such non-PRC shareholders are not classified as resident enterprises.

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THE EXTRAORDINARY GENERAL MEETING

We are furnishing this proxy statement to you, as a holder of the Shares, as part of the solicitation of proxies by the Board for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

The extraordinary general meeting will be held on March 4, 2016, at 10:00 a.m. (Beijing Time) at the Company’s office at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China.

Proposals to be Considered at the Extraordinary General Meeting

At the meeting, you will be asked to consider and vote upon:

•	as special resolutions:

THAT the agreement and plan of merger, dated as of December 15, 2015 (the “merger agreement”) among the Company, Parent and Merger Sub (such merger agreement being in the form attached as Annex A to this proxy statement, which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being substantially in the form attached to the merger agreement and which will be produced and made available for inspection at the extraordinary general meeting) and any and all transactions contemplated by the merger agreement, including the merger (the “merger”) and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the merger, a copy of which is attached as Appendix II to the plan of merger, be authorized and approved;

THAT each of the members of the Independent Committee be authorized to do all things necessary to give effect to the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•	if necessary, as an ordinary resolution:

THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

If the merger is completed, at the effective time of the merger, each outstanding Share (including Shares represented by ADSs), other than (i) the Shares (including Shares represented by ADSs) owned by Parent, Merger Sub or the Company (as treasury, if any), or by any direct or indirect wholly-owned subsidiary of Parent, Merger Sub or the Company, (ii) the Shares (including Shares represented by ADSs) reserved (but not yet allocated) by the Company for settlement upon exercise or vesting of Company share awards, (iii) Rollover Shares and (iv) the Dissenting Shares (Share described under (a) through (d) above are collectively referred to herein as the “Excluded Shares”), will be cancelled in exchange for the right to receive $27.40 in cash without interest and net of any applicable withholding taxes, and for the avoidance of doubt, because each two ADSs represent one Share, each issued and outstanding ADS (other than ADS that represents Excluded Shares), will represent the right to surrender the ADS in exchange for $13.70 in cash per ADS without interest and net of any applicable withholding taxes (less $0.05 per ADS cancellation fees pursuant to the terms of the ADS deposit agreement), in each case, in accordance with the terms and conditions set forth in the merger agreement. At the effective time of the merger, all of the Shares will be cancelled and cease to exist. Each Dissenting Share will be cancelled and thereafter represent only the right to receive the fair value of such Dissenting Share in accordance with the CICL. At the effective time of the merger, each Excluded Share other than Dissenting Shares will be cancelled for no consideration. Each ordinary share, par value $0.0005 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and non-assessable ordinary share, par value $0.0005 per share, of the surviving corporation.

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Our Board’s Recommendation

The Board, acting upon the unanimous recommendation of the Independent Committee:

•	determined that it was fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated security holders, and declared it advisable, to enter into the merger agreement and the transaction agreements contemplated by the merger agreement;

•	authorized and approved the execution, delivery and performance of the merger agreement and the transaction agreements contemplated by the merger agreement and the consummation of the contemplated transactions, including the merger; and

•	resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the merger be submitted to a vote at an extraordinary general meeting of the shareholders with the recommendation of the Board that the shareholders of the Company authorize and approve by way of special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

Quorum

The presence, in person or by proxy, of two or more shareholders holding not less than one-third of the nominal value of the total issued and outstanding Shares on the Share record date will constitute a quorum for the extraordinary general meeting.

Record Date; Shares and ADSs Entitled to Vote

You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on February 11, 2016, or if you are a holder of ADSs at the close of business in New York City on January 28, 2016, the Share record date and the ADS record date for voting at the extraordinary general meeting, respectively. If you own ADSs on the ADS record date (and do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained below), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the registered holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than 10:00 a.m. (New York City Time) on February 24, 2016 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting by cancelling your ADSs (and certifying you have not instructed, and will not instruct, the ADS depositary to vote the Shares represented by your ADSs) before 5:00 p.m. (New York City Time) on February 9, 2016 and becoming a holder of Shares prior to the close of business in the Cayman Islands on February 11, 2016, the Share record date. Each outstanding Share on the Share record date entitles the holder to one vote for each Share on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 32,402,346 Shares entitled to be voted at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is March 2, 2016, at 10:00 a.m. (Beijing Time). Please see “—Shareholders and ADS Holders Entitled to Vote; Voting Materials” below for additional information. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on The NASDAQ Selected Global Market (“NASDAQ”). The Company’s Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

Vote Required

We cannot complete the merger unless the merger agreement, plan of merger, and the transactions contemplated by the merger agreement are authorized and approved by the affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the shareholders’ meeting (the “Requisite Company Vote”) in accordance with Section 233(6) of the Cayman Islands Companies Law. As of the date of this proxy statement, the Rollover Shareholders beneficially owned approximately 58.8% of the total issued and outstanding Shares of the Company entitled to vote. Pursuant to the terms of the Support Agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger at the extraordinary general meeting of the Company.

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Shareholders and ADS Holders Entitled to Vote; Voting Materials

Only holders of Shares entered in the register of members of the Company at the close of business on February 11, 2016 (Cayman Islands Time), the Share record date, will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share record date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders who have acquired Shares after the close of business on the Share record date may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares. Each holder has one vote for each Share held as of the close of business on February 11, 2016 (Cayman Islands Time). Shareholders wanting to vote by proxy should indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event so that it is received by the Company no later than 10:00 a.m. on March 2, 2016 (Beijing Time). Shareholders can also attend the extraordinary general meeting and vote in person.

Holders of ADSs as of the close of business on January 28, 2016 (New York City Time), the ADS record date, will receive the final proxy statement and ADS voting instructions card either directly from the ADS depositary (in the case of holders of ADSs who hold the ADSs in certificated form, i.e., in the form of ADRs) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who do not hold the ADSs in the form of ADRs). Holders of ADSs as of the ADS record date (who do not cancel such ADSs and become a registered holder of the Shares underlying such ADSs as explained in the following paragraph) cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instructions card provided by the ADS depositary and returning it in accordance with the instructions printed on it. The ADS depositary must receive the ADS voting instructions card no later than 10:00 a.m. (New York City Time) on February 24, 2016. The ADS depositary shall endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your voting instructions.

Holders of ADSs may vote at the extraordinary general meeting if they cancel their ADSs and become a holder of Shares by the close of business on February 11, 2016 (Cayman Islands Time). ADS holders wanting to cancel their ADSs need to make arrangements to deliver their ADSs to the ADS depositary for cancellation before 5:00 p.m. (New York City Time) on February 9, 2016 and complete certain other procedures required by the ADS depositary. Persons who hold ADSs in a brokerage, bank or nominee account, must contact their broker, bank or nominee to find out what actions they need to take to instruct the broker, bank or nominee to cancel the ADSs on their behalf.

Persons holding ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to vote their ADSs.

Each two of ADS represents one Share. As of January 28, 2016, there were 32,093,706 ADSs outstanding; subject to the cancellation procedures described above, none of the holders of these ADSs may vote in person at the extraordinary general meeting.

Persons who have acquired Shares and whose names are entered in the Company’s register of members before the close of business on February 11, 2016 (Cayman Islands Time) will receive the proxy form (including the voting material) before the extraordinary general meeting, and persons who are ADS holders as of the close of business on January 28, 2016 (New York City Time) will receive the ADS voting instructions card from the ADS depositary before the extraordinary general meeting. Shareholders who have acquired Shares after the close of business on February 11, 2016 (Cayman Islands Time) may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares.

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Proxy Holders for Registered Shareholders

Shareholders registered in the register of members of the Company as of the Share record date who are unable to attend the extraordinary general meeting may appoint another person (including another shareholder, a third party or the chairman of the meeting) as their proxy to attend the meeting and to vote their Shares on their behalf, by completing and returning the proxy card in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company as proxy holder will vote in favor of the resolutions proposed at the extraordinary general meeting according to the recommendation of the Board. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the Company as proxy holder will vote in accordance with the position of the Board.

Voting of Proxies and Failure to Vote

All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolutions to be proposed at the extraordinary general meeting unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. Shareholders who fail to cast their vote in person or by proxy will not have their votes counted.

If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote the Shares represented by the holder’s ADS, or if holders of ADSs do not timely deliver specific voting instructions to the ADS depositary, they will, under the terms of ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the “Designee”) to vote the Shares represented by such holder’s ADSs, unless the Company notifies the ADS depositary that it does not wish such proxy to be given, that substantial opposition exists to the matters to be voted on at the extraordinary general meetings or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares. Likewise, unless the Company notifies the ADS depositary that the Company does not wish to give such proxy or there exists substantial opposition to the matters to be voted on at the extraordinary general meeting or that such matters would have a material adverse impact on the holders of the ADSs or on the holders of the Shares, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, FOR the proposal to authorize each of the members of the Independent Committee to do all things necessary to give effect to the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, and FOR the adjournment of the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

Revocability of Proxies

Registered holders of the Company’s Shares may revoke their proxies in one of three ways:

•	first, a registered shareholder may revoke a proxy by written notice of revocation given to the chairman of the extraordinary general meeting before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People’s Republic of China;

•	second, a registered shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

•	third, a registered shareholder may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder’s Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.

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Holders of the ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City Time) on February 24, 2016. A holder of ADSs can do this in one of two ways:

•	first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; or

•	second, a holder of ADSs can complete, date and submit a new ADS voting instructions card to the ADS depositary bearing a later date than the ADS voting instructions card sought to be revoked.

If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

Shareholders who continue to hold their Shares in their own name will have the right to dissent from the merger and receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Islands Companies Law, which is attached as Annex C to this proxy statement, for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

ADS HOLDERS WILL NOT HAVE THE RIGHT TO EXERCISE DISSENTER RIGHTS AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT EXERCISE OR ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CONVERSION INTO SHARES, PAY THE ADS DEPOSITARY’S FEES REQUIRED FOR THE CANCELLATION OF THEIR ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES IN THE COMPANY’S REGISTER OF MEMBERS, AND CERTIFY THAT THEY HELD THE ADSs AS OF THE ADS RECORD DATE AND HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THEIR ADSs BEFORE 5:00 P. M. (NEW YORK CITY TIME) ON FEBRUARY 9, 2016, AND BECOME REGISTERED HOLDERS OF SHARES NOT LATER THAN FEBRUARY 11, 2016. THEREAFTER, SUCH FORMER ADS HOLDERS MUST ALSO COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE ADSs WOULD CONTINUE TO BE LISTED ON THE Nasdaq. THE COMPANY’S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE Nasdaq, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS, HER OR ITS ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS, HER OR ITS SHARES INTO THE COMPANY’S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs (UP TO $0.05 PER ADS ISSUED) AND ANY APPLICABLE STOCK TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

Whom to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

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Solicitation of Proxies

The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies. Instead, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of our Shares and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

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THE MERGER AGREEMENT AND PLAN OF MERGER

This section of the proxy statement describes the material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger. This description of the merger agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement, with the Company as the surviving corporation of the merger. If the merger is completed, the Company will cease to be a publicly traded company. Unless otherwise mutually agreed between the Company, Parent and Merger Sub, the closing will take place as soon as practicable after, and in any event no later than the fifth business day immediately after all the closing conditions have been satisfied or waived (other than those that by their nature are to be satisfied or waived at the closing). At the closing, Merger Sub and the Company will execute a plan of merger and register the plan of merger and other related documents with the Registrar of Companies of the Cayman Islands. The merger will become effective on the date specified in the plan of merger.

We expect that the merger will be completed during the second quarter of 2016, after all conditions to the merger have been satisfied or waived. We cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived; however, the parties intend to complete the merger as promptly as practicable.

Memorandum and Articles of Association; Directors and Officers of the Surviving Corporation

Upon completion of the merger, the current memorandum and articles of association of the Company will be replaced in their entirety by the memorandum and articles of association in the form attached to the plan of merger, which are substantively identical to the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the merger except that at the Effective Time, all references to the name “Mountain Tiger Limited shall be amended to “Bona Film Group Limited” and all references to the authorized share capital will be amended as necessary to correctly describe the authorized share capital of the surviving corporation as approved in the plan of merger. In addition, the directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the surviving corporation and the officers of the Company immediately prior to the Effective Time will become the initial officers of the surviving corporation.

Merger Consideration

Under the terms of the merger agreement, if the merger is completed, at the Effective Time, each of the Company’s Share, including Shares represented by ADSs, issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be cancelled in exchange for the right to receive $27.40 in cash per Share without interest, and each ADS issued and outstanding immediately prior to the Effective Time (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive $13.70 in cash per ADS without interest (less $0.05 per ADS cancellation fees pursuant to the terms and conditions of the Deposit Agreement), in each case, net of any applicable withholding taxes. The Excluded Shares other than Dissenting Shares will be cancelled for no consideration. The Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the CICL. Please see “Dissenter Rights” beginning on page 93 for additional information.

At the Effective Time, each ordinary share, par value of $0.0001 per share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable ordinary share of the surviving corporation.

Treatment of Company Options

At the Effective Time, the Company will terminate the Share Incentive Plans, terminate all relevant award agreements entered into under the Share Incentive Plans and cancel all Company Share Awards granted under the Share Incentive Plans that are then outstanding and unexercised, whether or not vested or exercisable.

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At the Effective Time, as to the Company Options that are not Rollover Shares: (a) each Vested Company Option will be cancelled in exchange for the right to receive either a cash amount equal to the excess of $27.40 over the applicable per share exercise price of such Vested Company Option or, as agreed upon by the holder thereof and Parent, an equity incentive award of Parent with substantially the same economic value as such Vested Company Option under the terms to be determined by Parent; and (b) each Unvested Company Option will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Company Option under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Company Options will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each Company Option that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for an option to purchase a number of Parent Shares equal to the number of Shares underlying such Company Option, under the terms to be determined by Parent.

Treatment of Restricted Shares

At the Effective Time, as to the outstanding Restricted Shares that are not Rollover Shares: (a) each Vested Restricted Share will be cancelled in exchange for a right to receive either an equity incentive award of Parent with substantially the same economic value as such Vested Restricted Share under the terms determined by Parent, or as agreed upon by the holder thereof and Parent, $27.40 in cash; and (b) each Unvested Restricted Share will be cancelled in exchange for a right to receive an equity incentive award of Parent with substantially the same economic value as such Unvested Restricted Share under the terms to be determined by Parent. The payment or grant of substituted equity incentive awards in connection with the treatment of applicable Restricted Shares will be made by the surviving corporation as promptly as practicable following the Effective Time.

At the Effective Time, each outstanding Restricted Share that is a Rollover Share (whether vested or unvested) will be cancelled in exchange for a right to receive one Parent Share.

Exchange Procedures

Prior to the Effective Time, Parent will deposit with the paying agent for the benefit of the holders of the Shares and the ADSs (other than the Excluded Shares) an amount in cash that is sufficient for the paying agent to make payments under the merger agreement. Promptly after the Effective Time, Parent and the surviving corporation shall cause the paying agent to mail (or in the case of the Depository Trust Company, deliver), to each person who was, as of immediately prior to the Effective Time, a registered holder of Shares entitled to receive the per Share merger consideration (i) a letter of transmittal in customary form specifying how the delivery of the merger consideration to registered holders of Shares (other than Rollover Shares) will be effected; and (ii) instructions for effecting the surrender of share certificates representing the Shares (the “Share Certificates”) or affidavits of loss in lieu of the Share Certificates, or non-certificated Shares represented by book entry ( the “Uncertificated Shares”). Promptly after a dissenting shareholder has effectively withdrawn or lost his, her or its appraisal rights under the CICL, Parent shall cause the paying agent to mail to such dissenting shareholder such letter of transmittal and instructions. Upon surrender of any Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate) or cancellation of Uncertificated Shares, each registered holder of Shares represented by such Share Certificate and each registered holder of Uncertificated Shares will receive an amount equal to (x) the number of Shares (other than the Excluded Shares) represented by such Share Certificate (or affidavit of loss in lieu of the Share Certificates) or the number of Uncertificated Shares multiplied by (y) the per share merger consideration.

Promptly after the Effective Time, the paying agent will transmit to the ADS depositary an amount in cash in immediately available funds equal to the product of (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) and (y) the per ADS merger consideration, and the Depositary will distribute the per ADS merger consideration to ADS holders (other than with respect to ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expense of the Depositary and government charges (including withholding Taxes if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the per ADS merger consideration to ADS holders. No interest will be paid or accrued on any amount payable in respect of the Shares or ADSs.

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Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risks between the parties to the merger agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company were qualified by its public disclosures with the SEC since December 31, 2012 and prior to the date of the merger agreement and a disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of the merger agreement, and the representations and warranties made by Parent and Merger Sub to the Company were qualified by a disclosure schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of the merger agreement ..

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and authority to carry on the businesses of the Company and its subsidiaries;

•	the furnishing by the Company to Parent of accurate memorandum and articles of association, and its compliance with the terms thereof;

•	the capitalization of the Company and the absence of preemptive or other similar rights with respect to securities of the Company and its subsidiaries (any of which a “Group Company”), or any encumbrances on Company securities that would give their holders the right to vote with the Company’s shareholders;

•	the validity of Company Share Awards and the absence of any agreements (other than the Share Incentive Plans or award agreements evidencing the Company Share Awards) binding any Group Company to accelerate the vesting of such awards as a result of the transactions contemplated by the merger agreement;

•	the identity and capitalization of the Company’s subsidiaries;

•	the absence of contracts binding the any Group Company with respect to capital contribution and voting;

•	the absence of secured creditors;

•	the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

•	the required vote of the Company’s shareholders to adopt the merger agreement;

•	the declaration of advisability and recommendation to the shareholders of the Company of the merger agreement, the plan of merger and the merger by the Independent Committee and by the Board, and the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, by the Board;

•	the receipt of a fairness opinion from the financial advisor to the Independent Committee;

•	the absence of violations of or conflict with the governing documents of the Company, applicable laws and certain agreements of the Company as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the obtaining of all governmental consents and approvals in connection with the transactions contemplated by the merger agreement

•	compliance with applicable laws (including anti-corruption laws) and possession of licenses and permits;

•	the completeness and accuracy of the Company’s SEC filings since December 31, 2012 and the financial statements included therein;

•	the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

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•	compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ;

•	the Company’s internal control over financial reporting;

•	the absence of undisclosed liabilities;

•	the absence of any “Company Material Adverse Effect” (as defined below) or certain other changes or events since December 31, 2014;

•	labor and employment matters;

•	validity of material contracts and the absence of any breach thereof which would have a Company Material Adverse Effect;

•	the absence of material litigation against any Group Company;

•	environmental matters;

•	intellectual property;

•	tax matters;

•	insurance matters;

•	real property;

•	the absence of certain transactions with the directors, officers or certain shareholders of the Company;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the absence of a shareholder rights plan and the inapplicability of any anti-takeover law (other than the CICL) to the merger;

•	the Company’s subsidiaries incorporated under the PRC laws; and

•	the absence of any other representations and warranties by the Company to Parent and Merger Sub, other than the representations and warranties made by the Company in the merger agreement.

Many of the representations and warranties in the merger agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any fact, event, circumstance, development, condition, occurrence, change or effect (“Effect”) that, individually or in the aggregate with all other Effects, has or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, or the Company’s ability to perform its obligations under the merger agreement and consummate the transactions contemplated by the merger agreement. However, none of the followings will constitute a Company Material Adverse Effect itself, or will be considered in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur:

(i)	changes affecting the economy or financial markets or political conditions generally in the PRC;

(ii)	changes in GAAP or any interpretation thereof after the date of the merger agreement;

(iii)	factors generally affecting the principal industries in which the Group Companies operate;

(iv)	the consummation of the transactions contemplated under the merger agreement or the public announcement of the merger agreement (including the initiation of shareholder litigation or similar legal proceedings relating to the merger agreement or the transactions contemplated under the merger agreement);

(v)	any outbreak or escalation of hostilities, declared or undeclared acts of war, sabotage or terrorism, act of God or natural disasters, or similar events;

(vi)	changes in the market price or trading volume of Shares (it being understood that the underlying cause of such change may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(vii)	actions or omissions of any Group Company (a) that are required by the merger agreement, (b) taken with the consent of Parent or Merger Sub or (c) taken at the written request of Parent or Merger Sub;

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(viii)	any breach of the merger agreement by Parent or Merger Sub; or

(ix)	the failure by the Group Companies to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (it being understood that the underlying cause of such failure may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur);

provided, further, that the Effects set forth in clauses (i), (ii), (iii) and (v) above will be taken into account in determining whether a “Company Material Adverse Effect” has occurred or reasonably would be expected to occur if and to the extent such Effects individually or in the aggregate have a materially disproportionate impact on the Group Companies, taken as a whole, relative to the other participants in the same industries and geographic markets in which the Group Companies conduct their businesses.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing;

•	their memorandum and articles of association being in full force and effect;

•	the capitalization of Parent and Merger Sub, Parent’s ownership of Merger Sub and the operations of Parent and Merger Sub;

•	their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of violations of, or conflicts with, the governing documents of Parent or Merger Sub, applicable laws and certain agreements of Parent or Merger Sub as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement by Parent and Merger Sub;

•	the obtaining of all governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

•	the absence of secured creditors of Merger Sub;

•	the absence of material legal proceedings against Parent, Merger Sub;

•	the delivery of the financing documents and the absence of any breach or default under the financing documents;

•	sufficiency of funds to consummate the merger and the other transactions contemplated by the merger agreement, subject to certain conditions set forth in the financing documents;

•	the non-existence of any economic interest in the Company by Parent or Merger Sub other than interests contemplated by the transactions contemplated under the merger agreement or the Support Agreement;

•	the absence of any undisclosed broker’s or finder’s fees;

•	solvency of Parent and Merger Sub;

•	other than the merger agreement, the Support Agreement, the Interim Investors Agreement, the Limited Guarantees, the Equity Commitment Letters and as disclosed in the disclosure schedule delivered by Parent and Merger Sub to the Company, the absence of any other agreements (i) between Parent, Merger Sub or any of their affiliates on one hand, and any member of the Group Company’s management, directors, employees or shareholders, on the other, that relate to the transactions contemplated by the merger agreement or (ii) pursuant to which any holder of Shares would be entitled to receive consideration different than the merger consideration or pursuant to which a shareholder agreed to vote to approve the merger agreement or against any superior proposal;

•	execution and delivery of Limited Guarantees; and

•	the acknowledgment of the Parent and Merger Sub as to their non-reliance on any estimates, forecasts, projections, plans and budgets provided by the Group Companies.

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Conduct of Business Pending the Merger

The Company has agreed that from the date of the merger agreement until the earlier of the Effective Time and the termination of the merger agreement, it will conduct its business in the ordinary course, use reasonable best efforts to keep available the service of its current officers, key employees and consultants, and preserve its current relationships with key customers, suppliers and any other persons with whom it has material relations.

From the date of the merger agreement until the earlier of the Effective Time and the termination of the merger agreement, without the prior written consent of Parent, the Company will not and will not permit any of its subsidiaries to, among other things:

•	amend its memorandum and articles of association or equivalent organizational documents;

•	issue, deliver, sell, pledge, transfer, encumber or otherwise dispose of any equity securities, or authorize, propose or agree to do the same or agree or commit to do the same, except for exercise or settlement of Company Share Awards existing or required by any contract in effect on the date of the merger agreement;

•	declare, set aside, establish a record for, or pay any dividend or other distribution with respect to any of its share capital (other than dividends paid by any of its subsidiary to the Company or to any other subsidiary wholly-owned by the Company), or enter into any agreement with respect to the voting of its share capital;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its share capital or other equity securities, except for the exercise or settlement of Company Share Awards and other contractual rights existing on the date hereof on the date of the merger agreement;

•	acquire any interest in any person or any assets, or make any loan, advance or capital contribution to, or investment in, any person, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $5 million individually and $30 million in the aggregate for all such transactions by the Group Companies;

•	redeem, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any indebtedness or issue any debt securities or other contracts evidencing indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness, except for (i) indebtedness incurred under the Group Companies’ existing credit facilities as in effect on the date of the merger agreement up to the maximum amount authorized under the contracts evidencing such indebtedness, (ii) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices in a principal amount up to $200 million for all such indebtedness by the Group Companies in the aggregate and (iii) indebtedness owed by any wholly-owned subsidiary of the Company to the Company or any other wholly-owned subsidiary;

•	sell, transfer, lease, license, assign or otherwise dispose of any entity, business, assets, rights or properties of the Group Companies having a current value in excess of $5 million in the aggregate;

•	grant any lien on any of its assets, other than liens granted in connection with any indebtedness permitted under the merger agreement;

•	except for disclosure of confidential information in the ordinary course of business consistent with past practice and pursuant to confidentiality agreements, and non-exclusive licenses of intellectual property granted by any Group Company in the ordinary course of business consistent with past practice, sell, transfer, assign, license, grant any other rights under, or otherwise dispose of, abandon, permit to lapse, permit to be subject to any lien, or fail to maintain or protect in full force and effect, any intellectual property exclusively owned by the Company, or disclose to any person any confidential information;

•	authorize, or make any commitment with respect to, any single capital expenditure in excess of $5 million or capital expenditures for the Group Companies in excess of $30 million in the aggregate;

•	enter into any new line of business outside of its existing business segments that is material to the Group Companies taken as a whole;

•	except as otherwise required by law or expressly required under any contract in effect on the date of the merger agreement, (i) grant or announce incentive awards or change the vesting dates of outstanding Company Share Awards, (ii) increase the compensation payable by any Group Company to its employees, directors, shareholders or other service providers having a total annual compensation opportunity in excess of $1 million, except under certain permitted circumstances, (iii) hire any employees having a total annual compensation opportunity in excess of $1 million, (iv) pay or agree to pay any pension, severance pay, bonus or other employee benefit not required by any existing company benefit plan, (v) adopt, renew, amend or terminate any existing company benefit plan, or (vi) give rise to a payment or rights of any person in connection with the merger or other transactions contemplated by the merger agreement;

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•	change the Company’s methods of accounting, except as required by concurrent changes in GAAP or applicable law;

•	materially change any method of tax accounting, make or change any material tax election, adopt or change any material accounting method, file any amended material tax return, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any material closing agreement with respect to any tax, surrender any right to claim a material tax refund, fail to pay any material taxes as due, or take any other similar action relating to the filing of tax return or the payment of tax;

•	settle, release, waive or compromise any pending or threatened action of or against any Group Company (i) for an amount in excess of $5 million in the aggregate, (ii) entailing the incurrence of any liability of any Group Company in excess of such amount, or obligations that would impose material restrictions on the business of the Group Companies, or (iii) that is brought by or on behalf of any holder of securities of the any Group Company relating to the merger or other transactions contemplated by the merger agreement;

•	enter into, terminate or materially amend any material contract, VIE contract or contract that would have been a material contract if in effect on the date of the merger agreement, or waive any material default under, or release or settle any material claim against any Group Company or liability owing to any Group Company under any material contract or VIE contract;

•	fail to maintain material insurance policies covering the Group Companies and their properties, assets and businesses consistent with past practice;

•	adopt or enter into a plan of liquidation, merger or reorganization of any Group Company (other than the merger or any merger or consolidation among wholly-owned subsidiaries of the Company);

•	fail to make in a timely manner any SEC filings as required by applicable laws;

•	take any action that would result in failure of any condition to the merger or that would reasonably be expected to prevent, materially delay or impair the Company’s ability to consummate the merger; or

•	knowingly commit, authorize or agree to do any of the foregoing.

Shareholders’ Meeting

As soon as practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and proxy statement filed in connection with the transactions contemplated by the merger agreement, the Company will, subject to certain exceptions, take all action necessary to call, give notice of, set a record date for and convene a general meeting of its shareholders for the purpose of obtaining the Requisite Company Vote, which meeting shall be held within 45 days after the date on which this proxy statement is mailed to the shareholders. The Company may adjourn the general meeting of its shareholders (i) with the consent of Parent, or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure and such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to such adjourned meeting.

Unless the Board has (i) changed its recommendation to the shareholders relating to the approval of the merger in a manner adverse to Parent or Merger Sub, (ii) approved any acquisition proposal or fails to publicly recommended against any acquisition proposal, (iii) failed to include the recommendation to the shareholders of the Company to approve the merger agreement, the plan of merger and the transaction contemplated under the merger agreement in this proxy statement, (iv) entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or authorized the Company to enter into a definitive agreement with respect to such proposal, or (v) taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the merger (any action described in above (i) through (v), a “Company Adverse Recommendation Change”), in each case, in accordance with the merger agreement, the Board will (a) make a recommendation to the shareholders to approve the merger agreement, the plan of merger and the merger, and include such recommendation in this proxy statement and (b) will take all lawful actions to solicit the Requisite Company Vote. Even if the Board has effected any Company Adverse Recommendation Change, the merger agreement will nevertheless be submitted to shareholders for approval unless it is validly terminated pursuant to its terms.

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No Solicitation

From the date of the merger agreement until the earlier of the Effective Time or the valid termination of the merger agreement, the Company will not, will instruct its subsidiaries and their respective representatives not to:

•	initiate, solicit, propose, encourage or take other actions to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in discussions or negotiations with, or provide any non-public information concerning the Company or its subsidiary to any person with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist any acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement to which the Company is a party or any anti-takeover law, or otherwise knowingly facilitate any effort or attempt by any person to make an acquisition proposal;

•	approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, or that conflicts with or is inconsistent with the merger agreement or requires the Company to abandon the merger agreement or the merger; or

•	resolve, propose, agree or publicly announce an intention to do any of the above actions.

The Company will immediately cease and cause to be terminated all discussion with any third parties existing as of the date of the merger agreement regarding an acquisition proposal.

Prior to obtaining the Requisite Company Vote, if the Company receives an unsolicited, written and bona fide acquisition proposal from any person that did not result from a breach by the Company of its obligations set forth in the above paragraph, (i) the Independent Committee may directly or indirectly through the Company and its representatives contact such person to clarify the terms and conditions of the proposal so as to determine whether such proposal constitutes or is reasonably expected to result in a superior proposal, and (ii) if the Independent Committee determines in good faith, after consultation with and based upon the advice of its financial advisor and outside legal counsel, that such proposal constitutes or is reasonably likely to result in a superior proposal, then the Independent Committee may directly or indirectly through the Company and its representatives, pursuant to an executed confidentiality agreement on terms no less favorable to the Company in the aggregate than those contained in the confidentiality agreements between the Company, the Chairman, Skillgreat, Fosun and Sequoia, furnish information to the person who has made such proposal, provided that the Company will concurrently make available to Parent any material information provided to such person that was not previously made available to Parent.

Prior to obtaining the Requisite Company Vote, (a) if the Company has received a written bona fide acquisition proposal that did not arise or result from a breach of the Company’s “no solicitation” obligations described above that is not withdrawn and that the Board determines, upon the recommendation of the Independent Committee and in its good faith judgment, that (i) such acquisition proposal constitutes a superior proposal, and (ii) the failure to change its recommendation to the Company’s shareholders would violate its fiduciary duties to the Company and its shareholders under applicable law (after consultation with its financial advisor and outside legal counsel), the Board may change its recommendation and/or authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal. However, prior to taking any such action, the Board must give Parent at least five business days’ prior written notice of its intention to take such action and a description of the material terms and conditions of such proposal and identifying the person making such proposal. Further, the Company must provide to Parent any confidential information disclosed to the person making the superior proposal but not previously disclosed to Parent, negotiate in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of the merger agreement, so that the proposal would cease to constitute a superior proposal, and permit Parent to make a presentation of any amendments to the Board and the Independent Committee (to the extent Parent wishes to make such presentation).

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Directors’ and Officers’ Indemnification and Insurance

Pursuant to the merger agreement, it has been agreed, among other provisions, that:

•	From and after the Effective Time, the surviving corporation will comply with all of its obligations under the memorandum and articles of association of any Group Company to indemnify and hold harmless the present and former officers and directors thereof against all kinds of liabilities incurred in connection with any action arising out of or relating to the services performed by such officers or directors at request of the Group Company.

•	The memorandum and articles of association of the surviving corporation will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the memorandum and articles of association of the Company as in effect on the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification is required by law.

•	Prior to the Effective Time, the Company will, and, if the Company is unable to, Parent will cause the surviving corporation, as of the Effective Time to, obtain and maintain in effect for six years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring at or prior to the Effective Time, with terms at least as favorable as the coverage provided under the Company’s existing policy, provided that neither Parent or the surviving corporation will be required to expend for such policy an annual premium in excess of 300% of the current annual premium paid by the Company.

Financing

As of the date of the merger agreement, Parent has delivered to the Company copies of (a) the Equity Commitment Letters, pursuant to which the Sponsors have agreed to purchase or cause the purchase of equity securities of Parent up to the aggregate amount set forth in such Equity Commitment Letter and the proceeds of which will be used to finance the consummation of the merger and (b) the Support Agreement from the Rollover Shareholders. The Equity Commitment Letters and the rollover related section of the Support Agreement are collectively referred to as “financing commitments”.

Parent and Merger Sub will use their reasonable best efforts to (a) arrange and obtain the financing for the merger on the terms and conditions described in the financing commitments, (b) maintain in effect the financing commitments, (c) satisfy all conditions in the financing commitments on a timely basis, (d) consummate the financing at or prior to the Effective Time, and (e) enforce the funding obligation under the financing commitments. However, Parent and/or Merger Sub may amend the financing commitments so long as the aggregate proceeds of financing as amended is sufficient to fund the merger under the merger agreement, and such amendment will not prevent, materially delay or impair the ability of Parent and Merger Sub to close the transactions under the merger agreement or the Company’s rights contemplated under the financing commitments

If any portion of the financing becomes unavailable, (a) Parent and Merger Sub must promptly notify the Company and use their reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated under the merger agreement, with terms and conditions that are not less favorable from the standpoint of the Company in any material respect than as set forth in the financing commitments as promptly as practicable, and (b) the Company shall provide cooperation as reasonably requested by Parent and Merger Sub in connection with obtaining financing from alternative sources.

Other Covenants

The merger agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:

•	the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

•	reasonable access by Parent and Parent’s authorized representatives to the offices, properties, books and records of the Group Companies from the date of the merger agreement and until the earlier of the Effective Time and the valid termination of the merger agreement (subject to all applicable law and the contractual obligations and restrictions);

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•	reasonable best efforts of each party to consummate the transactions contemplated by this merger agreement;

•	ensure the compliance of Merger Sub with its obligations under the merger agreement;

•	coordination of press releases and other public announcements or filings relating to the merger;

•	notification of certain events;

•	participation in litigation relating to the merger or the merger agreement;

•	resignation of the directors of the Company and its subsidiaries pursuant to Parent’s request;

•	matters relating to takeover statutes;

•	delisting and deregistration of the Shares; and

•	exculpation for actions taken at the direction of the chairman of the Board without the Board’s approval.

Conditions to the Merger

The obligations of the Company, Parent, and Merger Sub to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	the merger agreement, the plan of merger and the transactions contemplated by the merger agreement being approved by a special resolution by holders of Shares constituting the Requisite Company Vote at the shareholders’ meeting; and

•	no governmental entity or court of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law or order that has the effect of prohibiting or making the merger illegal.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	(i) other than those regarding capitalization, Company Share Awards, corporate authority and fairness and inapplicability of anti-takeover provisions, the representations and warranties of the Company contained in the merger agreement being true and correct as of the date of the merger agreement and as of the Closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), in each case, disregarding for this purpose any limitation or qualification by materiality or Company Material Adverse Effect, except to the extent such failures to be true and correct would not have a Company Material Adverse Effect; (ii) the representations and warranties regarding corporate authority and fairness being true and correct in all respects as of the date of the merger agreement and as of the Closing, as though made on such date; and (iii) the representations and warranties regarding capitalization, Company Share Awards and inapplicability of anti-takeover provisions being true and correct in all respects (except for de minimus inaccuracies) as of the date of the merger agreement and as of the Closing, as though made on such date;

•	the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the Closing;

•	since the date of the merger agreement, there not having occurred a Company Material Adverse Effect;

•	the amount of Dissenting Shares being less than 15% of the total outstanding Shares immediately prior to the Effective time; and

•	the Company having delivered to Parent a certificate of an executive officer of the Company confirming the above conditions have been satisfied.

The obligations of the Company to consummate the merger are also subject to the satisfaction or waiver at the Closing of the following conditions:

•	the representations and warranties of Parent and Merger Sub contained in the merger agreement being true and correct as of the date of the merger agreement and as of the closing, as though made on such date (except to the extent expressly made as of a specified date, in which case as of such specified date), disregarding for this purpose any limitation or qualification by materiality, except to the extent such failures to be true and correct would not prevent or materially delay the consummation of any transactions contemplated under the merger agreement by Parent and Merger Sub;

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•	Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the Closing; and

•	the Company having received a certificate of an executive officer of Parent confirming the above conditions have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the Effective Time:

•	by mutual written consent of Parent and the Company;

•	by either Company or Parent, if:

•	the merger is not consummated by 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that this termination right is not available to a party if the failure to consummate the merger by such date was primarily caused by such party’s breach of the merger agreement;

•	any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order that has or would have the effect of enjoining the transactions contemplated by the merger agreement or making the merger illegal, which shall have become final and non-appealable, or there is any law that makes the consummation of the merger illegal or prohibited, provided that this termination right is not be available to a party if the circumstances described in the foregoing are caused by such party’s breach of the merger agreement; or

•	the merger agreement is not approved by Requisite Company Vote at the extraordinary general meeting or any adjournment thereof.

•	by the Company, if:

•	Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured (i) within 30 calendar days following receipt of written notice by Parent or Merger Sub of such breach from the Company or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that, the Company will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the merger agreement that would result in the failure to satisfy the corresponding condition to Closing;

•	prior to obtaining the Requisite Company Vote, (i) the Board determines (in its good faith judgment upon the recommendation of the independent committee), that failure to enter into a definitive agreement relating to a superior proposal would violate its fiduciary duties under applicable law, and authorizes the Company to enter into such definitive agreement, (ii) the Company, concurrently with the termination of the merger agreement, enters into such definitive agreement, (iii) such superior proposal did not result from any breach by the Company’s non-solicitation obligations under the merger agreement, (iv) the Company has delivered notice of such superior proposal to Parent, and if requested by Parent, has made its representatives available to Parent to discuss proposed changes to the merger agreement, and (v) the Company pays in full a termination fee to Parent concurrently with such termination; or

•	(i) all of the conditions to the merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

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•	by Parent, if:

•	the Company has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured: (i) (x) within 5 calendar days following receipt of written notice by the Company from Parent or Merger Sub of such breach with respect to the “no solicitation” obligations, or (y) within 30 calendar days following receipt of written notice by the Company from Parent or Merger Sub of such breach with respect to any other representation, warranty or covenant, or (ii) any shorter period of time that remains between the date Parent or Merger Sub provides written notice of such breach and 11:59 p.m. on June 30, 2016 (Hong Kong Time), provided that, Parent will not have this termination right if it is then in breach of any representation, warranty, covenant or agreement under the merger agreement that would result in the failure to satisfy the corresponding condition to Closing;

•	the Board has changed its recommendation to the shareholders of the Company relating to the approval of the merger in a manner adverse to Parent or Merger Sub;

•	the Board has approved any acquisition proposal or fails to publicly recommended against any acquisition proposal;

•	the Board has failed to include the recommendation to the shareholders of the Company to approve the merger agreement, the plan of merger and the transaction contemplated under the merger agreement in this proxy statement;

•	the Board has entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or has authorized the Company to enter into a definitive agreement with respect to such proposal; or

•	the Board has taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the merger.

Termination Fee

The Company will pay to Parent or its designees a termination fee of $15.0 million, if the merger agreement is terminated:

•	by Parent where (i) the Company has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period, or (ii) the Board (a) has changed its recommendation to the shareholders of the Company relating to the approval of the merger in a manner adverse to Parent or Merger Sub, (b) has approved any acquisition proposal or fails to publicly recommended against any acquisition proposal, (c) has failed to include the recommendation to the shareholders of the Company to approve the merger agreement, the plan of merger and the transaction contemplated under the merger agreement in this proxy statement, (d) has entered into any letter of intent, contract, memorandum or similar document with respect to any acquisition proposal, or has authorized the Company to enter into a definitive agreement with respect to such proposal, or (e) or has taken any other action or made any other public statement that is inconsistent with its recommendation to the shareholders of the Company relating to the approval of the merger;

•	by the Company where, prior to obtaining the Requisite Company Vote, (i) the Board has determined (in its good faith judgment upon the recommendation of the independent committee), that failure to enter into a definitive agreement relating to a superior proposal would violate its fiduciary duties under applicable law, and authorized the Company to enter into such definitive agreement, (ii) the Company, concurrently with the termination of the merger agreement, has entered into such definitive agreement, (iii) such superior proposal did not result from any breach by the Company’s non-solicitation obligations under the merger agreement, and (iv) the Company has delivered notice of such superior proposal to Parent, and if requested by Parent, has made its representatives available to Parent to discuss proposed changes to the merger agreement;

•	by the Company or Parent where either (i) the merger is not consummated by 11:59 p.m. on June 30, 2016 (Hong Kong Time), or (ii) the Requisite Company Vote is not obtained, and where (a) neither Parent nor Merger Sub has breached any representation, warranty or covenant under the merger agreement in any material respect, and (b) at or prior to the time of such termination, the Company has received a bona fide acquisition proposal from a third party that is not withdrawn and enters into a definitive agreement with respect to such acquisition proposal within 12 months following such termination; or

Parent will pay to the Company a termination fee of $30.0 million, if the merger agreement is terminated:

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•	by the Company where Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the merger agreement, such that the corresponding condition to Closing would not be satisfied and such breach cannot be cured, or if capable of being cured, is not cured within the requisite time period; or

•	by the Company where (i) all of the conditions to the merger regarding obtaining Requisite Company Vote and no governmental injunction and all of the conditions to be performed by the Company are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver by the party having the benefit thereof), (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions to be performed by Parent and Merger Sub have been satisfied or waived by the Company and that the Company is ready, willing and able to consummate the Closing, and (iii) Parent and Merger Sub fail to complete the Closing within 10 business days after the delivery of such notice.

If Parent decides not to proceed to consummate the merger due to the fact that the amount of Dissenting Shares represent no less than 15% of the total outstanding Shares immediately prior to the Effective Time, then Parent will pay to Company or its designees a termination fee of $15.0 million.

Remedies

The parties to the merger agreement may be entitled to the payment of a termination fee or the grant of specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement, in addition to any other remedy at law or equity. Specifically, the Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to enforce Parent’s and Merger Sub’s obligation to cause the equity financing for the merger to be funded at the Effective Time, but only in the event that each of the following conditions has been satisfied: (i) all conditions to Parent’s and Merger Sub’s obligations to consummate the merger (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived, (ii) the Company has irrevocably confirmed in writing that if the equity financing is funded, then the Closing will occur, and (iii) the equity financing has not been funded and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to the merger agreement.

While the parties may pursue both a grant of specific performance (including an injunction and injunctions) and payment of termination fee (as applicable under the merger agreement), none of them will be permitted or entitled to receive both a grant of specific performance (including an injunction and injunctions) that results in the Closing and termination fee (or any other monetary damages).

Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the merger agreement are limited to the Parent termination fee of $30.0 million and the Company termination fee of $15.0 million, respectively, and reimbursement of certain expenses accrued in the event that Company or Parent fails to pay the applicable termination fee when due and in accordance with the requirements of the merger agreement, as the case may be.

Amendment

The merger agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors (or in the case of the Company, the Independent committee) at any time prior to the Effective Time; provided that, after the approval of the merger agreement and the transactions by the shareholders of the Company, no amendment may be made without shareholders’ approval again. The merger agreement may only be amended by an instrument in writing signed by the Company and Parent.

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PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made to (a) grant the Company's shareholders or ADS holders access to corporate files of the Company and other parties to the merger or any of their respective affiliates or (b) to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

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DISSENTER RIGHTS

The following is a brief summary of the rights of holders of the Shares to dissent from the merger and receive payment of the fair value of their Shares (“Dissenter Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the CICL, a copy of which is attached as Annex C to this proxy statement. If you are contemplating the possibility of dissenting from the merger, you should carefully review the text of Annex C, particularly the procedural steps required to exercise Dissenter Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such rights. If you do not fully and precisely satisfy the procedural requirements of the CICL, you will lose your Dissenter Rights.

Requirements for Exercising Dissenter Rights

A dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Shares upon dissenting from the merger.

The valid exercise of your Dissenter Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the merger, other than the right to participate fully in proceedings to determine the fair value of Shares held by such persons and to seek relief on the grounds that the merger is void or unlawful. To exercise your Dissenter Rights, the following procedures must be followed:

•	you must give written notice of objection to the merger (“Notice of Objection”) to the Company prior to the vote to authorize the merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the merger is authorized by the vote at the extraordinary general meeting;

•	within 20 days immediately following the date on which the vote authorizing the merger is made, the Company must give written notice of the authorization (“Approval Notice”) to all Dissenting Shareholders who have served a Notice of Objection. The merger agreement also provided that the company has agreed to serve any Approval Notice within five days of the approval of the merger by shareholders;

•	within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), the Dissenting Shareholder must give to the Company a written notice of his decision to dissent (a “Notice of Dissent”) stating his name and address, the number and class of the Shares with respect to which he dissents and demanding payment of the fair value of his Shares. A Dissenting Shareholder must dissent in respect of all the Shares which he holds; the Dissenting Shareholder will cease to have any rights as a shareholder upon the giving of such Notice of Dissent, except for (a) the right to be paid the fair value of his or her Shares, (b) the right to participate in the court proceedings to determine the fair value of his or her Shares, and (c) the right to institute proceedings on the grounds that the merger is unlawful or void;

•	within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the plan of merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the Surviving Corporation, must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder to purchase their Shares at a price determined by the Company to be the fair value of such Shares. The merger agreement also provides that the Company has agreed that the per Share merger consideration represents the fair value of the Shares;

•	if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will acquire the Dissenting Shareholder’s Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Shares held by all Dissenting Shareholders The petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filed a Notice of Dissent and who have not agreed upon the fair value of their Shares with the Company, and if a Dissenting Shareholder files a petition the Company must file such verified list within 10 days of service of such petition; and

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•	if a petition is timely filed and served, the Grand Court will determine at a hearing at which Dissenting Shareholders are entitled to participate (a) the fair value of the Shares held by those Dissenting Shareholders together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value and (b) the costs of the proceeding and the allocation of such costs upon the parties.

Once you have given a Notice of Dissent to the Company, you will cease to have any of the rights of a shareholder except the right to be paid the fair value of your Shares (and the right to participate in the proceedings to determine their fair value, and the right to seek relief on the grounds that the merger is void or unlawful). The enforcement of your Dissenter Rights will preclude the enforcement of any other rights to which you might otherwise be entitled by virtue of your holding Shares, other than the rights referred to in the preceding sentence.

All notices and petitions must be executed by the registered shareholder or a person duly authorized on behalf of the Dissenting Shareholder, fully and correctly, as such shareholder’s name appears on the register of members of the Company. If the Shares are held by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by a duly authorized person on behalf of the fiduciary. If the Shares are held by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in exercising the notice, he is acting as a duly authorized agent for the registered holder. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise whatever Dissenter Rights attached to the Shares.

You must be a registered holder of Shares in order to exercise your Dissenter Rights in respect of such Shares. A holder of ADSs who wishes to dissent must surrender his or her ADSs to the ADS depositary and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares and comply with the procedures described above in order to exercise the Dissenter Rights with respect to the Shares prior to the extraordinary general meeting. The ADS depositary will not exercise Dissenter Rights on behalf of a holder of ADSs, and any Notice of Objection or Notice of Dissent delivered to the ADS depositary will not be effective under the CICL. If you wish to cancel your ADSs, please contact the ADS depositary's office at 60 Wall Street, New York, NY 10005, Tel No. +1-212-250-9100, Attention: Deutsche Bank Trust Company Americas. If the merger is not completed, the Company would continue to be a public company in the U.S. and the ADSs would continue to be listed on the NASDAQ. The Company’s Shares are not listed and cannot be traded on any stock exchange other than the NASDAQ, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting or to exercise Dissenter Rights, and the merger is not completed and you wish to be able sell your Shares on a stock exchange, you would need to deposit your Shares into the Company’s American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs (up to $0.05 per ADS issued) and any applicable stock transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

If you do not satisfy each of the above requirements and otherwise comply strictly with the procedures required by the CICL with regard to the exercise of Dissenter Rights, you will not be entitled to exercise your Dissenter Rights and will be bound by the terms of the merger agreement and the plan of merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, will not alone entitle you to exercise your Dissenter Rights. You must send all notices to the Company to Attention: Board Secretary Office, 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China.

If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the CICL could be more than, the same as, or less than the $27.40 in cash without interest for each Share of the Company that you would otherwise receive as consideration in the merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the per Share merger consideration of $27.40 is equal to the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings pursuant to the exercise of Dissenter Rights.

The provisions of Section 238 of the CICL are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenter Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenter Rights.

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FINANCIAL INFORMATION

The following sets forth certain selected historical consolidated financial information of the Company for each of the two years ended December 31, 2013 and 2014 and each of nine months ended September 30, 2014 and 2015. The historical consolidated financial information as of and for the years ended December 31, 2013 and December 31, 2014 has been derived from the audited financial statements filed as part of the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, beginning on page F-1, which are incorporated into this proxy statement by reference. The historical consolidated financial information for the nine months ended September 30, 2014 and September 30, 2015 and as of September 30, 2015 has been derived from the unaudited financial information included in the Company’s 2015 third quarter earnings release furnished on Form 6-K on November 25, 2015, and the selected historical consolidated balance sheet data as of September 30, 2014 has been derived from the unaudited financial information included in the Company’s report on Form 6-K filed on December 30, 2014, which are incorporated into this proxy statement by reference. The information set forth below is not necessarily indicative of future results and should be read in conjunction with the financial statements and the related notes and other financial information contained in such Annual Report on Form 20-F and Company’s Reports on Form 6-K. Please see “Where You Can Find More Information” for a description of how to obtain a copy of such Annual Report on Form 20-F and Company’s Report on Form 6-K, respectively.

	For the year ended December 31,		For the nine months ended September 30,
	2013	2014	2014	2015
	(in thousands of $ except for share and per share data)

Consolidated Statements of Operations
Net revenues	149,336	254,086	201,504	267,554
Cost of revenues	82,839	141,298	114,050	148,194
Gross profit	66,497	112,788	87,454	119,360
Operating expenses:
Film participation expenses	(1,319)	12,247	11,856	13,541
Selling and marketing expenses	14,373	31,528	20,530	35,120
General and administrative expenses	49,854	63,321	45,047	60,769
Total operating expenses	62,908	107,096	77,433	109,430
Government subsidies	5,022	5,978	1,876	3,278
Equity in earnings of equity method investments, net of tax	—	3,350	3,328	2,981
Operating income	8,611	15,020	15,225	16,189
Interest income from bank deposits	281	1,318	904	1,284
Interest income from loan to producer of TV series	—	41	10	90
Interest expenses	(1,381)	(1,830)	(1,198)	(3,625)
Exchange gain (loss)	1,780	(1,589)	(673)	(3,949)
Investment income	—	64	64	—
Other income	284	284	213	522
Loss on deconsolidation of a subsidiary	—	—	—	(1,803)
Income before income tax and equity in earnings of equity method investments, net of tax	9,575	13,308	14,545	8,708
Provision for income taxes	5,129	7,467	6,982	6,880
Equity in earnings of equity method investments, net of tax	78	—	—	—
Net income	4,524	5,841	7,563	1,828
Less: Net loss attributable to noncontrolling interests	(1,133)	(557)	(422)	(433)
Net income attributable to Bona Film Group Limited	5,657	6,398	7,985	2,261
Net income per ordinary share
Basic	0.19	0.21	0.26	0.07
Diluted	0.19	0.20	0.25	0.07
Net income per ADS
Basic	0.09	0.11	0.13	0.04
Diluted	0.09	0.10	0.13	0.03

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	As of December 31,		As of September 30,
	2013	2014	2014	2015
	(Amounts expressed in thousands of $)

Selected Consolidated Balance Sheets Data:

Cash and cash equivalents	32,684	97,171	28,595	75,799
Total current assets	121,943	252,225	224,432	251,707
Total assets	420,086	596,078	576,403	795,287
Total current liabilities	178,173	334,234	302,514	378,727
Total liabilities	217,230	376,367	357,561	560,324
Total Bona Film Group Limited’s equity	201,060	217,672	216,667	233,368
Non-controlling interests	1,796	2,039	2,175	1,595
Total equity	202,856	219,711	218,842	234,963
Total liabilities and equity	420,086	596,078	576,403	795,287

Ratio of Earnings to Fixed Charges

	For the year ended December 31,		For the nine months ended September 30,
	2013	2014	2014	2015
	$	$	$	$
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Ratio of Earnings to Fixed Charges(1)	4.0	3.4	5.1	3.3

(1)	For purposes of determining the ratios, earnings consist of the total of the following: (i) income before income tax and equity in earnings of equity method investments, net of tax, (ii) fixed charges, and (iii) amortization of capitalized interests, minus interests capitalized. Fixed charges are defined as the sum of the following: (i) interests expensed and capitalized, and (ii) amortization of debt issuance costs and discounts. The ratio of earnings to fixed charges should be read in conjunction with the financial statements and the related notes and other financial information contained in such Annual Report on Form 20-F and Company’s Report on Form 6-K. Please see “Where You Can Find More Information” for a description of how to obtain a copy of such Annual Report on Form 20-F and Company’s Report on Form 6-K, respectively.

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Net Book Value per Share of the Shares

The Company’s net book value per Share as of December 31, 2014 was $6.93, based on the 31,402,346 issued and outstanding Shares for the applicable period. The Company’s net book value per Share as of September 30, 2015 was $7.20, based on the 32,402,346 issued and outstanding Shares as of September 30, 2015.

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TRANSACTIONS IN THE SHARES AND ADSs

Purchases by the Company

The Company has not repurchased any Shares or ADSs at any time within past two years.

Purchases by the Buyer Group

On July 13, 2014, the Chairman and Skillgreat purchased an aggregate 6,050,067 Shares from 21st Century Fox America, Inc. (formerly known as News America Incorporated) for a consideration of $11.80 per Share, or an aggregate purchase price of approximately $71.4 million.

On July 24, 2014, Fidelidade purchased 4,165,926 Shares from Skillgreat for a consideration of $11.80 per Share, or an aggregate purchase price of approximately $49.2 million in the aggregate.

On October 26, 2015, Skillgreat purchased from PeakRe an aggregate of 663,201 ADSs and from Fidelidade an aggregate of (i) 39,116 ADSs and (ii) 4,165,926 Shares at a price of $27.40 per Share (equivalent to $13.70 per ADS), for an aggregate purchase price of $123.7 million.

On December 23, 2015, the Chairman Parties transferred 2,032,689 Shares to Uranus as contemplated under the Support Agreement.

Prior Public Offerings

Our ADSs, each two representing one Share, have been listed on the NASDAQ since December 9, 2010 under the symbol “BONA.” On December 14, 2010, we completed our initial public offering, in which we offered and sold 5,870,000 Shares in the form of ADSs, raising $92.8 million in proceeds before expenses to us. We have not made any underwritten public offering of our securities since then.

Transactions in Prior 60 Days

Other than the transactions discussed above under this caption titled “Purchases by the Buyer Group”, the merger agreement and agreements entered into in connection therewith including the Support Agreement, there have been no transactions in the Company’s Shares or ADSs during the past 60 days by us, any of the Company’s officers or directors (including the Chairman), Parent, Merger Sub, or any other person with respect to which disclosure is provided in Annex D or any associate or majority-owned subsidiary of the foregoing (excluding any independently managed or operated portfolio companies or platforms affiliated with the foregoing).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Company’s ordinary shares, as of the date of this proxy statement, by:

• each of the Company’s directors and executive officers who beneficially own the Company’s ordinary shares;

• all directors and executive officers as a group; and

• each person known to us to beneficially own more than 5.0% of the Company’s ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 32,402,346 ordinary shares outstanding as of the date of this proxy statement, and taking into consideration options exercisable by such person and restricted shares vesting within 60 days from the date of this proxy statement.

	Shares Beneficially Owned(1)
	Number	%
Directors and Executive Officers:
Dong Yu (2)	12,373,081	38.2%
Jeffrey Chan	*	*
Donghui Pan	Nil	Nil
Zhong Jiang	*	*
Daqing Dave Qi	*	*
Nicolas Zhi Qi	*	*
Jie Lian	*	*
Peixin Xu	792,679	2.4%
All Directors and Executive Officers as a Group	13,521,995	41.7%

Principal Shareholders:
Skillgreat Limited	11,015,387.5	34.0%
Sequoia Entities(3)	1,646,362	5.1%
Fosun Group(4)	2,000,000	6.2%
SAIF Partners IV L.P.(5)	2,352,605	7.3%
Uranus Connection Limited (6)	2,032,689	6.3%

*	Beneficially owns less than 1% of outstanding Shares.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the securities and outstanding share options exercisable, and restricted shares vesting, within 60 days from the date of this proxy statement.

(2)	Includes 11,015,387.5 ordinary shares held by Skillgreat Limited, 1,330,702.5 ordinary shares underlying options and restricted shares held by Mr. Dong Yu, and 26,991 ordinary shares underlying options held by Vantage Global Holdings Ltd. Skillgreat Limited is a limited liability company organized under the laws of the British Virgin Islands and its address is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Skillgreat Limited is wholly owned by Vantage Global Holdings Ltd, which is wholly owned by Mr. Dong Yu. Vantage Global Holdings Ltd is a limited liability company organized under the laws of the British Virgin Islands with its registered office at Portcullis TrustNet (BVI) Limited of Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands.

99

(3)	Information based on the Schedule 13D filed on June 19, 2015 on behalf of Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., Sequoia Capital China Principals Fund I, L.P., Sequoia Capital China Management I, L.P., SC China Holding Limited (“SC China”), SNP China Enterprises Limited (“SNP China”) and Nan Peng Shen. Includes (i) 1,296,678 ordinary shares held by Sequoia Capital China I, L.P.; (ii) 148,993 ordinary shares held by Sequoia Capital China Partners Fund I, L.P.; and (iii) 200,691 ordinary shares held by Sequoia Capital China Principals Fund I, L.P. The general partner of each of the Sequoia Entities is Sequoia Capital China Management I, L.P., whose general partner is SC China, a company incorporated in the Cayman Islands. SC China is wholly owned by SNP China, a company wholly owned by Nan Peng Shen. Nan Peng Shen disclaims beneficial ownership in all securities shown except to the extent of his pecuniary interests therein. The principal business office address of the Sequoia Entities is Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong.

(4)	Information based on the Schedule 13D/A filed on December 18, 2015 by Fosun International Limited, a company organized under the laws of Hong Kong, Fosun Industrial Holdings Limited, a company organized under the laws of Hong Kong and Orrick Investments Limited, a company organized under the laws of the British Virgin Islands. Orrick Investments Limited is a wholly-owned subsidiary of Fosun Industrial Holdings Limited, which in turn is a wholly-owned subsidiary of Fosun International Limited. As of December 31, 2015, Fosun International Limited was 71.37% owned by Fosun Holdings Limited, a company organized under the laws of Hong Kong, which in turn is a wholly-owned subsidiary of Fosun International Holdings Ltd., a corporation organized under the laws of the British Virgin Islands and controlled by Mr. Guangchang Guo, a citizen of the PRC. The registered office address of Orrick Investments Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The principal business office address of Fosun Industrial Holdings Limited, Fosun International Limited, Fosun Holdings Limited and Fosun International Holdings Ltd. is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.

(5)	Information based on the amended Schedule 13G filed on January 22, 2014 on behalf of SAIF Partners IV L.P. Includes 4,705,210 ADSs, representing 2,352,605 ordinary shares held by SAIF Partners IV L.P. The sole general partner of SAIF Partners IV L.P. is SAIF IV GP, L.P., whose sole general partner is SAIF IV GP Capital Ltd., a Cayman Islands company. Andrew Y. Yan (“Mr. Yan”) is the sole director and shareholder of SAIF IV GP Capital Ltd. Pursuant to Section 13(d) of the Exchange Act, Mr. Yan may be deemed to beneficially own all of the ADSs held by SAIF Partners IV L.P. Mr. Yan disclaims such beneficial ownership. The registered address of SAIF Partners IV L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6)	Information based on the Schedule 13D filed on December 23, 2015 on behalf of Uranus Connection Limited, Gstone Investment International Ltd., Goldstone Investment International Limited, Goldstone Boxin Investment Management Co., Ltd., Goldstone Investment Co., Ltd. and CITIC Securities Company Limited. Includes 2,032,689 ordinary shares held by Uranus Connection Limited. Uranus Connection Limited is indirectly owned by Goldstone Investment Co., Ltd., a wholly owned subsidiary of CITIC Securities Company Limited. Goldstone Investment Co., Ltd. and its intermediate holding vehicles which own the equity interests in Uranus have sole investment and voting control over the securities acquired by Uranus and may be deemed to beneficially own all of the Shares held by Uranus. CITIC Securities Company Limited, the ultimate controller of Uranus, does not exercise investment and voting control over the Shares held by Uranus and expressly disclaims its beneficial ownership in all securities shown except to the extent of its pecuniary interests therein. The principal business office address of Uranus Connection Limited is c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, PRC.

100

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders' meeting. However, if the merger is not completed, an annual general meeting is expected to be held in the fourth quarter of 2016.

101

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “predicts,” “projects,” “will,” “would” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward- looking statements.

The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

•	the satisfaction of the conditions to completion of the merger, including the authorization and approval of the merger agreement by our shareholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the cash position of the Company and its subsidiaries at the Effective Time;

•	equity financing may not be funded at the Effective Time because of the failure of Parent to meet the closing conditions or for other reasons, which may result in the merger not being completed promptly or at all;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	loss of our senior management;

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger or any other matters; and

•	other risks detailed in our filings with the SEC, including the information set forth under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2014. Please see “Where You Can Find More Information” beginning on page 103 for additional information.

Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

102

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.

You also may obtain free copies of the documents the Company files with the SEC by going to our website at www.bonafilm.cn. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Because the merger is a going-private transaction, the Company and the Buyer Group have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit hereto. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. Information that we later file with the SEC may update and supersede the information in this proxy statement where it is provided in a manner reasonably calculated to inform security holders. The Company’s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on April 30, 2015 is incorporated herein by reference. The Company’s reports on Form 6-K filed with the SEC on December 30, 2014 and furnished to the SEC since April 30, 2015, including, without limitation, the reports on Form 6-K filed with the SEC on May 7, 2015, June 16, 2015, July 13, 2015, August 24, 2015, November 25, 2015, December 3, 2015, December 15, 2015, December 21, 2015, December 29, 2015 and January 25, 2016 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going-private transaction described in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Bona Film Group Limited, at +86-10-5631-0700 ext. 398 or at ir@bonafilm.cn.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

103

THIS PROXY STATEMENT IS DATED FEBRUARY 1, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

104

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MOUNTAIN TIGER INTERNATIONAL LIMITED

MOUNTAIN TIGER LIMITED

and

BONA FILM GROUP LIMITED

Dated as of December 15, 2015

 i

 ii

Section 9.8 No Third-Party Beneficiaries	79
Section 9.9 Assignment	79
Section 9.10 Obligations of Parent and of the Company	79
Section 9.11 Mutual Drafting	79
Section 9.12 Headings	79
Section 9.13 Counterparts	79

Exhibits

EXHIBIT A – Plan of Merger

 iii

This AGREEMENT AND PLAN OF MERGER (including the exhibits and disclosure schedules attached hereto, this “Agreement”), dated as of December 15, by and among Mountain Tiger International Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Parent”), Mountain Tiger Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”), and Bona Film Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as “Parties”.

WHEREAS, it is proposed that Merger Sub will merge with and into the Company in accordance with the Companies Law (2013 Revision) of the Cayman Islands (the “Cayman Companies Law”) and the terms and conditions of this Agreement (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of an independent committee of the Company Board consisting of independent directors (the “Independent Committee”), has unanimously (i) determined that it is in the best interests of the Company and its shareholders (other than the Rollover Securityholders (as defined below)), and declared it advisable, to enter into this Agreement and the Plan of Merger (as defined below), (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), and (iii) resolved to recommend that the shareholders of the Company authorize and approve this Agreement, the Plan of Merger and the Transactions (including the Merger), in each case in accordance with the Cayman Companies Law;

WHEREAS, the respective sole director of Parent and Merger Sub has each (i) determined that it is in the best interests of Parent and Merger Sub to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, and Parent, as the sole shareholder of Merger Sub, has authorized and approved this Agreement, the Plan of Merger and the Transactions (including the Merger), in each case in accordance with the Cayman Companies Law;

WHEREAS, as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Rollover Securityholders and Parent have executed a support agreement, dated as of the date hereof (the “Support Agreement”), providing that, among other things, the Rollover Securityholders will (i) vote all of the Company Shares held by them as of the date hereof, together with any other Company Shares and/or Company Restricted Shares acquired (whether beneficially or of record) by such Rollover Securityholders after the date hereof and prior to the earlier of the Effective Time and the termination of such Rollover Securityholders’ obligations under the Support Agreement, including any Company Shares and/or Company Restricted Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options or the conversion of any convertible securities or otherwise, in favor of the authorization and approval of this Agreement, the Plan of Merger and the Transactions (including the Merger) and (ii) agree, upon the terms and subject to the conditions in the Support Agreement, to receive no consideration for the cancellation of certain Company Shares (including Company Shares represented by ADSs), Company Restricted Shares and/or Company Options held by each of them as set forth in the Support Agreement (the “Rollover Securities”) in accordance with this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, each of Mr. Dong YU, Uranus Connection Limited, Oriental Power Holdings Limited, Alibaba Pictures Group Limited and Mr. Zhanshan XIE (each, a “Guarantor”, and collectively, the “Guarantors”) is entering into a limited guarantee in favor of the Company with respect to certain obligations of Parent under this Agreement (each, a “Limited Guarantee”, and collectively, the “Limited Guarantees”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

Article I
Defined Terms and Interpretation

Section 1.1 Certain Definitions. For purposes of this Agreement, the term:

(a)          “Acquisition Proposal” shall mean any proposal or offer with respect to any transaction or series of related transactions relating to (i) the acquisition, directly or indirectly, of twenty percent (20%) or more of the Equity Interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, amalgamation, scheme of arrangement, reorganization, share exchange, sale, lease, license, exchange, transfer or other disposition of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction which would result in any Third Party acquiring assets or business of the Company (including share capital of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income, earnings before interest, taxes and depreciation or assets of the Company and the Company Subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any Equity Interest in any entity that would result in such Person holding assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income, earnings before interest, taxes and depreciation or assets of the Company and the Company Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning directly or indirectly twenty percent (20%) or more of the outstanding Company Shares and any other voting securities of the Company, or (v) any combination of the foregoing, in each case other than the Merger.

(b)          “ADSs” shall mean the Company’s American depositary shares, each two of which represent one Ordinary Share.

(c)          “Affiliate” of a Person shall mean any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or as trustee or executor, by Contract or otherwise.

A-2

(d)          “Business Day” shall mean any day other than a Saturday, Sunday and any day which is a legal holiday under the Laws of New York, the Cayman Islands, Hong Kong or the PRC or is a day on which banking institutions located in New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by Law or other action of any Governmental Entity to close.

(e)          “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(f)          “Company Disclosure Schedule” shall mean the disclosure schedule, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (it being understood that (i) any matter disclosed in any section of the Company Disclosure Schedule shall be deemed to apply and qualify the section of this Agreement to which it corresponds in number, (ii) any matter disclosed in any section of the Company Disclosure Schedule shall be deemed to be disclosed in any other section of the Company Disclosure Schedule to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section, and (iii) the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or “Company Material Adverse Effect” or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Company Material Adverse Effect).

(g)          “Company IT Systems” shall mean all computer and information technology systems, platforms and networks owned by the Company or any Company Subsidiary or used or held for use in the conduct of any business of the Company or any Company Subsidiary, as currently conducted and as currently proposed to be conducted, including Software, hardware, data processing, data, information, record keeping, communications, telecommunications, networks, network equipment, information technology, mobile and other platforms, peripherals computer systems, and computerized, automated, or other similar systems, platforms, and networks, in each case, whether outsourced or not, as well as data and information stored or contained in, or transmitted by, any of the foregoing, and documentation relating to any of the foregoing.

A-3

(h)          “Company Material Adverse Effect” shall mean any fact event, circumstance, development, condition, change, occurrence or effect that has or reasonably would be expected to have, individually or in the aggregate with all other facts, events, circumstances, developments, conditions, changes, occurrences or effects, a material adverse effect on (i) the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under and consummate the transactions contemplated by this Agreement in accordance with its terms; provided that in no event shall any of the following in and of itself constitute a Company Material Adverse Effect or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes affecting the economy or financial markets or political conditions generally in the PRC; (B) changes in GAAP or any interpretation thereof after the date hereof; (C) changes that are the result of factors generally affecting the principal industries in which the Company and the Company Subsidiaries operate; (D) the consummation of the Transactions or the public announcement of this Agreement (including the initiation of shareholder litigation or similar legal proceedings relating to this Agreement or the Transactions); (E) any outbreak or escalation of hostilities, declared or undeclared acts of war, sabotage or terrorism, act of God or natural disasters, or similar events; (F) changes in the market price or trading volume of Company Shares (it being understood that the underlying cause of such change may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (G) actions or omissions of the Company or any Company Subsidiaries (x) that are required by this Agreement, (y) taken with the written consent of Parent or Merger Sub or (z) taken at the written request of Parent or Merger Sub; (H) any breach of this Agreement by Parent or Merger Sub; or (I) the failure by the Company or any Company Subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (it being understood that the underlying cause of such failure may, except as otherwise provided in the other clauses of this proviso, be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); provided that facts, events, circumstances, developments, conditions, changes, occurrences or effects set forth in clauses (A), (B), (C) and (E) above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or reasonably would be expected to occur if and to the extent such facts, events, circumstances, developments, conditions, changes, occurrences or effects individually or in the aggregate have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the principal industries and geographic markets in which the Company and the Company Subsidiaries conduct their business.

(i)          “Company Memorandum and Articles” shall mean the Second Amended and Restated Memorandum of Association and Articles of Association of the Company adopted by special resolution passed on November 17, 2010, as amended by special resolution passed on December 28, 2012.

(j)           “Company Option” shall mean the options to purchase Company Shares (including Company Shares represented by ADS) granted under the Company Share Plans in accordance with the terms thereof whether or not such option has become vested on or prior to the Closing Date.

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(k)          “Company Restricted Share” shall mean the Company Shares granted under the Company Share Plans in accordance with and subject to certain restrictions pursuant to the terms of the Company Share Plans.

(l)          “Company Shares” shall mean the Ordinary Shares of the Company.

(m)          “Company Share Award” shall mean any Company Option and Company Restricted Share granted in accordance with the Company Share Plans.

(n)          “Company Share Plans” shall mean, collectively, the 2009 Stock Incentive Plan and the 2010 Stock Incentive Plan of the Company, each as amended and restated from time to time.

(o)          “Company Software” shall mean the Software owned by the Company or any Company Subsidiary, whether complete or under development, that has been, is or currently proposed to be developed, manufactured, marketed, sold, offered for sale, licensed, distributed, made available, imported, exported, hosted, implemented, provided as a service, provided via a network as a service or application, used, maintained, supported, or otherwise commercialized by the Company or any Company Subsidiary, in each case together with any versions (including Chinese, English and foreign language versions), supplements, modifications, updates, upgrades, corrections and enhancements to any of the foregoing, and any documentation relating to the foregoing.

(p)          “Company Termination Fee” shall mean an amount in cash equal to $15,000,000.

(q)          “Contract” shall mean any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, deed of trust, agreement, arrangement, plan or other legally binding instrument, right or obligation.

(r)           “Deposit Agreement” shall mean the deposit agreement dated December 8, 2010 among the Company, the Depositary and all holders and beneficiary owners from time to time of ADSs issued thereunder, or, if amended or supplemented as provided therein, as so amended or supplemented.

(s)          “Depositary” shall mean Deutsche Bank Trust Company Americas, as depositary for the ADSs.

(t)          “Environmental Laws” shall mean, whenever in effect, any Law relating to pollution, the protection of the environment, public health and safety, occupational health and safety or fire safety.

(u)          “Equity Interest” shall mean any share, share capital, registered capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or any other instrument or right the value of which is based on any of the foregoing.

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(v)         “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)          “Excluded Shares” shall mean (i) Company Shares (including Company Shares represented by ADSs) owned by Parent, Merger Sub or the Company (as treasury shares, if any) and any Company Shares (including Company Shares represented by ADSs) reserved (but not yet allocated) by the Company for settlement upon exercise or vesting of any Company Share Awards or by any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time, (ii) Dissenting Shares (if any), and (iii) Rollover Securities.

(x)          “Exercise Price” shall mean, with respect to any Company Option, the applicable exercise price per Ordinary Share underlying such Company Option.

(y)          “Expenses” shall mean, with respect to any Party, all out of pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants to such Party) actually incurred or accrued by or on behalf of such Party or for which it is liable in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transactions, the preparation, printing, filing and mailing of the Schedule 13E-3 and the Proxy Statement, the solicitation of shareholder approvals, the filing of any required notices under applicable Law and all other matters related to the closing of the Merger and the other Transactions.

(z)          “GAAP” shall mean generally accepted accounting principles as applied in the United States.

(aa)         “Governmental Entity” shall mean any and all PRC (including any subdivision, municipality, province or locality of the PRC), United States federal, state or local or other non-United States or non-PRC governmental, administrative, judicial or regulatory Person or any instrumentality thereof, authority, agency, department, bureau, commission, body, court, self-regulatory organization, or other legislative or judicial governmental entity or arbitrator.

(bb)         “Hazardous Material” shall mean (i) any petroleum products or byproducts, radioactive materials, asbestos, polychlorinated biphenyls, noise, odor or mold, (ii) any waste, material or substance defined as a “hazardous substance,” “hazardous material,” or “hazardous waste,” “pollutant,” “contaminant,” or words of similar import, under any applicable Environmental Law or (iii) any other substances for which liability or standards of conduct can be imposed under Environmental Laws.

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(cc)         “Indebtedness” shall mean, without duplication, (i) any indebtedness for borrowed money or issued in substitution for, or in exchange of, indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security or under any swap, cap, future or other derivative financial instrument, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any obligation in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (v) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, (vii) any indebtedness secured by a Lien on a Person’s assets and (viii) any guarantee (including guarantees in the form of an agreement to repurchase or reimburse) of any indebtedness, including such obligations described in clauses (i) through (vii) of this definition.

(dd)         “Insolvent” shall mean, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(ee)         “Intellectual Property” shall mean, collectively, all intellectual property and proprietary rights in any jurisdiction throughout the world and tangible embodiments thereof, including all (i) patents, patent applications (including provisional applications), patent disclosures, invention disclosures, utility models, design patents, certificates of invention, supplementary protection certificates, and industrial designs, and applications for any of the foregoing, including continuations, continuations-in-part, divisionals, substitutions, re-examinations, re-issues, additions, renewals, extensions, patent term extensions, confirmations, registrations, requests for continued examinations, and foreign counterparts, (ii) trademarks, service marks, certification marks, trade dress, trade styles, logos, designs, slogans, brands, product names, trade names, corporate names, domain names, websites, uniform resource locators, rights to social media accounts, and other indicia of source, origin or quality, and registrations and applications for registration for each of the foregoing, including renewals, and any translations, adaptations, derivations and combinations of any of the foregoing, together with all goodwill of any business symbolized by any of the foregoing, (iii) copyrights, copyrightable works, works of authorship, content, website content, moral rights, data and database rights, and mask works, and registrations and applications for registration for each of the foregoing, including renewals, (iv) trade secrets and confidential or proprietary information (including ideas, discoveries, improvements, recipes, specifications, concepts, methods, processes, techniques, instructions, formulae, compositions, inventions (whether or not patentable or reduced to practice), know-how, technology, research and development information, data, databases, records, notebooks, drawings, blueprints, flowcharts, diagrams, sketches, specifications, designs, models, methodologies, documentation, plans, proposals, technical and non-technical data, test results, pricing, sales, marketing and cost data and information, financial and marketing plans, and customer and supplier lists and information), (v) Software, (vi) rights of privacy, personality, publicity and endorsement (including rights related to an individual’s name, voice, signature, persona, image, likeness and biographical information); (vii) other registrations and applications for any of the foregoing, and (viii) other intellectual property and proprietary rights.

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(ff)         “Interim Investors Agreement” shall mean the interim investors agreement dated as of the date hereof by and among Parent, Merger Sub, the Rollover Securityholders, Uranus Connection Limited, SAC Finance Company Limited, Willow Investment Limited and All Gain Ventures Limited (百得創投有限公司).

(gg)         “Knowledge” shall mean (i) in the case of the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Schedules after reasonable inquiry, and (ii) in the case of Parent, Merger Sub or any other member of the Parent Group, the actual knowledge of each director thereof after reasonable inquiry.

(hh)         “Law” shall mean any Order or any PRC (including any subdivision, municipality, province or locality of the PRC), United States federal, state or local or other non-United States or non-PRC law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Entity.

(ii)         “Lien” shall mean, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien, license, covenant not to sue, option, right of first refusal, right of first offer, or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) in respect of such asset, and, with respect to an Equity Interest, any right of first refusal, right of first offer, transfer restriction or call option in respect of such Equity Interest.

(jj)         “MOFCOM” shall mean the Ministry of Commerce of the PRC or its competent local counterparts.

(kk)         “Nasdaq” shall mean the NASDAQ Select Global Market.

(ll)           “NDA” shall mean that certain Confidential Agreement dated as of August 5, 2015 by and among the Company, Mr. Dong YU,  Skillgreat Limited, Fosun International Limited and Sequoia Capital China I, L.P.

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(mm)       “NDRC” shall mean the National Development and Reform Commission of the PRC or its competent local counterparts.

(nn)        “Order” shall mean any order, judgment, writ, stipulation, settlement, award, injunction, decree or arbitration award of any Governmental Entity that is binding on any Person or its property or assets under applicable Law.

(oo)        “Ordinary Share” shall mean each ordinary share, par value $0.0005 per share of the Company.

(pp)        “Parent Disclosure Schedule” shall mean the disclosure schedule, dated as of the date of this Agreement and delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (it being understood that (i) any matter disclosed in any section the Parent Disclosure Schedule shall be deemed to apply and qualify the section of this Agreement to which it corresponds in number, (ii) the disclosure of any fact or item in any section of the Parent Disclosure Schedule shall, should the relevance of such fact or item to any other section be reasonably apparent on its face, be deemed to be disclosed with respect to that other section, and (iii) disclosure of any matter or item in the Parent Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially” or “materiality" or any word or phrase of similar import).

(qq)        “Parent Termination Fee” shall mean an amount in cash equal to $30,000,000.

(rr)          “Permits” shall mean all permits, licenses, franchises, approvals, registrations, filings, qualifications, rights, variances, certificates, certifications, consents, approvals and Orders of all Governmental Entities.

(ss)         “Permitted Encumbrances” shall mean, with respect to each Owned Real Property and other assets or property of the Company or Company Subsidiaries (as the case may be): (i) Liens for Taxes, assessments and other levies, fees or charges imposed by any Governmental Entity which are not yet due and payable, or which are being contested in good faith and by appropriate proceedings and, in each case, for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (iii) Liens imposed by applicable Law, (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (v) non-exclusive licenses of Intellectual Property granted by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice, (vi) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business, (vii) Liens that are disclosed in the Company SEC Filings filed or furnished prior to the date hereof; (viii) Liens securing Indebtedness or liabilities that are reflected in the Company SEC Filings filed or furnished prior to the date hereof; and (ix) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not have a Company Material Adverse Effect.

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(tt)          “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, Governmental Entity or other entity.

(uu)        “Personal Data” shall mean any information or data that can be used, directly or indirectly, alone or in combination with other information, to identify an individual and any other information or data pertaining to any individual, including an individual’s name, address, credit or payment card information, bank account number, financial data, email address, date of birth, government-issued identifier, social security number, race, ethnic origin/nationality, and mental or physical health or medical information.

(vv)        “PRC” shall mean the People’s Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

(ww)       “PRC Subsidiaries” shall mean all Company Subsidiaries organized under the Laws of the PRC.

(xx)        “Processed” or “Processing” shall mean processing, collection, acquisition, recording, organization, storage, maintenance, adaptation, alteration, retrieval, access, use, disclosure, transfer (including relating to any cross-border transfer), transmission, sharing, combination, blockage, disposition, erasure, or destruction.

(yy)        “Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person and its Affiliates’ respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

(zz)         “RMB” shall mean renminbi, the legal currency of the PRC.

(aaa)       “Rollover Securityholders” has the meaning given to it in the Support Agreement.

(bbb)      “SAFE” shall mean the State Administration of Foreign Exchange of the PRC or its competent local counterparts.

(ccc)       “SAFE Circular 7” shall mean the Notice of Certain Matters Regarding the Foreign Exchange Administration for Domestic Individuals Participating in the Share Incentive Plan of An Overseas-Listed Company (《关于境内个人参与境外上市公司股权激励计划外汇管理有关问题的通知》(汇发[2012]7号)), dated February 15, 2012 and effective as of the same date, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

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(ddd)      “SAFE Circular 37” shall mean the Notice of Certain Matters Regarding the Administration of Foreign Exchange Involved in Overseas Investment, Financing and Round-Trip Investment Conducted by Domestic Residents Through Special-Purpose Companies (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号)), dated July 4, 2014 and effective as of the same date, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

(eee)       “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(fff)         “SEC” shall mean the United States Securities and Exchange Commission.

(ggg)      “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(hhh)      “Shareholder Approval” shall mean the authorization and approval of this Agreement, the Plan of Merger and the Transactions (including the Merger) by a special resolution (as defined in the Company Memorandum and Articles), which shall require the affirmative vote of shareholders representing two-thirds (2/3) or more of the Company Shares present and voting in person or by proxy as a single class at the Company Shareholders Meeting.

(iii)        “Software” shall mean (i) software of any type, including computer programs, applications, middleware, software development kits, libraries, tools, interfaces, firmware, compiled or interpreted programmable logic, objects, bytecode, machine code, games, software implementations of algorithms, models and methodologies, whether in Source Code or object code form; (ii) data, collections of data, databases and compilations, whether machine readable or otherwise; and (iii) documentation related to any of the foregoing, including descriptions, schematics, flow-charts, notes, and work product used to design, plan, organize, and develop any of the foregoing, and programmer and user documentation, manuals, and support and training materials; together with intellectual property and proprietary rights in and to any of the foregoing.

(jjj)          “Source Code” shall mean one or more statements in human readable form relating to Software and other source code, including comments, definitions and annotations, which are generally formed and organized to the syntax of a computer or programmable logic programming language, together with any and all text, data and data structures, diagrams, graphs, charts, presentations, manuals, instructions, procedures, and other information that describe the foregoing.

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(kkk)       “Subsidiary” or “Subsidiaries” of any Person shall mean (i) any corporation of which a majority of the Equity Interest entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person, (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general or managing partner or the managing member and (iii) any corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity whose assets and financial results are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP.

(lll)          “Superior Proposal” shall mean a bona fide written Acquisition Proposal made by a Person that is not solicited in violation of Section 6.4 of this Agreement and which the Company Board (upon recommendation of the Independent Committee) determines in good faith that, if consummated in accordance with its terms, would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transactions provided for in this Agreement after (i) consultation with its independent nationally recognized financial advisor and outside legal counsel and (ii) taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the Person or group making the Acquisition Proposal, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances); provided that for the purposes of the definition of “Superior Proposal”, references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “sixty-six and two thirds percent (66 2/3%)”; provided further that no offer or proposal shall be deemed to be a “Superior Proposal” if (A) any financing required to consummate the transaction contemplated by such offer or proposal is not fully committed or if the receipt of any such financing is a condition to the consummation of such transaction, or if the Company’s recourse in the event such transaction is not consummated because of the failure to obtain financing is less favorable to the Company in any material respect than the Company’s recourse in such an event hereunder, or (B) the consummation of the transactions contemplated by such offer or proposal is conditioned upon obtaining any consent or approval of a Governmental Entity or other third party that is not required pursuant to this Agreement as a condition to the Closing.

(mmm)    “Tax” or “Taxes” shall mean any and all means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment (including withholding obligations imposed on employer/payer), estimated, unclaimed property, environmental, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person. “Tax Incentive” shall mean any Tax exemptions, Tax holidays, Tax deferrals, Tax incentives, Tax credits (including Tax refunds and rebates), or other preferential Tax treatments or Tax rebates (including agreements for the deferred payment of any Tax liability) or other formal or informal arrangement with any Governmental Entity.

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(nnn)      “Tax Returns” shall mean any application, report, filing, claim for return, election or return (including any information return) or statement filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedules, attachments, supplements or amendments thereto.

(ooo)      “Third Party” shall mean any Person or group other than the Company, the Company Subsidiaries, Parent or Parent’s Affiliates or Representatives.

(ppp)      “Unvested Company Option” shall mean any Company Option that is not a Vested Company Option.

(qqq)      “Vested Company Option” shall mean any Company Option that shall have become vested on or prior to the Closing Date in accordance with the terms of such Company Option.

(rrr)         “VIE” shall mean a variable interest entity of the Company, including Beijing Baichuan Film Distribution Co., Ltd. (北京百川电影发行有限公司, “Baichuan”), Bona Film Group Co., Ltd. (博纳影业集团有限公司, “Bona Film Group”), Beijing Bona Advertising Co., Ltd. (北京博纳广告有限公司, “Bona Advertising”) and Cinema Popular Limited, and their respective subsidiaries.

(sss)       “VIE Contracts” shall mean the following agreements:

(i)          An Amended and Restated Exclusive Technical Support and Consulting Services Agreement (修订和重述的独家技术支持和咨询服务协议) dated as of April 14, 2014 between the WFOE and Bona Film Group;

(ii)         An Amended and Restated Voting Proxy and Call Option Contract (修订和重述的股权表决权授权及股权购买权合同) dated as of April 14, 2014 among Bona International Film Group Limited (“Bona International”), the WFOE, Bona Film Group, Yu Dong (于冬) and Yu Hai (于海);

A-13

(iii)        An Amended and Restated Equity Pledge Contract (修订和重述的股权质押合同) dated as of April 14, 2014 among the WFOE, Yu Dong (于冬) and Yu Hai (于海);

(iv)        A Loan Agreement dated as of May 23, 2011 between the WFOE and Yu Dong (于冬);

(v)         An Amended and Restated Exclusive Technical Support and Consulting Services Agreement (修订和重述的独家技术支持和咨询服务协议) dated as of April 14, 2014 between the WFOE and Baichuan;

(vi)        An Amended and Restated Voting Proxy and Call Option Contract (修订和重述的股权表决权授权及股权购买权合同) dated as of April 14, 2014 among Bona International, the WFOE, Baichuan, Bona Film Group, Yu Dong (于冬) and Yu Hai (于海);

(vii)       An Amended and Restated Equity Pledge Contract (修订和重述的股权质押合同) dated as of April 14, 2014 among the WFOE, Bona Film Group, Yu Dong (于冬) and Yu Hai (于海);

(viii)      An Amended and Restated Exclusive Technical Support and Consulting Services Agreement (修订和重述的独家技术支持和咨询服务协议) dated as of April 14, 2014 between the WFOE and Bona Advertising;

(ix)         An Amended and Restated Voting Proxy and Call Option Contract (修订和重述的股权表决权授权及股权购买权合同) dated as of April 14, 2014 among Bona International, the WFOE, Bona Advertising, Bona Film Group, Yu Dong (于冬) and Jiang Zhong (江中); and

(x)          An Amended and Restated Equity Pledge Contract (修订和重述的股权质押合同) dated as of April 14, 2014 among the WFOE, Bona Film Group, Yu Dong (于冬) and Jiang Zhong (江中).

(ttt)        “WFOE” shall mean Beijing Bona New World Media Technology Co., Ltd.

Section 1.2 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section
Action	Section 4.12
Acceptable Confidentiality Agreement	Section 6.4(b)
Alternative Acquisition Agreement	Section 6.4(c)(2)
Alternative Financing	Section 6.6
Agreement	Preamble
Anti-Corruption Laws	Section 4.5(b)
Bankruptcy and Equity Exception	Section 4.3(a)

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Defined Term	Section
Cashed-Out Option	Section 3.1(f)(ii)
Cayman Companies Law	Preamble
Certificates	Section 3.2(c)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Adverse Recommendation Change	Section 6.4(b)(i)
Company Board	Preamble
Company Financial Advisor	Section 4.3(b)
Company Financial Statements	Section 4.6(b)
Company Group	Section 8.2(e)(i)
Company Intellectual Property	Section 4.14(b)
Company Material Contract	Section 4.11(b)
Company Plan(s)	Section 4.9(a)
Company Recommendation	Section 4.3(b)
Company SEC Filings	Section 4.6(a)
Company Shareholders Meeting	Section 6.2(e)(i)
Company Subsidiary	Section 4.1
Company Workers	Section 4.14(f)
D&O Insurance	Section 6.12(b)
Dissenter Rights	Section 3.1(e)
Dissenting Shares	Section 3.1(e)
Dissenting Shareholders	Section 3.1(e)
Effective Time	Section 2.3
Equity Commitment Letters	Section 5.6
Equity Financing	Section 5.6
Equity Financing Commitments	Section 5.6
End Date	Section 8.1(b)(i)
Exchange Fund Financing Financing Commitments	Section 3.2(b) Section 5.6(a) Section 5.6(a)
Guarantor	Preamble
HKIAC	Section 9.7(c)
Indemnified Parties	Section 6.12(a)
Independent Committee	Preamble
Investments	Section 4.2(d)
Leased Real Property	Section 4.17(b)
Limited Guarantee	Preamble
Merger	Preamble
Merger Sub	Preamble
Notice Period	Section 6.4(d)(iii)

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Defined Term	Section
Owned Real Property	Section 4.17(a)
Parent	Preamble
Parent Group Parent Material Adverse Effect	Section 8.2(e)(i) Section 5.4(a)
Party	Preamble
Paying Agent	Section 3.2(a)
Per ADS Merger Consideration	Section 3.1(b)
Per Share Merger Consideration	Section 3.1(b)
Plan of Merger	Section 2.3
Proxy Statement	Section 6.2(a)
Registrar of Companies	Section 2.3
Rollover Securities	Preamble
SAFE Rules and Regulations	Section 4.5(c)
Schedule 13E-3	Section 4.4(b)
Services Provider	Section 4.14(g)
Support Agreement	Preamble
Surviving Company Transactions	Section 2.1 Preamble
Transaction Litigation	Section 6.8
Uncertificated Shares	Section 3.2(c)

Section 1.3 Interpretation. In this Agreement, unless otherwise specified, the following rules of interpretation apply:

(a)          references to Sections, Schedules, Annexes, Exhibits, Clauses and Parties are references to sections or sub-sections, schedules, annexes, exhibits and clauses of, and parties to, this Agreement;

(b)          references to any Person include references to such Person’s successors and permitted assigns;

(c)          words importing the singular include the plural and vice versa;

(d)          words importing one gender include the other gender;

(e)          references to the word “including” do not imply any limitation;

(f)           references to months are to calendar months;

(g)          the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h)          references to “$” or “dollars” refer to U.S. dollars; and

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(i)           a defined term has its defined meaning throughout this Agreement and in each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

Article II
The Merger

Section 2.1 The Merger. Upon the terms and subject to satisfaction of the conditions set forth in this Agreement or waiver by the Party having the benefit of such condition, and in accordance with the Cayman Companies Law, Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, Merger Sub shall cease to exist and will be struck off the Register of Companies in the Cayman Islands and the Company shall continue as the surviving company of the Merger (the “Surviving Company”) under the Laws of the Cayman Islands as a wholly-owned subsidiary of Parent.

Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place on a day that is a Business Day (a) at the offices of Kirkland & Ellis, 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong no later than the fifth (5th) Business Day following the satisfaction of the conditions set forth in Article VII (other than (i) those conditions that are waived in accordance with the terms of this Agreement by the Party or Parties for whose benefit such conditions exist and (ii) any such conditions, which by their terms, are not capable of being satisfied until the Closing (but subject to their satisfaction or waiver prior to or at the Closing)), or (b) at such other place, time and/or date as the Parties may otherwise agree. The date upon which the Closing actually occurs is referred to herein as the “Closing Date”. For the avoidance of doubt, a condition set forth in Article VII may only be waived in writing by the Party or Parties entitled to such condition under this Agreement.

Section 2.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the Cayman Companies Law by executing and filing the Plan of Merger substantially in the form attached hereto as Exhibit A (the “Plan of Merger”) with the Registrar of Companies of the Cayman Islands (the “Registrar of Companies”), together with such other appropriate documents, in such forms as are required by, and executed in accordance with, the applicable provisions of the Cayman Companies Law (the time of filing of the Plan of Merger by the Registrar of Companies, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Plan of Merger, being referred to herein as the “Effective Time”).

Section 2.4 Effect of the Merger. At and after the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and in the applicable provisions of the Cayman Companies Law. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company in accordance with the provisions of the Cayman Companies Law.

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Section 2.5 Company Memorandum and Articles of Association. At the Effective Time, subject to Section 6.12 hereof, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall become the memorandum and articles of association of the Surviving Company, save and except that (a) all references to the name “Mountain Tiger Limited ” shall be amended to “Bona Film Group Limited” and (ii) the share capital shall be described consistent with the Plan of Merger, until thereafter amended in accordance with the applicable provisions of the Cayman Companies Law and such memorandum and articles of association.

Section 2.6 Directors and Officers.

(a)          The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.

(b)          The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Company.

Article III
Effect of Merger on Issued Share Capital; Merger Consideration; Exchange of Certificates

Section 3.1 Share Capital. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a)          Share Capital of Merger Sub. Each ordinary share, par value $0.0001 per share, in the share capital of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company.

(b)          Company Shares and ADSs. Each Company Share (including Company Shares represented by ADSs) that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be canceled and cease to exist in exchange for the right to receive $27.40 in cash without interest (the “Per Share Merger Consideration”), payable in the manner provided in Section 3.2 (or in the case of a Company Share represented by a lost, stolen or destroyed certificate, payable upon delivery of an affidavit in the manner provided in Section 3.4). For the avoidance of doubt, because each two (2) ADS represents one (1) Company Share, each ADS that is issued and outstanding immediately prior to the Effective Time (other than ADSs that represent Excluded Shares) shall represent the right to surrender the ADS in exchange for $13.70 in cash without interest (the “Per ADS Merger Consideration”) subject to the terms and conditions set forth in this Agreement and in the Deposit Agreement.

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(c)          Cancellation of Certain Shares. Each Excluded Share other than Dissenting Shares shall be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor and the register of members of the Company shall be amended accordingly.

(d)          Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, the Per Share Merger Consideration and/or the Per ADS Merger Consideration, as applicable, shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Company Shares), reclassification, combination, exchange of shares, change or readjustment in the ratio of Company Shares represented by each ADS or other like change with respect to Company Shares occurring, or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Per Share Merger Consideration and/or the Per ADS Merger Consideration, as applicable, shall provide to the holders of Company Shares (including Company Shares represented by ADSs) the same economic effect as contemplated by this Agreement prior to such action.

(e)          Statutory Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, any Company Shares that are issued and outstanding immediately prior to the Effective Time and are held by a holder of Company Shares (each, a “Dissenting Shareholder”) who has validly exercised and not withdrawn or lost its right to dissent from the Merger (“Dissenter Rights”) pursuant to Section 238 of the Cayman Companies Law (collectively, the “Dissenting Shares”) shall be cancelled and cease to exist at the Effective Time, but shall not be exchangeable for or represent the right to receive the Per Share Merger Consideration (except as provided in this Section 3.1(e)), and each such Dissenting Shareholder shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 238 of the Cayman Companies Law. If any Dissenting Shareholder shall have effectively withdrawn (in accordance with the Cayman Companies Law) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenting Shareholder shall, in respect of its Dissenting Shares cancelled at the Effective Time, be entitled to receive the Per Share Merger Consideration (without interest), pursuant to this Section 3.1. The Company shall give Parent (i) prompt notice of any written notice of exercise of Dissenter Rights, attempted withdrawals of such Dissenter Rights, and any other instruments served pursuant to applicable Law that are received by the Company relating to Dissenting Shareholders’ exercise of Dissenter Rights and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of Dissenter Rights under the Cayman Companies Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any exercise of Dissenter Rights, offer to settle or settle any such Dissenter Rights or approve any withdrawal of any such Dissenter Rights prior to the vote on the Merger at the Company Shareholders Meeting.

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(f)           Company Share Awards

(i)        Equity Award Waivers and Termination of Company Share Plans and Company Share Awards. Prior to the Effective Time, the Company shall use its reasonable best efforts to (x) obtain all necessary waivers, consents or releases, in form and substance reasonably satisfactory to Parent, from holders of Company Options and other equity awards under the Company Share Plans and (y) take all such other action, without incurring any liabilities in connection therewith, as may be necessary to give effect to the transactions contemplated by this Section 3.1(f). As promptly as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Company Share Plans) shall adopt resolutions to (A) terminate the Company Share Plans and any relevant award agreements entered into under the Company Share Plans, (B) cancel each Company Option that is outstanding and unexercised, whether or not vested or exercisable, and (C) cancel each Company Restricted Share, whether or not vested, that is outstanding immediately prior to the Effective Time, each of the foregoing (A) to (C) taking effect at the Effective Time, and take such other actions as are required to give effect to the transactions contemplated by this Section 3.1(f).

(ii)       Vested Company Options. Upon the terms and subject to the conditions set forth in this Agreement, each Vested Company Option (other than any Vested Company Option that is a Rollover Security under the Support Agreement) outstanding and unexercised immediately prior to the Effective Time, with a per share exercise price less than the Per Share Merger Consideration (each, a “Cashed-Out Option”), shall automatically and without any action on the part of the holder thereof, be cancelled as of the Effective Time in exchange for the right to receive, unless otherwise agreed to between such holder and Parent prior to the Closing, an amount in cash equal to the excess of (x) Per Share Merger Consideration over (y) the exercise price of such Cashed-Out Option, multiplied by the number of Company Shares underlying such Cashed-Out Option (the “Option Consideration”); provided that if based on the agreement between a holder of a Cashed-Out Option and Parent prior to the Closing that such Cashed-Out Option shall not be cancelled in exchange for the right to receive Option Consideration in accordance with this Section 3.1(f)(ii), such holder of the Cashed-Out Option shall, in exchange for the cancellation of such Cashed-Out Option as of the Effective Time, have a right to receive an equity incentive award of Parent, pursuant to the terms and conditions to be determined by Parent and entitling the holder thereof to substantially the same economic value as such Cashed-Out Option, provided further that the number of shares underlying such award granted in substitution for such Cashed-Out Option may be further adjusted by Parent in accordance with Parent’s capital structure at the Closing to provide substantially the same economic terms to the holder of such Cashed-Out Option. Each Vested Company Option outstanding and unexercised immediately prior to the Effective Time with a per share exercise price greater than or equal to the Per Share Merger Consideration shall automatically be cancelled as of the Effective time without any consideration payable in respect thereof. As promptly as practicable following the Effective Time, the Surviving Company shall pay (or cause to be paid on its behalf) to each holder of a Cashed-Out Option the aggregate Option Consideration (without interest) payable to such holder of Cashed-Out Options pursuant to this Section 3.1(f)(ii). Such Option Consideration shall be rounded down to the nearest cent and the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company) shall be entitled to deduct and withhold from such cash consideration all amounts required to be deducted and withheld under applicable Laws. To the extent that amounts are so withheld by the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Cashed-Out Options with respect to whom such amounts were withheld by the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company).

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(iii)      Unvested Company Options. Upon the terms and subject to the conditions set forth in this Agreement, each Unvested Company Option (other than any Unvested Company Option that is a Rollover Security under the Support Agreement) shall, automatically and without any action on the part of the holders thereof, be cancelled in exchange for, unless otherwise agreed to between the holder thereof and Parent prior to the Closing, a right to receive an equity incentive award of Parent, pursuant to the terms and conditions to be determined by Parent and entitling the holder thereof to substantially the same economic value as the original Unvested Company Option, provided that the number of shares underlying such award granted in substitution for such Unvested Company Option may be further adjusted by Parent in accordance with Parent’s capital structure at the Closing to provide substantially the same economic terms to the holder of such Unvested Company Option.

(iv)     Company Restricted Shares. Upon the terms and subject to the conditions set forth in this Agreement, each Company Restricted Share (other than any Company Restricted Share that is a Rollover Security under the Support Agreement), whether vested or unvested, that remains outstanding as of immediately prior to the Effective Time shall, automatically and without any action on the part of the holders thereof, be cancelled in exchange for, unless otherwise agreed to between the holder thereof and Parent prior to the Closing, a right to receive an equity incentive award of Parent, pursuant to the terms and conditions to be determined by Parent and entitling the holder thereof to the same economic value as the original Company Restricted Share; provided that the number of shares underlying such award granted in substitution for such Company Restricted Share may be further adjusted by Parent in accordance with Parent’s capital structure at the Closing to provide substantially the same economic terms to the holder of such Company Restricted Share; provided further that if based on the agreement between a holder of a vested Company Restricted Share and Parent prior to the Closing that such vested Company Restricted Share shall not be cancelled in exchange for a right to receive an equity incentive award of Parent, the holder of such vested Company Restricted Share shall, in exchange for the cancellation of such vested Company Restricted Share as of the Effective Time, have the right to receive an amount in cash equal to the Per Share Merger Consideration in respect of each Company Share underlying such vested Company Restricted Share, which shall be paid (or caused to be paid) by the Surviving Company as promptly as practicable following the Effective Time. The aggregate Per Share Merger Consideration payable with respect to such vested Company Restricted Shares shall be rounded down to the nearest cent and the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company) shall be entitled to deduct and withhold from such cash consideration all amounts required to be deducted and withheld under applicable Laws. To the extent that amounts are so withheld by the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such vested Company Restricted Shares with respect to whom such amounts were withheld by the Surviving Company (or such Person(s) making payment on behalf of the Surviving Company).

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(v)      Company Share Awards That Are Rollover Securities. Notwithstanding anything to the contrary in this Agreement, each holder of any Company Share Awards that are Rollover Securities under the Support Agreement, shall not be entitled to receive any Option Consideration or Per Share Merger Consideration, or be converted into equity incentive award of Parent (as the case may be) pursuant to Sections 3.1(f)(ii) to 3.1(f)(iv) with respect to such Company Share Award. Each Company Share Award that is a Rollover Security under the Support Agreement shall, automatically and without any action on the part of the holders thereof, be cancelled at the Effective Time in accordance with the terms of the Support Agreement.

Section 3.2 Exchange of Certificates.

(a)          Paying Agent. Prior to the Closing, Parent shall select a bank or trust company reasonably acceptable to the Independent Committee to act as the paying agent for the Merger (the “Paying Agent”) and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company.

(b)          Exchange Fund. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of Company Shares (including Company Shares represented by ADSs but not including Excluded Shares), pursuant to the provisions of this Article III, a cash amount in immediately available funds sufficient for the Paying Agent to make payments under this Article III. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from such investments shall be paid to Parent. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 3.2. Parent or the Surviving Company shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Company Shares pursuant to this Article III. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 3.1, Parent shall, or shall cause the Surviving Company to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 3.1.

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(c)          Payment Procedures.

(i)          Promptly following the Effective Time, Parent and the Surviving Company shall cause the Paying Agent to mail (or in the case of the Depository Trust Company, deliver) to each holder of record (as of immediately prior to the Effective Time) of Company Shares, including Company Shares which immediately prior to the Effective Time were (x) represented by a certificate or certificates (the “Certificates”) and (y) not represented by a certificate or certificates (the “Uncertificated Shares”) which were cancelled in exchange for the right to receive the Per Share Merger Consideration pursuant to Section 3.1 (and excluding, for the avoidance of doubt, the Excluded Shares), (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration payable in respect thereof pursuant to the provisions of this Article III. Promptly after a Dissenting Shareholder has effectively withdrawn or lost his, her or its appraisal rights under the Cayman Companies Law, Parent shall cause the Paying Agent to mail to such Dissenting Shareholder such letter of transmittal and instructions.

(ii)         Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of the Company Shares represented by such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product of the number of Company Shares represented by such Certificates multiplied by the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 3.1(b) (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. Upon receipt by the Paying Agent of confirmation by the Company that the Uncertificated Shares have been canceled, the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of the number of such Uncertified Shares multiplied by the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 3.1(b) (less any applicable withholding Taxes payable in respect thereof). The Paying Agent shall accept such Certificates and such confirmation by the Company with respect to the Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Company Shares represented by the Certificates and the cancellation of such Uncertificated Shares on the aggregate Per Share Merger Consideration payable upon the surrender of such Certificates and cancellation of Uncertificated Shares pursuant to this Section 3.2. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, to evidence only the right to receive an amount in cash equal to the product of the number of Company Shares represented by such Certificates multiplied by the Per Share Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article III.

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(iii)        Prior to the Effective Time, Parent and the Company shall establish procedures with the Paying Agent and the Depositary to ensure that (x) the Paying Agent will transmit to the Depositary promptly following the Effective Time an amount in cash in immediately available funds equal to the product of (1) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than ADSs representing Excluded Shares) multiplied by (2) the Per ADS Merger Consideration and (y) the Depositary will distribute the Per ADS Merger Consideration to ADS holders (other than with respect to ADSs representing Excluded Shares) upon surrender by them of the ADSs. Pursuant to the Deposit Agreement, the ADS holders will pay any applicable fees, charges and expenses of the Depositary and government charges (including withholding Taxes if any) due to or incurred by the Depositary in connection with the cancellation of the ADSs surrendered and distribution of the aggregate Per ADS Merger Consideration to ADS holders. No interest will be paid or accrued on any amount payable in respect of the ADSs.

(iv)        Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, shall not be sent to holders of Company Shares or ADSs who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details. A holder of Company Shares or ADSs will be deemed to be untraceable if (x) such Person has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable, (y) on the last two (2) consecutive occasions on which a dividend has been paid by the Company a check payable to such Person either (A) has been sent to such person and has been returned undelivered or has not been cashed or (B) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable or (z) notice of the Company Shareholders Meeting convened to vote on the Merger has been sent to such Person and has been returned undelivered. Monies due to Dissenting Shareholders and shareholders of the Company who are untraceable shall be returned to the Surviving Company on demand and held in a non-interest bearing bank account for the benefit of Dissenting Shareholders and shareholders of the Company (including holders of ADSs) who are untraceable. Monies unclaimed after a period of seven (7) years from the Closing Date shall be forfeited and shall revert to the Surviving Company.

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(d)          Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the register of members of the Company, or if the Per Share Merger Consideration is to be paid in a name other than that in which the relevant Company Share is registered in the register of members of the Company, the Per Share Merger Consideration may be paid to a Person other than the Person in whose name the relevant Company Share is registered in the register of members of the Company only upon delivery of evidence to the satisfaction of Parent (or any agent designated by Parent) of such Person’s entitlement to the relevant Company Share and if the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of such Company Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e)          Required Withholding. Each of the Paying Agent, Merger Sub, Parent and the Surviving Company (and any other Person that has a withholding obligation), without double counting, shall be entitled to deduct and withhold or cause to be deducted and withheld from any consideration payable pursuant to this Agreement to any holder of Company Shares (including Company Shares represented by ADSs), Company Options or Company Restricted Shares, or other compensation or equity related payments, such amounts as may be required to be deducted or withheld therefrom under applicable Tax Laws. If any such withholding is made, the withholding party shall promptly and appropriately report and pay over the withheld Taxes to the applicable Governmental Authority and provide the Person from who withholding was made evidence of such payment. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)           No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Depositary, Parent, the Surviving Company or any other Party shall be liable to a holder of Company Shares (including Company Shares represented by ADSs), Company Options or Company Restricted Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)          Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Shares or ADSs on the date that is six (6) months after the Effective Time shall be paid to the Parent upon demand, and any holders of Company Shares (other than Excluded Shares) or ADSs that were issued and outstanding immediately prior to the Effective Time who have not theretofore received the Per Share Merger Consideration or Per ADS Merger Consideration payable to them in consideration for the cancellation of each of their Company Shares or ADSs representing such Company Shares pursuant to the provisions of this Section 3.2 (whether as a result of their failure to surrender their Certificates or otherwise) shall thereafter look for payment of the Per Share Merger Consideration or Per ADS Merger Consideration, as applicable, payable in respect of each of such Company Shares or ADSs solely to the Surviving Company for any claim to the applicable Per Share Merger Consideration or Per ADS Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article III without interest thereon.

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Section 3.3 No Further Ownership Rights.  From and after the Effective Time, all Company Shares (including Company Shares represented by ADSs) shall no longer be outstanding, all Company Shares shall automatically be cancelled and cease to exist, and all ADSs shall be surrendered, and each holder of a Company Share or ADSs representing any Company Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration or the Per ADS Merger Consideration payable for each of such Company Shares (other than Excluded Shares) or ADSs (other than ADS representing Excluded Shares) upon the cancellation of each of such Company Shares or ADSs in accordance with the provisions of Section 3.2. The Per Share Merger Consideration and the Per ADS Merger Consideration paid for each Company Share or ADS in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares (including Company Shares represented by ADSs). From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Company of Company Shares (including Company Shares represented by ADSs) that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates, Uncertificated Shares or ADSs are presented to the Surviving Company for any reason, they shall be surrendered, canceled or exchanged as provided in this Article III.

Section 3.4 Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, an amount in cash equal to the product of the number of Company Shares represented by such Certificates multiplied by the Per Share Merger Consideration to which the holder thereof is entitled pursuant to Section 3.1(b).

Section 3.5 Termination of Deposit Agreement . As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to the Depositary to terminate the Deposit Agreement in accordance with its terms.

Section 3.6 Fair Value. Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration represents the fair value of the Company Shares for the purposes of Section 238(8) of the Cayman Companies Law.

Section 3.7 Necessary Further Actions.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Company and Merger Sub shall take any such lawful and necessary action.

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Article IV
Representations and Warranties of the Company

Except as (i) disclosed in the Company SEC Filings filed prior to the date hereof (excluding the exhibits and schedules thereto, disclosures contained in the “Risk Factors” and “Forward-Looking Statements” sections thereof, any other forward-looking statements or any other disclosures of risks or uncertainties that are non-specific, of general application, predictive, cautionary or forward-looking in nature set forth therein prior to the date of this Agreement), or (ii) set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization and Qualification. The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Subsidiary of the Company (each, a “Company Subsidiary”) has been duly organized, and is validly existing and, where such concept is recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and each of the Company and the Company Subsidiaries has obtained all applicable Permits relative to its formation and organization from all applicable Governmental Entities except to the extent the failure of any Company Subsidiary to be so organized, existing or in good standing or of the Company or any Company Subsidiary to have such Permits has not had and would not have a Company Material Adverse Effect. Section 4.1 of the Company Disclosure Schedule contains a correct and complete list of all of the Company Subsidiaries, the ownership interest of the Company in each Company Subsidiary, and the ownership interest of any other Person or Persons in each Company Subsidiary. Each of the Company and the Company Subsidiaries has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had and would not have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business (and, in the case of the PRC Subsidiaries, successfully passed all applicable annual audits in accordance with PRC Law), and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that have not had and would not have a Company Material Adverse Effect. The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the Company Memorandum and Articles or equivalent organizational documents, each as amended to date, of each of the Company and the Company Subsidiaries. Such memorandum and articles of association or equivalent organizational documents are in full force and effect as of the date hereof. The Company or any Company Subsidiary is not in violation of any of the provisions of its memorandum and articles of association or equivalent organizational documents in any material respect.

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Section 4.2 Capitalization.

(a)          The authorized share capital of the Company consists of 100,000,000 Ordinary Shares.  As of the date of this Agreement, there are (i) 32,402,346 Ordinary Shares issued and outstanding, (ii) 1,874,644 Company Shares (including Company Shares represented by ADSs) issuable upon exercise of outstanding Company Options, (iii) 3,380,293 Company Shares (including Company Shares represented by ADSs) represented by outstanding Company Restricted Shares (vested and unvested) and (iv) no Company Shares held in treasury of the Company and no Company Shares owned by any Company Subsidiary. Section 4.2(a) of the Company Disclosure Schedule sets forth the following information with respect to the Company Share Awards: (1) each Company Share Plan; (2) the maximum number of Company Shares which may be issued under each Company Share Plan; (3) the aggregate number of underlying Company Shares represented by the Company Share Awards that have been granted under each Company Share Plan as of the date hereof, and (4) the aggregate number of underlying Company Shares represented by Company Share Awards which have vested or will have vested as of December 31, 2015. All of the outstanding shares in the share capital of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of any Liens (except as set forth in Section 4.2(a) of the Company Disclosure Schedule). All Company Shares issuable upon exercise or vesting of Company Share Awards have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the applicable Company Share Plan, will be duly authorized, validly issued and fully paid and non-assessable. Except as otherwise provided in this Agreement or the Company Share Plans, there are no commitments or agreements of any character to which the Company or any Company Subsidiary is bound obligating such Company or Company Subsidiary to accelerate or otherwise alter the vesting of any Company Share Awards as a result of any of the Transactions.

(b)          Except as set forth in Section 4.2(a), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company to issue or sell any of its share capital or other Equity Interests, or securities convertible into or exchangeable for such share capital of, or other Equity Interests in, the Company (which, for purposes of this Agreement, will be deemed to include share appreciation rights, “phantom shares” or other commitments that provide any right to receive value or benefits similar to such share capital, securities or other rights). There are no outstanding Contracts or other obligations of the Company or any Company Subsidiary affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company, except in accordance with the VIE Contracts and as set forth in Section 4.2(b) of the Company Disclosure Schedule. Since the date of this Agreement, the Company has not issued any shares of its share capital, or securities convertible into or exchangeable for such shares or any other Equity Interests in the Company, except for issuances pursuant to the exercise of Company Options outstanding on such date in accordance with the terms of such Company Options as of such date. There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the holders of Company Shares may vote.

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(c)           Each outstanding share or other Equity Interest of each Company Subsidiary is duly authorized, validly issued, fully paid (and, in the case of each PRC Subsidiary, the payment thereof has been duly verified by an independent certified public accountant and has been duly filed or registered with competent PRC Governmental Entity), non-assessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Company Subsidiary free and clear of all Liens, and subject to the Laws of the PRC with respect to the PRC Subsidiaries, free of any restriction which prevents the payment of dividends to the Company or any Company Subsidiary. There are no subscriptions, options, warrants, rights, calls, Contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase, exchange, cancellation or sale of any Equity Interest or other ownership interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement, except for those provided in the VIE Contracts.

(d)          Section 4.2(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) each Company Subsidiary, and (ii) the name, jurisdiction of organization and the Company’s (or the Company Subsidiary’s) percentage ownership of any and all Persons in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (other than any Company Subsidiary) as of the date hereof (collectively, the “Investments”). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Liens. Except for the share capital and other Equity Interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any share capital or other voting or equity securities or interests in any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

(e)           Except for Contracts or forms thereof filed as exhibits to the Company SEC Filings, neither the Company nor any of the Company Subsidiaries has entered into any Contract, commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person. Except for the VIE Contract, there are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the transfer, voting or registration of any Equity Interests of the Company or any Company Subsidiary or preemptive rights with respect thereto.

(f)            The Company does not have any secured creditors holding a fixed or floating security interest. Neither the Company nor any Company Subsidiary has incurred any Indebtedness since December 31, 2014 other than in the ordinary course of business and, in any case, the aggregate outstanding Indebtedness of the Company and any Company Subsidiary as of the date hereof is not more than $300,000,000 greater than it was as of December 31, 2014. No Indebtedness of the Company or any Company Subsidiary will become due on the Closing Date, or give the holder thereof the right to accelerate such Indebtedness such that it would become due on the Closing Date, or require the payment of any premium or penalty on the Closing Date, in each case, as a result of the consummation of the Merger.

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Section 4.3 Corporate Authority; Approval and Fairness.

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject only to the authorization and approval of this Agreement, the Plan of Merger and the Merger by the Shareholder Approval. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate authorizations on the part of the Company and no shareholder votes are necessary to authorize this Agreement or to consummate the Transactions other than the Shareholder Approval. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)          On or prior to the date of this Agreement, (i) the Independent Committee has received from Barclays Bank PLC (the “Company Financial Advisor”), its written opinion, to the effect that, as of the date of such opinion, subject to the limitations, qualifications and assumptions set forth therein, that the Per Share Merger Consideration to be received by the holders of Company Shares (other than Excluded Shares) and the Per ADS Merger Consideration to be received by the holders of the ADSs (other than ADSs representing the Excluded Shares) are fair, from a financial point of view, to such holders (it being agreed and understood that such opinion may not be relied on by Parent and Merger Sub) and (ii) the Company Board (acting upon the unanimous recommendation of the Independent Committee) has determined that this Agreement, the Plan of Merger and the Transactions (including the Merger), are fair to and in the best interest of the Company and its shareholders (other than the holders of Excluded Shares), validly approved the execution, delivery and performance by the Company of this Agreement and the Transactions, directed that this Agreement, the Plan of Merger and the Merger be submitted to the holders of Company Shares for their authorization and approval, and resolved to recommend to the shareholders of the Company (other than the holders of the Excluded Shares) that they authorize and approve this Agreement, the Plan of Merger and the Merger in accordance with the Cayman Companies Law (the “Company Recommendation”), which resolutions, subject to Section 6.4(c), have not been subsequently withdrawn or modified in a manner adverse to Parent.

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Section 4.4 No Conflict; Required Filings and Consents.

(a)          The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions hereby will not, (i) assuming the Shareholder Approval is obtained, conflict with or violate any provision of the Company Memorandum and Articles or any equivalent organizational or governing documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) will have been obtained prior to the Effective Time, all filings and notifications described in Section 4.4(b) will have been made and any waiting periods or approvals thereunder will have terminated, expired or been obtained prior to the Effective Time and the Shareholder Approval is obtained, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) violate, conflict with, require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien, except for any Permitted Encumbrance, on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, except, with respect to clauses (ii) and (iii), for matters that would not have a Company Material Adverse Effect, provided that solely for the purpose of this Section 4.4(a), subsection (D) of the definition of “Company Material Adverse Effect” shall be deemed to be excluded therefrom.

(b)          The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws or the rules and regulations of NASDAQ, including the filing of the Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”) and the furnishing of Form 6-K with the Proxy Statement, (ii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands and publication of notice of the Merger in the Cayman Islands Government Gazette, in each case as required by the Cayman Companies Law, or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not (x) prevent or materially delay the consummation of the Merger, (y) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (z) have a Company Material Adverse Effect, provided that solely for the purpose of this Section 4.4(b), subsection (D) of the definition of “Company Material Adverse Effect” shall be deemed to be excluded therefrom.

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Section 4.5 Compliance with Laws; Permits.

(a)          (i) Each of the businesses of the Company or any Company Subsidiary is, and since December 31, 2012 has been, to the Company’s Knowledge, conducted in compliance in all respects with all Laws applicable to the Company or such Company Subsidiary or by which any property, asset or right of the Company or such Company Subsidiary is bound, (ii) the Company is in compliance with the applicable listing, corporate governance and other rules and regulations of NASDAQ, (iii) to the Company’s Knowledge, each of the Company and the Company Subsidiaries holds all Permits necessary for the lawful conduct of its business and the ownership, use, occupancy and operation of its assets and properties, (iv) to the Company’s Knowledge, each of the Company and the Company Subsidiaries is in compliance in all respects with the terms of such Permits, and (v) no such Permit shall cease to be effective as a result of the Transactions, except, in each case, where the non-compliance or the failure to possess any Permit would not have a Company Material Adverse Effect.

(b)          Neither the Company, any Company Subsidiary nor any director or officer, nor, to the Knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, any of them (i) violated any provision of (A) the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder), (B) the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, (C) the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996 or (D) any other applicable anti-corruption Law ((A), (B), (C) and (D) collectively, “Anti-Corruption Laws”); or (ii) made or gave any bribe, rebate, payoff, influence payment, kickback or other payment to any officer, director, employee or official of or any other person acting in an official capacity for any Governmental Entity that would be unlawful under any applicable Law, including under an Anti-Corruption Law or (iii) undertaken any act or failed to undertake any act that directly or indirectly caused or contributed to the Company or any Company Subsidiary to be in violation of any Anti-Corruption Law. During the last three (3) years, neither the Company nor any Company Subsidiary has received any communication that alleges that the Company or any Company Subsidiary, or any Representative thereof is, or may be, in violation of, or has, or may have, any material liability under, any Anti-Corruption Law which has not been resolved. The Company has effective disclosure controls and procedures and an internal accounting controls system that is sufficient to provide reasonable assurances that violations of applicable Anti-Corruption Laws by the Company or any Company Subsidiary will be prevented, detected and deterred.

(c)           To the Knowledge of the Company, each holder or beneficial owner of Company Shares, Company Options and/or Company Restricted Shares who is a PRC resident and subject to any of the registration or reporting requirements of SAFE Circular 7, SAFE Circular 37 or any other applicable SAFE rules and regulations (collectively, the “SAFE Rules and Regulations”), has complied, in all material respects, with such reporting and/or registration requirements under the SAFE Rules and Regulations with respect to its investment in the Company. Neither the Company nor, to the Knowledge of the Company, such holder or beneficial owner has received any written inquiries, notifications, orders or any other written forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations.

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Section 4.6 SEC Filings; Financial Statements.

(a)          Company SEC Filings. The Company has filed or furnished, as applicable, all forms, reports and other documents (including any amendment thereof) required to be filed or furnished by it with the SEC, as the case may be, since December 31, 2012 (collectively, the “Company SEC Filings”). Each Company SEC Filing (i) as of its date, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act, as the case may be, and (ii) did not, at the time it was filed or furnished (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Filings. As of the date hereof, none of the Company SEC Filings is the subject of outstanding SEC investigation, or to the Company's Knowledge, ongoing SEC review.

(b)          Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Filings on or prior to the date hereof (collectively, the “Company Financial Statements”) was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which have not and would not have a Company Material Adverse Effect and the exclusion of certain notes in accordance with the published rules promulgated by the SEC relating to unaudited financial statements), in each case in accordance with GAAP. The books and records of the Company and the Company Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(c)          Internal Controls.

(i)          The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements of the Company and any Company Subsidiary for external purposes in accordance with GAAP.

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(ii)         The Company has filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Filings. The Company has established and maintains disclosure controls and procedures as defined in and required by Rules 13a-15 and 15d-15 of the Exchange Act reasonably designed to ensure that all material information concerning the Company and any Company Subsidiary required to be disclosed by the Company in the reports it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and related forms, and that such information is accumulated and communicated to the Company’s chief executive officer and chief financial officer (or persons performing similar functions), as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor, to the Company’s Knowledge, its independent registered public accounting firm has identified or been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the internal controls and procedures of the Company that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data. To the Company’s Knowledge, there is and has been, no fraud, whether or not material, that involves (or involved) the management of the Company or other employees who have (or had) a significant role in the internal controls over financial reporting utilized by the Company. Since the date of the Company’s most recently filed annual report under the Exchange Act, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting. As used in this Section 4.6(c)(ii), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

Section 4.7 No Undisclosed Liabilities. None of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, including any outstanding Indebtedness or any commitments therefor), except for liabilities or obligations (i) which have not had and would not have a Company Material Adverse Effect, (ii) that were incurred after December 31, 2014, in the ordinary course of business consistent with past practice, (iii) that were set forth in the Company's consolidated balance sheet as of December 31, 2014 included in the Company Financial Statements prior to the date hereof, or (iv) that were required to be incurred pursuant to the Transactions.

Section 4.8 Absence of Certain Changes or Events. Since December 31, 2014, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and (iii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of any of the covenants set forth in Section 6.1(a) hereof.

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Section 4.9 Company Plans; Employees and Employment Practices.

(a)          All material benefit and compensation plans (including the Company Share Plans) (the “Company Plans”) covering current or former employees of the Company and the Company Subsidiaries are listed in Section 4.9 of the Company Disclosure Schedule. Since December 31, 2014, there has been no material change, amendment, modification to, or adoption of, any Company Share Plan, except for increasing the maximum aggregate number of Company Shares which may be issued for the 2010 Stock Incentive Plan.

(b)          Except as otherwise specifically provided in this Agreement regarding the Company Share Awards, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director, officer or employee of the Company or any of the Company Subsidiaries under any of the Company Plans or otherwise; (ii) increase any benefits otherwise payable under any of the Company Plans; or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

(c)          There is no outstanding Order against the Company Plans that would have a Company Material Adverse Effect.

Section 4.10 Labor and Employment Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, trade union, works council or other labor union Contract applicable to persons employed by it, nor is an such agreement presently being negotiated by the Company or any Company Subsidiary, and there are no labor unions, works councils or other organizations representing, purporting to represent or, to the Knowledge of the Company, attempting to represent (including organizational campaigns, petitions or other unionization activities) any employee of the Company or any Company Subsidiary. Except for matters that have not had and would not have a Company Material Adverse Effect, (a) no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred or, to the Knowledge of the Company, been threatened or is anticipated with respect to any employee of the Company or any Company Subsidiary, (b) there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of the Company, threatened or anticipated with respect to any employee of the Company or any Company Subsidiaries, and (c) no executive or key employee of the Company or any Company Subsidiary has given written notice that he or she plans to terminate employment with the Company or the applicable Company Subsidiary and no significant number of employees of the Company or any Company Subsidiary have given written notice that they plan to terminate employment with the Company or applicable Company Subsidiary. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, social security, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration and collective bargaining.

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Section 4.11 Contracts.

(a)          Except for this Agreement and except for Contracts or forms or summaries thereof filed as exhibits to the Company SEC Filings prior to the date hereof or set forth in Section 4.11(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by any Contract which:

(i)          as of the date hereof, is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)         would prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(iii)        relates to a joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, Person or joint venture or relates to business cooperation: (A) that is material to the business of the Company and the Company Subsidiaries, taken as a whole, (B) in which the Company owns more than a fifteen percent (15%) voting or economic interest or (C) which imposes on the Company or any Company Subsidiary any obligation of more than $20,000,000 (or an equivalent amount in RMB) in the aggregate;

(iv)        relates to any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset of the Company or any Company Subsidiary) in excess of $20,000,000 (or an equivalent amount in RMB);

(v)         prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of the Company Subsidiaries, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of guarantees by any Company Subsidiary;

(vi)        requires or is reasonably likely to require either (x) annual payments from third parties to the Company and the Company Subsidiaries of at least $5,000,000 (or an equivalent amount in RMB) in the aggregate or (y) annual payments from the Company and Company Subsidiaries to third parties of at least $5,000,000 (or an equivalent amount in RMB) in the aggregate;

(vii)       relates to any acquisition by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has continuing indemnification, “earn-out” or other contingent payment or guarantee obligations;

(viii)      involves any directors, executive officers (as such term is defined in the Exchange Act) or five percent (5%) stockholders of the Company or any of their respective Affiliates (other than the Company or any Company Subsidiary) or immediate family members;

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(ix)         contains any covenant that (A) limits the ability of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Company, or their respective Subsidiaries) to engage in any line of business or to compete with any Person or operate at any location, or (B) could require the disposition of any material assets or line of business of the Company or any Company Subsidiary (or, after the Effective Time, Parent, the Surviving Company, or their respective Subsidiaries;

(x)          provides for indemnification by the Company or any Company Subsidiary of any Person, except for any such Contract that is (A) not material to the Company or any Company Subsidiary and (B) entered into in the ordinary course of business; or

(xi)         contains a put, call or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any Equity Interests of any Person or assets that have a fair market value or purchase price of more than $5,000,000 (or an equivalent amount in RMB).

(b)          Each Contract of the type described in Section 4.11(a) to which the Company or any Company Subsidiary is a party is referred to herein as a “Company Material Contract.” Except as would not constitute a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) to the Knowledge of the Company, each Company Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any Company Subsidiary and, to the Company's Knowledge, no counterparty, is or is alleged to be in breach or violation of, or default under, any Company Material Contract, (iv) neither the Company nor any Company Subsidiary has received any claim of default under any Company Material Contract, (v) to the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both) and (vi) the Company has not received any written notice from any other party to any Company Material Contract, and otherwise has no Knowledge that such other party intends to terminate, or not renew any Company Material Contract in accordance with its terms.

Section 4.12 Litigation. (i) There is no legal, administrative, arbitral or other suit, claim, action, inquiry, mediation, proceeding or investigation of any nature (whether sounding in contract, tort, equity or otherwise) (each, an “Action”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary and (ii) none of the Company or any of the Company Subsidiaries or any property or asset of the Company or any Company Subsidiary is subject to or bound by any outstanding Order, except, in each case, where any such Action or Order would not have a Company Material Adverse Effect.

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Section 4.13 Environmental Matters. Except as would not constitute a Company Material Adverse Effect, (a) the Company and each Company Subsidiary have complied and are in compliance with all Environmental Laws and have obtained and possess all permits, licenses and other authorizations currently required for their establishment and their operation under any Environmental Law, and all such permits, licenses and other authorizations are in full force and effect, (b) neither the Company nor any Company Subsidiary has received any written notice, report or other information regarding any violation of, or any liability under, any Environmental Law with respect to the Company's or any Company Subsidiary's past or current operations, properties or facilities, (c) neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any Person to, or released any substance, including any Hazardous Material, or owned or operated its business or any property or facility which is or has been contaminated by any such substance, so as to give rise to any current or future liabilities pursuant to Environmental Laws and (d) neither the Company nor any Company Subsidiary has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Law. This Section 4.13 constitutes the only representations and warranties of the Company with respect to Environmental Law.

Section 4.14 Intellectual Property.

(a)          To the Knowledge of the Company, each of the Company and the Company Subsidiaries has complied in all material respects with all of their respective obligations to the respective patent, trademark, and copyright offices, including the duty of candor and disclosure to the United States Patent and Trademark Office, and all applicable Laws, with respect to the Company Intellectual Property.

(b)          Except as would not have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries solely and exclusively owns all right, title and interest in and to the Company Intellectual Property which is exclusively owned by the Company, free and clear of all Liens, except for Permitted Encumbrances. Each of the Company and the Company Subsidiaries solely and exclusively owns all right, title and interest in and to, or has valid and enforceable rights to use all other material Intellectual Property used in or necessary to conduct the businesses of the Company and the Company Subsidiaries as currently conducted and as currently proposed to be conducted, free and clear of all Liens, except for Permitted Encumbrances (such material Intellectual Property (including Company Software), the “Company Intellectual Property”). To the Knowledge of the Company, there is no outstanding Order relating to any material Company Intellectual Property.

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(c)          Neither the Company nor any Company Subsidiary has received any written notice or is or has been subject to any Action alleging that the Company or any Company Subsidiary, or the business previously or currently conducted by the Company or any Company Subsidiary, is infringing, diluting, misappropriating, or otherwise violating, or has infringed, diluted, misappropriated, or otherwise violated, any Intellectual Property right of any Person, including any solicited or unsolicited offer, demand, or request to license any Intellectual Property. Neither the Company nor any Company Subsidiary nor any business previously or currently conducted by the Company or any Company Subsidiary (including the development, marketing, licensing, sale, offer for sale, distribution, import, export, hosting, implementation, and use of any Company Software, and the provision of services relating to any Company Software) infringes, dilutes, misappropriates, or otherwise violates or has infringed, diluted, misappropriated, or otherwise violated any material Intellectual Property rights of any Person. To the Knowledge of the Company, no third party is currently infringing, diluting, misappropriating, or otherwise violating any Intellectual Property owned by the Company or any Company Subsidiary.

(d)          To the Knowledge of the Company, all of the Company Intellectual Property is valid, subsisting and enforceable. Neither the Company nor any Company Subsidiary has received any written notice or is or, to the Knowledge of the Company, has been subject to any Action, including any opposition, cancellation, reissue, re-examination, inter partes, interference, nullity, revocation, or other proceedings by any Person challenging the validity, enforceability, patentability, registrability, inventorship, or scope of, or the Company’s or any Company Subsidiary’s use or ownership of, any of the Company Intellectual Property. No loss or expiration of any of the material Company Intellectual Property is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any Company Subsidiary).

(e)          Each of the Company and the Company Subsidiaries owns all right, title and interest in and to all material Intellectual Property created or developed by, for or under the direction or supervision of the Company or such Company Subsidiary Except as would not have a Company Material Adverse Effect, all current and former employees, consultants, and contractors (collectively, “Company Workers”) who have participated in the creation or development of any such material Intellectual Property have executed and delivered to the Company or such Company Subsidiary an agreement (i) providing for the obligations of such current or former employee, consultant, or contractor to maintain and protect the confidential information of the Company or any Company Subsidiary, and (ii) providing for the present assignment by each such Company Worker to the Company or such Company Subsidiary of all Intellectual Property rights arising out of such Company Worker’s employment by, engagement by or contract with the Company or such Company Subsidiary. To the Knowledge of the Company, no Company Worker has materially breached or is in material breach of any such agreement.

(f)          The Company and the Company Subsidiaries have taken reasonable actions to maintain and protect the Company Intellectual Property, including maintaining and protecting in confidence the confidential information of the Company or any Company Subsidiary. To the Knowledge of the Company, each service provider of the Company or any Company Subsidiary has taken reasonable actions to maintain and protect in confidence such Personal Data and confidential information.

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(g)          Each Person that has had or has access to material confidential information of the Company or any Company Subsidiary is subject to confidentiality obligations regarding the non-disclosure and protection of such material confidential information, and, to the Company’s Knowledge, no such Person has materially breached or is in material breach of any such obligations.

(h)          To the Knowledge of the Company, the Company IT Systems are and will be sufficient for the immediate needs of the Company and the Company Subsidiaries. The Company and each Company Subsidiary are in substantial compliance with in all material respects the terms and conditions of the Contracts relating to Software included in the Company IT Systems. Except as would not have a Company Material Adverse Effect, the Company IT Systems are functional, operate in a reasonable manner, and in sufficiently good working condition to perform their expected function, operation, and purposes.

(i)            The Company and each Company Subsidiary have taken reasonable steps to maintain and protect the security, confidentiality, integrity, and continuity of the Company IT Systems (including the data and information stored or contained therein or transmitted thereby), and to guard against any unauthorized use, access, interruption, or modification of any of the Company IT Systems (including such data or information), including maintaining compliance with generally accepted industry security standards. Neither the Company nor any Company Subsidiary has had: (i) any material incidents involving any successful intrusions or breaches of security relating to any Company IT System (including any data or information stored or contained in, or transmitted by, any Company IT System), including with respect to any data of any customers of the Company or any Company Subsidiary or any users of products or services provided by the Company or any Company Subsidiary, or (ii) any material incidents involving any successful unauthorized Processing, loss, compromise, corruption, or damage of, or breaches of security relating to any Personal Data in the possession, custody, or control of, or Processed by, the Company or any Company Subsidiary, or any confidential information of the Company or any Company Subsidiary. The Company and each Company Subsidiary maintains security, disaster recovery, and business continuity plans, procedures, and facilities To the Knowledge of the Company, the Company IT Systems do not contain any virus, bugs, disabling code, time bombs, Trojan horses, or other malicious or similar code that could reasonably be expected to cause any material harm to any Company IT System.

(j)            The Company and each Company Subsidiary has established and maintains policies and procedures regarding the Processing of Personal Data and privacy and data security and protection. To the Knowledge of the Company, the operation of the businesses of the Company and each Company Subsidiary, and the Processing of any Personal Data by the Company or any Company Subsidiary, are in material compliance with all (A) such policies and procedures, (B) applicable Laws relating to privacy or data security or protection, and (C) applicable requirements relating to privacy or data security or protection under any Contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, including notification, consent, and transfer requirements. To the Knowledge of the Company, the execution and delivery of this Agreement, the performance of obligations and exercise of rights under this Agreement, and the consummation of the Merger and the other Transactions do not and will not, with or without the passage of time or giving of notice, result in any violation of any such policies, procedures, Laws, or requirements.

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Section 4.15 Taxes.

(a)          All Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary have been timely filed in accordance with applicable Law. All such Tax Returns are true, correct, and complete in all respects and were prepared in compliance with applicable Law. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to Taxes in such jurisdiction.

(b)          All Taxes (whether or not shown on a Tax Return) of the Company and each Company Subsidiary due and payable have been timely paid.

(c)          No deficiencies for Taxes have been proposed or assessed in writing against the Company or any Company Subsidiary by any Governmental Entity, and neither the Company nor any Company Subsidiary has received in writing any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters or (iii) notice of any claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for Taxes. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened audit, judicial proceeding or other examination against or with respect to the Company or any Company Subsidiary with respect to any Taxes. Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes.

(d)          Each of the Company and the Company Subsidiaries has duly and timely withheld and paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with any amounts paid or owing, including in respect of Company Share Awards to any employee, independent contractor, creditor, stockholder, or other third party and timely and accurately filed all associated forms and Tax Returns.

(e)          There are no Liens or other security interests upon any property or assets of the Company or any Company Subsidiary for Taxes, except for Liens for Taxes not yet due and payable and for which adequate reserves have been established in accordance with GAAP

(f)          To the knowledge of the Company, neither the Company nor any Company Subsidiary was, for the taxable year ended December 31, 2014, treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code.

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(g)          Neither the Company nor any Company Subsidiary takes the position for Tax purposes that it is a “resident enterprise” of the PRC or tax resident in any jurisdiction other than its jurisdiction of formation. Each Company Subsidiary located in the PRC has, in accordance with applicable PRC Law, duly registered with the relevant PRC Governmental Entity, obtained and maintained the validity of all national and local Tax registration certificates and complied with all requirements in all material respects imposed by such Governmental Entities.

(h)          All Tax Incentives (if any) enjoyed by the Company or any Company Subsidiary have been in material compliance with all applicable Laws and, to the Knowledge of the Company, are not subject to suspension, repeal, reduction, revocation, cancellation or any other changes (including retroactive changes) in the future. No submissions made by or on behalf of the Company or any Company Subsidiary to any Governmental Entity in connection with obtaining any Tax Incentive contained any material misstatement or omission that would have affected the granting of such Tax Incentive.

Section 4.16 Insurance. The Company has made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and the Company Subsidiaries. Except as would not have a Company Material Adverse Effect, (a) all such policies, programs and arrangements are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and (b) as of the date of this Agreement, the Company has no reason to believe that it or any Company Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

Section 4.17 Real Estate

(a)          Section 4.17(a) of the Company Disclosure Schedule lists the location of each parcel of real property in which the Company or any of the Company Subsidiaries holds any title ownership or land use rights where title ownership is not available to private parties in the jurisdiction in which such real property is located (“Owned Real Property”). Except as would not have a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries holds good and valid title to, or valid land use rights with respect to, each parcel of Owned Real Property free and clear of all Liens and encumbrances, except Permitted Encumbrances and (ii) each of the Company and the Company Subsidiaries has paid in full any and all amounts (including, if applicable, land grant premiums) required under applicable Law in connection with securing such title or land use rights.

(b)          Section 4.17(b) of the Company Disclosure Schedule lists the location of each parcel of real property leased by the Company or a Company Subsidiary (“Leased Real Property”). The Company has delivered or otherwise made available to Parent a true and complete copy of each such lease. Except as would not have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has a valid leasehold interest in all of its Leased Real Property free and clear of any and all Liens and encumbrances, except Permitted Encumbrances.

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(c)          Except as would not have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has title to, or a valid leasehold interest in, as applicable, all personal property used in its businesses free and clear of any and all Liens and encumbrances, except Permitted Encumbrances. Such personal property and Owned Real Property and Leased Real Property (taken as a whole) are in good operating condition and repair, ordinary wear and tear and deferred maintenance excepted, and except for such failures to be in good operating condition and repair which would not have a Company Material Adverse Effect.

Section 4.18 Affiliate Transactions. Except as disclosed in the Company SEC Filings (including exhibits thereof), no officer or director of the Company or any Company Subsidiary or any Person beneficially owning five percent (5%) or more of the Company Shares or Equity Interest of any Company Subsidiary, nor any individual related by blood, marriage or adoption to any such individual or Person nor any entity in which any such Person or individual owns any beneficial interest, is a party to any material agreement, Contract, commitment or transaction with the Company or any Company Subsidiary or has any right, title, or interest in any material property owned, licensed, or used by the Company or any Company Subsidiary (including any Company Intellectual Property).

Section 4.19 Brokers. Other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has provided to Parent a copy of the engagement letter of the Company Financial Advisor and such engagement letter has not been amended or modified.

Section 4.20 Anti-Takeover Provisions. The Company is not a party to a shareholder rights agreement or “poison pill” or similar agreement or plan. The Company Board has acted in good faith to take all necessary actions, to the extent consistent with the Company Memorandum and Articles and the fiduciary duties of the members of the Company Board under applicable Laws, so that any takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar Laws enacted under any Laws applicable to the Company does not, and will not, apply to this Agreement or the Transactions, other than the Cayman Companies Law.

Section 4.21 PRC Subsidiaries.

(a)          The registered capital of each PRC Subsidiary (including each of the VIEs that were incorporated under the PRC Laws (the “PRC VIEs”) and each of its Subsidiaries) is fully contributed in accordance with applicable PRC Laws.

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(b)          No approvals, other than those already obtained, are required to be obtained for the performance by the respective parties of their obligations and the transactions contemplated under the VIE Contracts, except (i) if the WFOE (or any other Person designated by the WFOE) decides to exercise the option granted under the applicable VIE Contract to purchase the Equity Interests in a PRC VIE and, as a result of such purchase, relevant PRC VIE will be operating its business in a restricted industry under PRC Laws, such purchase shall be subject to prior approval by MOFCOM and be further subject to registrations with the relevant PRC Government Entities, and (ii) if there is any change to the shareholding percentage or registered capital of any PRC VIE, the pledges under the applicable VIE Contract shall be subject to re-registration with the State Administration of Industry and Commerce or its local counterparts.

(c)          The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the VIE Contracts, and the consummation of the transactions contemplated thereunder, did not, do not and will not (i) result in any violation of their respective articles of association, their respective business licenses or constitutive documents, (ii) result in any violation of any applicable Laws, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement, instrument, arbitration award or judgment, Order or decree of any court of the PRC having jurisdiction over the relevant parties to the VIE Contracts, as the case may be, or any agreement with, or instrument to which any of them is expressed to be a party or which is binding on any of them.

(d)          The VIE Contracts taken as a whole comprise all of the contracts enabling the Company to effectively control the PRC VIEs and consolidate the financial statements of the PRC VIEs.

(e)           Each VIE Contract is, and all of the VIE Contracts taken as a whole are, legal, valid and admissible as evidence under applicable PRC Laws. Each VIE Contract is in proper legal form under applicable PRC Laws for the enforcement thereof against the parties thereto in the PRC.

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(f)          As of the date hereof, the Company has effective control of each PRC VIE and each of its Subsidiaries. All shareholders of the PRC VIEs are acting in good faith and in the best interests of the Company. As of the date of this Agreement, there have been no disputes, disagreements, claims, legal proceedings or Actions of any nature, raised by any Governmental Entity or any other party, pending or threatened against or affecting any of the WFOE, the PRC VIEs, any the PRC VIEs’ Subsidiaries or any of any PRC VIE’s shareholders or any of their respective shareholders that: (i) challenge the validity or enforceability of any part or all of the VIE Contracts taken as a whole; (ii) challenge the VIE structure or the ownership structure as set forth in the VIE Contracts and as disclosed in the Company SEC Filings; (iii) claim any ownership, share, equity or interest in the Company, the WFOE, any PRC VIE, any PRC VIE’s Subsidiaries or any PRC VIE’s shareholders, or claim any compensation for not being granted any ownership, share, equity or interest in the Company, the WFOE, any PRC VIE, any PRC VIE’s Subsidiaries or any PRC VIE’s shareholders; or (iv) claim any of the VIE Contracts or the ownership structure thereof or any arrangements or performance of or in accordance with the VIE Contracts was, is or will be in violation of any PRC Laws, in each case in the preceding clauses (i) through (iv), where such dispute, disagreement, claim, legal proceeding or Action has a materially disproportionate adverse effect on the Company, the WFOE, any PRC VIE, any PRC VIE’s Subsidiaries or any PRC VIE’s shareholders or any of their respective shareholders as compared to other similarly situated enterprises in the PRC which adopt a similar “variable interest entity” structure that allows one entity to exercise voting control and have a substantial economic interest in another entity where such first entity does not, directly or indirectly, own a majority of the equity interests of the second entity.

Section 4.22 No Additional Representations. Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other person makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent or Merger Sub or any of their Affiliates or Representatives, notwithstanding the delivery or disclosure to Parent or Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Sub acknowledges the foregoing. Neither the Company nor any other person will have or be subject to any liability or indemnity obligations to Parent, Merger Sub or any other person resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of its Affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this Article IV.

Article V
Representations and Warranties of Parent and Merger Sub

Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification. (a) Parent is an exempted company, duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and Merger Sub is an exempted company, duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands; and (b) each of Parent and Merger Sub has the requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by the Parent or Merger Sub or otherwise materially adversely affect the ability of Parent or Merger Sub to consummate the Transaction or perform their material obligations under this Agreement. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary. Parent has heretofore made available to the Company complete and correct copies of the memorandum and articles of association as in effect as of the date hereof of Parent and Merger Sub, respectively. Such memoranda and articles of association are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its memorandum and articles of association in any material respect.

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Section 5.2 Capitalization.

(a)          As of the date of this Agreement, the authorized share capital of Parent consists solely of 500,000,000 ordinary shares, par value $0.0001 per share, of which one (1) ordinary share of Parent is issued and outstanding. Parent was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof other than those incident to its formation and capitalization and pursuant to this Agreement, the Merger and the other Transactions.

(b)          As of the date of this Agreement, the authorized share capital of Merger Sub consists solely of 500,000,000 ordinary shares, par value $0.0001 per share, of which one (1) ordinary share is issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent, free and clear of any Lien. Merger Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date hereof other than those incident to its formation and capitalization and pursuant to this Agreement, the Merger and the other transactions (including any financing transactions in connection herewith) contemplated hereby.

Section 5.3 Authority.

(a)          Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement, by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no vote of Parent’s or Merger Sub’s shareholders are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)          The sole director of each of Parent and Merger Sub and Parent as the sole shareholder of Merger Sub have duly and validly approved by resolution and authorized the execution, delivery and performance of this Agreement and the consummation of the Transactions by Parent and Merger Sub, as the case may be, and taken all such actions as may be required to be taken by the board of directors of Parent and Merger Sub, and Parent as the sole shareholder of Merger Sub to effect the Transactions.

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Section 5.4 No Conflict; Required Filings and Consents

(a)          The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other Transactions will not (i) conflict with or violate any provision of the memorandum and articles of association of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations described in Section 5.4(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 5.4(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of, any loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their material obligations under this Agreement (a “Parent Material Adverse Effect”).

(b)          The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other Person, except (i) for any consent, approval, authorization, filing or notification required under by the Exchange Act, the Securities Act or any other federal or state securities Laws or the rules and regulations of NASDAQ, including the joining of the Company in the filing of the Rule 13e-3 Transaction Statement on Schedule 13E-3 and the furnishing of Form 6-K with the Proxy Statement, (ii) for the filing of the Plan of Merger and related documentation with the Registrar of Companies and publication of notice of the Merger in the Cayman Islands Government Gazette, in each case as required by the Cayman Companies Law, or (iii) any actions or filings the absence of which would not reasonably be expected to materially impair the ability of Parent and Merger Sub to consummate the Merger and the other Transactions.

(c)          Merger Sub has no secured creditors holding a fixed or floating security interest.

Section 5.5 Litigation. As of the date hereof, to the Knowledge of Parent, there is no material Action pending or threatened against Parent or Merger Sub and neither Parent nor Merger Sub is subject to any outstanding Order. As of the date hereof, there is no Action pending or to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to have a Parent Material Adverse Effect.

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Section 5.6 Financing.

(a)          Parent has provided to the Company the true and complete copies of (i) the equity commitment letters (the “Equity Commitment Letters”), dated as of the date of this Agreement, from Mr. Dong YU, Uranus Connection Limited, Oriental Power Holdings Limited, Alibaba Pictures Group Limited and Mr. Zhanshan XIE (collectively, the “Equity Financing Commitments”), pursuant to which Mr. Dong YU, Uranus Connection Limited, Oriental Power Holdings Limited, Alibaba Pictures Group Limited and Mr. Zhanshan XIE have committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Parent up to the aggregate amount set forth therein (the “Equity Financing”), and (ii) the Support Agreement (the “Rollover Securities” section under the Support Agreement, together with the Equity Financing Commitments, the “Financing Commitments”). The transactions contemplated under the “Rollover Securities” section of the Support Agreement, together with the Equity Financing, are collectively referred to as “Financing”.

(b)          The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of Parent and Merger Sub and of the other parties thereto in accordance with the terms and conditions thereof, subject to the Bankruptcy and Equity Exception. Assuming (A) the Equity Financing Commitments are funded in accordance with the Equity Financing Commitments, (B) the contributions contemplated by the Support Agreement are made in accordance with the terms of the Support Agreement, and (C) the satisfaction of the conditions to the obligations of Parent and Merger to consummate the Merger as set forth in Section 7.1 and Section 7.2 or waiver of such conditions, Parent and Merger Sub will have at and after the Closing funds sufficient for the payment to the Paying Agent of the aggregate amount of the Exchange Fund and any other amounts required to be paid in connection with the consummation of the Merger and the other Transactions. The obligations of the financing sources to fund the commitments under the Financing Commitments are not subject to any contractual conditions other than as set forth in the Financing Commitments. As of the date of this Agreement, (i) none of the Financing Commitments has been amended or modified, and none of the respective commitments contained in the Financing Commitments have been withdrawn or rescinded, (ii) the Financing Commitments are in full force and effect, and (iii) no event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default under the Financing Commitments by Parent or Merger Sub. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub at the Effective Time. The parties hereto agree that it shall not be a condition to Closing for Parent or Merger Sub to obtain the Financing or the Alternative Financing (as defined below).

Section 5.7 Ownership of Equity Interests. As of the date hereof, other than as a result of this Agreement or the Support Agreement, neither Parent nor Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Equity Interest in the Company or any Company Subsidiary.

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Section 5.8 Brokers. No broker, finder, financial advisor, investment banker or other Person (other than CITIC Securities Co., Ltd. or its Affiliate) is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to the Closing.

Section 5.9 Solvency. Parent and Merger Sub, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the Transactions to occur at the Closing, will not be, Insolvent. Neither Parent nor Merger Sub is in default in any material respect with respect to any Indebtedness.

Section 5.10 Certain Arrangements. Other than this Agreement, the Support Agreement, the Interim Investors Agreement, the Limited Guarantees, the Equity Commitment Letters and as set forth in Section 5.10 of the Parent Disclosure Schedule, as of the date hereof, there are no written Contracts (i) between Parent, Merger Sub or any of their Affiliates (excluding the Company or any Company Subsidiary), on the one hand, and any directors, officers, employees or shareholders of the Company or any Company Subsidiary, on the other hand, that relate in any way to the Transactions; or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration in connection with the Transactions or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

Section 5.11 Limited Guarantees. Concurrently with the execution of this Agreement, each Guarantor has delivered to the Company a duly executed Limited Guarantee with respect to certain matters on the terms specified therein. Each of the Limited Guarantees is in full force and effect and constitutes a valid, binding and enforceable obligation of the applicable Guarantor, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of any Guarantor under any Limited Guarantee.

Section 5.12 No Reliance on Company Estimates. The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and Company Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company and Company Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than fraud in connection therewith.

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Article VI
Covenants

Section 6.1 Conduct of Business by the Company Pending the Closing

(a)          The Company agrees that, between the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except as set forth in Section 6.1(a) of the Company Disclosure Schedule, as otherwise expressly required or permitted by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to (i) conduct its business in the ordinary course consistent with past practice, and (ii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with each of the key customers, suppliers and other Persons with whom the Company or any Company Subsidiary has business relations that are material to the Company or any Company Subsidiary, taken as a whole. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1(a) of the Company Disclosure Schedule, as otherwise expressly required or permitted by this Agreement, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, directly or indirectly, take any of the following actions:

(i)          amend or otherwise change the Company Memorandum and Articles or equivalent organizational documents of the Company Subsidiaries;

(ii)         issue, deliver, sell, pledge, transfer, encumber or otherwise dispose of, or authorize, propose or agree to the issuance, delivery, sale, pledge, transfer, encumbrance or disposition of, any shares of any class or series of its share capital or other Equity Interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its share capital or other Equity Interests (other than (x) pursuant to the exercise or settlement of the Company Share Awards existing on the date hereof on the terms in effect on the date hereof, or (y) expressly required under any Contract in effect on the date hereof);

(iii)        declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its share capital (other than dividends paid by a Company Subsidiary to the Company or to any other Company Subsidiary wholly-owned by Company), or enter into any agreement with respect to the voting of its share capital;

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(iv)        reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its share capital or other Equity Interests, or securities convertible or exchangeable into or exercisable for any of its share capital or other Equity Interests, except pursuant to the exercise or settlement of Company Share Awards, employee severance, retention, termination, change of control and other contractual rights existing on the date hereof on the terms in effect on the date hereof;

(v)         acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets thereof, or make any loan, advance or capital contribution to, or investment in, any Person or any division thereof, except any such acquisitions, loans, advances, contributions or investments that are consistent with past practice and are for consideration not in excess of $5,000,000 (or an equivalent amount in RMB) individually and $30,000,000 (or an equivalent amount in RMB) in the aggregate for all such transactions by the Company and the Company Subsidiaries;

(vi)        redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any Indebtedness or issue any debt securities or other Contracts evidencing Indebtedness or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness, except for (A) Indebtedness incurred under the Company's or any Company Subsidiary's existing credit facilities as in effect on the date hereof in an aggregate amount not to exceed the maximum amount authorized under the Contracts evidencing such Indebtedness, (B) Indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices in a principal amount not in excess of $200,000,000 (or an equivalent amount in RMB) for all such Indebtedness by the Company and the Company Subsidiaries in the aggregate and (C) Indebtedness owed by any wholly-owned Company Subsidiary to the Company or any other wholly-owned Company Subsidiary.

(vii)       grant any Lien on any of its assets, other than Liens granted in connection with any Indebtedness permitted under Section 6.1(a)(vi);

(viii)      sell, transfer, lease, license, assign or otherwise dispose of (including, by merger, consolidation, or sale of stock or assets) any entity, business, assets, rights or properties of the Company or any Company Subsidiary having a current value in excess of $5,000,000 (or an equivalent amount in RMB) in the aggregate;

(ix)         except for disclosure of confidential information in the ordinary course of business consistent with past practice and pursuant to confidentiality agreements, and non-exclusive licenses of Intellectual Property granted by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice, sell, transfer, assign, license, grant any other rights (including any covenant not to sue, option, right of first refusal, and right of first offer) under, or otherwise dispose of (including, by merger, consolidation or sale of stock or assets), abandon, permit to lapse, permit to be subject to any Lien, or fail to maintain or protect in full force and effect (including any failure to protect the confidentiality of), any Company Intellectual Property, or disclose to any Person any confidential information;

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(x)          authorize, or make any commitment with respect to, any single capital expenditure in excess of $5,000,000 (or an equivalent amount in RMB) or capital expenditures for the Company and the Company Subsidiaries in excess of $30,000,000 (or an equivalent amount in RMB) in the aggregate;

(xi)         enter into any new line of business outside of its existing business segments that is material to the Company and the Company Subsidiaries taken as a whole;

(xii)        except as otherwise required by Law or expressly required under any Contract in effect on the date hereof, (A) grant or announce any stock option, equity, equity-linked or incentive awards or change the vesting dates of any Company Share Awards from the vesting date for the Company Share Awards set forth in Section 4.2(a) of the Company Disclosure Schedule, (B) subject to Section 6.12(b), grant or announce any increase in the salaries, bonuses or other compensation and benefits payable by the Company or any Company Subsidiary to any of the employees, officers, directors, shareholders or other service providers of the Company or any Company Subsidiary having a total annual base salary and incentive compensation opportunity in excess of $1,000,000 (or an equivalent amount in RMB), (C) hire (or enter into any employment agreements with) any employees having a total annual base salary and incentive compensation opportunity in excess of $1,000,000 (or an equivalent amount in RMB), (D) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Plan, (E) enter into or adopt any new, or materially increase benefits under or renew, amend or terminate any existing Company Plan or benefit arrangement or any collective bargaining agreement, or (F) take any action or fail to take any action which would (with the passage of time, the consummation of the transactions contemplated hereby or otherwise) require a payment or give rise to any rights of any Person in connection with the Transactions;

(xiii)       except as may be required by GAAP or as a result of a change in Law, make any change in accounting principles, policies, practices, procedures or methods;

(xiv)      materially change any method of Tax accounting, make or change any material Tax election, adopt or change any material accounting method, file any amended material Tax Return, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material Tax refund, fail to pay any material Taxes as they become due and payable, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

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(xv)       settle, release, waive or compromise any pending or threatened Action of or against the Company or any of the Company Subsidiaries (A) for an amount in excess of $5,000,000 (or an equivalent amount in RMB) in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company or any Company Subsidiary in excess of such amount, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries, or (C) that is brought by or on behalf of any current, former or purported holder of any share capital or debt securities of the Company or any Company Subsidiary relating to the Transactions;

(xvi)      (A) enter into (other than extensions at the end of a term in the ordinary course of business), terminate or materially amend or modify any Company Material Contract, VIE Contract or Contract that, if in effect on the date hereof, would have been a Company Material Contract, or (B) waive any material default under, or release, settle or compromise any material claim against the Company or Company Subsidiary or liability or obligation owing to the Company or Company Subsidiary under any Company Material Contract or VIE Contract;

(xvii)     fail to maintain in full force and effect material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

(xviii)    adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger or any merger or consolidation among wholly-owned Subsidiaries of the Company);

(xix)       fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xx)        take any action which would result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would reasonably be expected to prevent, materially delay or impair the ability of the Company to consummate the Merger; or

(xxi)       knowingly commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement or arrangement with respect to any of the foregoing actions.

(b)          Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ respective operations.

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Section 6.2 Proxy Statement; Schedule 13E-3; Company Shareholders Meeting

(a)          Proxy Statement. As promptly as practicable after the date hereof, the Company, with the cooperation of the Parent and Merger Sub, shall prepare a proxy statement relating to authorization and approval of this Agreement, the Plan of Merger and the Transactions, including the Merger (such proxy statement, as amended or supplemented, the “Proxy Statement”). The Company shall cause the Proxy Statement to be filed with the SEC as soon as practicable after the date hereof. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with the preparation of the Proxy Statement. Subject to and without limiting the rights of the Independent Committee and the Company Board pursuant to Section 6.4(d) or Section 6.4(e), the Proxy Statement shall include the Company Recommendation.

(b)          Schedule 13E-3. Concurrently with the preparation and filing of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare and file with the SEC the Schedule 13E-3 with respect to the Merger. The Company and Parent shall cooperate and consult with each other in preparation of the Schedule 13E-3, including furnishing the information required by the Exchange Act to be set forth in the Schedule 13E-3.

(c)          SEC Comments. The Company, after consultation with Parent, shall respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement and/or the Schedule 13E-3. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement and/or the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the Transactions. The Company shall not (i) file or mail the Proxy Statement, including any amendments or supplements thereto, (ii) file the Schedule 13E-3, including any amendments or supplements thereto, (iii) respond to any comments by the SEC, or (iv) file any other required filings, including any amendments or supplements thereto, unless (x) Parent and its counsel have had a reasonable opportunity to review and propose comments on such document or response and (y) the Company has incorporated those comments reasonably proposed by Parent and its counsel into such document or response. As promptly as practicable after the SEC confirms that it has no further comments to the Proxy Statement and the Schedule 13E-3, the Company shall mail the Proxy Statement and all other proxy materials to the holders of Company Shares and, if necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

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(d)          Information Supplied. Each of the Company, Parent and Merger Sub shall promptly furnish all information concerning such Party to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions. Each of Parent, Merger Sub and the Company agrees, as to it and its respective Affiliates, directors, officers, employees, agents or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment thereof or supplement thereto) are filed with the SEC, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of Company Shares and at the time of the Company Shareholders Meeting or any adjournment thereof, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or the Company, or their respective officers or directors, should be discovered which should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3 so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party discovering such event or circumstance shall promptly inform the other Parties and an appropriate amendment or supplement describing such event or circumstance shall be promptly filed with the SEC and disseminated to the shareholders of the Company to the extent required by Law; provided that prior to such filing, the Company and Parent, as the case may be, shall consult with the other Party with respect to such amendment or supplement and shall afford the other Party and their Representatives reasonable opportunity to comment thereon.

(e)          Shareholders Meeting.

(i)          As promptly as practicable following the date on which the SEC confirms that it has no further comments on the Schedule 13E-3 and the Proxy Statement, the Company shall (x) take, in accordance with the applicable Law and the Company Memorandum and Articles, all action necessary to duly call, give notice of, set a record date for and hold an extraordinary general meeting of its shareholders (the “Company Shareholders Meeting”), which shall not be held later than forty-five (45) days after the date on which the Proxy Statement is mailed to the holders of Company Shares for the purpose of obtaining the Shareholder Approval and (y) mail or cause to be mailed a letter to the holders of Company Shares, notice of the Company Shareholders Meeting and proxy card accompanying the Proxy Statement that will be provided to the holders of Company Shares in connection with the solicitation of proxies for use at the Company Shareholders Meeting.

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(ii)          The Company may adjourn the Company Shareholders Meeting (x) with the prior written consent of Parent, or (y) to allow reasonable time for filing and mailing of any supplemental or amended disclosure which the Company Board has determined (acting upon the recommendation of the Independent Committee) in good faith after consultation with outside legal counsel is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Company Shares prior to such adjourned meeting.

(iii)        Once the Company has established the record date, the Company shall not change such record date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent, unless permitted by this Agreement or required to do so by applicable Law; provided that, in the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or otherwise delayed, the Company may establish a new record date.

(iv)        Subject to Section 6.4(d), at the Company Shareholders Meeting, the Company shall, through the Company Board or the Independent Committee, make the Company Recommendation and, unless there has been a Company Adverse Recommendation Change, the Company shall take all reasonable lawful action to solicit the Shareholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to and in accordance with Article VIII, this Agreement shall be submitted to the holders of Company Shares for the purpose of obtaining the Shareholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Shareholder Approval. Without the prior written consent of Parent, the authorization and approval of this Agreement and the Plan of Merger and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Shares at the Company Shareholders Meeting or any adjournment thereof.

(f)          Company Obligations. Unless this Agreement is validly terminated in accordance with Article VIII, the Company’s obligations pursuant to this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal.

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Section 6.3 Access to Information; Confidentiality

(a)          Access to Information. Subject to Section 6.3(b), from the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, and subject to applicable Law and terms of any Contract to which the Company or any Company Subsidiary is a party, the Company shall, and shall instruct each of the Company Subsidiaries to: (i) provide to Parent and its Representatives access at reasonable times during normal business hours, upon reasonable prior written notice from the Parent, to the officers, employees, properties, offices, other facilities and books and records of the Company or such Company Subsidiary, and (ii) furnish or cause to be furnished such existing financial and operating data and other information concerning the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided that the Company shall not be required to (A) furnish, or provide any access to, any information to any Person not a party to, or otherwise covered by, the NDA or any similar agreement with respect to such information, (B) take or allow actions that would unreasonably interfere with the Company’s or any Company Subsidiary’s operation of its business or (C) provide access to or furnish any information if doing so would violate any Contract with any third party or applicable Law in any material respect, or where such access to information may involve the waiver of any privilege so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not compromise the Company’s or any Company Subsidiary’s privilege with respect thereto.

(b)          Confidentiality and Restrictions. With respect to the information disclosed pursuant to Section 6.3(a), the Parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the NDA or any similar confidentiality agreement entered into between the Company and any Person to whom the Company, any Company Subsidiary or any of its and their respective Representative provides information pursuant to this Section 6.3. Each of the NDA and such confidentiality agreements shall continue in full force and effect in accordance with its terms until the earlier of the Effective Time or the expiration of such agreement according to its terms.

Section 6.4 No Solicitation of Transactions

(a)          Except as expressly permitted by this Section 6.4, the Company and its officers and directors shall, and the Company shall instruct and cause the Company Subsidiaries and its and their respective Representatives to:

(i)          cease all existing discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, effective on and from the date hereof; and

(ii)         from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, not:

(A)         initiate, solicit, propose, encourage (including by providing non-public information with respect to the Company or the Company Subsidiaries) or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

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(B)         engage in, continue or otherwise participate in any discussions or negotiations with, or provide any non-public information or data concerning the Company or any Company Subsidiary to any Person with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(C)         grant any waiver, amendment or release under any standstill or confidentiality agreement to which the Company is a party or any anti-takeover Law, or otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal;

(D)         approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or that conflicts with or is inconsistent with this Agreement or requires the Company to abandon this Agreement or the Merger; or

(E)         resolve, propose, agree or publicly announce an intention to do any of the foregoing.

(b)          Subject to compliance with the other provisions of this Section 6.4, prior to obtaining the Shareholder Approval, the Independent Committee may directly or indirectly through the Company and its Representatives (i) contact any Person that has made an unsolicited, written, bona fide proposal or offer regarding an Acquisition Proposal that was not initiated or solicited in breach of Section 6.4(a) in order to clarify and understand the terms and conditions thereof in order to assess whether such proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal, which actions shall not be deemed to violate Section 6.4(a), and (ii) furnish information (including any non-public information or data concerning the Company or any of Company Subsidiaries) to, and/or enter into discussions or negotiation with, such Person, to the extent the Independent Committee has (A) determined in good faith (after consultation with a financial advisor of internationally recognized reputation and outside legal counsel, as applicable) that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal, and (B) prior to furnishing such information, obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the NDA (an “Acceptable Confidentiality Agreement”); provided that the Company shall make available to Parent any material information concerning the Company and the Company Subsidiaries that is provided to any such Person and that was not previously made available to Parent or its Representatives,

(c)          Except as expressly provided by Section 6.4(d), neither the Company Board nor any committee thereof shall:

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(i)           (A) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation with respect to the Merger, (B) authorize, approve or recommend, or propose to authorize, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) fail to publicly recommend against any Acquisition Proposal, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal, (E) fail to include the Company Recommendation in the Proxy Statement, (F) enter into any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal or (G) take any other action or make any other public statement that is inconsistent with the Company Recommendation (any action described in clauses (A) through (G), a “Company Adverse Recommendation Change”); or

(ii)         cause or permit the Company or any Company Subsidiary to enter into any acquisition agreement, merger agreement or other similar definitive agreement relating to any Acquisition Proposal (each, an “Alternative Acquisition Agreement”).

(d)          Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to obtaining the Shareholder Approval, the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board (upon recommendation of the Independent Committee) concludes in good faith constitutes a Superior Proposal, the Company Board (upon recommendation of the Independent Committee) may effect a Company Adverse Recommendation Change with respect to such Superior Proposal, and/or authorize the Company to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, but if and only if:

(i)          the Company Board determines in good faith, after consultation with its independent nationally recognized financial advisor and outside legal counsel, that failure to do so would violate its fiduciary duties under applicable Laws;

(ii)         the Company shall have complied with its obligations under this Section 6.4; and

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(iii)        (A) the Company shall have provided prior written notice to Parent at least five (5) Business Days in advance (the “Notice Period”), advising the Parent that the Company Board has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board (upon recommendation of the Independent Committee) concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board intends to effect a Company Adverse Recommendation Change pursuant to this Section 6.4(d), which notice shall specify the basis for such Company Adverse Recommendation Change in reasonable details, including the identity of the party making the Superior Proposal, the material terms thereof, it being agreed that such notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect to thereto shall not constitute a Company Adverse Recommendation Change, and (B) prior to effecting such Company Adverse Recommendation Change, the Company shall have, and shall have caused its financial and legal advisors to, during the Notice Period, (1) provide to Parent and its Representatives any confidential information that has been disclosed to the party making the Superior Proposal and has not been disclosed to Parent or its Representatives, (2) negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (3) permit Parent and its Representatives to make a presentation to the Company Board and the Independent Committee regarding this Agreement and any adjustments with respect thereto (to the extent Parent desires to make such presentation); provided that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall deliver a new written notice to Parent and comply with the requirements of this Section 6.4 (including Section 6.4(d)) with respect to such new written notice.

None of the Company, the Company Board or any committee of the Company Board shall enter into any binding agreement or Contract with any Person to limit the Company’s ability to give prior notice to Parent of its intention to effect a Company Adverse Recommendation Change in light of a Superior Proposal.

(e)          Nothing contained in this Section 6.4 shall be deemed to prohibit the Company or the Company Board from complying with its disclosure obligations under U.S. federal Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to shareholders); provided that if such disclosure includes a Company Adverse Recommendation Change, such disclosure shall be deemed to be a Company Adverse Recommendation Change (it being understood that a statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto or any “stop, look or listen” communication that contains only the information set forth in Rule 14d-9(f) under the Exchange Act which did not result from any breach of this Section 6.4 shall not constitute a Company Adverse Recommendation Change).

(f)          The Company shall promptly (and, in any event, within 48 hours after the Company has knowledge thereof) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, the Company Board (or the Independent Committee) or its Representative, and indicating in connection with such notice, (x) the identity of the Person or group of Persons making such offer or proposal, and (y) the material terms and conditions of such proposals or offers and thereafter shall keep Parent reasonably informed, on a prompt basis (at least every Business Day), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

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(g)          Prior to the termination of this Agreement pursuant to Article VIII, the Company shall not submit to the vote of the holders of Company Shares any Acquisition Proposal or propose to do so.

Section 6.5 Reasonable Best Efforts.

(a)          Subject to the terms and conditions of this Agreement, including Section 6.4, Parent, Merger Sub and the Company shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable on its respective part under this Agreement and applicable Laws to cause the conditions set forth in Article VII to be satisfied and to consummate and make effective the Merger and the other Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, approvals, registrations, authorizations, waivers, Permits and Orders, necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other Transactions; provided that all obligations of the Company, Parent and Merger Sub relating to the Equity Financing shall be governed exclusively by Section 6.6, and not this Section 6.5.

(b)          Each of Parent and the Company shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the Transactions. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries and Representatives, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

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(c)          Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent, the Merger Sub or its and their respective Representatives, or the Company or any Company Subsidiary or its and their respective Representatives, as the case may be, from any third party and/or any Governmental Entity with respect to the Merger and the other Transactions. Neither the Company nor Parent shall permit any of its officers or any of its other Representatives to participate in any meeting with any Governmental Entity in respect of any filings related to the Transactions, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.

(d)          In furtherance and not in limitation of the covenants of the Parties contained in Section 6.5(a) through Section 6.5(c), if any objections are asserted with respect to the Transactions under any Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Entity or any private party challenging any of the Transactions as violation of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each Party shall use its reasonable best efforts to vigorously contest, resist and otherwise resolve any such objections or Actions, and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions so as to permit consummation of the Transactions. Notwithstanding the foregoing, neither Parent, any of its Affiliates (including, after the Effective Time, the Surviving Company) nor the Company shall be required to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of its businesses, services or assets.

Section 6.6 Financing.

(a)          Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to arrange the Financing including using reasonable best efforts to (i) obtain the Financing on the terms and conditions described in the Financing Commitments, (ii) maintain in effect the Financing Commitments until the Transactions (including the Merger) are consummated, (iii) satisfy, or cause to be satisfied, on a timely basis all conditions to the closing of and funding under the Financing Commitments, (iv) consummate the Financing at or prior to the Effective Time and (v) enforce the parties’ funding obligations and the rights of Parent and Merger Sub under the Financing Commitments to the extent necessary to fund the consideration for the Merger; provided that Parent and/or Merger Sub may amend or modify the Financing Commitments so long as (A) the aggregate proceeds of the Financing (as amended or modified) will be sufficient for Parent and the Surviving Corporation to pay (1) the consideration for the Merger and (2) any other amounts required to be paid in connection with the consummation of the Transactions (including the Merger) upon the terms and conditions contemplated hereby and (B) such amendment or modification would not prevent, materially delay or materially impede or impair (1) the ability of Parent and Merger Sub to consummate the Transactions (including the Merger) or (2) the rights and benefits of the Company under the Financing Commitments. Parent shall deliver to the Company true and complete copies of such amendment or modification as promptly as practicable after execution thereof.

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(b)          In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, (x) Parent and Merger Sub shall promptly notify the Company and (y) Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions that are not less favorable, in the aggregate, from the standpoint of the Company in any material respect than the terms and conditions set forth in the Financing Commitments as promptly as practicable following the occurrence of such event (the “Alternative Financing”). If Parent becomes aware of the existence of any fact or event that would reasonably be expected to cause the Financing to become unavailable on the terms and conditions contemplated by the Financing Commitments, Parent and Merger Sub shall use their reasonable best efforts to either cure or eliminate such fact or event, or to arrange and obtain the Alternative Financing. Parent shall promptly provide a true, correct and complete copy of each alternative financing agreement to the Company.

Section 6.7 Financing Assistance. If any portion of the Financing becomes unavailable on terms and conditions contemplated in the Financing Commitments, and Parent arranges (or causes to be arranged) to obtain Alternative Financing from alternative sources, the Company shall, and shall cause each Company Subsidiary and its and their respective Representatives to, provide such cooperation as may be reasonably requested by Parent and Merger Sub in connection with obtaining financing from alternative sources.

Section 6.8 Notices of Certain Events. From and after the date of this Agreement until the Effective Time, each of the Company and Parent shall promptly notify the other in writing of (a) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any of the other Transactions not to be satisfied, (b) any Action commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby (the “Transaction Litigation”), or (c) the failure of any such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any Party to effect the Merger or any other Transactions not to be satisfied; provided that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII.

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Section 6.9 Transaction Litigation. The Company and Parent shall give each other the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation; provided that neither the Company nor any Company Subsidiary nor any of their Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have first consented thereto in writing(which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.10 Publicity.

Except as may be required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, at any time prior to termination of this Agreement pursuant to Article VIII, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement, the Merger or any other Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law or rules and policies of NASDAQ, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation. Notwithstanding the foregoing, the restrictions set forth in this Section 6.10 shall not apply to any release or announcement made or proposed to be made by the Company in connection with a Company Adverse Recommendation Change made in compliance with this Agreement.

Section 6.11 Resignation of Directors. To the extent requested by Parent at least three (3) Business Days prior to Closing, the Company shall use commercially reasonable efforts to cause to be delivered to Parent the resignation of the directors of the Company designated by Parent, which resignations shall be effective at the Effective Time.

Section 6.12 Indemnification of Directors and Officers

(a)          From and after the Effective Time, the Surviving Company shall indemnify and hold harmless, to the fullest extent required by the Company Memorandum and Articles or the memorandum and articles or the Company Subsidiaries or similar constitutional documents (as the case may be) and as required pursuant to any indemnity agreements of the Company or any Company Subsidiary in effect on the date hereof, each present and former director and officer of the Company and each Company Subsidiary (collectively, the “Indemnified Parties”) against any and all costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to such Indemnified Party’s service as a director or officer of the Company or any Company Subsidiary or services performed by such Person at the request of the Company or any Company Subsidiary, including (i) any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Parties, and (iii) any claim arising from Transactions, and any actions taken by Parent and/or Merger Sub with respect thereto (including any disposition of assets of the Surviving Company or any Company Subsidiary which is alleged to have rendered the Surviving Company and/or any Company Subsidiary insolvent). The memorandum and articles of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company Memorandum and Articles as in effect on the date hereof, and Parent shall cause such provisions not to be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties, unless such modification shall be required by Law.

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(b)          Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for the extension of the directors' and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, for a claim reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (the ”D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company’s existing policy with respect to any matter claimed against a director or officer of the Company or any Company Subsidiary by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided that in no event shall Parent or the Surviving Company be required to expend for such policy pursuant to this sentence an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; provided, further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)          If Parent, the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other company or entity and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, company or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 6.12.

(d)          The agreements and covenants contained in this Section 6.12 shall be in addition to any other rights an Indemnified Party may have under the memorandum and articles of association of the Company or any Company Subsidiaries (or equivalent constitutional documents), or any agreement between an Indemnified Party and the Company or any of its Subsidiaries as of the date hereof, under any applicable Law, or otherwise. The provisions of this Section 6.12 shall survive the consummation of the Merger and shall be binding on all successors and assigns of Parent and the Surviving Company and their respective Subsidiaries, and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives, each of which shall be a third party beneficiary of the provisions of this Section 6.12.

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(e)          Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any Company Subsidiaries or their respective officers, directors and employees.

Section 6.13 Anti-takeover Law. Parent, the Company and their respective boards of directors (or with respect to the Company, the Independent Committee, if appropriate) shall (a) take all reasonable action necessary to ensure that no anti-takeover Law is or becomes applicable to this Agreement or the transactions provided for in this Agreement (including the Merger) and (b) if any anti-takeover Law becomes applicable to this Agreement or the Transactions (including the Merger), take all reasonable action necessary to ensure that the transactions provided for in this Agreement (including the Merger) may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to lawfully minimize the effect of such anti-takeover Law on this Agreement or the transactions provided for in this Agreement (including the Merger).

Section 6.14 Stock Exchange De-Listing. Parent shall cause the ADSs to be de-listed from NASDAQ and the Company de-registered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.15 Actions Taken at Direction of the Chairman of the Company Board. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, Article IV and Article VI hereof, if the alleged breach is the proximate result of action or inaction by the Company at the direction of the Chairman of the Company Board without any approval by or direction from the Company Board (acting with the concurrence of the Independent Committee) or the Independent Committee.

Article VII
Closing Conditions

Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Merger and other Transactions herein shall be subject to the satisfaction, or waiver (in the case of the Company, upon the approval of the Independent Committee), at or prior to the Closing Date of the following conditions:

(a)          Shareholder Approval. The Shareholder Approval shall have been obtained.

(b)          No Injunctions or Restraints. No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

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Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and other Transactions are also subject to satisfaction as of the Closing of the following conditions, any one or more of which may be waived in writing by Parent:

(a)          Representations and Warranties. (i) Other than the representations and warranties of the Company contained in sub-clauses (ii) and (iii) below, the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Company Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 4.3 shall be true and correct in all respects as of the date hereof and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) and (iii) the representations and warranties set forth in Section 4.2(a), Section 4.2(b) and Section 4.20 shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing as if made at such time (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct (except for de minimis inaccuracies) in all respects as of such specified date).

(b)          Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          Officer’s Certificate. Parent shall have received a certificate of an executive officer of the Company confirming the satisfaction of the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(d) and Section 7.2(e).

(d)          Dissenting Shares. The aggregate amount of Dissenting Shares shall be less than fifteen percent (15%) of the total outstanding Company Shares immediately prior to the Effective Time.

(e)          No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and other Transactions are also subject to satisfaction as of the Closing of the following conditions, any one of which may be waived in writing by the Company:

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(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (or, to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect.

(b)          Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date.

(c)          Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent confirming the satisfaction of the conditions set forth in Section 7.3(a) and Section 7.3(b).

Section 7.4 Frustration of Closing Conditions. Prior to the End Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith to comply with this Agreement and consummate the transactions provided for herein.

Article VIII
Termination, Amendment and Waiver

Section 8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by (i) in the case of the Company, the Company Board or the Independent Committee and (ii) in the case of Parent, its sole director, whether before or after the Shareholder Approval:

(a)          by mutual written consent of Parent and the Company; or

(b)          by either Parent or the Company (provided, in the case of the Company, it has not breached Section 6.4):

(i)          if the Merger has not been consummated by 11:59 p.m., Hong Kong time, on June 30, 2016 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose breach of any provision of this Agreement was a primary contributing factor in the failure of the Merger to have been consummated prior to the End Date;

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(ii)         if (x) any Order of any Governmental Entity having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and non-appealable or (y) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited; provided that prior to termination pursuant to this Section 8.1(b)(ii), each of the Parties shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, the Order or Law and shall have complied in all material respects with its obligations under Section 6.5; provided, further that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any Party whose breach of any provision of this Agreement results in the imposition of any such Order or applicability of such Law; or

(iii)        if the Shareholder Approval is not obtained at the Company Shareholders Meeting or any adjournment thereof at which this Agreement has been voted upon; or

(c)          by the Company:

(i)          if (x) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 7.3(b) would not be satisfied or (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured, or if capable of being cured, is not cured by Parent of Merger Sub within thirty (30) calendar days after Parent or Merger Sub receives written notice of such breach from the Company (or, if the End Date is less than thirty (30) calendar days from the date of receipt of such notice, by the End Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 7.2(a) or Section 7.2(b), as applicable, not being satisfied;

(ii)         if prior to obtaining the Shareholder Approval, (x) the Company Board (acting upon the recommendation of the Independent Committee) authorizes the Company, subject to complying with the covenants and agreements in Section 6.4(d), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (y) concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal and (z) concurrently with such termination the Company pays to Parent in immediately available funds the Company Termination Fee required to be paid pursuant to Section 8.2(b)(ii); or

(iii)        if (x) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing but subject to their satisfaction or waiver by the Party having the benefit thereof) have been satisfied, (y) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 7.3 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 7.3, and the Company is ready, willing and able to consummate the Closing, and (z) Parent and Merger Sub fail to complete the Closing within ten (10) Business Days after the delivery of such notice.

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(d)          by Parent:

(i)          if (x) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2(b) would not be satisfied or (y) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of either (x) or (y), such breach is incapable of being cured, or if capable of being cured, is not cured by the Company: (A) in the case of a breach of Section 6.4, within five (5) calendar days after the Company receives written notice of such breach from Parent, and (B) in the case of any other breach by the Company, within thirty (30) calendar days after the Company receives written notice of such breach from Parent or Merger Sub, or, in each case if the End Date is less than the foregoing five (5) calendar days or thirty (30) calendar days period (as the case may be) from the date of receipt of relevant notice, by the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the closing conditions set forth in Section 7.3(a) or Section 7.3(b), as applicable, not being satisfied; or

(ii)         if (x) the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, or (y) the Company Board shall have (A) approved, adopted or recommended any Acquisition Proposal or otherwise declared advisable (publicly or otherwise) or proposed to approve, adopt or recommend (publicly or otherwise), an Acquisition Proposal or (B) approved or recommended, or entered into or allowed the Company or any Company Subsidiary to enter into an Alternative Acquisition Agreement.

(e)          Notice of Termination. The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than under Section 8.1(a)) shall give written notice of such termination to the other Parties specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected.

Section 8.2 Effect of Termination; Termination Fee.

(a)          Effect of Termination Generally. Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors or Affiliates; provided that the provisions of this Section 8.2, Section 6.3(b), Article IX and the NDA shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, in no event shall any Party (or any member of the Parent Group or Company Group) be liable for punitive damages.

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(b)          Company Termination Fee. In the event this Agreement is terminated

(i)          by Parent pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii);

(ii)         by the Company pursuant to Section 8.1(c)(ii); or

(iii)        by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), and (A) neither Parent nor Merger Sub shall have breached any of its representations, warranties or covenants under this Agreement in any material respect, (B) at or prior to the termination of this Agreement, a Third Party shall have delivered to the Company Board a bona fide Acquisition Proposal (and such Acquisition Proposal shall not have been withdrawn prior to the termination of this Agreement), and (C) within twelve (12) months after the termination of this Agreement, the Company enters into a definitive agreement with respect to such Acquisition Proposal, provided that, for purpose of the definition of “Acquisition Proposal” in the definition of “Acquisition Proposal” shall be deemed to be references to “fifty percent (50%)”, then subject to Section 8.2(f), the Company shall pay or cause to be paid the Company Termination Fee to Parent (or its designee) promptly, but in any event within two (2) Business Days after the date of such termination by wire transfer of same day funds to one or more accounts designated by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

(c)          Parent Termination Fee. In the event that this Agreement is validly terminated in accordance with Section 8.1(c)(i) or Section 8.1(c)(iii), then, subject to Section 8.2(f), Parent shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to be paid to the Company (or its designees) the Parent Termination Fee by wire transfer of same day funds (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion). In addition, in the event that Parent decides not to proceed to consummate the Merger and terminates this Agreement due to the failure of the condition set forth in Section 7.2(d), then, subject to Section 8.2(f), Parent shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to be paid to the Company (or its designees), an amount equal to fifty percent (50%) of the Parent Termination Fee.

(d)           In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other party for all costs and expenses actually incurred or accrued by the other party (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.2.

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(e)          Acknowledgement. Each Party acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.2(b) and Section 8.2(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.2, the Parties would not have entered into this Agreement.

(f)          Limitations on Liabilities.

(i)          Notwithstanding anything to the contrary in this Agreement, the Financing Commitments, or the Limited Guarantees in the event that Parent or Merger Sub fails to effect the Closing when required pursuant to Section 2.2 for any reason or no reason or they otherwise breach this Agreement (whether willfully, intentionally, unintentionally or otherwise) or otherwise fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance as and only to the extent expressly permitted by Section 9.6, the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.2(c), any amounts pursuant to Section 8.2(d) (if any), and the guarantee of such obligations pursuant to the Limited Guarantees (subject to their terms, conditions and limitations), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries and all members of the Company Group (as defined below) against (A) Parent, Merger Sub or the Guarantors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, shareholders, assignees of, each of Parent, Merger Sub or the Guarantors, (C) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or any Guarantor or (D) any holders or future holders of any equity, stock, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, shareholders, assignees of any of the foregoing (clauses (A) through (D), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement (whether willfully, intentionally, unintentionally or otherwise) or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or other failure of the Merger to be consummated (whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Financing Commitments and the Limited Guarantees) other than the payment of the Parent Termination Fee pursuant to Section 8.2(c) and any amounts pursuant to Section 8.2(d) (if any), and in no event shall any of the Company, the Company Subsidiaries, the direct or indirect shareholders of the Company or any other Person, or any of their respective Affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents of the foregoing, (collectively, the “Company Group”) seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Financing Commitments and the Limited Guarantees), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 8.2(c), any amounts pursuant to Section 8.2(d) (if any), or the Guarantors to the extent provided in the Limited Guarantees. In no event shall the Company or any member of the Company Group be entitled to seek the remedy of specific performance of this Agreement other than as specifically set forth in Section 9.6. For the avoidance of doubt, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by Section 9.6 and the payment of the Parent Termination Fee pursuant to Section 8.2(c), under no circumstances shall the Company (or any member of the Company Group or any other Person) be permitted or entitled to receive both such grant of specific performance and payment of the Parent Termination Fee (or any other money damages).

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(ii)         Notwithstanding anything to the contrary in this Agreement, except for an order of specific performance to the extent permitted by Section 9.6, Parent’s right to terminate this Agreement and receive the Company Termination Fee pursuant to Section 8.2(b), and any amounts pursuant to Section 8.2(d) (if any), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Parent and any member of the Parent Group against any member of the Company Group, for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform hereunder or other failure of the Merger to be consummated. For the avoidance of doubt, neither the Company nor any member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions, other than the payment of the Company Termination Fee pursuant to Section 8.2(b) and any amounts pursuant to Section 8.2(d) (if any), and in no event shall any of Parent or Merger Sub or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than from the Company to the extent provided in Section 8.2(b) and any amounts pursuant to Section 8.2(d)(if any). In no event shall any of Parent, Merger Sub, or any other member of the Parent Group be entitled to seek the remedy of specific performance of this Agreement other than as specifically set forth in Section 9.6. For the avoidance of doubt, while Parent may pursue both a grant of specific performance as permitted by Section 9.6 and the payment of the Company Termination Fee pursuant to Section 8.2(b) and any amounts pursuant to Section 8.2(d)(if any), under no circumstances shall Parent be permitted or entitled to receive both such grant of specific performance and payment of the Company Termination Fee (or any other money damages).

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(iii)        The provisions of this Section 8.2(f) are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group and the Company Group.

Section 8.3 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law and, in the case of the Company upon the approval of the Independent Committee, subject to Section 8.4, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided that after this Agreement is approved by the Shareholders Approval, there may not be any extension or waiver of this Agreement which decreases the Per Share Merger Consideration or Per ADS Merger Consideration or which adversely affects the rights of the holders of Company Shares or Company Share Awards hereunder without the approval of such holders of Company Shares or Company Share Awards, as applicable. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 8.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided that the Company may only take such action with the approval of the Independent Committee; provided, further that after approval of this Agreement by the Shareholders Approval, no amendment that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without further Shareholder Approval. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

Article IX
General Provisions

Section 9.1 Non-Survival of Representations, Warranties and Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time, other than (a) the covenants and agreements contained in this Article IX, the agreements of Parent, Merger Sub and the Company in Article III, and Section 6.12 (Indemnification of Directors and Officers), and (b) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, which shall survive the consummation of the Merger until fully performed.

Section 9.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case as follows:

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(a) if to Parent or Merger Sub, at:

18/F, Tower 1, U-town Office Building

No. 1 San Feng Bei Li, Chaoyang District

Beijing 100020, People's Republic of China

Attention:	Dong YU
Facsimile:	+86 10 5631 0828
Email:	yudong@bonafilm.cn

with a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road, Central, Hong Kong

Attention:	David Zhang
Jesse Sheley
Facsimile:	+852-3761-3301
Email:	david.zhang@kirkland.com
jesse.sheley@kirkland.com

(b) if to the Company, at:

18/F, Tower 1, U-town Office Building

No. 1 San Feng Bei Li, Chaoyang District

Beijing 100020, People's Republic of China

Attention:	Independent Committee
Email:	dqi@ckgsb.edu.cn

with a copy (which shall not constitute notice) to:

Shearman & Sterling

12th Floor, Gloucester Tower

15 Queen’s Road Central, Hong Kong

Attention:	Stephanie Tang, Esq.
Facsimile:	+852 2140 0328
Email:	stephanie.tang@shearman.com

(c) if to the Independent Committee, addressed to it care of the Company, with a copy (which shall not constitute notice) to:

Shearman & Sterling

12th Floor, Gloucester Tower

15 Queen’s Road Central, Hong Kong

Attention:	Stephanie Tang, Esq.
Facsimile:	+852 2140 0328
Email:	stephanie.tang@shearman.com

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Section 9.3 Fees and Expenses. The Surviving Company shall pay all charges and expenses, including those of the Paying Agent and all transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including penalties and interest), incurred in connection with the transactions contemplated by Article III. Except as otherwise expressly set forth in this Agreement (including Section 8.2), all fees and Expenses incurred in connection herewith and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the greatest extent possible.

Section 9.5 Entire Agreement. This Agreement (together with the Exhibits, Company Disclosure Schedule, Parent Disclosure Schedule and the other documents delivered pursuant hereto), the Equity Financing Commitments, the Limited Guarantees, the Support Agreement and any other documents contemplated here by and thereby and the NDA constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 9.6 Specific Performance

(a)          The Parties agree that irreparable damage, for which monetary damage would not be an adequate remedy, would occur in the event that any provision of this Agreement were not performed by the Parties in accordance with the terms hereof or were otherwise breached by the Parties hereof and that, subject to the limitations set forth in Section 9.6(b), each Party shall be entitled to specific performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by the Company, in addition to any other remedy at law or equity. Subject to the limitations set forth in Section 9.6(b), each Party hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If any Party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the applicable court presiding over such Action.

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(b)          Notwithstanding anything herein to the contrary, the Parties further acknowledge and agree that the right of the Company, or any member of the Company Group, to obtain an injunction, specific performance or other equitable relief to prevent breaches of this Agreement shall be limited to seeking an injunction, specific performance or other equitable remedies to enforce Parent's or Merger Sub’s obligation to cause the Equity Financing to be funded at the Effective Time but only in the event that (A) Parent and Merger Sub are required to consummate the Closing pursuant to Section 2.2, (B) the Company has irrevocably confirmed in writing that if the Equity Financing is funded, then it would take such actions that are within its control to cause the consummation of the Transactions to occur, and (C) the Equity Financing has not been funded and Parent and Merger Sub have not consummated the Merger.

Section 9.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement (other than Article II and with respect to matters relating to fiduciary duties of the Company Board) and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement (other than Article II and with respect to matters relating to fiduciary duties of the Company Board) or the negotiation, execution or performance of this Agreement (other than Article II and with respect to matters relating to fiduciary duties of the Company Board) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)          Article II of this Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to Article II of this Agreement, the negotiation, execution or performance of Article II of this Agreement, or matters relating to fiduciary duties of the Company Board, shall be interpreted, construed, performed and enforced in accordance with the Laws of the Cayman Islands without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

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(c)          Consent to Jurisdiction.  In the event any dispute arises among the Parties out of or in relation to this Agreement, including any dispute regarding its breach, termination or validity, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If any dispute has not been resolved by friendly consultations within thirty (30) days after any Party has served written notice on the other Parties requesting the commencement of such consultations, then any Party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of this Section 9.7(c). The arbitration shall be conducted in accordance with the Hong Kong International Arbitration Centre (“HKIAC”) Administered Rules in force when a notice of arbitration is submitted. The seat and venue of the arbitration shall be Hong Kong and the language of the arbitration shall be English. The appointing authority shall be the HKIAC. There shall be three (3) arbitrators. One (1) arbitrator shall be nominated by the Company and one (1) arbitrator shall be nominated by Parent. If either the Company or Parent shall abstain from nominating their arbitrator, the HKIAC shall appoint such arbitrator. The two (2) arbitrators so chosen shall select a third (3rd) arbitrator; provided that if such two (2) arbitrators shall fail to choose a third (3rd) arbitrator within thirty (30) days after such two (2) arbitrators have been selected, the HKIAC, upon the request of any Party, shall appoint a third (3rd) arbitrator. The third (3rd) arbitrator shall be the presiding arbitrator. The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it shall not be disclosed beyond the tribunal, the Parties, their legal and professional advisers, and any person necessary for the conduct of the arbitration, unless otherwise required by Law or the Parties otherwise agree in writing. The Parties agree that all documents and evidence submitted in the arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless otherwise required by Law or the Parties otherwise agree in writing. Upon and after the submission of any dispute to arbitration, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute. The Parties agree that any arbitration award rendered in accordance with the provisions of this Section 9.7(c) shall be final and binding upon them, and the Parties further agree that such award may be enforced by any court having jurisdiction over the Party against which the award has been rendered or the assets of such Party wherever the same may be located. In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any other legal proceeding among the Parties pursuant to or relating to this Agreement, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or is otherwise entitled to immunity.

(d)          WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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Section 9.8 No Third-Party Beneficiaries. Except as expressly provided in Section 6.3(b) (Confidentiality and Restrictions), Section 6.12 (Indemnification of Directors and Officers), Section 8.2(b) (Company Termination Fee), Section 8.2(c) (Parent Termination Fee) and Section 8.2(f) (Limitations on Liabilities) (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), each of Parent and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The Parties acknowledge and agree that the rights of third party beneficiaries under Section 6.12 shall not arise unless and until the Effective Time occurs. The Parties acknowledge and agree that this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as the Parties and no member of the Parent Group (other than the Guarantors only to the extent set forth in the Limited Guarantees or the Equity Financing Commitments), shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent and/or Merger Sub may assign this Agreement (in whole but not in part) to any Affiliate of Parent. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.10 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action.

Section 9.11 Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.

Section 9.12 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOUNTAIN TIGER INTERNATIONAL LIMITED

By:	/s/ Dong YU
Name: Dong YU
Title: Director

MOUNTAIN TIGER LIMITED

By:	/s/ Dong YU
Name: Dong YU
Title: Director

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BONA FILM GROUP LIMITED

By:	/s/ Daqing Dave Qi
Name: Daqing Dave Qi
Title: Chairman of the Independent Committee

Signature Page to Agreement and Plan of Merger

Exhibit A

PLAN OF MERGER

THIS PLAN OF MERGER is made on ________ 2015.

BETWEEN

(1)	Mountain Tiger Limited, an exempted company incorporated under the laws of the Cayman Islands on December 4, 2015, with its registered office situate at the offices of [●], Cayman Islands (“Merger Sub”); and

(2)	Bona Film Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on [●], with its registered office situated at the offices of [●] (the “Company” or “Surviving Company” and together with Merger Sub, the “Constituent Companies”).

WHEREAS

(a)	Merger Sub and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated December 15, 2015 made by and among Mountain Tiger International Limited, Merger Sub and Company, a copy of which is attached as Appendix I to this Plan of Merger, and under the provisions of Part XVI of the Companies Law Cap.22 (Law 3 of 1961, as consolidated and revised) (the “Companies Law”), pursuant to which Merger Sub will merge with and into the Company and cease to exist, and the Company will continue as the surviving company in the Merger.

(b)	This Plan of Merger is made in accordance with section 233 of the Companies Law.

(c)	Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.	The constituent companies (as defined in the Companies Law) to the Merger are Merger Sub and the Company.

NAME OF THE SURVIVING COMPANY

2.	The name of the Surviving Company shall be Bona Film Group Limited, which shall be the surviving company (as defined in the Companies Law) .

REGISTERED OFFICE

3.	The Surviving Company shall have its registered office at the offices of [●].

Exhibit A - 1

AUTHORISED AND ISSUED SHARE CAPITAL

4.	Immediately prior to the Effective Time (as defined below), the authorized share capital of Merger Sub was $[●] divided into [●] ordinary shares of $[●] par value per share, of which [●] shares have been issued and fully paid.

5.	Immediately prior to the Effective Time the authorized share capital of the Company was $[●] divided into [●] ordinary shares of $[●] par value per share, of which [●] ordinary shares have been issued and fully paid.

6.	The authorized share capital of the Surviving Company shall be $[●] divided into [●] ordinary shares of $[●] par value per share.

7.	At the Effective Time, and in accordance with the terms and conditions of the Agreement:

(a)	Each ordinary share, par value $[●] per share, of the Company other than any Excluded Shares (as defined in the Agreement) shall be cancelled and cease to exist in exchange for the right to receive the Per Share Merger Consideration (as defined in the Agreement).

(b)	Excluded Shares (other than Dissenting Shares) shall be cancelled and cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c)	Dissenting Shares shall be cancelled and cease to exist in accordance with the procedures set out in Section 238 of the Companies Law, in exchange for the payment of their fair value in accordance with Section 238 of the Companies Law, but shall not be converted into or exchangeable for or represent the right to receive the Per Share Merger Consideration (unless any holder of Dissenting Shares withdraws or loses their rights to dissent from the Merger under section 238 of the Companies Law in which event such holder shall receive the Per Share Merger Consideration) and each such Dissenting Shareholder shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 238 of the Companies Law.

(d)	Each share of Merger Sub shall be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company.

8.	At the Effective Time, the rights and restrictions attached to the ordinary shares of the Surviving Company shall be set out in the Amended and Restated Memorandum of Association and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

9.	The effective date of the Merger, being the date on which it is intended that the Merger is to take effect, shall be the date on which this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the “Effective Time”).

Exhibit A - 2

PROPERTY

10.	At the Effective Time, the rights, property of every description including choses in action and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM AND ARTICLES OF ASSOCIATION

11.	The Memorandum of Association and Articles of Association of the Surviving Company shall be amended and restated in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

12.	There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS OF THE SURVIVING COMPANY

13.	The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS

[●]	[●]
[●]	[●]
[●]	[●]

SECURED CREDITORS

14.	(a)	Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger; and

(b)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

15.	This Plan of Merger may be terminated pursuant to the terms and conditions of the Agreement.

APPROVAL AND AUTHORIZATION

16.	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and Merger Sub pursuant to section 233(3) of the Companies Law.

17.	This Plan of Merger has been authorised by the shareholders of each of the Surviving Company and Merger Sub pursuant to section 233(6) of the Companies Law.

Exhibit A - 3

COUNTERPARTS

18.	This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

19.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

For and on behalf of

MOUNTAIN TIGER LIMITED

[Name]
Director

For and on behalf of

Bona Film Group Limited

[Name]
Director

Exhibit A - 4

Appendix I

Exhibit A - 5

Appendix II

Exhibit A - 61

ANNEX B

December 15, 2015

The Independent Committee of the Board of Directors

Bona Film Group Limited

18/F, Tower 1, U-town Office Building,

No. 1 San Feng Bei Li,

Chaoyang District, Beijing 100020

The People’s Republic of China

Members of the Independent Committee of the Board of Directors:

We understand that Bona Film Group Limited (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Mountain Tiger International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) and Mountain Tiger Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into the Company, and the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Parent, and (ii) upon effectiveness of the merger, each issued and outstanding ordinary share of the Company (each, a “Share” and collectively, the “Shares”), including Shares represented by American Depositary Shares (each, an “ADS” and collectively, the “ADSs”), other than Shares held by the Company as treasury shares, Shares and ADSs reserved by the Company for settlement upon exercise or vesting of any Company Share Awards, Rollover Securities and Dissenting Shares (together, the “Excluded Shares”, and each as defined in the Merger Agreement (as defined below)), will be converted into the right to receive US$27.40 in cash (the “Per Share Merger Consideration”), and each issued and outstanding ADS (with two ADSs representing one Share) representing the right to receive US$13.70 in cash (the “Per ADS Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger among the Company, Parent and Merger Sub (the “Merger Agreement”), the latest draft of which was dated as of December 14, 2015. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Merger Agreement.

We have been requested by the Independent Committee of the Board of Directors of the Company (the “Independent Committee”) to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders and ADS holders of the Per Share Merger Consideration and Per ADS Merger Consideration to be offered to such shareholders and ADS holders, respectively, in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Per Share Merger Consideration to be offered to the holders of Shares or the Per ADS Merger Consideration to be offered to the holders of ADSs in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Merger Agreement, dated as of December 14, 2015 and the specific terms of the Proposed Transaction; (2) certain publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s financial statements as filed with the U.S. Securities and Exchange Commission; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by the management of the Company; (4) historic price and trading volume of the ADSs from June 11, 2014 to December 10, 2015; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; and (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

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In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Independent Committee, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the final executed Merger Agreement will conform in all material respects to the last draft dated December 14, 2015 reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. We have also assumed, upon the advice of the Independent Committee and without expressing or implying any opinion on the probability of the same, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Merger Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Independent Committee has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Per Share Merger Consideration to be offered to holders of Shares (other than holders of Excluded Shares) and the Per ADS Merger Consideration to be offered to holders of ADSs (other than holders of ADSs representing Excluded Shares) in the Proposed Transaction, is fair to such holders.

We have acted as financial advisor to the Independent Committee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement. We have in the past provided, and are currently providing, investment banking and financial services to the Company and certain of the investors from which Parent proposes to obtain equity financing for the Proposed Transaction or their respective affiliates and we may in the future provide investment banking and financial services to such investors, the Company, Parent or any of their respective affiliates.

Barclays Bank PLC and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

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This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Independent Committee (in its capacity as such) and is rendered to the Independent Committee in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Vanessa Koo
BARCLAYS BANK PLC

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ANNEX C

Cayman Islands Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) – Section 238

 238. Rights of dissenters

(1)	A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)	A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)	An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorized by the vote.

(4)	Within twenty days immediately following the date on which the vote of members giving authorization for the merger or consolidation is made, the constituent company shall give written notice of the authorization to each member who made a written objection.

(5)	A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents; and

(c)	a demand for payment of the fair value of his shares.

(6)	A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)	Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)	Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving corporation or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)	If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

(a)	the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)	the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

(10)	A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

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(11)	At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)	Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)	The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)	Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving corporation, they shall be available for re-issue.

(16)	The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

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ANNEX D

Directors and Executive Officers of Each Filing Person

I.	Directors and Executive Officers of the Company

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Company’s business address is at 18/F, Tower 1, U-town Office Building, No.1 San Feng Bei Li, Chaoyang District Beijing 100020, the People's Republic of China (the “PRC”), and its telephone number is +86-10-5631-0700.

The name, present principal employment, business address and citizenship of each director and executive officer of the Company are set forth below.

Name	Present Principal Employment	Business Address	Citizenship
Dong Yu	Chairman of the Board of Directors and Chief Executive Officer of the Company	18/F, Tower 1, U-town Office Building, No.1 San Feng Bei Li, Chaoyang District Beijing 100020, the PRC	PRC

Jeffrey Chan	Director, Chief Operating Officer of the Company	18/F, Tower 1, U-town Office Building, No.1 San Feng Bei Li, Chaoyang District Beijing 100020, the PRC	British

Donghui Pan	Director of the Company; Vice President of Fosun International Limited and President of Fosun Internet & Global Strategy Group and Fosun TMT & Entertainment Investment Group	No. 2 East Fuxing Road, Shanghai 200010, the PRC	PRC

Zhong Jiang	General Manager of Hengji Jintai Real Estate Brokerage Co., Ltd.	1/F Dongpei Building of No.1 Building, Yard 65, Xing Shi Kou Road, Haidian District, Beijing, the PRC	PRC

Daqing Dave Qi	Professor of accounting and ex-associate dean of the Cheung Kong Graduate School of Business(1)	Room 332, Tower E3, Oriental Plaza, 1 East Chang An Avenue, Beijing, the PRC	Hong Kong

Jie Lian	A Founding Partner of the Primavera Capital Group(2)	Primavera Capital Group, 28th Floor, 28 Hennessy Road, Hong Kong	Hong Kong

Peixin Xu	Chairman of Huasheng Taitong Media Investment Co., Ltd(3)	609-610, 21st Century Tower, 40 Liangmaqiao Road, Chaoyang District, Beijing 100016, the PRC	PRC

Nicolas Zhi Qi	Chief Financial Officer of the Company(4)	18/F, Tower 1, U-town Office Building, No.1 San Feng Bei Li, Chaoyang District Beijing 100020, the PRC	PRC

____________________________

(1)	Daqing Dave Qi (“Dr. Qi”) serves as a director of Sohu.com Inc., a NASDAQ-listed company, iKang Health Group Inc., a NASDAQ-listed company, Momo Inc., a NASDAQ-listed company. Honghua Group Limited, a company listed on The Hong Kong Stock Exchange Limited, and SinoMedia Holding Limited, a company listed on The Hong Kong Stock Exchange Limited.

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(2)	Mr. Jie Lian (“Mr. Lian”) serves as a non-executive director of China XLX Fertiliser Ltd., a company listed on The Hong Kong Stock Exchange Limited and an independent director of Bosideng International Holdings Ltd., a company listed on The Hong Kong Stock Exchange Limited. Prior to Primavera, Mr. Lian held various positions at Goldman Sachs, including managing director as Head of China Financing Group in the investment banking division in Hong Kong, from August 2001 until March 2009.

(3)	Mr. Peixin Xu (“Mr. Xu”) is also founder and chairman of Beijing Redbaby Info-Tech Co., Ltd., a B2C e-commerce company mainly focusing on the maternal and infant products, a partner of venture capital fund New Enterprise Associates, and a researcher at Peking University. Mr. Xu was a partner of venture capital fund New Enterprise Associates from September 2008 until September 2012. From July 2013, Mr. Xu was founder and partner of Bison Capital Group, an investment holding company headquartered in Beijing, specialized in investments in the media, travel and healthcare industries in China. He also acted as a director of AirMedia Group, a NASDAQ-listed company, since January 2014.

(4)	Mr. Nicolas Zhi Qi (“Mr. Qi”) was our financial manager from April 2011 to September 2011 and our financial controller from October 2011 to July 2014. Prior to joining us, Mr. Qi served in the global internal audit department of corporate governance function at SYNNEX Corporation, a multinational corporation, from 2008 to 2011.

During the last five years, none of the Company or any of our directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

II.	Directors and Executive Officers of Parent and Merger Sub

Vantage Global Holdings Ltd is a limited liability company organized under the laws of the British Virgin Islands and its registered address is Portcullis TrustNet (BVI) Limited of Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands.  Mr. Dong Yu (“Mr. Yu”) is the sole member and sole director of Vantage Global Holdings Ltd.

Skillgreat Limited is a limited liability company organized under the laws of the British Virgin Islands and its registered address is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Skillgreat Limited is wholly owned by Vantage Global Holdings Ltd, which is wholly owned by Mr. Yu. Mr. Yu is the sole director of Skillgreat Limited.

During the last five years, none of the Chairman Parties has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

III.	Directors and Executive Officers of the Chairman Parties

Vantage Global Holdings Ltd is a limited liability company organized under the laws of the British Virgin Islands and its registered address is Portcullis TrustNet (BVI) Limited of Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands. Mr. Yu is the sole member and sole director of Vantage Global Holdings Ltd.

Skillgreat Limited is a limited liability company organized under the laws of the British Virgin Islands and its registered address is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Skillgreat Limited is wholly owned by Vantage Global Holdings Ltd, which is wholly owned by Mr. Yu. Mr. Yu is the sole director of Skillgreat Limited.

During the last five years, none of the Chairman Parties has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

D-2

IV.	Directors and Executive Officers of the Fosun Entities

Fosun International Limited is a company organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Limited is set forth below.

Fosun International Limited

Name	Present Principal Employment	Business Address	Citizenship
Guangchang Guo	Executive Director and Chairman of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Xinjun Liang	Executive Director, Vice chairman and Chief Executive Officer of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Qunbin Wang	Executive Director and President of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Guoqi Ding	Executive Director and Senior Vice President of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Xuetang Qin	Executive Director and Senior Vice President of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Qiyu Chen	Executive Director and Vice President of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Xiaoliang Xu	Executive Director and Vice President of Fosun International Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Shengman Zhang	Independent Non-executive Director of Fosun International Limited; Chairman of Asia Pacific of Citigroup	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Hong Kong
Huaqiao Zhang	Independent Non-executive Director of Fosun International Limited; Chairman of China Smartpay Group Holdings Limited	Room 809, Hong Kong Plaza, 188 Connaught Road West, Hong Kong	Hong Kong
David T. Zhang	Independent Non-executive Director of Fosun International Limited; Partner of Kirkland & Ellis LLP	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Hong Kong
Chao Yang	Independent Non-executive Director of Fosun International Limited	N/A	PRC

Orrick Investments Limited is owned by Fosun Industrial Holdings Limited. Orrick Investments Limited is a limited liability company organized under the laws of the British Virgin Islands with its address of the registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The name, business address, present principal employment and citizenship of each director and executive officer of Orrick Investments Limited is set forth below.

Orrick Investments Limited

Name	Present Principal Employment	Business Address	Citizenship
Donghui Pan	Director of Orrick Investments Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC
Jingyan Huang	Director of Orrick Investments Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC

Fosun Industrial Holdings Limited is wholly owned by Fosun International Limited. Fosun Industrial Holdings Limited is organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.

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Fosun Industrial Holdings Limited

Name	Present Principal Employment	Business Address	Citizenship
Guangchang Guo	Director of Fosun Industrial Holdings Limited	No.2 East Fuxing Road, Shanghai, the PRC	PRC

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

V.	Directors and Executive Officers of Sequoia Filing Persons

Each of the Sequoia Entities and Sequoia Capital is an exempted limited partnership organized under the laws of the Cayman Islands, and Sequoia Capital is the general partner of each Sequoia Entity. The general partner of Sequoia Capital is SC China, an exempted company organized under the laws of the Cayman Islands. SC China is wholly and directly owned by SNP China, a business company organized under the laws of British Virgin Islands. SNP China is wholly and directly owned by Mr. Shen, a citizen of Hong Kong.

The principal occupation or employment of each of the Sequoia Entities is to acquire, hold and dispose of interests in various companies for investment purposes and to take all actions incident thereto. The principal occupation or employment of Sequoia Capital is to serve as general partner of each Sequoia Entity. The principal occupation or employment of SC China is to serve as general partner of Sequoia Capital. The principal occupation or employment of SNP China is to serve as the director of SC China. The principal occupation or employment of Mr. Shen is to serve as the director of SNP China and he is the sole owner of SNP China.

The business address of each Sequoia Filing Person is Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong, and their business telephone number is +852-2501-8989.

The name, business address, present principal employment and citizenship of the directors of SC China are set forth below. As of the date of this proxy statement, SC China does not have any executive officers.

Name	Present Principal Employment	Business Address	Citizenship
David Bree	Director of SC China	c/o dms Management Ltd. P.O. Box 31910 SMB 20 Genesis Close Grand Cayman KY1-1208 Cayman Islands	British Overseas Territories
Don Seymour	Director of SC China	c/o dms Management Ltd. P.O. Box 31910 SMB 20 Genesis Close Grand Cayman KY1-1208 Cayman Islands	British Overseas Territories
SNP China	Director of SC China	Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong	British Virgin Islands

The name, business address, present principal employment and citizenship of the sole director of SNP China is set forth below. As of the date of this proxy statement, SNP China does not have any executive officers.

Name	Present Principal Employment	Business Address	Citizenship
Nan Peng Shen	Founding Managing Partner of SC China	Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong	Hong Kong

D-4

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

VI.	Directors and Executive Officers of SAIF

Andrew Y. Yan (“Mr. Yan”) is the sole shareholder and sole director of SAIF IV GP Capital Ltd., a limited liability entity formed under the laws of the Cayman Islands, the sole general partner of SAIF IV GP, L.P., a limited partnership formed under the laws of the Cayman Islands, which in turn is the sole general partner of SAIF Partners IV L.P., a limited partnership formed under the laws of the Cayman Islands. Mr. Yan is deemed to have sole voting and dispositive powers with respect to the securities held by SAIF Partners IV L.P.

SAIF IV GP, L.P. is a limited partnership formed under the laws of the Cayman Islands and was formed for the purpose of making investments in companies in China and India. The principal business of SAIF IV GP, L.P. is to serve as the general partner and adviser in various investment vehicles, including SAIF Partners IV L.P. The registered office of SAIF IV GP, L.P. is c/o M&C Corporate Services Limited, P. O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands and its contact telephone number is +852-2918-2200.

SAIF IV GP Capital Ltd. is a limited liability entity formed under the laws of the Cayman Islands and was formed for the purpose of making investments in companies in China and India. The principal business of SAIF IV GP Capital Ltd. is to serve as the general partner and adviser in various investment vehicles, including SAIF Partners IV L.P. The registered office of SAIF IV GP Capital Ltd. is c/o M&C Corporate Services Limited, P. O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands and its contact telephone number is +852-2918-2200.

Mr. Yan has been the managing partner of SAIF Advisors Limited for the past ten years. Mr. Yan is a citizen of Hong Kong.

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

VII.	Directors and Executive Officers of Uranus

Uranus Connection Limited is a company incorporated with limited liability under the laws of the British Virgin Islands and is principally engaged in the investment holding business.

Uranus Connection Limited is a direct wholly-owned subsidiary of Gstone Investment International Limited. The business address of Uranus Connection Limited is c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC.

Gstone Investment International Limited is a company incorporated with limited liability under the laws of the British Virgin Islands which engages in investment holding business. It is a direct wholly-owned subsidiary of Goldstone Investment International Limited. The registered office of Gstone Investment International Limited is Sertus Chambers, P. O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

Goldstone Investment International Limited is a company incorporated under the laws of Hong Kong which engages in investment holding business. It is a direct wholly-owned subsidiary of Goldstone Boxin Investment Management Co., Ltd. The registered office of Goldstone Investment International Limited is 1501(682), 15/F., SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong.

D-5

Goldstone Boxin Investment Management Co., Ltd. is a limited liability company incorporated under the laws of the PRC which engages in investment management and consulting and investment holding business. It is a direct wholly-owned subsidiary of Goldstone Investment Co., Ltd. The registered address of Goldstone Boxin Investment Management Co., Ltd. is 201, Block A, No.1 Qianwan 1st Road, Qianhai, Shenzhen, the PRC. The business address of Goldstone Boxin Investment Management Co., Ltd. is c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC.

Goldstone Investment Co., Ltd. is a limited liability company incorporated under the laws of the PRC which engages in private equity investments. It is a direct wholly-owned subsidiary of CITIC Securities Company Limited. The registered and business address of Goldstone Investment Co., Ltd. is 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC.

CITIC Securities Company Limited is the ultimate controller of Uranus Connection Limited and is a joint stock company incorporated under the laws of the PRC which is a China-based full-service investment bank that is listed on the Shanghai Stock Exchange. The registered address of CITIC Securities Company Limited is CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC. The business address of CITIC Securities Company Limited is CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC.

The following table sets forth information regarding the sole director and executive officer of Uranus Connection Limited, as of the date of this proxy statement:

Name	Present Principal Employment	Business Address	Citizenship
Shuguang Qi	Sole Director of Uranus Connection Limited	c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC	PRC
Yao Sun	Chief Executive Officer of Uranus Connection Limited	c/o 17/F, CITIC Securities Tower, No. 48 Liangmaqiao Road, Chaoyang District, Beijing, the PRC	United States

For the past four years, Shuguang Qi was the director and general manager of Goldstone Investment Co., Ltd., and sole director of Uranus Connection Limited since its incorporation. For one year prior to that, she was the general manager of investment and management department of CITIC Securities Company Limited.

From December 2010 to December 2013, Yao Sun was an employee of merger & acquisition department of CITIC Securities Company Limited. From January 2014, Yao Sun has been working as an employee of Goldstone Investment Co., Ltd., and was appointed as the chief executive officer of Uranus Connection Limited in October 2015.

D-6

The following table sets forth information regarding the directors and executive officers of CITIC Securities Company Limited, as of the date of this proxy statement:

Name	Present Principal Employment	Business Address	Citizenship
Dongming Wang	Director, Chairman of CITIC Securities Company Limited	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Boming Cheng	Director, General Manager of CITIC Securities Company Limited	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Ke Yin	Director, Vice Chairman of CITIC Securities Company Limited	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Lefei Liu	Director, Vice Chairman of CITIC Securities Company Limited	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Jun Fang	Director of CITIC Securities Company Limited; General manager of the Investment Management Department of China Life Insurance(Group) Company	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Xiaoqiu Wu	Independent Director of CITIC Securities Company Limited; Professor at Renmin University	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Gangwei Li	Independent Director of CITIC Securities Company Limited;	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Geping Rao	Independent Director of CITIC Securities Company Limited; Professor of Peking University	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Xiaobo Ge	Chief Finance Officer of CITIC Securities Company Limited; Managing Director	c/o CITIC Securities Tower, No. 8 Zhong Xin San Road, Futian District, Shenzhen, the PRC	PRC

Dongming Wang currently serves as the Chairman of CITIC Securities Company Limited, having previously served as a vice general manager and a general manager of CITIC Securities Company Limited since 1995.

Boming Cheng currently serves as the general manager of CITIC Securities Company Limited, having previously served as a secretary to the board, a vice president and an executive vice general manager of CITIC Securities Company Limited since 2001.

Ke Yin currently serves as the vice chairman of CITIC Securities Company Limited. He also serves as the chief executive officer of CITIC Securities International Company Limited since February 2007. The principal business of CITIC Securities International Company Limited is brokerage and asset management and its business address is Floor 26, CITIC Tower, No. 1 Tim Mei Avenue, Central, Hong Kong.

Lefei Liu currently serves as the vice chairman of CITIC Securities Company Limited. He has also served as the chairman and the chief executive officer of CITIC Private Equity Funds Management Co., Ltd. since October 2008. The principal business of this company is private equity funds management and its business address is Floor 10 Jinbao Tower, No. 89 Jinbao Street, Dongcheng District, Beijing, the PRC.

Jun Fang has served as the general manager of the Investment Management Department of China Life Insurance(Group) Company since February 2011, having previously served as its vice general manager and assistant to general manager of this company since 2005. The principal business of this company is investment management and its business address is Floor 22-28, China Life Center, No. 17 Financial Street, Xicheng District, Beijing, the PRC.

Xiaoqiu Wu has been a professor of Renmin University of China since October 1994. The address of Renmin University of China is No. 59 Zhongguancun Street, Haidian District, Beijing, the PRC.

From 1980 to 2009, Gangwei Li was a partner of Ernst & Young, the principal business of which is accounting service and its business address is Level 16, Ernst & Young Tower Oriental Plaza No. 1 East Chang An Avenue, Dong Cheng District, Beijing, the PRC.

Geping Rao has been a professor of Peking University since August 1994. The address of Peking University is No.5 Yiheyuan Road, Haidian District, Beijing, the PRC.

D-7

Xiaobo Ge currently serves as the chief finance officer and managing director of CITIC Securities Company Limited, having previously served as a manager, a senior manager, a vice general manager and an executive general manager of CITIC Securities Company Limited since 1997.

To the knowledge of Uranus, during the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

VIII.	Directors and Executive Officers of the Alibaba Entities

The name, business address, present principal employment and citizenship of directors and executive officers of Alibaba Pictures Group Limited and SAC Finance Company Limited are set forth below.

Alibaba Pictures Group Limited

Name	Present Principal Employment	Business Address	Citizenship
Xiaofeng Shao	Executive Director and Chairman of Alibaba Pictures Group Limited	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Qiang Zhang	Executive Director and Chief Executive Officer of Alibaba Pictures Group Limited	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Kangming Deng	Executive Director and Chief Operating Officer of Alibaba Pictures Group Limited	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Wei Zhang	Executive Director and President of Alibaba Pictures Group Limited	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	USA

Luyuan Fan	Executive Director of Alibaba Pictures Group Limited	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Lian Jie Li	Non-Executive Director of Alibaba Pictures Group Limited and world-renowned martial artist, movie star and social entrepreneur	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Singapore

Lixin Song	Independent Non-Executive Director of Alibaba Pictures Group Limited and President of Talents Magazine	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Xiaomeng Tong	Independent Non-Executive Director of Alibaba Pictures Group Limited and Co-founder and Managing Partner of Boyu Capital	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Hong Kong

SAC Finance Company Limited
Name	Present Principal Employment	Business Address	Citizenship
Xiaofeng Shao	Director	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Qiang Zhang	Director	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

Chunning Liu	Director	26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	PRC

SAC Finance Company Limited does not have any executive officers.

D-8

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

IX. Directors and Executive Officers of the Tencent Entities

Tencent Holdings Limited

The names of the directors and the names and titles of the executive officers of Tencent Holdings Limited and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Tencent Holdings Limited.

Name	Present Principal Employment	Material Occupations For Past Five Years	Business Address	Citizenship
Huateng Ma	Executive director, Chairman of the Board and Chief Executive Officer of Tencent Holdings Limited	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
Lau Chi Ping Martin	Executive director and President of Tencent Holdings Limited	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Hong Kong
Charles St Leger Searle	Non-executive director of Tencent Holdings Limited and the Chief Executive Officer of Naspers Internet Listed Assets	1998-2012,Chief Investment Officer in respect of internet division of MIH Internet group companies	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Republic of South Africa
Jacobus Petrus (Koos) Bekker	Non-executive director of Tencent Holdings Limited and non-executive chairman of Naspers	1997-2014, managing director and Chief Executive Officer of Naspers Limited	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Republic of South Africa
Dong Sheng Li

Independent non-executive director of Tencent Holdings Limited

Mr Li is the Chairman and Chief Executive Officer of TCL Corporation, the Chairman of TCL Multimedia Technology Holdings Limited and the Chairman of TCL Communication Technology Holdings Limited.

		N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
Iain Ferguson Bruce	Independent non-executive director of Tencent Holdings Limited	2003-2015, Chairman of KCS Limited.	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Hong Kong
Ian Charles Stone	Independent non-executive director of Tencent Holdings Limited; Chief Executive Officer of Saudi Integrated Telecom Company; Director of Franco Development Ltd	2007-2011, Managing Director of International Projects of PCCW Limited. 2011-2014, Advisor on International Projects for PCCW Limited	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Hong Kong
David A M Wallerstein	Chief Exploration Officer and Senior Executive Vice President of Tencent Holdings Limited	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	United States
Chenye Xu	Chief Information Officer of Tencent Holdings Limited	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
Yuxin Ren	Chief Operating Officer and President of Interactive Entertainment Group and Mobile Internet Group of Tencent Holdings Limited	2005-2012, Senior Executive Vice President	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
James Gordon Mitchell	Chief Strategy Officer and Senior Executive Vice President of Tencent Holdings Limited	2000- 2011, Managing director of Goldman Sachs	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	United Kingdom of Great Britain and Northern Ireland
John Shek Hon Lo	Chief Financial Officer and Senior Vice President of Tencent Holdings Limited	2008-2012, Vice President and Deputy Chief Financial Officer.	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Hong Kong

D-9

Oriental Power Holdings Limited

The directors for Oriental Power are Huateng Ma and Charles St Leger Searle and their details are as follows:

Name	Present Principal Employment	Material Occupations For Past Five Years	Business Address	Citizenship
Huateng Ma	Director	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
Charles St Leger Searle	Director	1998-2012,Chief Investment Officer in respect of internet division of MIH Internet group companies	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Republic of South Africa

Oriental Power does not have any executive officers.

Willow Investment Limited

The directors for Willow are Huateng Ma and Charles St Leger Searle and their details are as follows:

Name	Present Principal Employment	Material Occupations For Past Five Years	Business Address	Citizenship
Huateng Ma	Director	N/A	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	PRC
Charles St Leger Searle	Director	1998-2012,Chief Investment Officer in respect of internet division of MIH Internet group companies	c/o Tencent Holdings Limited, 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong	Republic of South Africa

Willow does not have any executive officers.

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

X.	Directors and Executive Officers of the All Gain Parties

All Gain Ventures Limited is a company with limited liability incorporated under the laws of the British Virgin Islands.  The address of its principal office is c/o Global Incorporations Limited, Suite 1107, Office Tower C1, Oriental Plaza, No.1 East Chang An Avenue, Beijing 100738, the PRC. Mr. Zhanshan Xie is the sole member and sole director of All Gain Ventures Limited.

During the last five (5) years, none of the persons referred to above or any of their directors or officers (where applicable) have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

D-10

Annex E

DEPOSITARY'S NOTICE

Deutsche Bank Trust Company Americas
Trust & Securities Services
Global Equity Services

DEPOSITARY RECEIPTS

Depositary’s Notice of Extraordinary General Meeting of the Company of Bona Film Group Limited:

Issue:	Bona Film Group Limited / CUSIP: 09777B107
Country:	Cayman Islands
Meeting Details:	Extraordinary General Meeting of Bona Film Group Limited to be held on March 4, 2016, 10:00 A.M. (Beijing time) at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China.
Meeting Agenda:	The Company's Notice of Meeting is attached
Voting Deadline:	On or before February 24, 2016 at 10:00 A.M. (New York City time)
ADS Record Date:	January 28, 2016
Ordinary : ADS Ratio	1 Ordinary Share : 2 ADSs

        Holders of American Depositary Receipts (ADRs) representing ordinary shares (the "Deposited Securities") of Bona Film Group Limited (the “Company”) are hereby notified of the Company's Extraordinary General Meeting of shareholders. A copy of the Notice of Meeting from the Company is attached.

        Holders of record of ADRs as of the close of business on the ADS Record Date will be entitled, subject to any applicable law, the Deposit Agreement, the Company's Memorandum and Articles of Association and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct Deutsche Bank Trust Company Americas, as Depositary (the "Depositary"), as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by their respective ADRs. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of American Depositary Shares on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Company's Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, or attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. Notwithstanding the above, save for applicable provisions of the law of the Cayman Islands, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which such vote is cast or the effect of any such vote.

Deutsche Bank—Depositary Receipts

E-1

ANNEX F

PROXY CARD – SHAREHOLDERS ONLY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF Bona Film Group Limited

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 4, 2016

The undersigned registered shareholder of Bona Film Group Limited, a Cayman Islands company (the “Company”), hereby acknowledges receipt of the notice of extraordinary general meeting of shareholders and proxy statement, each dated February 1, 2016, and hereby appoints the chairman of the extraordinary general meeting as proxy, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the extraordinary general meeting of shareholders of the Company to be held on March 4, 2016 at 10:00 a.m. (Beijing Time), at the Company’s office at 18/F, Tower 1, U-town Office Building, No. 1 San Feng Bei Li, Chaoyang District, Beijing 100020, the People's Republic of China, and at any adjournment or adjournments thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below (i) as specified by the undersigned below and (ii) in the discretion of the proxy upon such other business as may properly come before the meeting, all as set forth in the notice of annual general meeting and in the proxy statement furnished herewith.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the following proposals:

PROPOSAL 1: As a special resolution, authorize and approve the agreement and plan of merger, dated as of December 15, 2015 (the “merger agreement”) among the Company, Mountain Tiger International Limited and Mountain Tiger Limited (“Merger Sub”) (such merger agreement being substantially in the form attached to the proxy statement and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger and any and all transactions contemplated by the merger agreement, including the merger, and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the merger, a copy of which is attached as Appendix II to the plan of merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2: As a special resolution, authorize each of the members of the Independent Committee of the board of directors of the Company to do all things necessary to give effect to the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

F-1

PROPOSAL 3: As an ordinary resolution, instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Dated: ________, ________
Shareholder Name:	Co-Owner Name (if applicable):

Shareholder Signature	Co-Owner Signature

This Proxy Card must be signed by the person registered in the register of members at the close of business on February 11, 2016 (Cayman Islands Time). In the case of a corporation, this Proxy Card must be executed by a duly authorized officer or attorney.

F-2

annex G

Extraordinary General Meeting of Shareholders
ADS Holder's Voting Instruction Card

(Name of ADS holder)

(Address of ADS holder)

(Number of ADSs held)

Resolution presented for consideration by the Extraordinary General Meeting of Shareholders on March 4, 2016

PROPOSAL 1: As a special resolution, authorize and approve the agreement and plan of merger, dated as of December 15, 2015 (the “merger agreement”) among the Company, Mountain Tiger International Limited and Mountain Tiger Limited (“Merger Sub”) (such merger agreement being substantially in the form attached to the proxy statement and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger among the Company and Merger Sub required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger and any and all transactions contemplated by the merger agreement, including the merger, and the amendment and restatement of the existing memorandum and articles of association of the Company by their deletion in their entirety and the substitution in their place of a new memorandum and articles of association at the effective time of the merger, a copy of which is attached as Appendix II to the plan of merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 2: As a special resolution, authorize each of the members of the Independent Committee of the board of directors of the Company to do all things necessary to give effect to the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3: As an ordinary resolution, instruct the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolutions to be proposed at the extraordinary general meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐

(Signature)

G-1